                                                 As Filed Pursuant to Rule 424B5
                                                            File No.: 333-120522

********************************************************************************

The information in this prospectus supplement is subject to completion. These securities may not be sold nor may offers to purchase be accepted prior to the time a final prospectus supplement is delivered. This prospectus supplement is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

********************************************************************************

                   SUBJECT TO COMPLETION, DATED MARCH 2, 2005

PROSPECTUS SUPPLEMENT                       (TO PROSPECTUS DATED  MARCH 2, 2005)

                          $1,043,034,000 (APPROXIMATE)

           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2005-PWR7
                                    as Issuer

         SERIES 2005-PWR7 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                CLASSES A-1, A-2, A-AB, A-3, X-2, A-J, B, C AND D

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor

                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        NATIONWIDE LIFE INSURANCE COMPANY
                            as Mortgage Loan Sellers

                                   ----------

     We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed above are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer.

     The trust fund will consist of a pool of 124 commercial and multifamily first mortgage loans, with an initial mortgage pool balance of approximately
$1,124,565,652.

     The trust fund will issue 23 classes of commercial mortgage pass-through certificates, 9 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from March 1, 2005.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-31 OF
THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated March 2, 2005.

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

     Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Merrill
Lynch, Pierce, Fenner & Smith Incorporated are the underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and co-bookrunning managers and Merrill Lynch, Pierce, Fenner &
Smith Incorporated will act as a co-manager. We will sell the offered certificates to the underwriters, which will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about March 24, 2005. We expect to receive from this offering approximately $________ in sale proceeds, plus accrued interest on the offered certificates from and including March 1,
2005, before deducting expenses payable by us.

                                   ----------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

                               MERRILL LYNCH & CO.

             The date of this prospectus supplement is March __, 2005.

                                   [GRAPHIC]

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Important Notice About Information Presented in this Prospectus

Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and
   Servicing Agreement.....................................................S-116
Intercreditor and Servicing Arrangements Regarding the

Appendix B:    Certain Characteristics of the Mortgage Loans and

Appendix E:    Global Clearance, Settlement and Tax Documentation
                  Procedures.................................................E-1

                                   ----------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is provided in two separate documents that progressively provide more detail:

     o    the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

     o    this prospectus supplement, which describes the specific terms of your class of offered certificates.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates.

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the accompanying prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by us or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates in any jurisdiction to any person to whom it is unlawful to make those offers in that jurisdiction. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement will, under any circumstances, create an implication that the information in this prospectus supplement is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since the date hereof.

     If the description of the offered certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-154 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 109 in the accompanying prospectus.

     In this prospectus supplement, the terms "depositor", "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.

     The series 2005-PWR7 certificates are not obligations of us or any of our affiliates.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including the accompanying prospectus and a form of this prospectus supplement. The accompanying prospectus and this prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in the accompanying prospectus and this prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits to the registration statement can be inspected and copied at prescribed rates at the Public Reference Room of the SEC at 450 Fifth Street, N.W.,
Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

                                      S-4

     The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the accompanying prospectus and this prospectus supplement. Information that we file later with the SEC will automatically update the information in the accompanying prospectus and this prospectus supplement. In all cases, you should rely on the later information over different information included in the accompanying prospectus or this prospectus supplement. We incorporate by reference any future annual, monthly and special reports and proxy materials filed with respect to the trust fund until we terminate offering the offered certificates. We have determined that our financial statements are not material to the offering of any of the offered certificates. See "Financial Information" in the accompanying prospectus. As a recipient of this prospectus supplement, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue,
New York, New York 10179; Attention: J. Christopher Hoeffel, (212) 272-2000.

                                   ----------

                   NOTICES TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and, together with the
FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund described in this prospectus supplement and that compensation will not be available under the United Kingdom Financial
Services Compensation Scheme.

                                   ----------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                   ----------

                                      S-5

--------------------------------------------------------------------------------

                                     SUMMARY

     The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                  OVERVIEW OF THE SERIES 2005-PWR7 CERTIFICATES

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2005-PWR7 Commercial Mortgage
Pass-Through Certificates. The series 2005-PWR7 certificates will consist of 23 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2005-PWR7 certificates that bear interest.

         SERIES 2005-PWR7 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                        APPROX. %                         APPROX. %                       APPROX.
                         INITIAL          APPROX.        OF INITIAL                       INITIAL   WEIGHTED
                          TOTAL        INITIAL TOTAL      MORTGAGE                         PASS-     AVERAGE     PRINCIPAL/
           RATINGS        CREDIT     PRINCIPAL BALANCE      POOL      PASS-THROUGH RATE   THROUGH      LIFE       NOTIONAL
CLASS   MOODY'S/FITCH    SUPPORT    OR NOTIONAL AMOUNT     BALANCE       DESCRIPTION        RATE     (YEARS)       WINDOW
-----   -------------   ---------   ------------------   ----------   -----------------   -------   --------   -------------
Offered Certificates

A-1       Aaa/AAA        20.000%      $   78,000,000        6.936%                           %         2.86      4/05 - 2/10
A-2       Aaa/AAA        20.000%      $  188,000,000       16.718%                           %         6.76     12/11 - 3/12
A-AB      Aaa/AAA        20.000%      $  106,000,000        9.426%                           %         7.36     2/10 - 10/14
A-3       Aaa/AAA        20.000%      $  527,652,000       46.921%                           %         9.76     10/14 - 2/15
X-2       Aaa/AAA          N/A        $1,092,297,000         N/A         Variable IO         %         6.06      3/06 - 3/13
A-J       Aaa/AAA        12.375%      $   85,748,000        7.625%                           %         9.88      2/15 - 2/15
B          Aa2/AA         9.375%      $   33,737,000        3.000%                           %         9.93      2/15 - 3/15
C         Aa3/AA-         8.625%      $    8,434,000        0.750%                           %         9.96      3/15 - 3/15
D          A2/A           7.250%      $   15,463,000        1.375%                           %         9.96      3/15 - 3/15

Certificates Not Offered
X-1       Aaa/AAA          N/A        $1,124,565,652         N/A         Variable IO         %         8.68      4/05 - 2/25
E           A3/A-         6.250%      $   11,246,000        1.000%                           %         9.96      3/15 - 3/15
F         Baa1/BBB+       5.250%      $   11,245,000        1.000%                           %         9.96      3/15 - 3/15
G         Baa2/BBB        4.375%      $    9,840,000        0.875%                           %         9.96      3/15 - 3/15
H         Baa3/BBB-       3.250%      $   12,652,000        1.125%                           %         9.96      3/15 - 3/15
J          Ba1/BB+        2.875%      $    4,217,000        0.375%                           %         9.96      3/15 - 3/15
K          Ba2/BB         2.500%      $    4,217,000        0.375%                           %        10.18      3/15 - 1/16
L          Ba3/BB-        2.000%      $    5,623,000        0.500%                           %        10.83      1/16 - 6/16
M           B1/B+         1.625%      $    4,217,000        0.375%                           %        12.12      6/16 - 3/18
N           B2/B          1.500%      $    1,406,000        0.125%                           %        13.27     3/18 - 10/18
P           B3/B-         1.250%      $    2,811,000        0.250%                           %        14.08    10/18 - 11/19
Q           NR/NR         0.000%      $   14,057,652        1.250%                           %        15.13     11/19 - 2/25

     In reviewing the foregoing table, prospective investors should note that--

     o    The class A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G, H, J, K, L, M,
          N, P and Q certificates will, in the case of each of those classes, bear interest at one of the following rates: (a) a fixed rate per annum (described in the table as "Fixed"); (b) a variable rate
          (described in the table as "WAC Cap") equal to the lesser of (1) a fixed rate per annum, and (2) the weighted average of the adjusted net mortgage interest rates on

--------------------------------------------------------------------------------

                                      S-6

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          the pooled mortgage loans from time to time; (c) a variable rate
          (described in the table as "WAC") equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time; or (d) a variable rate (described in the table as "WAC -
          X%") equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage.

     o    The class A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G, H, J, K, L, M,
          N, P and Q certificates are the only series 2005-PWR7 certificates with principal balances. The class X-1 and X-2 certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount. The class X-1 certificates will have a total notional amount equal to the total principal balance of the certificates with principal balances outstanding from time to time. The class X-2 certificates will have a total notional amount equal to the total principal balance of specified classes of those principal balance certificates or components of those classes and those classes or components and their principal balances will vary over time.

     o    The actual total principal balance or notional amount, as applicable, of any class of series 2005- PWR7 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons.
          The actual size of the initial mortgage pool balance may be as much as
          5% larger or smaller than the amount presented in this prospectus supplement.

     o    The ratings shown in the table are those of Moody's Investors Service,
          Inc. and Fitch, Inc., respectively. The rated final distribution date for the certificates is the distribution date in February 2041.

     o    The percentages indicated under the column "Approx. % Total Credit
          Support" with respect to the class A-1, A-2, A-AB and A-3 certificates represent the approximate credit support for the class A-1, A-2, A-AB and A-3 certificates, collectively.

     o    The pass-through rates for the class ___, ___, ___, ___, ___, ___ and
          ___ certificates will remain fixed at the initial pass-through rate for the respective class. The pass-through rates for the class ___,
          ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. The pass-through rates for the class ___ and ___ certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage. The pass-through rates for the class ___ and ___ certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. The pass-through rates for the class X-1 and X-2 certificates are variable rates (which are described in the table above as "Variable IO") that are described in detail under "Description of the Offered
          Certificates--Distributions--Calculation of Pass-Through Rates" in
          this prospectus supplement. In the case of the class X-1 and X-2 certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading "Description of the Offered
          Certificates--Distributions--Calculation of Pass-Through Rates" in
          this prospectus supplement.

     o    As to any given class of certificates with a principal balance or notional amount, the weighted average life is the average amount of time in years between the assumed settlement date for the certificates and the payment of each dollar of principal or the reduction of each dollar of notional amount (as applicable) of that class of certificates.

     o    As to any given class of certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal. As to the class
          X-

--------------------------------------------------------------------------------

                                      S-7

--------------------------------------------------------------------------------

          1 and X-2 certificates, the notional window is the period during which the notional amount would be reduced.

     o    The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and
          (iv) no extensions of maturity dates of mortgage loans occur. See
          "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

     o    The series 2005-PWR7 certificates will also include the class R and V certificates, which are not presented in the table. The class R and V certificates do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not offered by this prospectus supplement.

                                RELEVANT PARTIES

DEPOSITOR............................   Bear Stearns Commercial Mortgage Securities Inc. Our
                                        principal executive offices are located at 383 Madison
                                        Avenue, New York, New York 10179, and our telephone number is (212) 272-2000.

MASTER SERVICERS.....................   Prudential Asset Resources, Inc. with respect to those
                                        pooled mortgage loans sold by Prudential Mortgage Capital
                                        Funding, LLC to us for deposit into the trust fund.

                                        Wells Fargo Bank, National Association with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial
                                        Mortgage, Inc. and Nationwide Life Insurance Company to us
                                        for deposit into the trust fund, except as discussed under
                                        "Intercreditor and Servicing Arrangements Regarding the
                                        Non-Trust-Serviced Pooled Mortgage Loans" in this prospectus supplement. Wells Fargo Bank, National Association also will act as certificate administrator, tax administrator and
                                        certificate registrar under the series 2005-PWR7 pooling and servicing agreement.

                                        Prudential Asset Resources, Inc. will also act as servicer report administrator and in that capacity will be
                                        responsible for the assembly and combination of various
                                        reports prepared by the special servicer and the other
                                        master servicer.

                                        When we refer in this prospectus supplement to a master
                                        servicer in relation to one or more of the mortgage loans, we mean the applicable master servicer for those mortgage
                                        loans as identified above.

SPECIAL SERVICER.....................   ARCap Servicing, Inc. with respect to all of the pooled
                                        mortgage loans, except as discussed under "Intercreditor and
                                        Servicing Arrangements Regarding the Non-Trust-Serviced
                                        Pooled Mortgage Loans".

PRIMARY SERVICER.....................   Nationwide Life Insurance Company with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.

--------------------------------------------------------------------------------

                                      S-8

--------------------------------------------------------------------------------

CERTIFICATE ADMINISTRATOR, TAX
ADMINISTRATOR AND CERTIFICATE
REGISTRAR............................   Wells Fargo Bank, National Association, which will also act as one of the master servicers.

TRUSTEE..............................   LaSalle Bank National Association, a national banking
                                        association.

FISCAL AGENT.........................   ABN AMRO Bank N.V.

MORTGAGE LOAN SELLERS................   Prudential Mortgage Capital Funding, LLC, as to 38 pooled
                                        mortgage loans, representing 34.6% of the initial mortgage pool balance.

                                        Bear Stearns Commercial Mortgage, Inc., as to 18 pooled
                                        mortgage loans, representing 29.8% of the initial mortgage pool balance.

                                        Wells Fargo Bank, National Association, as to 63 pooled
                                        mortgage loans, representing 29.2% of the initial mortgage pool balance.

                                        Nationwide Life Insurance Company, as to 5 pooled mortgage loans, representing 6.3% of the initial mortgage pool
                                        balance.

UNDERWRITERS.........................   Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated
                                        and Merrill Lynch, Pierce, Fenner & Smith Incorporated are
                                        the underwriters of this offering. Bear, Stearns & Co. Inc.
                                        and Morgan Stanley & Co. Incorporated will act as co-lead
                                        and co-bookrunning managers and Merrill Lynch, Pierce,
                                        Fenner & Smith Incorporated will act as a co-manager.

SERIES 2005-PWR7 CONTROLLING CLASS
REPRESENTATIVE.......................   At any time of determination, the holder of the majority
                                        interest in the most subordinate class of principal balance certificates that has a total principal balance at least
                                        equal to 25% of its total initial principal balance (or, if no class satisfies that condition, the holder of the
                                        majority interest in the most subordinate class of principal balance certificates then outstanding) will be entitled to appoint a representative that generally will be entitled
                                        to--

                                        o    replace the special servicer, and

                                        o    direct the special servicer with respect to various
                                             special servicing matters as to the pooled mortgage
                                             loans.

                                        Notwithstanding the foregoing, the series 2005-PWR7
                                        controlling class representative will generally not have the right to direct any servicing actions relating to the 11
                                        Penn Plaza mortgage loan or the Miller/WRI Portfolio
                                        mortgage loans, which are principally serviced and
                                        administered under the related pooling and servicing
                                        agreement for other commercial mortgage securitizations.
                                        However, to the extent that the series 2005-PWR7 trust as
                                        the holder of the 11 Penn Plaza pooled mortgage loan or the
                                        Miller/WRI Portfolio pooled mortgage loans is entitled to
                                        consult with respect to proposed actions of the applicable servicer or special servicer under the related pooling and servicing agreement with respect to servicing-related
                                        actions, then the series 2005-PWR7 controlling class
                                        representative will generally be entitled to exercise those rights on behalf of the trust. See "Servicing of the

--------------------------------------------------------------------------------

                                      S-9

--------------------------------------------------------------------------------

                                        Mortgage Loans Under the Series 2005-PWR7 Pooling and
                                        Servicing Agreement--The Series 2005-PWR7 Controlling Class
                                        Representative" and "Intercreditor and Servicing
                                        Arrangements Regarding the Non-Trust-Serviced Pooled
                                        Mortgage Loans".

                                        It is expected that ARCap CMBS Fund II REIT, Inc. will be
                                        the initial representative of the series 2005-PWR7
                                        controlling class.

OTHER NOTEHOLDERS....................   The mortgaged properties identified on Appendix B to this
                                        prospectus supplement as 11 Penn Plaza, Marquis Apartments,
                                        Plaza La Cienega, Garden State Pavilion, Miller/WRI
                                        Portfolio, Washington Estates MHC and Forrest Brooke MHC
                                        each secures both a pooled mortgage loan (or group of
                                        cross-collateralized pooled mortgaged loans) and one or more non-pooled mortgage loans that are pari passu in right of
                                        payment with, or subordinate to, that pooled mortgage loan
                                        (or group). In certain of these cases, a non-pooled mortgage loan is initially pari passu and potentially may become
                                        subordinate on a subsequent date or is initially subordinate and potentially may become pari passu on a subsequent date.
                                        The 11 Penn Plaza and Miller/WRI Portfolio loan groups are each principally serviced and administered under the pooling and servicing agreement for another commercial mortgage
                                        securitization. The Marquis Apartments, Plaza La Cienega,
                                        Garden State Pavilion, Washington Estates MHC and Forrest
                                        Brooke MHC loan groups will be principally serviced and
                                        administered under the series 2005-PWR7 pooling and
                                        servicing agreement. In connection with each of those loan groups, the holders of the related non-pooled mortgage loans
                                        (or representatives on their behalf) may have various
                                        approval and/or consultation rights with respect to material servicing decisions, rights to appoint or replace the party that performs special servicing duties, rights to cure
                                        defaults and/or options to purchase one or more of the loans in that loan group if they become defaulted. See
                                        "Description of the Mortgage Pool--Certain Characteristics
                                        of the Mortgage Pool--Pari Passu, Subordinate and Other
                                        Financing--Split Loan Structures", "Servicing of the
                                        Mortgage Loans Under the Series 2005-PWR7 Pooling and
                                        Servicing Agreement--Trust-Serviced Non-Pooled Noteholders"
                                        and "Intercreditor and Servicing Arrangements Regarding the
                                        Non-Trust-Serviced Pooled Mortgage Loans" in this prospectus supplement.

                                        In this regard:

                                        o    The mortgaged property identified on Appendix B to this
                                             prospectus supplement as 11 Penn Plaza secures both a
                                             pooled mortgage loan, having a cut-off date balance of
                                             $94,668,822, representing 8.4% of the initial mortgage
                                             pool balance, and a non-pooled mortgage loan, having an
                                             outstanding principal balance of $124,564,240 as of the
                                             cut-off date, that is pari passu in right of payment
                                             with that pooled mortgage loan. The 11 Penn Plaza loan
                                             group is principally serviced and administered under
                                             the pooling and servicing agreement for another
                                             commercial mortgage securitization (relating to the
                                             series 2004-PWR6 commercial mortgage pass-through
                                             certificates issued by a trust formed at the direction
                                             of an affiliate of the depositor) and one or more
                                             parties specified in that pooling and servicing

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                                      S-10

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                                             agreement have the right to approve certain material
                                             servicing decisions and appoint or replace the party
                                             that performs special servicing duties, as well as the
                                             option to purchase one or more of the loans in that
                                             loan group (including the related pooled mortgage loan)
                                             if those loans become defaulted. In addition, the trust
                                             (as holder of the 11 Penn Plaza pooled mortgage loan)
                                             will have the right to consult with the master servicer
                                             or special servicer of the 11 Penn Plaza loan group
                                             with respect to certain servicing decisions.

                                        o    The mortgaged property identified on Appendix B to this
                                             prospectus supplement as Marquis Apartments secures
                                             both a pooled mortgage loan, having a cut-off date
                                             balance of $45,000,000, representing 4.0% of the
                                             initial mortgage pool balance, and a non-pooled
                                             mortgage loan, having an outstanding principal balance
                                             of $5,000,000 as of the cut-off date, that initially
                                             will be pari passu in right of payment with that pooled
                                             mortgage loan but may become subordinate to that pooled
                                             mortgage loan at the sole discretion of the holder of
                                             that non-pooled mortgage loan exercised at any time
                                             prior to any securitization of that non-pooled mortgage
                                             loan.

                                        o    The mortgaged property identified on Appendix B to this
                                             prospectus supplement as Plaza La Cienega secures both
                                             a pooled mortgage loan, having a cut-off date principal
                                             balance of $43,000,000, representing 3.8% of the
                                             initial mortgage pool balance, and a non-pooled
                                             mortgage loan, having an outstanding principal balance
                                             of $7,000,000 as of the cut-off date. The Plaza La
                                             Cienega non-pooled mortgage loan will initially be
                                             subordinate in right of payment but may become pari
                                             passu in right of payment upon the satisfaction of
                                             certain conditions as more fully described under "Risk
                                             Factors--A Borrower's Other Loans May Reduce the Cash
                                             Flow Available to the Mortgaged Property Which May
                                             Adversely Affect Payment on Your Certificates;
                                             Mezzanine Financing Reduces a Principal's Equity in,
                                             and Therefore Its Inventive to Support, a Mortgaged
                                             Property" in this prospectus supplement.

                                        o    The mortgaged property identified on Appendix B to this
                                             prospectus supplement as Garden State Pavilion secures
                                             both a pooled mortgage loan, having a cut-off date
                                             principal balance of $28,000,000, representing 2.5% of
                                             the initial mortgage pool balance and a non-pooled
                                             mortgage loan, having an outstanding principal balance
                                             of $5,000,000 as of the cut-off date. The Garden State
                                             Pavilion non-pooled mortgage loan will initially be
                                             subordinate in right of payment but may become pari
                                             passu in right of payment upon the satisfaction of
                                             certain conditions as more fully described under "Risk
                                             Factors--A Borrower's Other Loans May Reduce the Cash
                                             Flow Available to the Mortgaged Property Which May
                                             Adversely Affect Payment on Your Certificates;
                                             Mezzanine Financing Reduces a Principal's Equity in,
                                             and Therefore Its Inventive to Support, a Mortgaged
                                             Property" in this prospectus supplement.

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                                      S-11

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                                        o    The mortgaged properties identified on Appendix B to
                                             this prospectus supplement as Miller/WRI Portfolio -
                                             Lowry Town Center and Miller/WRI Portfolio - Thorncreek
                                             Crossing secure two cross-collateralized pooled
                                             mortgage loans, having an aggregate cut-off date
                                             principal balance of $9,938,316, representing 0.9% of
                                             the initial mortgage pool balance (which together
                                             comprise the Miller/WRI Portfolio) and two non-pooled
                                             mortgage loans that are pari passu in right of payment
                                             with the Miller/WRI Portfolio, having an aggregate
                                             outstanding principal balance of $26,727,519 as of the
                                             cut-off date. The Miller/WRI Portfolio loan group is
                                             principally serviced and administered under the pooling
                                             and servicing agreement for another commercial mortgage
                                             securitization (relating to the series 2003-PWR2
                                             commercial mortgage pass-through certificates issued by
                                             a trust formed at the direction of the depositor) and
                                             one or more parties specified in that pooling and
                                             servicing agreement have the right to approve certain
                                             material servicing decisions and appoint or replace the
                                             party that performs special servicing duties, as well
                                             as the option to purchase one or more of the mortgage
                                             loans in that loan group (including the related pooled
                                             mortgage loan) if those mortgage loans become
                                             defaulted. In addition, the trust, as holder of the
                                             Miller/WRI Portfolio pooled mortgage loans, has the
                                             right to consult with the applicable master servicer or
                                             the special servicer of the Miller/WRI Portfolio loan
                                             group with respect to certain servicing decisions.

                                        o    The mortgaged property identified on Appendix B to this
                                             prospectus supplement as Washington Estates MHC secures
                                             both a pooled mortgage loan, having a cut-off date
                                             principal balance of $9,400,000, representing 0.8% of
                                             the initial mortgage pool balance, and a non-pooled
                                             mortgage loan, having an outstanding principal balance
                                             of $545,000 as of the cut-off date, that is subordinate
                                             in right of payment to that pooled mortgage loan.

                                        o    The mortgaged property identified on Appendix B to this
                                             prospectus supplement as Forrest Brooke MHC secures
                                             both a pooled mortgage loan, having a cut-off date
                                             principal balance of $3,400,000, representing 0.3% of
                                             the initial mortgage pool balance, and a non-pooled
                                             mortgage loan, having an outstanding principal balance
                                             of $212,500 as of the cut-off date, that is subordinate
                                             in right of payment to that pooled mortgage loan.

                                        Notwithstanding the foregoing, references in this prospectus supplement to the applicable master servicer and the special servicer will mean the applicable master servicer and the
                                        special servicer, respectively, under the series 2005-PWR7 pooling and servicing agreement unless the context clearly indicates otherwise.

                                    SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE.........................   The pooled mortgage loans will be considered part of the
                                        trust fund as of their respective cut-off dates. The cut-off date with respect to each pooled mortgage loan is the due
                                        date for the monthly debt service payment that is due in
                                        March 2005 (or, in the case of any mortgage

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                                      S-12

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                                        loan that has its first due date in April 2005, the date
                                        that would have been its due date in March 2005 under the
                                        terms of such mortgage loan if a monthly payment were
                                        scheduled to be due in such month). All payments and
                                        collections received on the pooled mortgage loans after
                                        their respective cut-off dates, excluding any payments or
                                        collections that represent amounts due on or before that
                                        date, will belong to the trust fund.

ISSUE DATE...........................   The date of initial issuance for the series 2005-PWR7
                                        certificates will be on or about March 24, 2005.

DETERMINATION DATE...................   The monthly cut-off for information regarding the pooled
                                        mortgage loans that must be reported to the holders of the series 2005-PWR7 certificates on any distribution date will be the close of business on the determination date in the
                                        same calendar month as that distribution date. In any given calendar month, the determination date will be the fifth
                                        business day prior to the related distribution date.

DISTRIBUTION DATE....................   Distributions on the series 2005-PWR7 certificates are
                                        scheduled to occur on the 11th calendar day of each month, or, if that day is not a business day, then the next
                                        succeeding business day, commencing in April 2005.

RECORD DATE..........................   The record date for each monthly distribution on the series
                                        2005-PWR7 certificates will be the last business day of the prior calendar month, except as may otherwise be set forth in this prospectus supplement with regard to final
                                        distributions.

COLLECTION PERIOD....................   Amounts available for distribution on the series 2005-PWR7 certificates on any distribution date will depend on the
                                        payments and other collections received on or with respect to the pooled mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) on or with respect to the pooled mortgage
                                        loans in the month in which the distribution date occurs. In general, each collection period--

                                        o    will relate to a particular distribution date,

                                        o    will be approximately one month long,

                                        o    will begin when the prior collection period ends or, in
                                             the case of the first collection period, will begin as
                                             of the respective cut-off dates for the mortgage loans,
                                             and

                                        o    will end at the close of business on the determination
                                             date immediately preceding the related distribution
                                             date.

INTEREST ACCRUAL PERIOD..............   The interest accrual period for each distribution date will be the calendar month immediately preceding the month in
                                        which that distribution date occurs.

ASSUMED FINAL DISTRIBUTION DATES.....   The distribution date on which each class of offered
                                        certificates is expected to be paid in full, assuming no
                                        delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next
                                        sentence, prepayments of the pooled

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                                      S-13

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                                        mortgage loans after the initial issuance of the
                                        certificates, is set forth opposite that class in the table below. For purposes of the table, each pooled mortgage loan with an anticipated repayment date is assumed to repay in
                                        full on its anticipated repayment date.

                                                                   MONTH OF
                                                                ASSUMED FINAL
                                        CLASS                 DISTRIBUTION DATE
                                        -----                 -----------------
                                         A-1                    February 2010
                                         A-2                      March 2012
                                         A-AB                    October 2014
                                         A-3                    February 2015
                                         X-2                      March 2013
                                         A-J                    February 2015
                                          B                       March 2015
                                          C                       March 2015
                                          D                       March 2015

RATED FINAL DISTRIBUTION DATE........   The ratings of each class of offered certificates address
                                        the likelihood of the timely payment of interest and (except in the case of the class X-2 certificates) the ultimate
                                        payment of principal due on the certificates of that class on or before the distribution date in February 2041.

                               DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL..............................   The trust fund will issue 23 classes of the series 2005-PWR7 certificates with an approximate total principal balance at initial issuance equal to $1,124,565,652. Only the class
                                        A-1, A-2, A-AB, A-3, X-2, A-J, B, C and D certificates are being offered by this prospectus supplement. The remaining classes of the series 2005-PWR7 certificates (other than the class R and V certificates) will be offered separately in a private offering.

DENOMINATIONS........................   We intend to deliver the offered certificates in minimum
                                        denominations of $250,000, in the case of the class X-2
                                        certificates, $25,000, in the case of the class A-1, A-2,
                                        A-AB, A-3 and A-J certificates, and $100,000, in the case of the class B, C and D certificates. Investments in excess of the minimum denominations may be made in multiples of $1.

CLEARANCE AND SETTLEMENT.............   You will hold your offered certificates in book-entry form through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank as operator of The Euroclear System, in Europe. As a result,
                                        you will not receive a fully registered physical certificate representing your interest in any offered certificate,
                                        except under the limited circumstances described under
                                        "Description of the Certificates--Book-Entry Registration
                                        and Definitive Certificates" in the accompanying prospectus.

CERTIFICATE PRINCIPAL BALANCES
AND CERTIFICATE NOTIONAL AMOUNTS.....   The class A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G, H, J,
                                        K, L, M, N, P and Q certificates will be the series
                                        2005-PWR7 certificates with

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                                      S-14

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                                        principal balances and are sometimes referred to as the
                                        series 2005-PWR7 principal balance certificates. The table appearing under the caption "--Overview of the Series
                                        2005-PWR7 Certificates" above identifies the approximate
                                        total principal balance of each class of series 2005-PWR7
                                        principal balance certificates at initial issuance, subject to a variance which depends on, among other things, the
                                        actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance is subject to a
                                        variance of plus or minus 5%. The total principal balance of each class of series 2005-PWR7 principal balance
                                        certificates will be reduced on each distribution date by
                                        the amount of any distributions of principal actually made on, and any losses actually allocated to, that class of
                                        certificates on that distribution date.

                                        The class X-1 and X-2 certificates will not have principal balances and the holders of those classes will not be
                                        entitled to distributions of principal. For purposes of
                                        calculating the amount of accrued interest with respect to those certificates, however, each of those classes will have a notional amount. The table appearing under the caption
                                        "--Overview of the Series 2005-PWR7 Certificates" above
                                        identifies the approximate total notional amount of the
                                        class X-1 and X-2 certificates at initial issuance, subject to a variance which depends on, among other things, the
                                        actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance is subject to a
                                        variance of plus or minus 5%.

                                        The total notional amount of the class X-1 certificates will equal the total principal balance of the series 2005-PWR7
                                        principal balance certificates outstanding from time to
                                        time. The total notional amount of the class X-1
                                        certificates will be reduced on each distribution date by
                                        the amount of any distributions of principal actually made on, and any losses actually allocated to, any class of
                                        series 2005-PWR7 principal balance certificates on that
                                        distribution date.

                                        The total notional amount of the class X-2 certificates for any interest accrual period will equal the sum of the
                                        principal balances of one or more classes of series
                                        2005-PWR7 principal balance certificates or designated
                                        components of those classes, and those classes and
                                        components and their principal balances will vary over time.
                                        We describe the classes of series 2005-PWR7 principal
                                        balance certificates and designated components of those
                                        classes that will form a part of the total notional amount of the class X-2 certificates for each interest accrual
                                        period under "Description of the Offered
                                        Certificates--Certificate Principal Balances and Certificate
                                        Notional Amounts" in this prospectus supplement. In addition to any scheduled reductions of the total notional amount of the class X-2 certificates described in that section, the
                                        total notional amount of the class X-2 certificates will be reduced on each distribution date by the amount of any
                                        distributions of principal actually made on, and any losses actually allocated to, any class of series 2005-PWR7
                                        principal balance certificates or related component, to the extent that it forms a part of the total notional amount of the class X-2 certificates for that distribution date as
                                        described under "Description of the Offered
                                        Certificates--Certificate Principal Balances and Certificate
                                        Notional Amounts". In any event, however, the total notional amount of the class X-2 certificates will be

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                                      S-15

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                                        zero, and the class X-2 certificates will not accrue
                                        interest, at all times following the interest accrual period related to the March 2013 distribution date.

PASS-THROUGH RATES...................   The class A-1, A-2, A-AB, A-3, X-2, A-J, X-1, B, C, D, E, F,
                                        G, H, J, K, L, M, N, P and Q certificates will be the series
                                        2005-PWR7 certificates that bear interest and are sometimes referred to as the series 2005-PWR7 interest-bearing
                                        certificates. The table appearing under the caption
                                        "--Overview of the Series 2005-PWR7 Certificates" above
                                        provides the indicated information regarding the
                                        pass-through rate at which each of those classes of the
                                        series 2005-PWR7 certificates will accrue interest.

                                        The pass-through rates for the class ___, ___, ___, ___,
                                        ___, ___ and ___ certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table appearing under the caption "--Overview of the
                                        Series 2005-PWR7 Certificates" above as the initial
                                        pass-through rate for that class.

                                        The pass-through rates for the class ___, ___, ___, ___,
                                        ___, ___, ___, ___, ___, ___ and ___ certificates will, in the case of each of these classes, be a variable rate that, with respect to any interest accrual period, is equal to the lesser of:

                                        o    the fixed rate per annum otherwise applicable to that
                                             class of certificates and identified in the table
                                             appearing under the caption "--Overview of the Series
                                             2005-PWR7 Certificates" above as the initial
                                             pass-through rate for that class; and

                                        o    the weighted average of the adjusted net mortgage
                                             interest rates on the pooled mortgage loans for the
                                             related distribution date.

                                        The pass-through rates for the class ____ and ____
                                        certificates will, in the case of each of these classes, be a variable rate that, with respect to any interest accrual period, is equal to a weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans for the related distribution date minus ____% and ____%, respectively.

                                        The pass-through rates for the class ____ and ____
                                        certificates will, in the case of each of these classes, be a variable rate that, with respect to any interest accrual period, is equal to a weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans for the related distribution date.

                                        The weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time will be calculated in the manner described under the heading
                                        "Description of the Offered
                                        Certificates--Distributions--Calculation of Pass-Through
                                        Rates" in this prospectus supplement. See also
                                        "Glossary--Weighted Average Pool Pass-Through Rate".

                                        The pass-through rate for the class X-1 certificates for
                                        each interest accrual period will equal the weighted average of certain strip rates applicable to the respective classes of series 2005-PWR7 principal

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                                      S-16

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                                        balance certificates or to designated components of those
                                        classes, with the relevant weighting to be done based upon the relative sizes of those classes or components. In that regard, although the outstanding principal balance of each class of series 2005-PWR7 principal balance certificates is represented in the total notional amount of the class X-1
                                        certificates, in the case of one or more of classes of
                                        series 2005-PWR7 principal balance certificates, that
                                        principal balance is divided into two or more components for purposes of the calculation of the pass-through rate for the class X-1 certificates from time to time. The pass-through rate for the class X-2 certificates, for each interest
                                        accrual period through and including the interest accrual
                                        period related to the March 2013 distribution date, will
                                        equal the weighted average of certain respective strip rates applicable to certain classes of series 2005-PWR7 principal balance certificates or designated components of those
                                        classes that in either case form a part of the total
                                        notional amount of the class X-2 certificates outstanding
                                        immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those classes or components. We describe the strip rates applicable to the calculation of the pass-through rates for the class X-1 and X-2 certificates under "Description of the
                                        Offered Certificates--Distributions--Calculation of
                                        Pass-Through Rates" in this prospectus supplement.

DISTRIBUTIONS

A. GENERAL...........................   The certificate administrator will make distributions of
                                        interest and, if and when applicable, principal on the
                                        classes of series 2005-PWR7 certificates, first, on the
                                        class A-1, A-2, A-AB, A-3, X-1 and X-2 certificates; then, on the class A-J certificates; and then on the other classes of certificates in order of their alphabetical designation.
                                        Allocation of interest distributions among the class A-1,
                                        A-2, A-AB, A-3, X-1 and X-2 certificates will be pro rata
                                        based on the respective amounts of interest distributable on each of those classes. Allocation of principal distributions among the class A-1, A-2, A-AB and A-3 certificates is
                                        described under "--Distributions of Principal" below. The
                                        class X-1 and X-2 certificates do not have principal
                                        balances and do not entitle their holders to distributions of principal.

                                        See "Description of the Offered
                                        Certificates--Distributions--Priority of Distributions" in
                                        this prospectus supplement.

B. DISTRIBUTIONS OF INTEREST.........   Each class of series 2005-PWR7 certificates, other than the class R and V certificates, will bear interest. With respect to each interest-bearing class, interest will accrue during each interest accrual period based upon:

                                        o    the pass-through rate for that class and interest
                                             accrual period;

                                        o    the total principal balance or notional amount, as the
                                             case may be, of that class outstanding immediately
                                             prior to the related distribution date; and

                                        o    the assumption that each year consists of twelve 30-day
                                             months.

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                                        A whole or partial prepayment on a pooled mortgage loan,
                                        whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation
                                        proceeds, may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent
                                        described under "Description of the Offered
                                        Certificates--Distributions--Interest Distributions" in this prospectus supplement, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all the series 2005-PWR7 principal balance certificates on a pro rata basis.

                                        On each distribution date, subject to available funds and
                                        the distribution priorities described under "--General"
                                        above, you will be entitled to receive your proportionate
                                        share of all unpaid distributable interest accrued with
                                        respect to your class of offered certificates through the
                                        end of the related interest accrual period.

                                        See "Description of the Offered
                                        Certificates--Distributions--Interest Distributions" and
                                        "--Priority of Distributions" in this prospectus supplement.

C. DISTRIBUTIONS OF PRINCIPAL........   Subject to--

                                        o    available funds,

                                        o    the distribution priorities described under "--General"
                                             above, and

                                        o    the reductions of principal balances described under
                                             "--Reductions of Certificate Principal Balances in
                                             Connection with Losses and Expenses" below,

                                        the holders of each class of offered certificates will be
                                        entitled to receive a total amount of principal over time
                                        equal to the total principal balance of their particular
                                        class at initial issuance.

                                        The certificate administrator must make principal
                                        distributions in a specified sequential order to ensure
                                        that:

                                        o    no payment of principal will be made to the holders of
                                             the class E, F, G, H, J, K, L, M, N, P and Q
                                             certificates until, in the case of each of those
                                             classes, the total principal balance of all classes of
                                             offered certificates with principal balances is reduced
                                             to zero;

                                        o    no payments of principal will be made to the holders of
                                             the class A-J, B, C and D certificates until, in the
                                             case of each of those classes, the total principal
                                             balance of all more senior classes of series 2005-PWR7
                                             certificates is reduced to zero; and

                                        o    except as described in the following paragraph, no
                                             distributions of principal will be made with respect to
                                             the class A-3 certificates until the total principal
                                             balance of the class A-1, A-2 and A-AB certificates is
                                             reduced to zero, no distributions of principal will be
                                             made with respect to the class A-1 or class A-2
                                             certificates on any distribution date until the total
                                             principal

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                                      S-18

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                                             balance of the class A-AB certificates is paid down to
                                             the scheduled principal balance for that distribution
                                             date set forth on Schedule II to this prospectus
                                             supplement; no additional distributions of principal
                                             will be made with respect to the class A-AB
                                             certificates until the total principal balance of the
                                             class A-1 and class A-2 certificates is reduced to
                                             zero; and no distributions of principal will be made
                                             with respect to the class A-2 certificates until the
                                             total principal balance of the class A-1 certificates
                                             is reduced to zero, all as described in this prospectus
                                             supplement under "Description of the Offered
                                             Certificates -- Distributions -- Principal
                                             Distributions".

                                        Because of losses on the pooled mortgage loans, and/or
                                        default-related or other unanticipated expenses of the trust fund, the total principal balance of the class A-J, B, C, D,
                                        E, F, G, H, J, K, L, M, N, P and Q certificates could be
                                        reduced to zero at a time when two or more of the class A-1,
                                        A-2, A-AB and A-3 certificates remain outstanding. Under
                                        those circumstances, any distributions of principal on the class A-1, A-2, A-AB and A-3 certificates will be made on a pro rata basis in accordance with the relative sizes of
                                        their respective principal balances at the time of the
                                        distribution.

                                        The total distributions of principal to be made on the
                                        series 2005-PWR7 certificates on any distribution date will, in general, be a function of--

                                        o    the amount of scheduled payments of principal due or,
                                             in cases involving balloon loans that remain unpaid
                                             after their stated maturity dates and mortgage loans as
                                             to which the related mortgaged properties have been
                                             acquired on behalf of (or partially on behalf of) the
                                             trust fund, deemed due, on the pooled mortgage loans
                                             during the same calendar month in which the subject
                                             distribution date occurs, which payments are either
                                             received as of the end of the related collection period
                                             or advanced by the applicable master servicer, the
                                             trustee or the fiscal agent, as applicable, and

                                        o    the amount of any prepayments and other unscheduled
                                             collections of previously unadvanced principal with
                                             respect to the pooled mortgage loans that are received
                                             during the related collection period.

                                        However, the amount of principal otherwise distributable on the certificates on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal: (1)
                                        advances determined to have become nonrecoverable, (2)
                                        advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status, (3) certain special servicing compensation and (4)
                                        certain other expenses.

                                        The class X-1 and X-2 certificates do not entitle their
                                        holders to any distributions of principal.

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                                      S-19

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                                        See "Description of the Offered
                                        Certificates--Distributions--Principal Distributions" and
                                        "--Priority of Distributions" in this prospectus supplement.

D.   DISTRIBUTIONS OF YIELD
     MAINTENANCE CHARGES AND OTHER
     PREPAYMENT PREMIUMS.............   Any yield maintenance charge or prepayment premium collected in respect of a pooled mortgage loan generally will be
                                        distributed, in the proportions described in this prospectus supplement, to the holders of the class X-1 and/or X-2
                                        certificates and/or to the holders of any class A-1, A-2,
                                        A-AB, A-3, A-J, B, C, D, E, F, G and/or H certificates then entitled to receive distributions of principal. See
                                        "Description of the Offered
                                        Certificates--Distributions--Distributions of Yield
                                        Maintenance Charges and Prepayment Premiums" in this
                                        prospectus supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH LOSSES
AND EXPENSES.........................   Because of losses on the pooled mortgage loans and/or
                                        default-related and other unanticipated expenses of the
                                        trust fund, the total principal balance of the mortgage
                                        pool, net of advances of principal, may fall below the total principal balance of the series 2005-PWR7 certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on the series 2005-PWR7 certificates on any distribution date, then the principal balances of the series 2005-PWR7 principal
                                        balance certificates generally will be sequentially reduced
                                        (without accompanying principal distributions) in the
                                        reverse order of alphabetical designation (first, class Q, then class P and so on), until that deficit is eliminated.
                                        Any reduction of the total principal balance of the class
                                        A-1, A-2, A-AB and A-3 certificates will be allocated among those classes of certificates on a pro rata basis in
                                        accordance with the relative sizes of those principal
                                        balances at the time of the reduction.

                                        See "Description of the Offered Certificates--Reductions of
                                        Certificate Principal Balances in Connection with Realized
                                        Losses and Additional Trust Fund Expenses" in this
                                        prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT
SERVICE PAYMENTS.....................   With respect to the pooled mortgage loans for which it is
                                        the applicable master servicer, each master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments, other than balloon
                                        payments, of principal and/or interest and to make advances for the pooled mortgage loans that are balloon loans and
                                        become defaulted upon their maturity dates, on the same
                                        amortization schedule as if the maturity date had not
                                        occurred. The trustee must make any of those advances that a master servicer is required, but fails, to make, and the
                                        fiscal agent must make any of those advances that the
                                        trustee is required, but fails, to make. Any party that
                                        makes a debt service advance will be entitled to be
                                        reimbursed for that advance, together with interest at the prime lending rate described more fully in this prospectus supplement. However, interest will commence accruing on any monthly debt service advance made in respect of a

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                                        scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

                                        Notwithstanding the foregoing, none of the master servicers, the trustee or the fiscal agent will be required to make any debt service advance that it or the special servicer
                                        determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan. Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described
                                        above will be conclusive and binding. In the case of each of the 11 Penn Plaza pooled mortgage loan (which has a related non-pooled mortgage loan that is pari passu in right of
                                        payment with that pooled mortgage loan and which non-pooled mortgage loan is included in another commercial mortgage
                                        securitization), the Marquis Apartments pooled mortgage loan
                                        (if the related non-pooled mortgage loan has not become
                                        subordinate in right of payment to that pooled mortgage
                                        loan), the Plaza La Cienega pooled mortgage loan (after any date when the related non-pooled mortgage loan has become
                                        pari passu in right of payment with that pooled mortgage
                                        loan and has also been included in another commercial
                                        mortgage securitization), the Garden State Pavilion pooled mortgage loan (after any date when any related non-pooled
                                        mortgage loan has become pari passu in right of payment with that pooled mortgage loan and has also been included in
                                        another commercial mortgage securitization) and the
                                        Miller/WRI Portfolio pooled mortgage loans (which are
                                        cross-collateralized and cross-defaulted and have two
                                        related non-pooled mortgage loans that are pari passu in
                                        right of payment with those pooled mortgage loans and also are included in another commercial mortgage securitization), the parties to each applicable pooling and servicing
                                        agreement for each securitized mortgage loan included in the related group of loans are entitled or required to make
                                        independent determinations with respect to recoverability.
                                        The applicable master servicer for the related pooled
                                        mortgage loan will be prohibited from making debt service
                                        advances on that pooled mortgage loan if a nonrecoverability determination is made by an authorized party to any of the other securitizations with respect to the related non-pooled mortgage loan(s).

                                        In addition, a designated servicer must obtain an appraisal or conduct an internal valuation of the mortgaged property securing a pooled mortgage loan following a material default or the occurrence of certain other events described in this prospectus supplement. Based upon the results of such
                                        appraisal, the amount otherwise required to be advanced with respect to interest on that pooled mortgage loan may be
                                        reduced as described under the heading "Description of the
                                        Offered Certificates--Advances of Delinquent Monthly Debt
                                        Service Payments" in this prospectus supplement. Due to the distribution priorities, any reduction in advances will
                                        reduce the funds available to pay interest on the most
                                        subordinate interest-bearing class of series 2005-PWR7
                                        certificates then outstanding.

                                        See "Servicing of the Mortgage Loans Under the Series
                                        2005-PWR7 Pooling and Servicing Agreement--Required
                                        Appraisals" in this

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                                        prospectus supplement and "Description of the
                                        Certificates--Advances in Respect of Delinquencies" in the
                                        accompanying prospectus.

EARLY TERMINATION....................   The trust fund may be terminated and therefore the series
                                        2005-PWR7 certificates may be retired early by certain
                                        designated entities when the total outstanding principal
                                        balance of the pooled mortgage loans, net of advances of
                                        principal, is reduced to 1.0% or less of the initial
                                        mortgage pool balance.

                                 THE TRUST FUND

CREATION OF THE TRUST FUND...........   We will use the net proceeds from the issuance and sale of the series 2005-PWR7 certificates as the consideration to
                                        purchase the mortgage loans that will back those
                                        certificates from the mortgage loan sellers. Promptly upon acquisition, we will transfer those mortgage loans to the
                                        trust fund in exchange for the series 2005-PWR7
                                        certificates. In this prospectus supplement, we sometimes
                                        refer to those mortgage loans as pooled mortgage loans.

GENERAL CONSIDERATIONS...............   When reviewing the information that we have included in this prospectus supplement with respect to the pooled mortgage
                                        loans, please note that--

                                        o    All numerical information provided with respect to the
                                             pooled mortgage loans is provided on an approximate
                                             basis.

                                        o    All weighted average information provided with respect
                                             to the pooled mortgage loans or any sub-group of pooled
                                             mortgage loans reflects a weighting based on their
                                             respective cut-off date principal balances. We will
                                             transfer the cut-off date principal balance for each of
                                             the pooled mortgage loans to the trust fund. We show
                                             the cut-off date principal balance for each of the
                                             pooled mortgage loans on Appendix B to this prospectus
                                             supplement.

                                        o    In presenting the cut-off date principal balances of
                                             the mortgage loans, we have assumed that all scheduled
                                             payments of principal and/or interest due on the
                                             mortgage loans on or before the cut-off date are timely
                                             made.

                                        o    Some of the pooled mortgage loans are evidenced by
                                             multiple promissory notes.

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                                        o    Some of the pooled mortgage loans are
                                             cross-collateralized and cross-defaulted with one or
                                             more other pooled mortgage loans. Except as otherwise
                                             indicated, when a pooled mortgage loan is
                                             cross-collateralized and cross-defaulted with another
                                             pooled mortgage loan, we present the information
                                             regarding those pooled mortgage loans as if each of
                                             them was secured only by the related mortgaged property
                                             identified on Appendix B to this prospectus supplement.
                                             None of the mortgage loans in the trust fund will be
                                             cross-collateralized with any mortgage loan that is not
                                             in the trust fund (except as described in this
                                             prospectus supplement with respect to the 11 Penn Plaza
                                             pooled mortgage loan, the Marquis Apartments pooled
                                             mortgage loan, the Plaza La Cienega pooled mortgage
                                             loan, the Garden State Pavilion pooled mortgage loan,
                                             the Miller/WRI Portfolio pooled mortgage loans, the
                                             Washington Estates MHC pooled mortgage loan and the
                                             Forrest Brooke MHC pooled mortgage loan).

                                        o    In some cases, an individual pooled mortgage loan is
                                             secured by multiple mortgaged properties (other than
                                             through cross-collateralization and cross-default). For
                                             purposes of providing property-specific information, an
                                             allocated loan amount has been assigned to each of the
                                             related mortgaged properties based upon one or more of
                                             the following--

                                                  1.   relative appraised values,

                                                  2.   relative underwritten net cash flow,

                                                  3.   prior allocations reflected in the related
                                                       mortgage loan documents, or

                                                  4.   relative acquisition costs.

                                        o    When information with respect to the mortgaged
                                             properties is expressed as a percentage of the
                                             initial mortgage pool balance, the percentages are
                                             based in each case upon--

                                                  1.   if the related pooled mortgage loan is either
                                                       secured by only one mortgaged property or
                                                       cross-collateralized with one or more other
                                                       pooled mortgage loans, the cut-off date
                                                       principal balance of the related pooled
                                                       mortgage loan, or

                                                  2.   if the related pooled mortgage loan is
                                                       secured by multiple mortgaged properties
                                                       (other than through cross-collateralization
                                                       and cross-default with one or more other
                                                       pooled mortgage loans), an allocated portion
                                                       of the cut-off date principal balance of the
                                                       related mortgage loan as described above.

                                        o    If a pooled mortgage loan is secured by multiple
                                             parcels of real property and the operation or
                                             management of those parcels so warranted, those parcels
                                             may be presented as a single parcel of real property.

                                        o    With respect to the 11 Penn Plaza pooled mortgage loan
                                             and the Miller/WRI Portfolio pooled mortgage loans,
                                             each of which is

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                                      S-23

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                                             secured by one or more mortgaged properties that also
                                             secure one or more related non-pooled mortgage loans
                                             that are pari passu in right of payment with those
                                             pooled mortgage loans, and with respect to the Marquis
                                             Apartments pooled mortgage loan, which is secured by a
                                             mortgaged property that also secures a non-pooled
                                             mortgage loan that is initially pari passu in right of
                                             payment with, but may potentially become subordinate in
                                             right of payment to, that pooled mortgage loan, we
                                             present loan-to-value ratios, debt service coverage
                                             ratios and loan per net rentable square foot or unit,
                                             as applicable, in this prospectus supplement in a
                                             manner that reflects the aggregate indebtedness
                                             evidenced by the pooled mortgage loan and its related
                                             non-pooled mortgage loan(s).

                                        o    With respect to the Plaza La Cienega pooled mortgage
                                             loan and the Garden State Pavilion pooled mortgage
                                             loan, which are each secured by a mortgaged property
                                             that also secures a non-pooled mortgage loan that is
                                             initially subordinate to, but may potentially become
                                             pari passu in right of payment with, the related pooled
                                             mortgage loan, and with respect to the Washington
                                             Estates MHC pooled mortgage loan and the Forrest Brooke
                                             MHC pooled mortgage loan, which are each secured by a
                                             mortgaged property that also secures a non-pooled
                                             mortgage loan that is subordinate to the related pooled
                                             mortgage loan, we present loan-to-value ratios, debt
                                             service coverage ratios and loan per net rentable
                                             square foot or unit, as applicable, in this prospectus
                                             supplement, in a manner that reflects only the
                                             applicable pooled mortgage loan without regard to the
                                             related non-pooled mortgage loan.

                                        o    Whenever we refer to a particular mortgaged property by
                                             name, we mean the property identified by that name on
                                             Appendix B to this prospectus supplement.

                                        o    Statistical information regarding the pooled mortgage
                                             loans may change prior to the date of initial issuance
                                             of the offered certificates due to changes in the
                                             composition of the mortgage pool prior to that date.

PAYMENT TERMS........................   Each of the pooled mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Appendix B to this prospectus supplement. Except as otherwise described below with respect to pooled mortgage
                                        loans that have anticipated repayment dates, the mortgage
                                        interest rate for each pooled mortgage loan is, in the
                                        absence of default, fixed for the remaining term of the
                                        loan.

                                        All of the pooled mortgage loans provide for scheduled
                                        payments of principal and/or interest to be due monthly.

                                        One-hundred and twenty (120) of the pooled mortgage loans, representing 98.5% of the initial mortgage pool balance, are balloon mortgage loans that provide for:

                                        o    an amortization schedule that is significantly longer
                                             than its original term to stated maturity (or
                                             anticipated repayment date)

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                                      S-24

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                                             or, alternatively, for no amortization prior to
                                             maturity (or the anticipated repayment date); and

                                        o    a substantial payment of principal on its maturity date
                                             (unless the mortgage loan has an anticipated repayment
                                             date) generally equal to 5% or more of the original
                                             mortgage loan amount.

                                        Twenty-six (26) of the balloon mortgage loans referred to in the preceding paragraph, representing 37.9% of the initial mortgage pool balance, provide for initial interest-only
                                        periods that expire 3 to 36 months following their
                                        respective origination dates (and in one (1) of these cases, representing 5.7% of the initial mortgage pool balance, the initial interest-only period will have expired as of the
                                        March 2005 due date); and one (1) of the balloon mortgage
                                        loans referred to in the preceding paragraph, representing
                                        2.2% of the initial mortgage pool balance, provides for no amortization and for payments of interest only for its
                                        entire term to maturity.

                                        Fifteen (15) of the pooled mortgage loans referred to in the second preceding paragraph, representing 16.6% of the
                                        initial mortgage pool balance, are "ARD" or
                                        "hyperamortizing" loans that provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated
                                        maturity date. We consider that specified date to be the
                                        anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be
                                        balloon loans. One (1) of the ARD loans, representing 0.8%
                                        of the initial mortgage pool balance, provides for an
                                        initial interest-only period that expires 24 months
                                        following its origination date. The ARD loans include two
                                        (2) of the ten largest pooled mortgage loans, including the pooled mortgage loans secured by the mortgaged properties
                                        identified on Appendix B to this prospectus supplement as 11
                                        Penn Plaza and Republic Windows and Doors, which provide for some amortization prior to the related anticipated repayment date. All of the pooled mortgage loans described in this
                                        paragraph are included in the pooled mortgage loans
                                        described in the two preceding paragraphs.

                                        Four (4) of the pooled mortgage loans, representing 1.5% of the initial mortgage pool balance, are fully-amortizing
                                        mortgage loans that are scheduled to have less than 5% of
                                        their original principal balances due at their stated
                                        maturities.

                                        Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan
                                        upon application of specified amounts of condemnation
                                        proceeds or insurance proceeds to pay the related unpaid
                                        principal balance. Some of the pooled mortgage loans that
                                        are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate
                                        indebtedness in connection with releases of individual
                                        properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the
                                        mortgage loan(s) upon any such prepayment and release.

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                                      S-25

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DELINQUENCY STATUS...................   None of the mortgage loans that we intend to include in the trust fund will be, or will have been, 30 days or more
                                        delinquent in respect of any monthly debt service payment as of the cut-off date or at any time during the 12-month
                                        period preceding the cut-off date.

PREPAYMENT/DEFEASANCE PROVISIONS.....   As of their respective cut-off dates, all of the pooled
                                        mortgage loans restrict voluntary principal prepayments as follows:

                                        o    Ninety-three (93) pooled mortgage loans,
                                             representing 68.4% of the initial mortgage pool
                                             balance, prohibit voluntary principal prepayments
                                             for a period ending on a date determined by the
                                             related mortgage loan documents (which may be the
                                             maturity date), which period is referred to in
                                             this prospectus supplement as a lock-out period,
                                             but permit the related borrower, after an initial
                                             period of at least two years following the date of
                                             issuance of the series 2005-PWR7 certificates, to
                                             defease the pooled mortgage loan by pledging
                                             certain government securities and obtaining the
                                             release of the mortgaged property from the lien of
                                             the mortgage.

                                        o    Eleven (11) pooled mortgage loans, representing
                                             14.4% of the initial mortgage pool balance,
                                             prohibit voluntary principal prepayments during a
                                             lock-out period, and following the lock-out period
                                             provide for prepayment premiums or yield
                                             maintenance charges calculated on the basis of the
                                             greater of a yield maintenance formula and 1% of
                                             the amount prepaid.

                                        o    Seventeen (17) pooled mortgage loans, representing
                                             6.9% of the initial mortgage pool balance,
                                             prohibit voluntary principal prepayments during a
                                             lock-out period, and following the lock-out period
                                             provide for a prepayment premium or yield
                                             maintenance charge calculated on the basis of the
                                             greater of a yield maintenance formula and 1% of
                                             the amount prepaid, and also permit the related
                                             borrower, after an initial period of at least two
                                             years following the date of the issuance of the
                                             series 2005-PWR7 certificates, to defease the
                                             pooled mortgage loan by pledging certain
                                             government securities and obtaining the release of
                                             the mortgaged property from the lien of the
                                             mortgage.

                                        o    Two (2) pooled mortgage loans, secured by the
                                             mortgaged properties identified on Appendix B to
                                             this prospectus supplement as Plaza La Cienega and
                                             Garden State Pavilion, respectively, in the
                                             aggregate representing 6.3% of the initial
                                             mortgage pool balance, permit the related
                                             borrower, after an initial period of the earlier
                                             of (a) four years from the first due date or (b)
                                             two years from the date of the securitization of
                                             the related non-pooled mortgage loan, to defease
                                             the pooled mortgage loan by pledging certain
                                             government securities and obtaining the release of
                                             the mortgaged property from the lien of the
                                             mortgage.

                                        o    One (1) pooled mortgage loan, secured by the
                                             mortgaged property identified on Appendix B to
                                             this prospectus supplement as Marquis Apartments,
                                             representing 4.0% of the initial mortgage pool
                                             balance, permits the related borrower, after an

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                                      S-26

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                                             initial period of the earlier of (a) three years from
                                             January 31, 2005 or (b) two years from the date of the
                                             securitization of the related non-pooled mortgage loan,
                                             to defease the pooled mortgage loan by pledging certain
                                             government securities and obtaining the release of
                                             the mortgaged property from the lien of the mortgage.

                                        See "Description of the Mortgage Pool--Certain
                                        Characteristics of the Mortgage Pool--Cross-Collateralized
                                        Mortgage Loans and Multi-Property Mortgage Loans (and
                                        Related Collateral Substitution, Partial Release or Partial
                                        Defeasance Provisions); Mortgage Loans with Affiliated
                                        Borrowers", "--Voluntary Prepayment and Defeasance
                                        Provisions" and "--Other Releases" in this prospectus
                                        supplement.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS...........   The mortgage pool will have the following general
                                        characteristics as of the cut-off date:

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                                      S-27

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                                             Initial mortgage pool
                                             balance (+/-5%).......................   $1,124,565,652
                                             Number of pooled mortgage loans.......              124
                                             Number of mortgaged properties........              153

                                             Largest cut-off date principal
                                                balance............................   $   94,668,822
                                             Smallest cut-off date principal
                                                balance............................   $      544,698
                                             Average cut-off date principal
                                                balance............................   $    9,069,078

                                             Highest mortgage interest rate........            6.89%
                                             Lowest mortgage interest rate.........            4.92%
                                             Weighted average mortgage interest
                                                rate...............................          5.3890%

                                             Longest original term to maturity
                                                or anticipated repayment date...            240 mos.
                                             Shortest original term to maturity
                                                or anticipated repayment date...             60 mos.
                                             Weighted average original term
                                                to maturity or anticipated
                                                repayment date.....................         115 mos.

                                             Longest remaining term to
                                                maturity or anticipated
                                                repayment date.....................         239 mos.
                                             Shortest remaining term to maturity
                                                or anticipated repayment date......          59 mos.
                                             Weighted average remaining term to
                                                maturity or anticipated repayment
                                                date...............................         113 mos.

                                             Highest debt service coverage
                                                ratio, based on underwritten net
                                                cash flow*.........................            3.31x
                                             Lowest debt service coverage ratio,
                                                based on underwritten net cash
                                                flow*..............................            1.17x
                                             Weighted average debt service
                                                coverage ratio, based on
                                                underwritten net cash flow*........            1.62x

                                             Highest cut-off date
                                                loan-to-appraised value ratio*.....            80.5%
                                             Lowest cut-off date
                                                loan-to-appraised value ratio*.....            33.8%
                                             Weighted average cut-off date
                                                loan-to-appraised value ratio*.....            70.1%

                                             *In the case of the pooled mortgage loans that are
                                             secured by mortgaged properties that also secure a
                                             related non-pooled mortgage loan that is initially
                                             subordinate to (whether or not that non-pooled mortgage
                                             loan may potentially become pari passu in right of
                                             payment with) that pooled mortgage loan, debt service
                                             coverage ratio and loan-to-value information is
                                             generally presented in this prospectus supplement
                                             without regard to the non-pooled subordinate loan.
                                             Considering the combined debt service payable under the
                                             pooled mortgage loan and the non-pooled subordinate
                                             loan in those cases, the highest, lowest and weighted
                                             average debt service coverage ratio (based on
                                             underwritten net cash flow) of the mortgage pool would
                                             be

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                                      S-28

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                                             3.31x, 1.17x and 1.60x, respectively. Considering the
                                             combined principal balance of the pooled mortgage loan
                                             and the non-pooled subordinate loan in those cases, the
                                             highest, lowest and weighted average cut-off date
                                             loan-to-appraised value ratio would be 89.7%, 33.8% and
                                             71.0%, respectively.

B. STATE CONCENTRATIONS..............   The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged
                                        properties located in the indicated states or regions:

                                                                    NUMBER OF   % OF INITIAL
                                                                    MORTGAGED     MORTGAGE
                                              STATE/REGION         PROPERTIES   POOL BALANCE
                                        ------------------------   ----------   ------------
                                        California..............       28           18.5%
                                           Southern CA..........       18           15.6%
                                           Northern CA..........       10            2.8%
                                        New York................        8           13.9%
                                        Pennsylvania............       29            9.2%
                                        Texas...................       11            8.2%
                                        Nevada..................        3            6.3%
                                        New Jersey..............        4            6.1%
                                        Massachusetts...........        1            5.7%

                                        The remaining mortgaged properties are located throughout
                                        twenty-three (23) other states, the District of Columbia and the United States Virgin Islands. No more than 5.0% of the initial mortgage pool balance is secured by mortgaged
                                        properties located in any of those other jurisdictions.
                                        Northern California includes areas with zip codes above
                                        93600 and Southern California includes areas with zip codes of 93600 and below.

C. PROPERTY TYPES....................   The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged
                                        properties operated primarily for each indicated purpose:

                                                                    NUMBER OF   % OF INITIAL
                                                                    MORTGAGED     MORTGAGE
                                             PROPERTY TYPES        PROPERTIES   POOL BALANCE
                                        ------------------------   ----------   ------------
                                        Retail..................       65           48.5%
                                        Office..................       18           23.4%
                                        Multifamily.............       36           11.7%
                                        Industrial..............       16            8.0%
                                        Hospitality.............        3            2.8%
                                        Self-Storage............        7            2.7%
                                        Manufactured Housing
                                           Community............        5            2.1%
                                        Mixed Use...............        3            0.8%

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                                      S-29

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D. ENCUMBERED INTERESTS..............   The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged
                                        properties for which the encumbered interest is as
                                        indicated:

                                                                    NUMBER OF   % OF INITIAL
                                                                    MORTGAGED     MORTGAGE
                                           ENCUMBERED INTEREST     PROPERTIES   POOL BALANCE
                                        ------------------------   ----------   ------------
                                        Fee(1)..................       145          91.2%
                                        Leasehold...............         6           7.6%
                                        Fee in part and
                                           leasehold in part....         2           1.2%

                                        (1)  Includes mortgaged properties for which the borrower's interest consists of overlapping fee and leasehold
                                             interests.

                  ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS...................   Elections will be made to treat designated portions of the trust fund as three separate "real estate mortgage
                                        investment conduits" or "REMICs" under Sections 860A through
                                        860G of the Internal Revenue Code. Those REMICs will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an
                                        anticipated repayment date that remains outstanding past
                                        that date, which collections will constitute a grantor trust for federal income tax purposes.

                                        The offered certificates will constitute "regular interests"
                                        in a REMIC. The offered certificates generally will be
                                        treated as newly originated debt instruments for federal
                                        income tax purposes. This means that you will be required to report income on your certificates in accordance with the
                                        accrual method of accounting, regardless of your usual
                                        method of accounting. The offered certificates will not
                                        represent any interest in the grantor trust referred to
                                        above.

                                        We anticipate that the class ___ and class certificates will be treated as having been issued with more than a de minimis amount of original issue discount, that the class ___, ___,
                                        ___, ___, ___, ___ and ___ certificates will be treated as having been issued with a de minimis amount of original
                                        issue discount and that the class ___ and class ___
                                        certificates will be issued at a premium. When determining the rate of accrual of original issue discount and market
                                        discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that,
                                        subsequent to the date of any determination--

                                        o    the pooled mortgage loans with anticipated repayment
                                             dates will, in each case, be paid in full on that date,

                                        o    no pooled mortgage loan will otherwise be prepaid prior
                                             to maturity, and

                                        o    there will be no extension of the maturity of any
                                             pooled mortgage loan.

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                                      S-30

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                                        However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all.

                                        For a more detailed discussion of United States federal
                                        income tax aspects of investing in the offered certificates, see "Material Federal Income Tax Consequences" in this
                                        prospectus supplement and in the accompanying prospectus.

ERISA................................   The offered certificates are generally eligible for purchase by employee benefit plans, subject to certain considerations discussed in the sections titled "ERISA Considerations" in this prospectus supplement and "Certain ERISA
                                        Considerations" in the accompanying prospectus.

                                        You should refer to the sections in this prospectus
                                        supplement and the accompanying prospectus referenced above.
                                        If you are a benefit plan fiduciary considering purchase of any offered certificates you should, among other things,
                                        consult with your counsel to determine whether all required conditions have been satisfied.

LEGAL INVESTMENT.....................   The offered certificates will not constitute "mortgage
                                        related securities" for purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984, as amended.

                                        If your investment activities are subject to legal
                                        investment laws and regulations, regulatory capital
                                        requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and
                                        consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" herein and in the accompanying prospectus.

RATINGS..............................   The ratings for the offered certificates shown in the table appearing under the caption "--Overview of the Series
                                        2005-PWR7 Certificates" above are those of Moody's Investors
                                        Service, Inc. and Fitch, Inc., respectively. It is a
                                        condition to their issuance that the respective classes of offered certificates receive credit ratings no lower than
                                        those shown in that table.

                                        The ratings of the offered certificates address the timely payment of interest and (except in the case of the class X-2 certificates) the ultimate payment of principal on or before the rated final distribution date. A security rating is not a recommendation to buy, sell or hold securities and the
                                        assigning rating agency may revise or withdraw its rating at any time.

                                        For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus
                                        supplement.

--------------------------------------------------------------------------------

                                      S-31

                                  RISK FACTORS

     You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

     If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-J, B, C AND D CERTIFICATES WILL AFFECT THE TIMING
OF PAYMENTS AND THE APPLICATION OF LOSSES ON THOSE CERTIFICATES.

     If you purchase class A-J, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o    the distribution priorities of the respective classes of the series
          2005-PWR7 certificates,

     o    the order in which the principal balances of the respective classes of the series 2005-PWR7 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON THE
CLASS __, __, __, __ AND ___ CERTIFICATES.

     The pass-through rate on the class __, __, __, __ and __ certificates is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase class __, __, __, __ or ___ certificates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or, in the case of the class __, __, __ and certificates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates. In addition, the pass-through rate for, and the yield on, the class X-2 certificates will vary with changes in the relative sizes of the total principal balances of the respective classes of series 2005-PWR7 principal balance certificates, or the designated components of those total principal balances, that make up the total notional amount of the class X-2 certificates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

     The yield on your offered certificates will depend on, among other things--

     o    the price you paid for your offered certificates, and

                                      S-32

     o    the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     o    the pass-through rate for, and the other payment terms of, your offered certificates,

     o    the rate and timing of payments and other collections of principal on the pooled mortgage loans,

     o    the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

     o    the rate and timing of reimbursements made to the master servicers, the special servicer, the trustee or the fiscal agent for
          nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

     o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series
          2005-PWR7 certificates, and

     o    servicing decisions with respect to the pooled mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     If you purchase class X-2 certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments on the pooled mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the Class A-1, A-2, A-AB, A-3, A-J,
B, C, D, E, F, G, H, J, K or L certificates may result in a reduction in the total notional amount of the class X-2 certificates. Accordingly, if principal payments on the pooled mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-2 certificates may be lower than that assumed at the time of purchase.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

     In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

     Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

                                      S-33

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

     If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios.
The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

     Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2005-PWR7 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

     As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity.
Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under "Description of the
Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

     Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series 2005-PWR7 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series 2005-PWR7 pooling and servicing agreement, (b) any rights of the series 2005-PWR7 controlling class representative, (c) in the case of the 11 Penn Plaza pooled mortgage loan, the express terms of the series 2004-PWR6 pooling and servicing agreement and any rights of the "controlling class" under that pooling and servicing agreement and the related intercreditor agreement, (d) the rights of the holders of each of the non-pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Marquis
Apartments, Plaza La Cienega, Garden State Pavilion, Washington Estates MHC and
Forrest Brooke MHC under the related intercreditor agreement and (e) in the case of the Miller/WRI Portfolio pooled mortgage loans, the express terms of the series 2003-PWR2 pooling and servicing agreement and any rights of the
"controlling class" under that pooling and servicing agreement and the related intercreditor agreement. See "Servicing of the Mortgage Loans Under the Series
2005-PWR7 Pooling and Servicing Agreement--The

                                      S-34

Series 2005-PWR7 Controlling Class Representative" and "Intercreditor and
Servicing Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loans"
in this prospectus supplement.

IF A MASTER SERVICER OR THE SPECIAL SERVICER PURCHASES SERIES 2005-PWR7
CERTIFICATES OR IF IT SERVICES NON-POOLED MORTGAGE LOANS, A CONFLICT OF INTEREST
COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE SERIES 2005-PWR7
CERTIFICATES.

     A master servicer or the special servicer or an affiliate thereof may purchase series 2005-PWR7 certificates. The purchase of series 2005-PWR7 certificates by a master servicer or the special servicer could cause a conflict between its duties under the series 2005-PWR7 pooling and servicing agreement and its interest as a holder of a series 2005-PWR7 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2005-PWR7 certificates. Furthermore, the master servicers and the special servicer have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicers, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2005-PWR7 pooling and servicing agreement, the master servicers and the special servicer are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard.

VARIOUS OTHER CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR OFFERED
CERTIFICATES.

     Conflicts Between Various Classes of Certificateholders and Lenders. In the
case of the pooled mortgage loans other than the 11 Penn Plaza and Miller/WRI
Portfolio pooled mortgage loans (which are each primarily serviced and administered under a pooling and servicing agreement for another commercial mortgage securitization), the special servicer is given considerable latitude in determining when and how to liquidate or modify those pooled mortgage loans if they become defaulted and the series 2005-PWR7 controlling class representative is entitled to replace the special servicer. Furthermore, the series 2005-PWR7 controlling class representative is entitled to consent to certain actions of the special servicer with respect to those pooled mortgage loans (other than the
Marquis Apartments pooled mortgage loan, after the date (if any) when the holder of the related non-pooled mortgage loan exercises its right at its sole discretion to subordinate that non-pooled mortgage loan to the related pooled mortgage loan). In the case of the 11 Penn Plaza pooled mortgage loan, the applicable special servicer under the series 2004-PWR6 pooling and servicing agreement (under which that pooled mortgage loan is principally serviced and administered) is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan if it becomes a defaulted loan.
With regard to the 11 Penn Plaza pooled mortgage loan, the "controlling class"
under the series 2004-PWR6 pooling and servicing agreement, or a representative on its behalf, generally, is entitled to replace the related special servicer and consent to various actions of the related special servicer in connection with that pooled mortgage loan. The trust as the holder of the 11 Penn Plaza pooled mortgage loan has various consultation (but not approval) rights associated with those actions; and the series 2005-PWR7 controlling class representative will be entitled to exercise those consultation rights on behalf of the trust. In the case of the Miller/WRI Portfolio pooled mortgage loans, the applicable special servicer under the series 2003-PWR2 pooling and servicing agreement (under which those mortgage loans are principally serviced and administered) is given considerable latitude in determining when and how to liquidate or modify those pooled mortgage loans if they become defaulted loans.
With regard to the Miller/WRI Portfolio pooled mortgage loans, the "controlling class" under the series 2003-PWR2 pooling and servicing agreement, or a representative on its behalf, generally, is entitled to replace the related special servicer and consent to various actions of the related special servicer in connection with that mortgage loan. The trust as the holder of the Miller/WRI
Portfolio pooled mortgage loans has various consultation (but not approval)
rights associated with those actions; and the series 2005-PWR7 controlling class representative will be entitled to exercise those consultation rights on behalf of the trust. See "Servicing of the Mortgage Loans Under the Series 2005-PWR7
Pooling and Servicing Agreement", "Intercreditor and Servicing Arrangements
Regarding the Non-Trust-Serviced Pooled Mortgage Loans" and Appendix D to this prospectus supplement. The "controlling class" and its representative for the securitizations in which the 11 Penn Plaza and Miller/WRI Portfolio non-pooled pari passu companion loans are included are determined under the related pooling and servicing agreement in a manner that is similar to the manner in which the series 2005-PWR7 controlling class and its representative is determined under the series 2005-PWR7 pooling and servicing agreement. Furthermore, the holder of the Marquis Apartments non-pooled mortgage loan will be entitled to consult with the applicable master servicer and/or the special servicer with respect to

                                      S-35

various servicing matters affecting the respective group of mortgage loans prior to the date (if any) when the holder of that non-pooled mortgage loan exercises its right at its sole discretion to subordinate that non-pooled mortgage loan to the related pooled mortgage loan and, except in limited circumstances, such holder will be entitled to consent to certain actions of the master servicer and/or the special servicer affecting the respective group of mortgage loans from and after the date (if any) when the holder of that non-pooled mortgage loan exercises its right at its sole discretion to subordinate that non-pooled mortgage loan to the related pooled mortgage loan. In addition, the respective holders of the non-pooled mortgage loans secured by each of the Plaza La Cienega and Garden State Pavilion mortgaged properties will be entitled, subject to the conditions set forth in the related intercreditor agreement, to consult with the applicable master servicer and/or the special servicer with respect to various servicing matters affecting the respective group of mortgage loans. The series
2005-PWR7 controlling class representative and/or the other controlling class representatives, non-pooled mortgage loan noteholders or similar parties may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect the series 2005-PWR7 controlling class representative and the other controlling class representatives, non-pooled mortgage loan noteholders or similar parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in their own interests. The initial series 2005-PWR7 controlling class representative will be an affiliate of the special servicer.

     Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their
Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand.

     Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers
(or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

     Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2005-PWR7 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

     In some circumstances, the consent or approval of the holders of a specified percentage of the series 2005-PWR7 certificates will be required to direct, consent to or approve certain actions, including amending the series
2005-PWR7 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2005-PWR7 certificates regardless of whether you agree with that consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

     There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so.

                                      S-36

Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

     Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The
Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

     (1)  "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates"; and

     (2)  "Description of the Certificates--Book-Entry Registration and
          Definitive Certificates".

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

     Mortgaged properties representing security for 48.5%, 23.4%, 11.7%, 8.0%,
2.8%, 2.7%, 2.1% and 0.8% of the initial mortgage pool balance are fee and/or leasehold interests in retail, office, multifamily, industrial, hospitality, self-storage, manufactured housing community and mixed use properties, respectively. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.
For more detailed information, you should refer to the following sections in the accompanying prospectus:

     (1)  "Risk Factors--Risks Relating to the Mortgage Loans"; and

     (2)  "Description of the Trust Funds--Mortgage Loans".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

     The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

     Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

     The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Substantially all of the mortgage loans that we intend to include in the trust fund were originated within twelve months prior to the cut-off date. Consequently, the mortgage loans should be considered not to have a long-standing payment history.

                                      S-37

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o    local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

     o    demographic factors;

     o    decreases in consumer confidence;

     o    changes in consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the level of tenant defaults;

     o    the ability to convert an unsuccessful property to an alternative use;

     o    new construction in the same market as the mortgaged property;

                                      S-38

     o    rent control laws;

     o    the number and diversity of tenants;

     o    the rate at which new rentals occur; and

     o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

     The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing the subject pooled mortgage loan and any other assets that may have been pledged to secure the subject pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

     Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

     No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, the special servicer, the primary servicer, the trustee, the certificate administrator, the fiscal agent, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

     The effect of mortgage pool loan losses will be more severe:

     o    if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

     o    if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

     The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the 11 Penn Plaza pooled mortgage loan, which represents 8.4% of the initial mortgage pool balance. The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 39.6% of the initial mortgage pool balance. Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.9% of the initial mortgage pool balance.

                                      S-39

     In addition, eight (8) groups of mortgage loans, in the aggregate representing eighteen (18) individual pooled mortgage loans (seven (7) groups composed of two (2) pooled mortgage loans each and one (1) group composed of four (4) pooled mortgage loans), were made to borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of those eight (8) groups represent
7.3%, 6.3%, 1.3%, 0.7%, 0.7%, 0.6%, 0.5% and 1.9%, respectively, of the initial mortgage pool balance. These groups are in addition to the one group of cross-collateralized pooled mortgage loans.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY ARRANGEMENTS
MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE
LOAN.

     The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

     Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

     o    the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

     o    the person:

          (1)  was insolvent at the time of the incurrence of the obligation or transfer, or

          (2)  was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

          (3)  intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

     Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

     o    the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property for the equal benefit of the other related borrowers; and

     o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

     We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

     In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan. See "Description of the
Mortgage Pool--Certain Characteristics of the Mortgage Pool" in this prospectus supplement for more information regarding any multi-property mortgage loans in the trust fund.

                                      S-40

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

     The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted)
before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

     o    converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

     o    zoning, land use or other restrictions also may prevent alternative uses.

     The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o    changes in governmental regulations, fiscal policy, zoning or tax laws;

     o    potential environmental legislation or liabilities or other legal liabilities;

     o    proximity and attractiveness of competing properties;

     o    new construction of competing properties in the same market;

     o    convertibility of a mortgaged property to an alternative use;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to

                                      S-41

default on its obligations to the lender. Twenty-eight (28) of the mortgaged properties, representing security for 7.7% of the initial mortgage pool balance, are leased to single tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

     o    the financial effect of the absence of rental income may be severe;

     o    more time may be required to re-lease the space; and

     o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See Appendix A to this prospectus supplement. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

     Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

     In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

     For further information with respect to tenant concentrations, see Appendix
B to this prospectus supplement.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

     Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

     In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

     In the case of certain pooled mortgage loans, 100% of the tenant leases at the mortgaged property may expire at various times prior to the loan's maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire prior to the loan's maturity date. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at the related mortgaged property. We cannot assure you that (1) leases that expire can be renewed, (2)
the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination

                                      S-42

or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

     If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.
Forty-six (46) of the mortgage loans, representing security for 58.5% of the initial mortgage pool balance (excluding multifamily, manufactured housing community, self-storage and hospitality properties), as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations.
In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

     If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     See Appendix A, Appendix B and Appendix C to this prospectus supplement for additional information regarding the occupancy or leasing percentages at the mortgaged properties. The Percent Leased presented in Appendix B and Appendix C for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

     Mortgaged properties located in California, New York, Pennsylvania, Texas,
Nevada, New Jersey and Massachusetts represent approximately 18.5%, 13.9%, 9.2%,
8.2%, 6.3%, 6.1% and 5.7%, respectively, by initial mortgage pool balance.
Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas,
Florida and the United States Virgin Islands may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country.

PRIOR BANKRUPTCIES MAY BE RELEVANT TO FUTURE PERFORMANCE.

     There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions in the past. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the
Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents.

                                      S-43

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

     The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

     The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

     Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

                                      S-44

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the pooled mortgage loan generally required the related borrower:

          (a)  to take investigative and/or remedial action; or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     Additionally, with respect to the mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Imperial
Plaza, which represents approximately 1.9% of the initial mortgage pool balance, the borrower is the previous owner of another property that was the subject of a secured financing. While the borrower was released from liability under that loan, the borrower remains liable under an environmental indemnity related to a property located in North Ridge, California.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In the case of one (1) of the pooled mortgage loans, identified on Appendix
B to this prospectus supplement as 33 Route 304, representing approximately 1.2%
of the initial mortgage pool balance, the property securing the pooled mortgage loan has documented soil and ground water contamination from trichloroethylene as a result of a previous tenant. In addition, xylene and diesel fuel underground storage tanks were removed from the property in 1987. The site has entered the New York State Department of Environmental Conservation's ("NYDEC")
Volunteer Cleanup Program pursuant to a Memorandum of Agreement. A March 1996
Record of Decision allowed for the natural attenuation of the ground water;
however, the borrower has retained Environmental Waste Management Associates LLC to perform a guaranteed cleanup of the site for a cost of $325,000. An environmental escrow has been established in the amount of $300,000, which will not be released until the NYDEC issues an acceptable determination of No Further
Action. We cannot assure you that the amounts escrowed will be sufficient to complete the required remediation.

     In the case of one (1) of the pooled mortgage loans, identified on Appendix
B to this prospectus supplement as Tricorne Center, representing approximately
1.0% of the initial mortgage pool balance, the property securing the pooled mortgage loan has documented ground water impact from a dry cleaning business.
The site has entered the New Jersey Department of Environmental Protection's
("NJDEP") Voluntary Cleanup Program pursuant to a Memorandum of Agreement. An environmental escrow has been established in the amount of $54,000, which represents approximately 125% of the projected cleanup costs. The escrow will not be released until the NJDEP issues a determination of No Further Action. We cannot assure you that the amounts escrowed will be sufficient to complete the required remediation.

     Twenty-seven (27) mortgaged properties, securing 5.9% of the initial mortgage pool balance, are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental

                                      S-45

insurance policy or pollution limited liability environmental impairment policy.
In each such case, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property and was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution limited liability environmental impairment policies under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance" in this prospectus supplement.

     We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

     o    future laws, ordinances or regulations will not impose any material environmental liability; or

     o    the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

     Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

     Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2005-PWR7 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

     As described in this prospectus supplement, approximately 98.5% of the pooled mortgage loans are balloon mortgage loans, including approximately 16.6%
of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o    the availability of, and competition for, credit for commercial properties;

     o    prevailing interest rates;

                                      S-46

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    tax laws; and

     o    prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     None of the mortgage loan sellers, any party to the series 2005-PWR7 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

     The pooled mortgage loans secured by the mortgaged properties identified on
Appendix B to this prospectus supplement as 11 Penn Plaza, Marquis Apartments,
Plaza La Cienega, Garden State Pavilion, Miller/WRI Portfolio - Lowry Town
Center, Miller/WRI Portfolio - Thorncreek Crossing, Washington Estates MHC and
Forrest Brooke MHC are each part of a group of mortgage loans that are secured by the same mortgage on the related mortgaged property or properties. In addition, the borrower under the Marquis Apartments Pooled Mortgage Loan and the
Circle K Portfolio Pod 1 pooled mortgage loan and some of the other mortgage loans or their affiliates have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the Mortgage Pool - Certain Characteristics of the
Mortgage Pool - Pari Passu, Subordinate and Other Financing" and Appendix B to
this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     With respect to the Plaza La Cienega pooled mortgage loan, the Plaza La
Cienega mortgaged property also secures a non-pooled mortgage loan with an outstanding principal balance as of the cut-off date of $7,000,000. The related borrower has pledged a letter of credit in an amount sufficient to pay the outstanding principal balance of the non-pooled mortgage loan. This letter of credit will be drawn upon to pay the non-pooled mortgage loan if the combined debt-service coverage ratio does not equal or exceed 1.25x or the combined loan-to-value ratio is more than 79.9% on or prior to December 17, 2006. Upon the request of the borrower, at any time prior to December 17, 2006, the letter of credit will be released if, among other things, the aggregate debt-service coverage ratio and loan-to-value ratio tests are met and no default has occurred under the pooled and non-pooled mortgage loans. The Plaza La Cienega pooled mortgage loan is not entitled to any of the proceeds of the related letter of credit. See "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling
and Servicing Agreement--Trust-Serviced Non-Pooled Noteholders--Plaza La Cienega
Trust-Serviced Non-Pooled Noteholder" in this prospectus supplement.

     With respect to the Garden State Pavilion pooled mortgage loan, the Garden
State Pavilion mortgaged property also secures a non-pooled mortgage loan with an outstanding principal balance as of the cut-off date of $5,000,000. The related borrower has pledged a letter of credit in an amount sufficient to pay the outstanding principal balance of the non-pooled mortgage loan. This letter of credit will be drawn upon to pay the non-pooled mortgage loan if the combined debt-service coverage ratio does not equal or exceed 1.30x or the combined loan-to-value ratio is more than 80.0% on or prior to November 30, 2006. Upon the request of the borrower, at any time prior to November 30, 2006, the letter of credit will be

                                      S-47

released if, among other things, the aggregate debt-service coverage ratio and loan-to-value ratio tests are met and no default has occurred under the pooled and non-pooled mortgage loans. The Garden State Pavilion pooled mortgage loan is not entitled to any of the proceeds of the related letter of credit. See
"Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and
Servicing Agreement--Trust-Serviced Non-Pooled Noteholders--Garden State
Pavilion Trust-Serviced Non-Pooled Noteholder" in this prospectus supplement.

     In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by this borrower. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

     Additionally, as described in "Summaries of the Ten Largest Mortgage
Loans--Plaza La Cienega" on Appendix C to this prospectus supplement, the pooled mortgage loan secured by the mortgaged property identified as Plaza La Cienega on Appendix B to this prospectus supplement is secured by the borrower's ground lease interest in the related mortgaged property. The fee interest in the property, which is owned by an affiliate of the borrower, is subject to another mortgage that had an outstanding principal balance as of the origination of the
Plaza La Cienega pooled mortgage loan of approximately $6,200,000. On the date that defeasance is permitted under the fee mortgage, in order to release the
$7,600,000 letter of credit, the borrower is required to defease the related mortgage loan. Additionally, the lien of the Plaza La Cienega pooled mortgage loan is required to be spread to cover the fee interest in addition to the ground lease interest which currently secures the Plaza La Cienega pooled mortgage loan and non-pooled mortgage loan. The borrower has escrowed approximately $7,600,000 to be used to defease the mortgage loan secured by the fee interest.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

     Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured

                                      S-48

creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Eight (8) groups of mortgage loans, representing 7.3%, 6.3%, 1.9%, 1.3%,
0.7%, 0.7%, 0.6% and 0.5%, respectively, of the initial mortgage pool balance and together representing eighteen (18) individual pooled mortgage loans, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. These groups are in addition to the one group of cross-collateralized pooled mortgage loans. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

     With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

     We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

                                      S-49

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

     A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

     We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

     Provisions in the pooled mortgage loans requiring yield maintenance charges or Lock-out Periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series
2005-PWR7 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

                                      S-50

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

     Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

     Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

     Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.
The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

     o    a title insurer will have the ability to pay title insurance claims made upon it;

     o    the title insurer will maintain its present financial strength; or

     o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

     Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                      S-51

     In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties are subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

     Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

     The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     Some of the mortgaged properties securing the pooled mortgage loans are located in California, Florida, Texas, the United States Virgin Islands and in
other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or
(b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events.

                                      S-52

     Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

     After the September 11, 2001 terrorist attacks in New York City, the
Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers ninety percent
(90%) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either (a) authorized such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts purely of domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies.
Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof.
Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

     As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

     Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2005-PWR7 certificates.

APPRAISALS MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

     In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present

                                      S-53

or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

     The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value has been used in the calculation of the loan-to-value ratios in this prospectus supplement only in cases where such events have occurred.

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

     If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

     In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2005-PWR7 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

                                      S-54

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

     There may be pending or threatened legal proceedings against the borrowers, the sponsors and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY
ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN.

     Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with
Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

     In the case of eight (8) mortgaged properties, with an aggregate allocated loan amount representing 8.8% of the initial mortgage pool balance, the borrower's interest consists solely, or in material part, of a leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as
Plaza La Cienega, Imperial Plaza, Holiday Inn Council Bluffs, Miller/WRI
Portfolio - Lowry Town Center, Washington Estates MHC, Hampton Inn Council
Bluffs, Walgreens Abingdon and Lynxs Nafta Cargoport.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

     The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

                                      S-55

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

     With respect to certain of the pooled mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
Consequently, servicing and realizing upon the collateral described above could subject the series 2005-PWR7 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

TENANCIES IN COMMON MAY HINDER RECOVERY.

     The eleven (11) pooled mortgage loans secured by Garden State Pavilion,
Brooklyn Place Apartments, 1550 Magnolia Avenue Industrial, M.O.I. Depot, Cost
Plus Germantown, Kerrville Country Club Plaza, Allentown Self Storage, Locksley
Mini Storage, Northern Tool Retail Store, Westridge Commerce Center, Bldg. A and
Galewood Office, which represent 2.5%, 0.9%, 0.9%, 0.7%, 0.4%, 0.4%, 0.3%, 0.3%,
0.2%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance, have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

     The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

                                      S-56

     The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the pooled mortgage loans.

THERE MAY BE CHANGES IN THE TAX LAWS OF THE U.S. VIRGIN ISLANDS; NO GROSS-UP.

     The pooled mortgage loans secured by the mortgaged properties identified on
Annex B to this prospectus supplement as Fortress Self Storage and Ocean Terrace
Apartments and representing in the aggregate 1.1% of the initial mortgage pool balance, are secured by properties located in the United States Virgin Islands
("USVI") and are each obligations of a borrower organized in the USVI. USVI law currently provides an exemption from USVI withholding tax for USVI-source interest payments on loans secured by a property or properties located in the
USVI. We cannot assure you that this exemption will not change in the future or that USVI law will not otherwise change, and these mortgage loans do not provide for any gross-up in the event of the imposition of any such withholding tax. As a result, if the exemption is changed or any additional tax is imposed, it may result in a shortfall with respect to these pooled mortgage loans. In addition, in the event that the Trust Fund acquires the mortgaged property securing either of such pooled mortgage loans, the trust may be treated as engaged in a trade or business in the USVI and may be subject to tax on net income or gains with respect to that net income.

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

     Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

ADDITIONAL RISKS

     See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the
"Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-57

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

     We, Bear Stearns Commercial Mortgage Securities Inc., were incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is
(212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-PWR7 certificates will be issued on the Issue Date pursuant to the series 2005-PWR7 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2005-PWR7 pooling and servicing agreement are described in this "Description of the Offered Certificates"
section of this prospectus supplement. For additional detailed information regarding the terms of the series 2005-PWR7 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans Under the Series 2005-PWR7
Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and "Description of the
Pooling and Servicing Agreements".

     The series 2005-PWR7 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

     o    the pooled mortgage loans;

     o    any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

     o    certain rights granted to us under the mortgage loan purchase agreements;

     o    any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group or the A/B Mortgage
          Loans, only to the extent of the trust fund's interest therein); and

     o    those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the
          Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing
          Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account as described under "Servicing of the
          Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing
          Agreement--REO Account", the certificate administrator's distribution account described under "--Distribution Account" below or the certificate administrator's interest reserve account described under
          "--Interest Reserve Account" below.

     The series 2005-PWR7 certificates will include the following classes:

     o    the A-1, A-2, A-AB, A-3, X-2, A-J, B, C and D classes, which are the classes of series 2005-PWR7 certificates that are offered by this prospectus supplement, and

     o    the X-1, E, F, G, H, J, K, L, M, N, P, Q, R and V classes, which are the classes of series 2005-PWR7 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

                                      S-58

     It is expected that ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial special servicer, will acquire several non-offered classes of the series 2005-PWR7 certificates, including the class Q certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

     The class A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P
and Q certificates are the only series 2005-PWR7 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a principal balance certificate may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below.

     The class X-1 and X-2 certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, each of those classes will have a notional amount. The initial notional amounts of the class X-1 and X-2 certificates are shown in the table appearing under the caption "Summary--Overview of the Series 2005-PWR7
Certificates" in this prospectus supplement. The actual notional amounts of the class X-1 and X-2 certificates at initial issuance may be larger or smaller than the amounts shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

     The total notional amount of the class X-1 certificates will equal the total principal balance of the class A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G,
H, J, K, L, M, N, P and Q certificates outstanding from time to time.

     The total notional amount of the Class X-2 certificates will equal:

     o    during the period from the Issue Date through and including the distribution date in March 2006, the sum of (a) the lesser of
          $68,223,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, A-AB, A-3, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

     o    during the period following the distribution date in March 2006 through and including the distribution date in March 2007, the sum of
          (a) the lesser of $16,950,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, A-AB, A-3, A-J, B, C, D, E, F, G,
          H, J, K and L certificates outstanding from time to time;

     o    during the period following the distribution date in March 2007 through and including the distribution date in March 2008, the sum of
          (a) the lesser of $150,785,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class A-AB, A-3, A-J, B, C, D, E, F and G certificates outstanding from time to time and (c) the lesser of
          $5,570,000 and the total principal balance of the class H certificates outstanding from time to time;

     o    during the period following the distribution date in March 2008 through and including the distribution date in March 2009, the sum of
          (a) the lesser of $98,300,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class A-AB, A-3, A-J, B, C, D and E certificates outstanding from time to time and (c) the lesser of
          $6,219,000 and the total principal balance of the class F certificates outstanding from time to time;

     o    during the period following the distribution date in March 2009 through and including the distribution date in March 2010, the sum of
          (a) the lesser of $46,130,000 and the total principal balance of the class A-2

                                      S-59

          certificates outstanding from time to time, (b) the lesser of
          $104,230,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-J, B and C certificates outstanding from time to time and (d) the lesser of $14,008,000 and the total principal balance of the class D certificates outstanding from time to time;

     o    during the period following the distribution date in March 2010 through and including the distribution date in March 2011, the sum of
          (a) the lesser of $19,592,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $84,141,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-J and B certificates outstanding from time to time and (d) the lesser of $5,054,000 and the total principal balance of the class C certificates outstanding from time to time;

     o    during the period following the distribution date in March 2011 through and including the distribution date in March 2012, the sum of
          (a) the lesser of $457,389,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the total principal balance of the class A-J certificates outstanding from time to time and (c) the lesser of $23,102,000 and the total principal balance of the class B certificates outstanding from time to time;

     o    during the period following the distribution date in March 2012 through and including the distribution date in March 2013, the sum of
          (a) the lesser of $423,489,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the total principal balance of the class A-J certificates outstanding from time to time and (c) the lesser of $11,058,000 and the total principal balance of the class B certificates outstanding from time to time; and

     o    following the distribution date occurring in March 2013, $0.

     The principal balances of the class M, N, P and Q certificates will not be represented (in whole or in part) in the notional amount of the class X-2 certificates at any time.

     The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

     The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

DISTRIBUTION ACCOUNT

     General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2005-PWR7 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody's and Fitch standards for securitizations similar to the one involving the offered certificates.

                                      S-60

     Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

     o    All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;

          2.   payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

          3.   Authorized Collection Account Withdrawals, including--

               (a)  amounts payable to a master servicer or the special servicer as indemnification or as compensation, including master
                    servicing fees, special servicing fees, workout fees,
                    liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on
                    advances, late payment charges and Default Interest,

               (b)  amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;
                    and

               (d)  amounts deposited in that master servicer's collection account in error.

     o    Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that distribution date.

     o    Any payments made by that master servicer to cover Prepayment Interest
          Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to the distribution date that occurs during March in any calendar year subsequent to 2005, the certificate administrator will be required to transfer from the interest reserve account, which we describe under
"--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis.

     The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

     Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

     o    to make distributions on the series 2005-PWR7 certificates;

     o    to pay itself, the tax administrator, the servicer report
          administrator and the trustee monthly fees that are described under
          "--Matters Regarding the Certificate Administrator, the Tax
          Administrator, the Trustee and the Fiscal Agent" and "--Reports to
          Certificateholders; Available Information" below;

                                      S-61

     o    to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee, the fiscal agent and various related persons as described under "--Matters Regarding the Certificate
          Administrator, the Tax Administrator, the Trustee and the Fiscal
          Agent" below;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2005-PWR7 pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax Consequences--Taxes that May Be
          Imposed on the REMIC Pool--Prohibited Transactions" in the
          accompanying prospectus and "Servicing of the Mortgage Loans Under the
          Series 2005-PWR7 Pooling and Servicing Agreement--REO Account" in this prospectus supplement;

     o    to pay itself net investment earnings earned on funds in the distribution account for each collection period;

     o    to pay for the cost of recording the series 2005-PWR7 pooling and servicing agreement;

     o    with respect to each distribution date during February of any year subsequent to 2005 and each distribution date during January of any year subsequent to 2005 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an
          Actual/360 Basis;

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

     o    to clear and terminate the distribution account upon the termination of the series 2005-PWR7 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

     The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Moody's and Fitch standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

     During January, except in a leap year, and February of each calendar year subsequent to 2005, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal
Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include
Post-ARD Additional Interest.

     During March of each calendar year subsequent to 2005, the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

                                      S-62

DISTRIBUTIONS

     General. On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2005-PWR7 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     Distributions made to a class of series 2005-PWR7 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     In order for a series 2005-PWR7 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever.
See "--Delivery, Form and Denomination" below.

     If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicer, the trustee and the fiscal agent will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2005-PWR7 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund Expenses".

     Interest Distributions. All of the classes of the series 2005-PWR7 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2005-PWR7 certificates, interest will accrue during each interest accrual period based upon:

     o    the pass-through rate for that class and interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of
Distributions" below, the holders of each interest-bearing class of the series
2005-PWR7 certificates will be entitled to receive--

     o    the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class of certificates, reduced by

     o    the portion of any Net Aggregate Prepayment Interest Shortfall (if
          any) for that distribution date that is allocable to that class of series 2005-PWR7 certificates.

                                      S-63

     In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Funds Expenses"
below, then that class will also be entitled (also subject to the Available
Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

     If the holders of any interest-bearing class of the series 2005-PWR7 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under
"--Priority of Distributions" below.

     No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X-1 or class X-2 certificates.
The portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to any particular class of series 2005-PWR7 principal balance certificates will equal the product of--

     o    the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o    a fraction--

          1.   the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

          2.   the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the series 2005-PWR7 principal balance certificates.

     Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2005-PWR7 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2005-PWR7 Certificates" in this prospectus supplement.

     The pass-through rates for the class __, __, __, __, __, __ and __
certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the subject class for the initial interest accrual period.

     The pass-through rates for the class __, __, __, __, __, __, __, __, __, __
and __ certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

     o    the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

     o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

     The pass-through rates applicable to the class __, __, __ and __
certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus a specified percentage. In the case of the class __ certificates, that percentage is __%, in the case of the class __ certificates, that percentage is __% and in the case of the class __ certificates, that percentage is __%.

     The pass-through rate applicable to the class __ and __ certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through
Rate for the distribution date that corresponds to that interest accrual period.

     The pass-through rate for the class X-2 certificates, for each interest accrual period through and including the interest accrual period related to the
March 2013 distribution date, will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total

                                      S-64

notional amount of the class X-2 certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-PWR7 principal balance certificates. If all or a designated portion of the total principal balance of any class of series
2005-PWR7 principal balance certificates is identified under "--Certificate
Principal Balances and Certificate Notional Amounts" above as being part of the total notional amount of the class X-2 certificates immediately prior to any distribution date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class X-2 certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period related to the March 2013 distribution date, on any particular component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o    the lesser of (a) the reference rate specified on Schedule I to this prospectus supplement for such interest accrual period and (b) the
          Weighted Average Pool Pass-Through Rate for the related distribution date that corresponds to such interest accrual period, over

     o    the pass-through rate in effect during such interest accrual period for the class of series 2005-PWR7 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the interest accrual period related to the March 2013 distribution date, the class X-2 certificates will cease to accrue interest. In connection therewith, the class X-2 certificates will have a 0% pass-through rate for the interest accrual period related to the April 2013 distribution date and for each interest accrual period thereafter.

     The pass-through rate for the class X-1 certificates for any interest accrual period will equal the weighted average of the respective strip rates
(the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the class X-1 certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.
Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-PWR7 principal balance certificates. In general, the total principal balance of each class of series 2005-PWR7 principal balance certificates will constitute a separate component of the total notional amount of the class X-1 certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2005-PWR7 principal balance certificates is identified under "--Certificate Principal Balances and Certificate Notional
Amounts" above as being part of the total notional amount of the class X-2 certificates immediately prior to any distribution date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class X-1 certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-1 certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period related to the March 2013 distribution date, on any particular component of the total notional amount of the class X-1 certificates immediately prior to the related distribution date, the applicable Class X-1
Strip Rate will be calculated as follows:

          1.   if such particular component consists of the entire total
               principal balance of any class of series 2005-PWR7 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip
               Rate will equal the excess, if any, of (a) the Weighted Average
               Pool Pass-Through Rate for the related distribution date, over
               (b) the greater of (i) the reference rate specified on Schedule I for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2005-PWR7 principal balance certificates;

          2.   if such particular component consists of a designated portion
               (but not all) of the total principal balance of any class of series 2005-PWR7 principal balance certificates, and if such designated portion of such total principal balance also
               constitutes a component of the total notional amount of the class
               X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through
               Rate for the related

                                      S-65

               distribution date, over (b) the greater of (i) the reference rate specified on Schedule I for such interest accrual period and (ii)
               the pass-through rate in effect during such interest accrual period for such class of series 2005-PWR7 principal balance certificates;

          3.   if such particular component consists of the entire total
               principal balance of any class of series 2005-PWR7 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class X-2 certificates immediately prior to the related distribution date, then the applicable Class
               X-1 Strip Rate will equal the excess, if any, of (a) the Weighted
               Average Pool Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2005-PWR7 principal balance certificates; and

          4.   if such particular component consists of a designated portion
               (but not all) of the total principal balance of any class of series 2005-PWR7 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class
               X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through
               Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2005-PWR7 principal balance certificates.

     For purposes of accruing interest on the class X-1 certificates during each interest accrual period subsequent to the interest accrual period related to the
March 2013 distribution date, the total principal balance of each class of series 2005-PWR7 principal balance certificates will constitute a single separate component of the total notional amount of the class X-1 certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the
Weighted Average Pool Pass-Through Rate for the related distribution date, over
(b) the pass-through rate in effect during such interest accrual period for the class of series 2005-PWR7 principal balance certificates whose principal balance makes up such component. Under no circumstances will any Class X-1 Strip Rate be less than zero.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the special servicer.

     The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

     Principal Distributions. Subject to the relevant Available Distribution
Amount and the priority of distributions described under "--Priority of
Distributions" below, the total amount of principal payable with respect to each class of the series 2005-PWR7 principal balance certificates on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date as described below.

     In general, the Principal Distribution Amount will be allocated among the holders of the class A-1, A-2, A-AB and A-3 certificates on each distribution date in the following amounts and order of priority:

     o    first, to the holders of the class A-AB certificates in an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date;

     o    second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the
               Class A-AB Planned Principal Balance for that distribution date as described in the preceding bullet and paid to the holders of that class on that distribution date, and

          2.   the total principal balance of the class A-1 certificates
               immediately prior to that distribution date;

                                      S-66

     o    third, to the holders of the class A-2 certificates in an amount equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the
               Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class
               A-1 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-2 certificates
               immediately prior to that distribution date;

     o    fourth, to the holders of the class A-AB certificates in an amount (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the
               Class A-AB Planned Principal Balance for that distribution date as described in the first bullet above and/or any portion of that amount that is allocable to the class A-1 and/or A-2 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

     o    finally, to the class A-3 certificates in an amount equal to the lesser of--

          1.   the Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1 and/or A-2 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-3 certificates
               immediately prior to that distribution date.

     However, if two or more classes of class A-1, A-2, A-AB and A-3 certificates are outstanding as of any Class A Principal Distribution Cross-Over
Date or, in any event, as of the final distribution date for the series
2005-PWR7 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable between the A-1, A-2, A-AB and A-3 classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to its total principal balance. While the class A-1, A-2, A-AB and/or A-3 certificates are outstanding, no portion of the Principal
Distribution Amount for any distribution date will be allocated to any other class of series 2005-PWR7 certificates.

     Following the retirement of the class A-1, A-2, A-AB and A-3 certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective other classes of principal balance certificates in order of their alphabetical designation (that is, first, to class A-J, then to class B and so on), in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated, and

     o    the total principal balance of the subject class immediately prior to that distribution date.

     In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-AB and A-3 and of all other classes of series 2005-PWR7 certificates, if any, with an earlier alphabetical designation is reduced to zero.

     To the extent that a master servicer, the trustee or the fiscal agent reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related Distribution Date will be reduced by the amount of such reimbursement. See "--Advances of Delinquent Monthly Debt Service Payments"
below and "Servicing of the Mortgage

                                      S-67

Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses".

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2005-PWR7 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series
2005-PWR7 principal balance certificates, then, subject to the relevant
Available Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described herein with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

     Priority of Distributions. On each distribution date, the certificate administrator will apply the Available Distribution Amount for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount:

  ORDER OF         RECIPIENT
DISTRIBUTION   CLASS OR CLASSES            TYPE AND AMOUNT OF DISTRIBUTION
------------   ----------------   ----------------------------------------------
    1st         A-1, A-2, A-AB,   Interest up to the total interest
               A-3, X-1 and X-2   distributable on those classes, pro rata based
                                  on the total interest distributable on each
                                  such class

    2nd         A-1, A-2, A-AB,   Principal up to the total principal
                    and A-3       distributable on those classes, allocable as
                                  among those classes as described above under
                                  "--Principal Distributions"

    3rd         A-1, A-2, A-AB    Reimbursement up to the loss reimbursement
                    and A-3       amounts for those classes, pro rata based on
                                  the loss reimbursement amount for each such
                                  class

    4th        A-J, B, C, D, E,   For each indicated class, interest up to the
                F, G, H, J, K,    total interest distributable for that class,
               L, M, N, P and Q   then principal up to the total principal
                                  distributable on that class until the
                                  principal balance of that class is reduced to
                                  zero and then reimbursement up to the loss
                                  reimbursement amount for that class (in that
                                  order), with no such distributions to be made
                                  on that class until all the distributions
                                  described in this statement have been made to
                                  all other indicated classes with an earlier
                                  alphabetical designation (if any)

    5th               R           Any remaining portion of the Available
                                  Distribution Amount

     In general, distributions of principal will be made to the class A-1, A-2,
A-AB and A-3 certificates as described above under "--Principal Distributions".
However, on and after the Class A Principal Distribution Cross-Over Date, and in
any event on the final distribution date for the series 2005-PWR7 certificates, the certificate administrator will make distributions of principal on the class
A-1, A-2, A-AB and A-3 certificates on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2005-PWR7 principal balance certificates for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below.

                                      S-68

     Distributions of Yield Maintenance Charges and Prepayment Premiums. If any
Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment
Premium (net of liquidation fees payable therefrom) to the holders of any class
A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G or H certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the full amount of that Yield Maintenance Charge or Prepayment Premium
          (net of liquidation fees payable therefrom), multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction will be deemed to equal 0.0), and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the aggregate amount of principal distributed to the holders of all the series
          2005-PWR7 principal balance certificates on that distribution date.

     On each distribution date that occurs before the __________ distribution date, the certificate administrator will pay ___% of any remaining portion of that Yield Maintenance Charge or Prepayment Premium to the holders of the class
X-1 certificates and ___% of any such remaining portion to the holders of the class X-2 certificates. On the _______________ distribution date and each distribution date thereafter, the certificate administrator will pay 100% of any remaining portion of that Yield Maintenance Charge or Prepayment Premium to the holders of the class X-1 certificates.

     The relevant discount rate applicable to any class of certificates with respect to any pooled mortgage loan that is prepaid will equal--

     o    if a discount rate was used in the calculation of the applicable Yield
          Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

     o    if a discount rate was not used in the calculation of the applicable
          Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
          Statistical Release H.15--Selected Interest Rates under the heading
          "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

     For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

     See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

     Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that ARCap CMBS Fund II REIT, Inc. will be the initial holder of the class V certificates.

                                      S-69

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    distributions on the series 2005-PWR7 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2005-PWR7 certificates, and

     o    the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2005-PWR7 pooling and servicing agreement.

     In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     o    first, to pay - or to reimburse the applicable master servicer, the special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer, the trustee or the fiscal agent, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2005-PWR7 certificates. If this occurs following the distributions made to the series 2005-PWR7 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses"), the respective total principal balances of the series 2005-PWR7 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2005-PWR7 certificates equals the total Stated Principal
Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

                                      S-70

ORDER OF ALLOCATION                CLASS
-------------------   ------------------------------
        1st                          Q
        2nd                          P
        3rd                          N
        4th                          M
        5th                          L
        6th                          K
        7th                          J
        8th                          H
        9th                          G
       10th                          F
       11th                          E
       12th                          D
       13th                          C
       14th                          B
       15th                         A-J
       16th                A-1, A-2, A-AB and A-3
                          pro rata based on total
                      outstanding principal balances

     The above-described reductions in the total principal balances of the respective classes of the series 2005-PWR7 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2005-PWR7 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2005-PWR7 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2005-PWR7 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

          1.   all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to series 2005-PWR7 certificateholders, exclusive, however, of any portion of that interest that represents Default Interest or
               Post-ARD Additional Interest, and

          2.   all related unreimbursed servicing advances and unpaid
               liquidation expenses and certain special servicing fees,
               liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

     o    the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and
Post-ARD Additional Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a
Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized Loss over time).

                                      S-71

     Any reimbursements of advances determined to be nonrecoverable, and any payments of special servicing fees, workout fees, liquidation fees and/or advance interest, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt
Service Payments" below and "Servicing of the Mortgage Loans Under the Series
2005-PWR7 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses") will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2005-PWR7 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series 2005-PWR7 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any
distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer, the trustee or the fiscal agent from advances or collections in respect of principal thereby resulting in a deficit described above and (iii)
were subsequently recovered, then the principal balances of the series 2005-PWR7 certificates will, in general, be restored (in sequential order of class designation) to the extent of the lesser of such amount and the amount of
Realized Losses previously allocated thereto.

     The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2005-PWR7 certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2005-PWR7 principal balance certificates on such distribution date
(although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the special servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

     The following items are some examples of Additional Trust Fund Expenses:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer that are not otherwise allocated as a Realized
          Loss;

     o    any interest paid to a master servicer, the special servicer, the trustee or the fiscal agent with respect to unreimbursed advances
          (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under
          "--Advances of Delinquent Monthly Debt Service Payments" below and under "Servicing of the Mortgage Loans Under the Series 2005-PWR7
          Pooling and Servicing Agreement--Servicing and Other Compensation and
          Payment of Expenses--Payment of Expenses; Servicing Advances" in this prospectus supplement);

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

     o    any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1.   any reimbursements and indemnification to the certificate
               administrator, the trustee, the fiscal agent and certain related persons, as described under "--Matters Regarding the Certificate
               Administrator, the Tax Administrator, the Trustee and the Fiscal
               Agent" below,

          2.   any reimbursements and indemnification to the master servicers, the special servicer and us, as described under "Description of the Pooling and Servicing Agreements--Some Matters Regarding the
               Servicer and the Depositor" in the accompanying prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
               "Material Federal Income Tax Consequences--Taxes That May Be
               Imposed on the REMIC Pool--Prohibited Transactions" in the
               accompanying prospectus;

                                      S-72

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2005-PWR7 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

     o    any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Description of the
          Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage
          Loans" in the accompanying prospectus.

     Any expenses under either the Non-Trust Servicing Agreement for the 11 Penn
Plaza Pooled Mortgage Loan or the Non-Trust Servicing Agreement for the
Miller/WRI Portfolio Pooled Mortgage Loans that are similar to Additional Trust
Fund Expenses and that relate to the 11 Penn Plaza Pooled Mortgage Loan or the
Miller/WRI Portfolio Pooled Mortgage Loans, as applicable, are to be paid pro rata, out of collections on, and other proceeds of, that respective pooled mortgage loan and its related Non-Pooled Pari Passu Companion Loans, thereby potentially resulting in a loss to the trust fund.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default
Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees (or, in the case of the
Non-Trust-Serviced Pooled Mortgage Loans, the rate at which any similar servicing fees accrue under the Non-Trust Servicing Agreements), that--

     o    were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans (including, if applicable, the
          Non-Trust-Serviced Pooled Mortgage Loans) as to which it is the applicable master servicer, and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o    the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction--

          1.   the numerator of which is equal to the Stated Principal Balance of the pooled mortgage loan, net of the Appraisal Reduction
               Amount, and

          2.   the denominator of which is equal to the Stated Principal Balance of the pooled mortgage loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2005-PWR7 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2005-PWR7 certificates on that distribution date.

                                      S-73

     If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee--or, if the trustee fails, the fiscal agent--will be obligated to make that advance, subject to a determination of recoverability.

     The master servicers, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers, the trustee or the fiscal agent will be obligated to make any monthly debt service advance that it or the special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer, the trustee or the fiscal agent makes any monthly debt service advance that it or the special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider
(among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. The trustee and fiscal agent will be entitled to conclusively rely on any recoverability determination made by a master servicer or the special servicer.

     In the case of each of the 11 Penn Plaza Pooled Mortgage Loan (as to which the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan has been included in another commercial mortgage securitization), the Marquis Apartments Pooled
Mortgage Loan (after any date when the Marquis Apartments Non-Pooled Mortgage
Loan has been included in another commercial mortgage securitization, if the
Marquis Apartments Non-Pooled Mortgage Loan has not become subordinate in right of payment to the Marquis Apartments Pooled Mortgage Loan prior to that inclusion), the Plaza La Cienega Pooled Mortgage Loan (after any date when the
Plaza La Cienega Non-Pooled Mortgage Loan has become pari passu in right of payment with the Plaza La Cienega Pooled Mortgage Loan and has also been included in another commercial mortgage securitization), the Garden State
Pavilion Pooled Mortgage Loan (after any date when the Garden State Pavilion
Non-Pooled Mortgage Loan has become pari passu in right of payment with the
Garden State Pavilion Pooled Mortgage Loan and has also been included in another commercial mortgage securitization) and the Miller/WRI Portfolio Pooled Mortgage
Loans (as to which the Miller/WRI Portfolio Non-Pooled Pari Passu Companion
Loans have been included in another commercial mortgage securitization), the applicable master servicer for those pooled mortgage loans and each comparable party with respect to each such securitization of a Non-Pooled Mortgage Loan pursuant to which rated securities have been or are subsequently issued may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes.
If such master servicer or comparable party makes a determination that a debt service advance on an 11 Penn Plaza mortgage loan, a Marquis Apartments mortgage loan, a Plaza La Cienega mortgage loan, a Garden State Pavilion mortgage loan or a Miller/WRI Portfolio mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective 11 Penn Plaza mortgage loan, Marquis
Apartments mortgage loan, Plaza La Cienega mortgage loan, Garden State Pavilion mortgage loan or Miller/WRI Portfolio mortgage loan (unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance). See "Description of the Certificates--Advances in Respect of
Delinquencies" in the accompanying prospectus. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

     Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement; provided that, except in extraordinary circumstances, Moody's and Fitch will be

                                      S-74

provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution
Amount otherwise payable on the series 2005-PWR7 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2005-PWR7 certificates on that distribution date.

     Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance
(even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under "Servicing of the Mortgage Loans Under the Series 2005-PWR7
Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses" (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized
Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

     The master servicers, the trustee and the fiscal agent will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

     For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2005-PWR7 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

     A monthly debt service payment will be assumed to be due with respect to:

                                      S-75

     o    each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

     None of the master servicers, the trustee or the fiscal agent is required to make any monthly debt service advances with respect to any Non-Pooled
Mortgage Loans.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2005-PWR7 certificate, the parties to the series
2005-PWR7 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things:

     1.   the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

     2.   the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

     3.   the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

     4.   the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicer (and/or, if applicable in the case of the Non-Trust-Serviced
          Pooled Mortgage Loans, similar compensation paid to the parties under the Non-Trust Servicing Agreements) during the related collection period;

     5.   the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the distribution date;

     6.   the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

     7.   the number and aggregate principal balance of pooled mortgage loans
          (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent
          90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

     8.   the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

                                      S-76

     9.   the Available Distribution Amount for the distribution date;

     10.  the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

     11.  the total interest distributable for each class of interest-bearing certificates for the distribution date;

     12.  the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date and for the next succeeding interest accrual period;

     13.  the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

     14.  the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized
          Losses and Additional Trust Fund Expenses;

     15.  the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis, the aggregate amount of Appraisal Reduction Amounts effected in connection with the distribution date and the aggregate amount of Appraisal Reduction
          Amounts as of the distribution date;

     16.  the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

     17.  the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;

     18.  a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount and the type of principal prepayment occurring;

     19.  the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized Losses and
          Additional Trust Fund Expenses previously allocated thereto;

     20.  the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related Determination
          Date;

     21.  with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution
          Amount and other amounts received in connection with the liquidation
          (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

     22.  with respect to any REO Property included in the trust as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation
          Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized
          Loss attributable to the related REO mortgage loan in connection with that determination;

     23.  the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers, the trustee and/or the fiscal agent since the prior distribution date;

     24.  the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicer, the trustee and/or the fiscal agent since the prior distribution date;

     25.  a loan by loan listing of any mortgage loan which was defeased during the related collection period;

     26.  the amounts of any excess liquidation proceeds held in the trustee's account designated for such excess liquidation proceeds; and

                                      S-77

     27.  the amount of the distribution on the distribution date to the holders of the class R certificates.

     Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicer.
The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated
Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     Book-Entry Certificates. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

     Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2005-PWR7 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats, available to holders and beneficial owners of the series 2005-PWR7 certificates via the certificate administrator's internet website. The certificate administrator's internet website will initially be located at "www.ctslink.com/cmbs". For assistance with the certificate administrator's internet website, holders and beneficial owners of the series 2005-PWR7 certificates may call (301) 815-6600.

     The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2005-PWR7 pooling and servicing agreement.

     Other Information. The series 2005-PWR7 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2005-PWR7 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2005-PWR7 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things) the mortgage files for the pooled mortgage loans; the series 2005-PWR7 pooling and servicing agreement and any amendments thereof; the Non-Trust Servicing Agreements and any amendments thereof; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require:

     o    in the case of a registered holder or beneficial owner of a series
          2005-PWR7 certificate, a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder or beneficial owner of a series
          2005-PWR7 certificate and will keep confidential any of the information that has not been filed with the SEC; and

                                      S-78

     o    in the case of a prospective purchaser of a series 2005-PWR7 certificate or any interest in a series 2005-PWR7 certificate, confirmation executed by the requesting person or entity generally to the effect that the person or entity is a prospective purchaser of a series 2005-PWR7 certificate or an interest in a series 2005-PWR7 certificate, is requesting the information for use in evaluating a possible investment in that certificate and will keep confidential any of the information that has not been filed with the SEC.

VOTING RIGHTS

     99.0% of the voting rights will be allocated to the holders of the class
A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated between the holders of the class X-1 certificates, on the one hand, and the holders of the class X-2 certificates on the other, in proportion to the respective total notional amounts of those classes; and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series 2005-PWR7 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

     General. We intend to deliver the offered certificates in minimum denominations of $250,000, in the case of the class X-2 certificates, $25,000, in the case of the class A-1, A-2, A-AB, A-3 and A-J certificates, and $100,000, in the case of the class B, C and D certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o    all references in this prospectus supplement to payments,
          distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank as operator of The Euroclear System, in
Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive
Certificates". The following paragraphs provide information with respect to
Clearstream and Euroclear.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

                                      S-79

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

     Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

     The information in this prospectus supplement concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

     Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

                                      S-80

THE INITIAL CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR

     Wells Fargo Bank, National Association will serve as the initial certificate administrator and as the initial tax administrator. In addition, WFB will serve as registrar for purposes of recording and otherwise providing for the registration of the series 2005-PWR7 certificates and of transfers and exchanges of any and all series 2005-PWR7 certificates issued in definitive form, and as authenticating agent of the series 2005-PWR7 certificates. WFB maintains a corporate trust office at 9062 Old Annapolis Road, Columbia,
Maryland 21045. Its office for certificate transfer purposes is located at Wells
Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. WFB is also one of the master servicers and one of the mortgage loan sellers. As compensation for the performance of its duties as certificate administrator and tax administrator, WFB will be paid a portion of the monthly trustee fee as set forth in the series 2005-PWR7 pooling and servicing agreement.

     The information set forth in this prospectus supplement concerning WFB has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as initial trustee on behalf of the series 2005-PWR7 certificateholders. As of the Issue Date, the office of LaSalle primarily responsible for administration of the trust assets, its asset-backed securities trust services office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group--Bear Stearns Commercial
Mortgage Securities Trust 2005-PWR7. LaSalle is an affiliate of ABN AMRO Bank
N.V., the initial fiscal agent. As of December 31, 2004, LaSalle had assets of approximately $63.7 billion.

     The information set forth in this prospectus supplement concerning LaSalle has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the initial trustee, will act as initial fiscal agent pursuant to the series 2005-PWR7 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securitization Trust Services Group--Bear
Stearns Commercial Mortgage Securities Trust 2005-PWR7. As of December 31, 2004,
ABN AMRO had assets of approximately $803.4 billion. The long-term debt obligations of ABN AMRO Bank N.V. are rated "Aa3" by Moody's and "AA-" by S&P.

     The information set forth in this prospectus supplement concerning ABN AMRO has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR, THE
TRUSTEE AND THE FISCAL AGENT

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0021% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a
30/360 Basis, as the subject pooled mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund. The trustee will be responsible, without the right of reimbursement, for the fees of the fiscal agent, the certificate administrator and the tax administrator.

     The holders of series 2005-PWR7 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, the special servicer, us and the trustee.

     ABN AMRO will be deemed to resign or be replaced as fiscal agent at the same time that LaSalle ever resigns or is replaced as trustee. If required by the series 2005-PWR7 pooling and servicing agreement, the successor trustee will be responsible for appointing a successor fiscal agent.

                                      S-81

     The trust fund will indemnify the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys' fees, arising with respect to the series 2005-PWR7 pooling and servicing agreement, the mortgage loans or the series 2005-PWR7 certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator, the trustee or the fiscal agent, as applicable.

     None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series
2005-PWR7 pooling and servicing agreement. None of the certificate administrator, the tax administrator, the trustee or the fiscal agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2005-PWR7 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2005-PWR7 POOLING AND SERVICING AGREEMENT

     The circumstances under which the series 2005-PWR7 pooling and servicing agreement may be amended are described in the accompanying prospectus under
"Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

     o    no such amendment may significantly change the activities of the trust without the consent of the holders of series 2005-PWR7 certificates entitled to not less than 51% of the series 2005-PWR7 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

     o    the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2005-PWR7 certificate can also be evidenced by written confirmation from each of
          Moody's and Fitch that the amendment will not result in a
          qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

     o    amendments can also be made without certificateholder consent in order to relax or eliminate transfer restrictions and/or requirements imposed by the REMIC provisions; and

     o    amendments with certificateholder consent require the consent of the holders of series 2005-PWR7 certificates entitled to not less than 51%
          of all of the series 2005-PWR7 voting rights.

TERMINATION OF THE SERIES 2005-PWR7 POOLING AND SERVICING AGREEMENT

     The obligations created by the series 2005-PWR7 pooling and servicing agreement will terminate following the earlier of--

     1.   the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

     2.   the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of certificateholders of the series
          2005-PWR7 controlling class, PAR as a master servicer, WFB as a master servicer or the special servicer, in that order of preference, and

                                      S-82

     3.   the exchange by any single holder of all the series 2005-PWR7 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

     Written notice of termination of the series 2005-PWR7 pooling and servicing agreement will be given to each series 2005-PWR7 certificateholder. The final distribution to the registered holder of each series 2005-PWR7 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

     The right of the series 2005-PWR7 controlling class certificateholders, each master servicer and the special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

     o    the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

     o    within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2005-PWR7 pooling and servicing agreement of its election to do so,

     o    if more than one holder or group of holders of the series 2005-PWR7 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2005-PWR7 controlling class, and

     o    if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

     Any purchase by any single holder or group of holders of the series
2005-PWR7 controlling class, a master servicer, the two master servicers together or the special servicer of all the pooled mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1.   the aggregate Purchase Price of all the pooled mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, and

          2.   the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee (or, in the case of any REO Property related to any Mortgage Loan Group or either A/B Mortgage Loan, the value of the trust fund's interest therein); minus

     o    solely in the case of a purchase by a master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2005-PWR7 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series
2005-PWR7 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series
2005-PWR7 certificateholders, will constitute part of the Available Distribution
Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2005-PWR7 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     An exchange by any single holder of all of the series 2005-PWR7 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2005-PWR7 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2005-PWR7 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2005-PWR7 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each

                                      S-83

master servicer, the special servicer, the certificate administrator, the tax administrator, the trustee, the fiscal agent and their respective agents under the series 2005-PWR7 pooling and servicing agreement. No such exchange may occur until the total principal balance of the class A-1, A-2, A-AB, A-3, A-J, B, C,
D, E, F, G and H certificates is reduced to zero.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on--

     o    the price at which that certificate is purchased by an investor, and

     o    the rate, timing and amount of distributions on that certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for that certificate,

     o    the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

     o    the rate and timing of reimbursements made to the master servicers, the special servicer, the trustee or the fiscal agent for
          nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

     o    except in the case of the class X-2 certificates, the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the
          extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

     Rate and Timing of Principal Payments. The yield to maturity of the class
X-2 certificates will be highly sensitive to, and the yield to maturity on the other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. If you are considering the purchase of class X-2 certificates, you should fully consider the risk that an extremely rapid rate of payments and other collections of principal on the pooled mortgage loans could result in your failure to fully recover your initial investment.

     Because the pass-through rate for the class __, __, __, __ and __
certificates is based upon, equal to or limited by the Weighted Average Pool
Pass-Through Rate, that pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of the class __, __, __
and __ certificates, will) be adversely affected if pooled mortgage loans

                                      S-84

with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates. In addition, the pass-through rate for, and the yield on, the class X-2 certificates will vary with changes in the relative sizes of the total principal balances of the respective classes of principal balance certificates, or the designated portions of those total principal balances, that make up the total notional amount of the class X-2 certificates.

     Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates with principal balances and accelerate the rates at which the notional amount of the class X-2 certificates is reduced. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Mortgage Loans Under the Series
2005-PWR7 Pooling and Servicing Agreement--Modifications, Waivers, Amendments
and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high.
Accordingly, we cannot assure you that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

     o    the amount of distributions on your offered certificates,

     o    the yield to maturity of your offered certificates,

     o    if you are purchasing principal balance certificates, the rate of principal distributions on your offered certificates,

     o    if you are purchasing class X-2 certificates, the rate and timing of reductions in the notional amount of your certificates, and

     o    the weighted average life of your offered certificates.

     Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

                                      S-85

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

     In addition, if the applicable master servicer, the special servicer, the trustee or the fiscal agent reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2005-PWR7 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2005-PWR7 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2005-PWR7 certificates on the related distribution date.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer, the trustee or the fiscal agent, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2005-PWR7 certificates on the related distribution date.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that impose prepayment Lock-out Periods or require
               Yield Maintenance Charges or Prepayment Premiums, and

          2.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

                                      S-86

     o    the quality of management of the mortgaged properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors", "Description of the Mortgage Pool" and "Servicing of
the Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement"
in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage
Loans" in the accompanying prospectus.

     The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.
Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

     Neither we nor any of the underwriters makes any representation regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the pooled mortgage loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

                                      S-87

WEIGHTED AVERAGE LIFE

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of March 24, 2005 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor (in the case of the principal balance certificates) or each dollar of notional amount would be reduced (in the case of the class X-2 certificates). For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o    multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance or notional amount of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance or notional amount of that certificate.

     As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-AB and/or A-3 certificates (allocated among those classes as described under "Description of the Offered
Certificates--Distributions--Principal Distributions" and
`"--Distributions--Priority of Distributions" in this prospectus supplement)
until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2005-PWR7 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-AB and A-3 certificates as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2005-PWR7 certificates according to their principal balances.

     The tables set forth below show, with respect to each class of offered certificates with principal balances,

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

                                      S-88

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
------------------------------   ---   ---   ---   ---   ----
Issue Date                       100%  100%  100%  100%  100%
March 2006                        86%   86%   86%   86%   86%
March 2007                        70%   70%   70%   70%   70%
March 2008                        50%   50%   50%   50%   50%
March 2009                        27%   27%   27%   27%   27%
March 2010 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)     2.9   2.9   2.9   2.9   2.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
------------------------------   ---   ---   ---   ---   ----
Issue Date                       100%  100%  100%  100%  100%
March 2006                       100%  100%  100%  100%  100%
March 2007                       100%  100%  100%  100%  100%
March 2008                       100%  100%  100%  100%  100%
March 2009                       100%  100%  100%  100%  100%
March 2010                       100%  100%  100%  100%  100%
March 2011                       100%  100%  100%  100%  100%
March 2012 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)     6.8   6.8   6.7   6.7   6.5

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
------------------------------   ---   ---   ---   ---   ----
Issue Date                       100%  100%  100%  100%  100%
March 2006                       100%  100%  100%  100%  100%
March 2007                       100%  100%  100%  100%  100%
March 2008                       100%  100%  100%  100%  100%
March 2009                       100%  100%  100%  100%  100%
March 2010                        96%   96%   96%   96%   97%
March 2011                        77%   77%   77%   77%   78%
March 2012                        59%   59%   59%   59%   59%
March 2013                        41%   41%   41%   41%   41%
March 2014                        15%   15%   15%   15%   15%
March 2015 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)     7.4   7.4   7.4   7.4   7.3

                                      S-89

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
------------------------------   ---   ---   ---   ---   ----
Issue Date                       100%  100%  100%  100%  100%
March 2006                       100%  100%  100%  100%  100%
March 2007                       100%  100%  100%  100%  100%
March 2008                       100%  100%  100%  100%  100%
March 2009                       100%  100%  100%  100%  100%
March 2010                       100%  100%  100%  100%  100%
March 2011                       100%  100%  100%  100%  100%
March 2012                       100%  100%  100%  100%  100%
March 2013                       100%  100%  100%  100%  100%
March 2014                       100%  100%  100%  100%  100%
March 2015 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)     9.8   9.8   9.7   9.7   9.6

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
------------------------------   ---   ---   ---   ---   ----
Issue Date                       100%  100%  100%  100%  100%
March 2006                       100%  100%  100%  100%  100%
March 2007                       100%  100%  100%  100%  100%
March 2008                       100%  100%  100%  100%  100%
March 2009                       100%  100%  100%  100%  100%
March 2010                       100%  100%  100%  100%  100%
March 2011                       100%  100%  100%  100%  100%
March 2012                       100%  100%  100%  100%  100%
March 2013                       100%  100%  100%  100%  100%
March 2014                       100%  100%  100%  100%  100%
March 2015 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)     9.9   9.9   9.9   9.9   9.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
------------------------------   ---   ---   ---   ---   ----
Issue Date                       100%  100%  100%  100%  100%
March 2006                       100%  100%  100%  100%  100%
March 2007                       100%  100%  100%  100%  100%
March 2008                       100%  100%  100%  100%  100%
March 2009                       100%  100%  100%  100%  100%
March 2010                       100%  100%  100%  100%  100%
March 2011                       100%  100%  100%  100%  100%
March 2012                       100%  100%  100%  100%  100%
March 2013                       100%  100%  100%  100%  100%
March 2014                       100%  100%  100%  100%  100%
March 2015 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)     9.9   9.9   9.9   9.9   9.8

                                      S-90

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Issue Date                        100%   100%   100%   100%  100%
March 2006                        100%   100%   100%   100%  100%
March 2007                        100%   100%   100%   100%  100%
March 2008                        100%   100%   100%   100%  100%
March 2009                        100%   100%   100%   100%  100%
March 2010                        100%   100%   100%   100%  100%
March 2011                        100%   100%   100%   100%  100%
March 2012                        100%   100%   100%   100%  100%
March 2013                        100%   100%   100%   100%  100%
March 2014                        100%   100%   100%   100%  100%
March 2015 and thereafter           0%     0%     0%     0%    0%
Weighted average life (years)     10.0   10.0   10.0   10.0   9.9

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN          0%    25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Issue Date                        100%   100%   100%   100%  100%
March 2006                        100%   100%   100%   100%  100%
March 2007                        100%   100%   100%   100%  100%
March 2008                        100%   100%   100%   100%  100%
March 2009                        100%   100%   100%   100%  100%
March 2010                        100%   100%   100%   100%  100%
March 2011                        100%   100%   100%   100%  100%
March 2012                        100%   100%   100%   100%  100%
March 2013                        100%   100%   100%   100%  100%
March 2014                        100%   100%   100%   100%  100%
March 2015 and thereafter           0%     0%     0%     0%    0%
Weighted average life (years)     10.0   10.0   10.0   10.0   9.9

YIELD SENSITIVITY

     The yields to investors on the class X-2 certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the pooled mortgage loans and the default and loss experience on the pooled mortgage loans. If you are contemplating an investment in the class X-2 certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the pooled mortgage loans could result in your failure to fully recover your initial investment. Prepayment premiums and yield maintenance charges may not be sufficient to offset the negative effects on yield caused by prepayments. In addition, no prepayment premiums or yield maintenance charges are payable in connection with prepayments from casualty insurance proceeds and condemnation awards, certain repurchases for material document defects or material breaches of representations, the exercise of purchase options in respect of defaulted mortgage loans and the optional termination of the trust.

     The table set forth below shows the pre-tax corporate bond equivalent
("CBE") yield to maturity with respect to the class X-2 certificates. We prepared this table using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase price and (b)
the indicated prepayment and default scenarios. The assumed

                                      S-91

purchase price is expressed as a percentage of the initial total notional amount of the class X-2 certificates and is exclusive of accrued interest. Each default scenario assumes the immediate occurrence of defaults and the immediate recovery of 65% of the defaulted amount.

     The yields set forth in the tables were calculated by:

     o    determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class X-2 certificates, would cause the discounted present value of that assumed stream of cash flows to equal--

          1.   the assumed purchase prices, plus

          2.   accrued interest at the initial pass-through rate for the class
               X-2 certificates from and including March 1, 2005 to but
               excluding the assumed settlement date; and

     o    converting those monthly discount rates to corporate bond equivalent rates.

     Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on their Certificates. Consequently, they do not purport to reflect the return on any investment on the class X-2 certificates when reinvestment rates are considered.

     The default model used in this prospectus supplement is the "constant default rate" or "CDR" model, which represents an assumed constant rate of default each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the pooled mortgage loans) for the life of those loans. The CDR model does not purport to be either an historical description of the default experience of any pool of loans or a prediction of the anticipated rate of default of any pool of loans, including the mortgage pool. We do not make any representation about the appropriateness of the CDR model.

                         PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X-2 CERTIFICATES

     PREPAYMENT ASSUMPTION        % CPR   % CPR   % CPR
    DEFAULT RATE ASSUMPTION       % CDR   % CDR   % CDR
-------------------------------   -----   -----   -----
Assumed Total Purchase Price
(excluding accrued interest): %     %       %       %

     The characteristics of the pooled mortgage loans will differ in some respects from those assumed in preparing the table. The table is presented for illustrative purposes only. Neither the Mortgage Pool nor any pooled mortgage loan will prepay at any constant rate, and it is unlikely that the pooled mortgage loans will prepay in a manner consistent with any designated scenario for the table. In addition, there can be no assurance that--

     o    the pooled mortgage loans will prepay at any particular rate,

     o    the pooled mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o    the pooled mortgage loans will not default or that the pooled mortgage loans will default at any particular rate,

     o    the ARD Loans will be paid in full on their respective anticipated repayment dates,

                                      S-92

     o    the actual pre-tax yield on, or any other payment characteristics of, the Class X-2 Certificates will correspond to any of the information shown in the table set forth above, or

     o    the total purchase price of the Class X-2 Certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase the Class X-2 Certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 124 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of
$1,124,565,652. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $544,698 to $94,668,822 and the average of those cut-off date principal balances is $9,069,078.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

     Concentration of Mortgage Loans and Borrowers.

     Several of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the 11 Penn Plaza Pooled Mortgage Loan, which has a cut-off date principal balance of $94,668,822 and represents 8.4% of the initial mortgage pool balance. The ten largest pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent 39.6% of the initial mortgage pool balance. Each of these loans is described on Appendix C to this prospectus supplement.

     Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers

     The mortgage pool will include two (2) mortgage loans, representing 1.4% of the initial mortgage pool balance, that are, in each such case, secured by two or more properties, and one (1) group of two (2) cross-collateralized pooled mortgage loans, which group represents 0.9% of the initial mortgage pool balance, that in the aggregate are secured by two properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of

                                      S-93

properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

     In the case of the cross-collateralized pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Miller/WRI Portfolio - Lowry Town Center and Miller/WRI Portfolio -
Thorncreek Crossing, which in the aggregate represents approximately 0.9% of the initial mortgage pool balance, the borrower is entitled after the second anniversary of the origination of the mortgage loan to a partial release of the mortgaged properties in connection with a prepayment of one of those pooled mortgage loans. Conditions to a partial release include, among other things, (i)
the payment of 120% of the unpaid principal balance of the related note, (ii) a prepayment consideration equal to the greater of 1% of the principal amount being prepaid and a yield maintenance charge, (iii) the pooled mortgage loan
(after giving effect to the repayment of the cross-collateralized mortgage loan and release of the related mortgaged property) has a debt service coverage ratio of not less than 1.40x, (iv) the loan-to-value ratio is equal to or less than
80% (after giving effect to the repayment of the cross-collateralized mortgage loan and release of the related mortgaged property), and (v) the prepayment of the corresponding Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loan. In
the case of the payment of 120% of the unpaid principal balance of the related notes as described above, the amount paid in excess of the unpaid principal balance of the related notes will be applied to pay down the other cross-collateralized pooled and non-pooled mortgage loans and applied pro rata to each such mortgage loan.

     Under the terms of the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Center City
Apartment Portfolio and representing 0.9% of the initial mortgage pool balance, the related borrower may obtain the release of up to five corresponding mortgaged properties (excluding the mortgaged properties identified on Appendix
B to this prospectus supplement as 2035 Waverly Street and 2037 Waverly Street)
through partial prepayment of the pooled mortgage loan, subject to satisfaction of conditions set forth in the loan documents, including that (i) the aggregate allocated loan amount of the released and proposed to be released mortgaged properties does not exceed $3,710,000 and (ii) the borrower pays 125% of the allocated loan amount of the mortgaged property to be released, together with a prepayment charge equal to the greater of 1% of the prepaid amount and a yield maintenance formula.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as The Homes of Kingsway, representing 0.2% of the initial mortgage pool balance, the related borrower is permitted to release up to 3 of the 7 parcels comprising the related mortgaged property, subject to satisfying certain conditions, including (i) payment of an amount allocated to the released property to reduce outstanding principal, together with the applicable prepayment consideration of either a defeasance amount or the greater of a yield maintenance charge and 1% at the borrower's discretion, (ii) the remaining mortgaged properties having a 65% or less loan-to-value ratio and a 1.50x or greater debt service coverage ratio following the partial reconveyance, and (iii) if and as applicable, the lender receiving written confirmation from each rating agency that rated the series 2005-PWR7 certificates that the partial release will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2005-PWR7 certificates.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Circle K Portfolio Pod I, representing 0.4% of the initial mortgage pool balance, the related borrower may obtain the release of a property by substituting another property for it, subject to certain conditions, including
(i) a current appraisal showing that the substitute property has an appraised value and operating history equal to or greater than the property to be released, (ii) the substitute property having superior submarket strength, population and accessibility over the property to be released, and the lender receiving written confirmation from each rating agency that rated the series
2005-PWR7 certificates that the property substitution will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2005-PWR7 certificates.

     The table below shows each group of two (2) or more pooled mortgage loans that--

     o    are not cross-collateralized or cross-defaulted, but

     o    have the same or affiliated borrowers/owners, and

     o    have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                      S-94

                                                         NUMBER OF
                                                       STATES WHERE
                                          NUMBER OF    THE MORTGAGED   % OF INITIAL
                                          MORTGAGED   PROPERTIES ARE     MORTGAGE
MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES   PROPERTIES       LOCATED      POOL BALANCE
--------------------------------------   ----------   --------------   ------------

Group 1:
Campus at Marlborough                         1              1             5.7%
750 College Road East                         1              1             1.6%
   TOTAL FOR GROUP:                           2              2             7.3%

Group 2:
Plaza La Cienega                              1              1             3.8%
Garden State Pavilion                         1              1             2.5%
   TOTAL FOR GROUP:                           2              2             6.3%

Group 3:
Washington Estates MHC                        1              1             0.8%
Diamond Grove Estates MHC                     1              1             0.4%
Country Woods MHC                             1              1             0.4%
Forrest Brooke MHC                            1              1             0.3%
   TOTAL FOR GROUP:                           4              3             1.9%

Group 4:
Holiday Inn Council Bluffs                    1              1             0.9%
Hampton Inn Council Bluffs                    1              1             0.4%
   TOTAL FOR GROUP:                           2              1             1.3%

     Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month. All of the pooled mortgage loans with scheduled due dates on the first day of the month either do not provide for a grace period or provide for a grace period of not more than five
(5) days. For purposes of the foregoing discussion, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--Amortization Characteristics" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date. Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

     Amortization Characteristics.

     One-hundred and twenty (120) of the mortgage loans, representing 98.5% of the initial mortgage pool balance, are balloon loans that, in each case, provides for:

     o    an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date) or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

                                      S-95

     o    a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to 5%
          or more of the original mortgage loan amount.

     Twenty-six (26) of the balloon mortgage loans referred to in the preceding paragraph, representing 37.9% of the initial mortgage pool balance, provide for initial interest-only periods that expire 3 to 36 months following their respective origination dates (and in one (1) of these cases, representing 5.7%
of the initial mortgage pool balance, the initial interest-only period will have expired as of the March due date); and one (1) of the balloon mortgage loans referred to in the preceding paragraph, representing 2.2% of the initial mortgage pool balance, provides for no amortization and for payments of interest only for its entire term to maturity.

     Fifteen (15) of the pooled mortgage loans referred to in the second preceding paragraph, representing 16.6% of the initial mortgage pool balance, are "ARD" or "hyperamortizing" loans that provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. One (1) of the ARD loans, representing 0.8% of the initial mortgage pool balance, provides for an initial interest-only period that expires 24 months following its origination date. The ARD loans include two (2) of the ten largest pooled mortgage loans, including the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as 11 Penn
Plaza and Republic Windows and Doors, which provide for some amortization prior to the related anticipated repayment date. The 11 Penn Plaza Pooled Mortgage
Loan has an amortization schedule that requires scheduled payments of principal in each month in an amount bearing the same proportion to the cut-off date principal balance of that companion loan as the required scheduled payment of principal on the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan for the same month bears to the cut-off date principal balance of the 11 Penn Plaza
Non-Pooled Pari Passu Companion Loan. All of the pooled mortgage loans described in this paragraph are included in the pooled mortgage loans described in the two preceding paragraphs. There can be no assurance, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date. In the case of each loan with an anticipated repayment date, the incentive provisions, which in each case will become effective as of that anticipated repayment date, include:

     o    The accrual of interest in excess of the initial mortgage interest rate. The new interest rate will generally be equal to (i) in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 11 Penn
          Plaza, 5% plus the greater of the initial mortgage interest rate and a rate based on a specified yield on United States Treasury securities,
          (ii) in the case of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
          Cost Plus Germantown and Walgreens Abingdon , 2% plus the initial mortgage interest rate, (iii) in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Town and Country, 5% plus the initial mortgage interest rate and (iv) in all other cases, 2% plus the greater of the initial mortgage interest rate and a rate based on a specified yield on United States Treasury securities. The additional interest will--

          1.   be deferred,

          2.   in some cases, be compounded,

          3.   be payable only after the outstanding principal balance of the pooled mortgage loan is paid in full, and

          4.   be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

     o    The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

     Four (4) of the pooled mortgage loans, representing 1.5% of the initial mortgage pool balance, are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated
maturities.

                                      S-96

     Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

     On some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments were determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

     Voluntary Prepayment and Defeasance Provisions. As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

     o    Ninety-three (93) of the pooled mortgage loans, representing 68.4% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period but permit the related borrower
          (after an initial period of at least two years following the date of issuance of the series 2005-PWR7 certificates) to defease the loan by pledging Government Securities that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject pooled mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    Eleven (11) of the pooled mortgage loans, representing 14.4% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period and following the Lock-out Period provide for a Prepayment Premium or a Yield Maintenance Charge
          calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

     o    Seventeen (17) pooled mortgage loans, representing 6.9% of the initial mortgage pool balance, prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period provide for a
          Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the series
          2005-PWR7 certificates, to defease the pooled mortgage loan by pledging Government Securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    Two (2) of the pooled mortgage loans, secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
          Plaza La Cienega and Garden State Pavilion, respectively, in the aggregate representing 6.3% of the initial mortgage pool balance, permit the related borrower, after an initial period of the earlier of
          (a) four years from the first due date or (b) two years from the date of the securitization of the related Non-Pooled Mortgage Loan, to defease the pooled mortgage loan by pledging Government Securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    One (1) pooled mortgage loan, secured by the mortgaged property identified on Appendix B to this prospectus supplement as Marquis
          Apartments, representing 4.0% of the initial mortgage pool balance, permits the related borrower, after an initial period of the earlier of (a) three years from January 31, 2005 or (b) two years from the date of the securitization of the related non-pooled mortgage loan, to defease the pooled mortgage loan by pledging certain Governmental
          Securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     Notwithstanding the foregoing, the mortgage loans generally provide for an open period of one (1) to thirteen (13) payments prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

                                      S-97

     In addition, some loans permit partial prepayments despite Lock-out Periods and Yield Maintenance Charges that may otherwise apply. See
"--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans (and
Related Collateral Substitution, Partial Release or Partial Defeasance
Provisions); Mortgage Loans with Affiliated Borrowers" above, "--Other Releases"
below and Appendix C.

     In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

     Under each pooled mortgage loan that provides for the payment of a Yield
Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above.

     Other Releases. As described above under "--Cross-Collateralized Mortgage
Loans and Multi-Property Mortgage Loans (and Related Collateral Substitution,
Partial Release or Partial Defeasance Provisions); Mortgage Loans with
Affiliated Borrowers" and in Appendix C, some of the pooled mortgage loans or groups of cross-collateralized pooled mortgage loans that are secured by two or more mortgaged properties permit the borrower to obtain the release of the mortgage on one or more of the properties upon a partial prepayment of the mortgage loan or group of cross-collateralized mortgage loans, a partial defeasance or a substitution of all or some of the mortgaged properties (in each case, subject to the satisfaction of various conditions).

     Furthermore, certain pooled mortgage loans permit the release of specified parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Cash
Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

     Non-Recourse Obligations.

     The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of Moody's and Fitch to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-PWR7 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the special servicer as additional servicing compensation, and certain other conditions.

                                      S-98

     In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

     The applicable master servicer or special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2005-PWR7 pooling and servicing agreement.

     Encumbered Interests.

     In the case of one-hundred and forty-five (145) of the mortgaged properties, representing security for 91.2% of the initial mortgage pool balance, the borrower's interest in the related mortgaged property consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if the borrower's interest consists of overlapping fee and leasehold interests). In the case of six (6) of the mortgaged properties, representing security for 7.6% of the initial mortgage pool balance, the borrower's interest in the related mortgaged property consists of a leasehold interest. These mortgaged properties include the property that secures one of the ten largest pooled mortgage loans. See "Summaries of the Ten Largest
Mortgage Loans--Plaza La Cienega" on Appendix C in this prospectus supplement.
In the case of the mortgaged properties identified on Appendix B to this prospectus supplement as Washington Estates MHC and Walgreens Abingdon, representing security for 0.8% and 0.4%, respectively, of the initial mortgage pool balance, the borrower's interest in a material portion of the each such mortgaged property consists of a fee interest and the borrower's interest in another material portion of each such mortgaged property consists of a leasehold interest. See "Risk Factors--Loans Secured by Mortgages on a Leasehold Interest
Will Subject Your Investment to a Risk of Loss Upon a Lease Default" in this prospectus supplement.

     Pari Passu, Subordinate and Other Financing.

     SPLIT LOAN STRUCTURES

     11 Penn Plaza

     The 11 Penn Plaza Mortgaged Property, which represents security for approximately 8.4% of the initial mortgage pool balance, also currently secures a mortgage loan that is not part of the mortgage pool. See "Summaries of the Ten
Largest Mortgage Loans--11 Penn Plaza" on Appendix C to this prospectus supplement.

     The 11 Penn Plaza Pooled Mortgage Loan and the 11 Penn Plaza Non-Pooled
Pari Passu Companion Loan have the same borrower and are both secured by the same mortgage instrument encumbering the 11 Penn Plaza Mortgaged Property. The interest rate and maturity date of the 11 Penn Plaza Non-Pooled Pari Passu
Companion Loan are identical to those of the 11 Penn Plaza Pooled Mortgage Loan.
The amortization characteristics of the 11 Penn Plaza Loan Group are described above under "--Amortization Characteristics". Payments from the borrower under the 11 Penn Plaza Loan Group will be applied on a pari passu basis to the 11
Penn Plaza Pooled Mortgage Loan and the 11 Penn Plaza Non-Pooled Pari Passu
Companion Loan. The 11 Penn Plaza Non-Pooled Pari Passu Companion Loan is
currently held in another commercial mortgage securitization (relating to the series 2004-PWR6 commercial mortgage pass-through certificates issued by a trust formed at the direction of an affiliate of the depositor).

     The intercreditor agreement between the holder of the 11 Penn Plaza Pooled
Mortgage Loan and the holder of the 11 Penn Plaza Non-Pooled Pari Passu
Companion Loan provides that for so long as either the 11 Penn Plaza Pooled
Mortgage Loan or the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan is
included in a securitization, the applicable master servicer or the special servicer, if applicable, is obligated to administer the 11 Penn Plaza Pooled
Mortgage Loan and the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan
consistent with the terms of the related intercreditor agreement and the

                                      S-99

series 2004-PWR6 pooling and servicing agreement. The holder of the 11 Penn
Plaza Pooled Mortgage Loan, or its representative, has the right to consult with the master servicer or the special servicer, as applicable, of the 2004-PWR6 securitization in respect of certain matters related to the 11 Penn Plaza Loan
Group and the 11 Penn Plaza Mortgaged Property. The holder of the 11 Penn Plaza
Pooled Mortgage Loan or its representative will have an opportunity to review any of these proposed actions to be taken by the applicable master servicer or the special servicer, which servicer is required to give the holder of the 11
Penn Plaza Pooled Mortgage Loan, or its representative, prompt notice of any determination by the applicable master servicer or the special servicer to take any such action. However, neither the applicable master servicer nor the special servicer of the 2004-PWR6 securitization will be obligated to act upon the direction, advice or objection of the holder of the 11 Penn Plaza Pooled
Mortgage Loan, or its representative, in connection with any such proposed action.

     Marquis Apartments

     The Marquis Apartments Mortgaged Property, which represents security for approximately 4.0% of the initial mortgage pool balance, also currently secures a mortgage loan that is not part of the mortgage pool. See "Summaries of the Ten
Largest Mortgage Loans--Marquis Apartments" on Appendix C to this prospectus supplement.

     The Marquis Apartments Pooled Mortgage Loan and the Marquis Apartments
Non-Pooled Mortgage Loan have the same borrower and are both secured by the same mortgage instrument encumbering the Marquis Apartments Mortgaged Property. The interest rate and maturity date of the Marquis Apartments Non-Pooled Mortgage
Loan are identical to those of the Marquis Apartments Pooled Mortgage Loan. The amortization characteristics of the Marquis Apartments Loan Group are described above under "--Amortization Characteristics". Payments from the borrower under the Marquis Apartments Loan Group will be applied on a pari passu basis to the
Marquis Apartments Pooled Mortgage Loan and the Marquis Apartments Non-Pooled
Mortgage Loan until such time (if any) as the holder of the Marquis Apartments
Non-Pooled Mortgage Loan exercises its option in its sole discretion to subordinate the Marquis Apartments Non-Pooled Mortgage Loan to the Marquis
Apartments Pooled Mortgage Loan. After the date (if any) upon which the holder of the Marquis Apartments Non-Pooled Mortgage Loan exercises its option in its sole discretion to subordinate the Marquis Apartments Non-Pooled Mortgage Loan, payments from the borrower under the Marquis Apartments Loan Group will be applied first to the Marquis Apartments Pooled Mortgage Loan and second to the
Marquis Apartments Non-Pooled Mortgage Loan. The option of the holder of the
Marquis Apartments Non-Pooled Mortgage Loan in its sole discretion to subordinate the Marquis Apartments Non-Pooled Mortgage Loan to the Marquis
Apartments Pooled Mortgage Loan will terminate upon any commercial mortgage securitization of the Marquis Apartments Non-Pooled Mortgage Loan. The Marquis
Apartments Non-Pooled Mortgage Loan is currently held by BSCMI, one of the mortgage loan sellers, and may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

     The intercreditor agreement between the holder of the Marquis Apartments
Pooled Mortgage Loan and the holder of the Marquis Apartments Non-Pooled
Mortgage Loan provides that for so long as either the Marquis Apartments Pooled
Mortgage Loan or the Marquis Apartments Non-Pooled Mortgage Loan is included in a securitization, the applicable master servicer or the special servicer, if applicable, is obligated to administer the Marquis Apartments Loan Group consistent with the terms of the related intercreditor agreement and the series
2005-PWR7 pooling and servicing agreement. See "Servicing of the Mortgage Loans
Under the Series 2005-PWR7 Pooling and Servicing Agreement--Marquis Apartments
Trust-Serviced Non-Pooled Noteholder" in this prospectus supplement.

     Plaza La Cienega

     The borrower under the pooled mortgage loan secured by the Plaza La Cienega
Mortgaged Property, which secures approximately 3.8% of the initial mortgage pool balance, has also borrowed $7,000,000 which, in addition to being secured by the Plaza La Cienega Mortgaged Property, is also secured by a $7,000,000 letter of credit. That second mortgage loan will not be transferred to the trust fund. Upon request of the borrower under the Plaza La Cienega Loan Group made not later than November 17, 2006, the applicable master servicer will release the letter of credit in whole or in part in increments of at least $1,000,000, subject to satisfaction of certain conditions including (i) a debt service coverage ratio of not less than 1.25x and a loan-to-value ratio of not more than
79.9% and (ii) the receipt of a current rent roll and trailing twelve months operating statements satisfactory to the lender. The borrower under the Plaza La
Cienega Loan Group may request these releases, up to three times before December
17, 2006.

     If the borrower has not achieved the conditions necessary for release of the letter of credit on or before December 17, 2006, the letter of credit will be applied to pay down the Plaza La Cienega Non-Pooled Mortgage Loan.
Notwithstanding

                                      S-100

the foregoing, the borrower under the Plaza La Cienega Loan Group will not be entitled to a reduction of the letter of credit in excess of $3,000,000 unless the related fee mortgage has been defeased as described in "Summaries of the Ten
Largest Mortgage Loans--Plaza La Cienega" on Appendix C to this prospectus supplement. Prior to the earliest to occur of (i) the achievement of conditions necessary for release of the letter of credit and (ii) December 17, 2006, the
Plaza La Cienega Non-Pooled Mortgage Loan will be subordinate in right of payment to the Plaza La Cienega Pooled Mortgage Loan, and, subject to the right of the series 2005-PWR7 controlling class representative to approve certain calculations under the related mortgage loan documents, thereafter, payments will be applied pari passu with the Plaza La Cienega Pooled Mortgage Loan.

     Garden State Pavilion

     The borrower under the pooled mortgage loan secured by the Garden State
Pavilion Mortgaged Property, which secures approximately 2.5% of the initial mortgage pool balance, has also borrowed $5,000,000 which, in addition to being secured by the Garden State Pavilion Mortgaged Property, is also secured by a
$5,000,000 letter of credit. That second mortgage loan will not be transferred to the trust fund. Upon request of the borrower under the Garden State Pavilion
Loan Group made not later than October 31, 2006, the master servicer will release the letter of credit, in whole or in part, in increments of a least
$1,000,000, subject to satisfaction of certain conditions including (i) a debt service coverage ratio of not less than 1.30x and a loan-to-value ratio of not more than 80.0% and (ii) the receipt of a current rent roll and trailing twelve months operating statements satisfactory to such holder. The borrower under the
Garden State Pavilion Loan Group may request these releases, up to three times before November 30, 2006.

     If the borrower has not achieved the conditions necessary for release of the letter of credit on or before November 30, 2006, the letter of credit will be applied to pay down the Garden State Pavilion Non-Pooled Mortgage Loan. Prior
to the earliest to occur of (i) the achievement of conditions necessary for release of the letter of credit and (ii) November 30, 2006, the Garden State
Pavilion Non-Pooled Mortgage Loan will be subordinate in right of payment to the
Garden State Pavilion Pooled Mortgage Loan, and, subject to the right of the series 2005-PWR7 controlling class representative to approve certain calculations under the related mortgage loan documents, thereafter, payments will be applied pari passu with the Garden State Pavilion Pooled Mortgage Loan.

     Miller/WRI Portfolio

     The Miller/WRI Portfolio Mortgaged Properties, which represent security for approximately 0.9% of the initial mortgage pool balance, also secure two
Non-Pooled Mortgage Loans. The intercreditor agreement between the initial holder of the Miller/WRI Portfolio Pooled Mortgage Loans and the initial holder of the Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans provides that for so long as either the Miller/WRI Portfolio Pooled Mortgage Loans or the
Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans are included in a securitization, the applicable master servicer or the special servicer, if applicable, is obligated to administer the Miller/WRI Portfolio Pooled Mortgage
Loans and the Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans
consistent with the terms of the related intercreditor agreement and the series
2003-PWR2 pooling and servicing agreement. The holder of the Miller/WRI
Portfolio Pooled Mortgage Loans, or its representative, has the right to consult with the master servicer or the special servicer, as applicable, of the series
2003-PWR2 securitization in respect of certain matters related to the Miller/WRI
Portfolio Loan Group and the Miller/WRI Portfolio Mortgaged Properties. The
holder of the Miller/WRI Portfolio Pooled Mortgage Loans or its representative will have an opportunity to review any of these proposed actions to be taken by the applicable master servicer or the special servicer, which servicer is required to give the holder of the Miller/WRI Portfolio Pooled Mortgage Loans, or its representative, prompt notice of any determination by the applicable master servicer or the special servicer to take any such action. However, neither the applicable master servicer nor the special servicer of the series
2003-PWR2 securitization will be obligated to act upon the direction, advice or objection of the holder of the Miller/WRI Portfolio Pooled Mortgage Loans, or its representative, in connection with any such proposed action.

     A/B Split Loan Structures

     With respect to each of the mortgaged properties identified on Appendix B to this prospectus supplement as Washington Estates MHC and Forrest Brooke MHC, the mortgage on the related mortgaged property also secures subordinated B notes, which had original principal balances of $545,000 and $212,500, respectively. In each case, the related B note has an interest rate of 12.75%
per annum and an original term of 10 years. In each case, the A note and the related B note are cross-defaulted. Each B note relating to the A/B Mortgage
Loans is currently owned by CBA-Mezzanine Capital Finance, LLC, a third party unaffiliated with the mortgage loan sellers. The B notes are not assets of the trust. The A/B

                                      S-101

Mortgage Loans and the related B notes will be serviced pursuant to the series
2005-PWR7 pooling and servicing agreement, provided that payments on the B notes will be made by the related borrowers directly to the holder of the B note until the occurrence of a default under the related mortgage loan. With respect to the
A/B Mortgage Loans, in each case, the holder of the A note and the holder of the
B note have entered into an intercreditor agreement, which generally provides that, following default or bankruptcy of the borrower or cash flow interruption to the holder of the B note, in accordance with notice and other requirements of the intercreditor agreement, the holder of the B note has the right to purchase the A note at a purchase price that includes outstanding principal and interest of the A note, unreimbursed protective or servicing advances (with interest), reasonable out-of-pocket expenses incurred in enforcing the related mortgage loans and servicing fees for the period prior to repurchase (excluding "success fees" or termination compensation) but excludes prepayment consideration (unless the related borrower or an affiliate is purchasing such note). Until the right of the holder of the B note to purchase the A note has expired, material loan modifications affecting lien priority or the borrower's monetary obligations require the consent of the holder of the B note. Except as described in the preceding sentence, modifications of the A/B Mortgage Loans generally do not require the consent of the holder of the B note. The holder of the B note will not have the right to enter into modifications of the B note without the consent of the holder of the A note.

     OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Brooklyn Place
Apartments, which loan represents 0.9% of the initial mortgage pool balance, the equity owner of one of the tenants-in-common borrowers pledged its ownership interest in the borrower to secure a mezzanine loan in the original principal amount of $3,600,000. The mezzanine loan matures on April 16, 2005, subject to one extension to June 15, 2005. The lender under the mezzanine loan executed an intercreditor agreement for the benefit of the holder of the pooled mortgage loan which provides, among other things, that (i) the mezzanine lender will not transfer more than 49% of its interest in the mezzanine loan except to entities which meet certain financial and other tests unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR7 certificates, (ii) the mezzanine lender will not exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or other realization on the mezzanine collateral unless either confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then outstanding ratings on the series 2005-PWR7 certificates or the mezzanine lender is an entity which meets certain financial and other tests under the intercreditor agreement and (iii) the mezzanine lender has certain cure rights in the event that an event of default has occurred under the pooled mortgage loan.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Marquis Apartments, which represents approximately 4.0% of the initial mortgage pool balance, the pledge by the limited partners of the related borrower, or by the sole shareholder of the general partners of the related borrower, of their interests in the borrower or the general partners of the borrower, as the case may be, to
Citizens Bank of Massachusetts as collateral for certain lines of credit used by
Metropolitan Properties of America, Inc. and its affiliates is permitted. As of the origination date of this pooled mortgage loan, the limited partners of the related borrower and the sole shareholder of one of the general partners of the related borrower had pledged their ownership interests in the borrower and in the general partner of the borrower and other entities owned by them to secure a line of credit with a maximum outstanding principal balance of approximately
$4,000,000 with Citizens Bank of Massachusetts. No intercreditor agreement was required in connection with this pledge.

     In the case of the pooled multi-property mortgage loan secured by the mortgaged properties known as the Circle K Portfolio Pod I, which pooled mortgage loan represents 0.4% of the initial mortgage pool balance, the owner of the related borrower has incurred mezzanine debt in the amount of $19,488,590 to certain affiliates that is secured by the owner's interest in Borrower. An intercreditor agreement has been executed with the mezzanine lender that restricts, among other things, the assignment of the mezzanine loan without lender consent or a no downgrade confirmation from the applicable rating agencies.

     Under the terms of the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Coral Reef
Village, Center City Apartment Portfolio, Old Marketplace and Downey Plaza
Shopping Center and representing 1.2%, 0.9%, 0.5% and 0.4%, respectively, of the initial mortgage pool balance, the equity owners of the related borrower are permitted to incur mezzanine debt subject to satisfaction of certain conditions, including that (i) the structure of such mezzanine debt must be acceptable to the mortgagee, (ii) the debt service coverage ratio based on the combined annualized debt service of the related pooled mortgage loan and the mezzanine debt (calculated as set forth in

                                      S-102

the related mortgage) must not be less than the ratio specified in the related mortgage loan documents, ranging from 1.00x to 1.25x, (iii) the outstanding principal balance of the related pooled mortgage loan plus the principal amount of the mezzanine debt must not exceed the percentage specified in the related loan documents, ranging from 75% to 90% of the related mortgaged property's fair market value as determined by an appraisal and (iv) the mezzanine lender must enter into an intercreditor agreement with the mortgagee, in form and substance acceptable to the mortgagee. With respect to the pooled mortgage loans secured by the mortgaged properties identified on Appendix B as Old Marketplace and
Downey Plaza Shopping Center, such mezzanine debt will not be permitted in the event that the mortgagee determines, in its sole and absolute discretion, that the mezzanine debt will result in a downgrade, qualification or withdrawal of the then outstanding ratings on the series 2005-PWR7 certificates. With respect to the pooled mortgage loans secured by the mortgaged properties identified on
Appendix B as Coral Reef Village and Center City Apartment Portfolio, the
mortgagee must receive confirmation from each rating agency that the incurrence of the related mezzanine debt will not result in a downgrade, qualification or withdrawal of the then outstanding ratings on the series 2005-PWR7 certificates.

     The pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as Imperial Plaza, which represents approximately 1.9% of the initial mortgage pool balance, permits the principals of the borrower to incur mezzanine financing secured by 100% of their equity interests in the borrower, at any time, provided that, among other conditions,
(i) the original principal balance of the mortgage loan plus the principal amount of the mezzanine loan does not exceed 80% of the mortgaged property's market value, (ii) the debt service coverage ratio based on the combined annualized debt service of the mortgage loan and the mezzanine loan must be equal to or greater than 1.10x and (iii) the holder of the mezzanine loan must execute a subordination and standstill agreement acceptable to the mortgagee in its sole discretion.

     The pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as Mission Paseo, which represents approximately 0.8% of the initial mortgage pool balance, permits the principals of the borrower to incur mezzanine financing secured by 100% of their equity interests in the borrower, at any time, provided that, among other conditions,
(i) the original principal balance of the mortgage loan plus the principal amount of the mezzanine loan does not exceed 75% of the mortgaged property's market value, (ii) the debt service coverage ratio based on the combined annualized debt service of the mortgage loan and the mezzanine loan must be equal to or greater than 1.30x and (iii) the holder of the mezzanine loan must execute a subordination and standstill agreement acceptable to the mortgagee in its sole discretion.

     Under the terms of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Storage USA -
Blair Road and representing 0.6% of the initial mortgage pool balance, the equity owners of the borrower are permitted to incur mezzanine debt subject to satisfaction of certain conditions, including that (i) mezzanine debt must not exceed $100,000, (ii) the documentation and structure of the mezzanine debt are subject to the approval of the mortgagee in its sole discretion and (iii) the mezzanine lender must enter into an intercreditor agreement with the mortgagee that is acceptable to the mortgagee in its sole discretion.

     In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

     See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely Affect
Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity
in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

     The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

     OTHER ADDITIONAL FINANCING

     In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring such additional debt. Such additional debt may be secured by other property owned by the borrower. Certain of these borrowers may have already incurred additional debt. In addition, the owners of

                                      S-103

such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Ayrsley Retail Center and representing 0.5% of the initial mortgage pool balance, the borrower has incurred unsecured debt from certain of its members in the original principal amount of $1,500,000. Pursuant to the terms of the borrower's organizational agreement, such debt is subject and subordinate to the pooled mortgage loan.

     The pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as Downey Plaza Shopping Center and representing 0.4% of the initial mortgage pool balance permits the borrower to incur unsecured financing from its members in an amount of up to $400,000 for the sole purpose of paying for necessary capital improvements to the related mortgaged property and/or leasing costs. Conditions to incurring any such additional debt include, among other things, that the lender under the additional debt must execute a subordination and intercreditor agreement acceptable to the mortgagee.

     The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property.

     In addition, with respect to 36 of the pooled mortgage loans, representing
10.2% of the initial mortgage pool balance, the borrower is not a single purpose entity and is not restricted from incurring unsecured indebtedness.

     We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates;
Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive
to Support, a Mortgaged Property" in this prospectus supplement.

     Additional Collateral.

     Ninety-four (94) of the pooled mortgage loans, representing 80.2% of the initial mortgage pool balance, have the benefit of additional collateral in the form of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to additional collateral.

     Cash Management Agreements/Lockboxes.

     Thirty-four (34) of the pooled mortgage loans, representing 47.6% of the initial mortgage pool balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

     Appendix B to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

     o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

                                      S-104

     o    Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue Date, and no lockbox is contemplated to be established during the mortgage loan term.

     In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     Hazard Insurance.

     See "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and
Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and
"Description of the Pooling and Servicing Agreements--Hazard Insurance Policies"
in the accompanying prospectus for a description of the obligations of the master servicers and the special servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

     Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance
Administration in an

                                      S-105

amount representing coverage of at least the lesser of (a) the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by FEMA.

     Tenant Matters.

     Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

     o    Twenty-eight (28) of the mortgaged properties securing the pooled mortgage loans, securing 7.7% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

     o    Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

     o    Certain of the multifamily properties have material tenant concentrations of students or military personnel.

     o    Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
          under its Section 8 program or otherwise.

     o    There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

     o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure.

     o    With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is affiliated with the related borrower.

     o    Included in the office properties are two (2) medical office properties identified on Appendix B to this prospectus supplement as
          Visalia Medical Clinic and West Boca Medical Pavilion I, which secure approximately 0.7% and 0.5%, respectively of the initial mortgage pool balance. The performance of a medical office property may depend on
          (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement
          (ranging from non-payment to delays in payment) from such insurers could adversely affect cash flow at such mortgaged property.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals.

     In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be

                                      S-106

indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.
Information regarding the values of the mortgaged properties as of the cut-off date is presented herein for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date, except in the case of the mortgaged property identified on Appendix B to this prospectus supplement as Miller/WRI Portfolio - Thorncreek, representing security for 0.5%
of the initial mortgage pool balance which are no more than 18 months old as of the cut-off date. See "Risk Factors--Appraisals May Inaccurately Reflect the
Value of the Mortgaged Properties" in this prospectus supplement.

     Environmental Assessments.

     Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of the mortgaged properties securing the Miller/WRI Portfolio Pooled
Mortgage Loans and the Circle K Portfolio Pod 1, Glacier View Mobile Home Park
and 1154 West 8th Street pooled mortgage loans, representing security for 0.5%,
0.4%, 0.4%, 0.3% and 0.1%, respectively, of the initial mortgage pool balance which are no more than 26 months old as of the cut-off date. See "Risk
Factors--Environmental Conditions of the Mortgaged Properties May Subject the
Trust Fund to Liability Under Federal and State Laws, Reducing the Value and
Cash Flow of the Mortgaged Properties, Which May Result in Reduced Payments on
Your Offered Certificates" in this prospectus supplement.

     Property Condition Assessments.

     In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of the mortgaged properties securing the Miller/WRI Portfolio Pooled Mortgage Loans, representing security for 0.5% and 0.4%, respectively, of the initial mortgage pool balance which are no more than 22 months old as of the cut-off date. See
"Risk Factors--Property Inspections and Engineering Reports May Not Reflect All
Conditions That Require Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

     Seismic Review Process.

     In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the pooled mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject

                                      S-107

to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance.

     Zoning and Building Code Compliance.

     Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

     Environmental Insurance.

     Twenty-seven (27) mortgaged properties, securing 5.9% of the initial mortgage pool balance, are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy. In each such case, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property and was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2005-PWR7 certificates, will have been paid in full.

     In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

     o    if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

     o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

     o    if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

     The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of

                                      S-108

the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

     The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

     The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$4,668,750.

     There is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

     In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

     Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2005-PWR7 certificates, will have been issued.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix C to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under
"Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     For purposes of the tables in Appendix A and for the information presented in Appendix B and Appendix C:

     (1)  References to "DSCR" are references to "Debt Service Coverage Ratios".
          In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in
          Appendix A and the information presented in Appendix B and Appendix C, the "Debt Service Coverage Ratio" or "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the
          "Glossary of Terms" in this prospectus supplement. With respect to each of the 11 Penn Plaza Pooled Mortgage Loan, the Marquis Apartments
          Pooled Mortgage Loan and the Miller/WRI Portfolio Pooled Mortgage
          Loans, the debt service coverage ratio information in this prospectus supplement reflects the aggregate debt service payable under both that pooled mortgage loan and the related Non-Pooled Pari Passu Companion
          Loan(s) and the loan per square foot or net rentable unit information, as applicable, in this prospectus supplement reflects the aggregate indebtedness under both that pooled mortgage loan and the related
          Non-Pooled Pari Passu Companion Loan(s). The debt service coverage information in this prospectus supplement (as well as the loan per square foot or net rentable unit, as applicable, information) with respect to the Plaza La Cienega Pooled Mortgage Loan and the Garden
          State Pavilion Pooled Mortgage Loan reflects the debt service payable

                                      S-109

          (and loan per square foot or net rentable unit, as applicable) on the
          Plaza La Cienega Pooled Mortgage Loan or the Garden State Pavilion
          Pooled Mortgage Loan, as applicable, but not the debt service payable on the related Non-Pooled Mortgage Loan, which is initially subordinate in right of payment to (but may subsequently become pari passu in right of payment with) the related pooled mortgage loan. The debt service coverage information in this prospectus supplement (as well as the loan per square foot or net rentable unit, as applicable, information) with respect to the A/B Mortgage Loans reflect the debt service payable (and loan per square foot or net rentable unit, as applicable) on the related pooled mortgage loans, but not the debt service payable on the related Non-Pooled Mortgage Loans, which are subordinate in right of payment to the related pooled mortgage loans.

          In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of
          "free rent" periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of
          Underwritten Net Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

          Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash
          Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
          borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

          The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

     (2)  References in the tables to "Cut-off Date LTV" are references to
          "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV" are references to "LTV Ratio at Maturity" and references to "Remaining
          Term" are references to "Stated Remaining Term to Maturity or ARD".
          For purposes of this prospectus supplement, including for the tables in Appendix A and the information presented in Appendix B and Appendix
          C, the "Cut-off Date Loan-to-Value Ratio", "LTV Ratio at Maturity" or
          "Stated Remaining Term to Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of
          Terms" in this prospectus supplement. The loan-to-value information presented in this prospectus supplement with respect to each of the 11
          Penn Plaza Pooled Mortgage Loan, the Marquis Apartments Pooled
          Mortgage Loan and the Miller/WRI Portfolio Pooled Mortgage Loans
          reflects the aggregate indebtedness under those Pooled Mortgage Loans and the related Non-Pooled Pari Passu Companion Loan(s). The loan-to-value information presented in this prospectus supplement with respect to the Plaza La Cienega Pooled Mortgage Loan and the Garden
          State Pavilion Pooled Mortgage Loan reflects the indebtedness under the Plaza La Cienega Pooled

                                      S-110

          Mortgage Loan or the Garden State Pavilion Pooled Mortgage Loan, as
          applicable, but not the indebtedness under the related Non-Pooled
          Mortgage Loan, which is initially subordinate in right of payment to
          (but may subsequently become pari passu in right of payment with) the related pooled mortgage loan. The loan-to-value information presented in this prospectus supplement with respect to the A/B Mortgage Loans reflects the indebtedness under the related pooled mortgage loans but not the indebtedness under the related Non-Pooled Mortgage Loans, which are subordinate in right of payment to the related pooled mortgage loans.

          The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and
          Condition--Appraisals".

          No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (3)  References to "weighted averages" are references to averages weighted on the basis of the cut-off date principal balances of the related pooled mortgage loans.

     (4)  If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations under the related lease.

     (5)  We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments, including balloon payments, will be distributed to investors in the respective months in which those payments are due.

     The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

     A Current Report on Form 8-K will be filed, together with the series
2005-PWR7 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. That current report on Form 8-K will be available to the holders of the offered certificates promptly after its filing. If mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be reflected in that current report on Form 8-K.

THE MORTGAGE LOAN SELLERS

     General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans directly from
Bear Stearns Commercial Mortgage, Inc., Prudential Mortgage Capital Funding,
LLC, Wells Fargo Bank, National Association and Nationwide Life Insurance
Company on the Issue Date. See the table titled "Mortgage Loan Sellers" on
Appendix A to this prospectus supplement.

     Prudential Mortgage Capital Funding, LLC/Prudential Mortgage Capital
Company, LLC. PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly-owned, limited purpose, subsidiary of
PMCC, which is a real estate financial services company which originates commercial and multifamily real estate loans

                                      S-111

throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has primary offices in Atlanta, Chicago, San Francisco and
Newark, New Jersey. The principal offices of PMCC are located at 4 Gateway
Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. The pooled mortgage loans for which PMCF is the applicable mortgage loan seller were originated by PMCC (or a wholly-owned subsidiary of PMCC). Prudential Asset
Resources, Inc., an affiliate of PMCF and PMCC, is one of the master servicers under the series 2005-PWR7 pooling and servicing agreement.

     Bear Stearns Commercial Mortgage, Inc. BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSCMI originated and underwrote all of the pooled mortgage loans it sold to us for deposit into the trust fund. The principal offices of BSCMI are located at 383
Madison Avenue, New York, New York 10179.

     Wells Fargo Bank, National Association. A description of WFB is set forth under "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and
Servicing Agreement--The Initial Master Servicers, the Initial Special Servicer
and the Initial Primary Servicer--Wells Fargo Bank, National Association" in
this prospectus supplement. WFB originated and underwrote all of the pooled mortgage loans it is selling to us for deposit into the trust fund. WFB is also one of the master servicers and the certificate administrator under the series
2005-PWR7 pooling and servicing agreement.

     Nationwide Life Insurance Company. Nationwide Life is a leading provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide
Financial"), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $117 billion as of December 31, 2004. Nationwide Financial's real estate investment department originated approximately $2.5 billion in commercial mortgage loans in
2004, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past four years and currently manages over $11.2 billion of mortgage loans for Nationwide Life, its affiliates and third party participants.
Nationwide Financial's real estate investment department originated all of the pooled mortgage loans that Nationwide Life is selling to us for deposit into the trust fund and Nationwide Life is the primary servicer for the applicable master servicer of those pooled mortgage loans. Nationwide Life has financial strength ratings of "Aa3", "AA-" and "A+" from Moody's, S&P and A.M. Best, respectively.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the party. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

     On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph. See the section of the accompanying prospectus titled "Description of the Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases". Notwithstanding the
provisions described in that section, with respect to the 11 Penn Plaza Pooled
Mortgage Loan and the Miller/WRI Portfolio Pooled Mortgage Loans, the related mortgage loan documents and instruments of assignments have been or will be delivered to the trustee under the related Non-Trust Servicing Agreement other than the original mortgage note, which will be delivered to the series 2005-PWR7 trustee.

     With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by
MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2005-PWR7 pooling and servicing agreement.

                                      S-112

     If--

     o    any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o    that omission or defect materially and adversely affects the interests of the series 2005-PWR7 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2005-PWR7 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2005-PWR7 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect. The rights of the series 2005-PWR7 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and Substitutions"
below.

     The series 2005-PWR7 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

REPRESENTATIONS AND WARRANTIES

     As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

     o    The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on
          Appendix B to this prospectus supplement, including--

          1.   the identification of the related mortgaged property,

          2.   the cut-off date principal balance of the mortgage loan,

          3.   the amount of the monthly debt service payment,

          4.   the mortgage interest rate, and

          5.   the maturity date and the original and remaining term to stated
               maturity (or, in the case of an ARD Loan, the anticipated
               repayment date and the original and remaining term to that date).

     o    Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

     o    Except as otherwise described under "--Certain Characteristics of the
          Mortgage Pool--Pari Passu, Subordinate and Other Financing" above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

     o    The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state
          anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity, and except that

                                      S-113

          certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     o    The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

     o    There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

          1.   Permitted Encumbrances, and

          2.   the discussion under "Certain Characteristics of the Mortgage
               Pool--Pari Passu, Subordinate and Other Financing" above.

     o    The proceeds of the pooled mortgage loan have been fully disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

     o    If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

     o    Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where
          (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

     The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

     The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series 2005-PWR7 pooling and servicing agreement. If--

     o    there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

     o    that breach materially and adversely affects the interests of the series 2005-PWR7 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2005-PWR7 certificates or on the value of those certificates,

                                      S-114

then that breach will be a material breach of the representation and warranty.
The rights of the series 2005-PWR7 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

     o    cure the material breach or the material document defect in all material respects; or

     o    repurchase the affected pooled mortgage loan at the applicable
          Purchase Price; or

     o    prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a
          qualification, downgrade or withdrawal of any rating assigned by
          Moody's and Fitch to the series 2005-PWR7 certificates, as confirmed in writing by each of those rating agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

          1.   has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

          2.   is acceptable to the series 2005-PWR7 controlling class
               representative.

     If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     o    the Purchase Price, exceeds

     o    the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

     The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2005-PWR7 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

     No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

     A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

     Expenses incurred by the applicable master servicer, the special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

                                      S-115

     SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2005-PWR7 POOLING AND
                              SERVICING AGREEMENT

GENERAL

     The servicing and administration of the mortgage loans and any REO
Properties in the trust fund (other than the 11 Penn Plaza Pooled Mortgage Loan and the Miller/WRI Portfolio Pooled Mortgage Loans) will be governed by the series 2005-PWR7 pooling and servicing agreement. In this "Servicing of the
Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement"
section, we describe some of the provisions of the series 2005-PWR7 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned "Description of the Pooling and
Servicing Agreements", for additional important information regarding provisions of the series 2005-PWR7 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

     The 11 Penn Plaza Pooled Mortgage Loan and the Miller/WRI Portfolio Pooled
Mortgage Loans, which are the Non-Trust-Serviced Pooled Mortgage Loans, are and
will continue to be serviced and administered under their related Non-Trust
Servicing Agreement. See "Intercreditor and Servicing Arrangements Regarding the
Non-Trust-Serviced Pooled Mortgage Loans--11 Penn Plaza" and "--Miller/WRI
Portfolio" in this prospectus supplement. The Non-Trust Servicing Agreements are similar, though not identical to, the series 2005-PWR7 pooling and servicing agreement.

     The master servicers and the special servicer will each be responsible for servicing and administering the mortgage loans and any REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loans and any related REO Property)
for which it is responsible, directly or through the primary servicer or sub-servicers, in accordance with the Servicing Standard.

     In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2005-PWR7
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

     o    all mortgage loans (other than the Non-Trust-Serviced Pooled Mortgage
          Loans) as to which it is the applicable master servicer and no
          Servicing Transfer Event has occurred, and

     o    all worked-out mortgage loans (other than the Non-Trust-Serviced
          Pooled Mortgage Loans) as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

     If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

     The special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loans) as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property (other than, if applicable, any REO
Property related to the Non-Trust-Serviced Pooled Mortgage Loans).

     The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer
Events with respect to that mortgage loan cease to exist. Notwithstanding the transfer of the servicing of any pooled mortgage loan to the special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances (including, if applicable, with respect to the Non-Trust-Serviced Pooled Mortgage Loans or any REO Property related thereto) and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties (other than, except to the limited extent described herein, the Non-Trust-Serviced Pooled Mortgage Loans or any REO Property related thereto) as to which it is the applicable master servicer.

                                      S-116

     None of the master servicers or special servicer will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2005-PWR7 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

     In the case of the pooled mortgage loans sold by Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Nationwide Life as primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause.
In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer. Notwithstanding the appointment of that primary servicer or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2005-PWR7 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2005-PWR7 pooling and servicing agreement will be required to accept the performance by the primary servicer of the loan servicing duties for which the applicable master servicer is responsible under the series 2005-PWR7 pooling and servicing agreement.

     For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of the Trust-Serviced Mortgage
Loan Groups and any related REO Property are to be conducted for the benefit of the series 2005-PWR7 certificateholders and the holder of the related
Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The
Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

     Although the Non-Trust-Serviced Pooled Mortgage Loans are not serviced under the series 2005-PWR7 pooling and servicing agreement, the applicable master servicer will be required to make any advances of delinquent monthly debt service payments as described under "Description of the Offered Certificates --
Advances of Delinquent Monthly Debt Service Payments" and perform other limited services.

     If the trustee is requested to take any loan-level action in its capacity as holder of any of the Non-Trust-Serviced Pooled Mortgage Loans under the related intercreditor agreement or the related Non-Trust Servicing Agreement, or if the trustee receives actual notice of a default or event of default by any other party under the related Non-Trust Servicing Agreement, then the trustee generally will be required to seek instructions from the series 2005-PWR7 controlling class representative and act in accordance with those instructions, except that the trustee must ignore instructions that would cause the trustee to violate applicable law or any other provision of the series 2005-PWR7 pooling and servicing agreement. In some circumstances, the trustee will also be prohibited from giving any consent under the Non-Trust Servicing Agreements unless it receives written confirmation from each of Moody's and Fitch to the effect that the consent would not result in a qualification, downgrade or withdrawal on a rating with respect to any class of certificates. In addition, the trustee will be prohibited from granting a consent or approval to any proposed modification, waiver or amendment of either of the Non-Trust Servicing
Agreements, the 11 Penn Plaza Intercreditor Agreement and/or the Miller/WRI
Portfolio Intercreditor Agreement, or to any proposed adoption of a successor servicing agreement to or a change in servicer under either of the Non-Trust
Servicing Agreements, unless the trustee receives the consent of the applicable series 2005-PWR7 master servicer and the series 2005-PWR7 controlling class representative and a written confirmation from each of Moody's and Fitch. Any such confirmation will be at the expense of the trust fund unless it is paid by another person.

     The section in the accompanying prospectus entitled "Description of the
Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the
Depositor" discusses how each master servicer and the special servicer may resign or assign its obligations under the series 2005-PWR7 pooling and servicing agreement.

THE INITIAL MASTER SERVICERS, THE INITIAL SPECIAL SERVICER AND THE INITIAL
PRIMARY SERVICER

     General. Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund except that Prudential Asset Resources, Inc. will conduct master servicing activities with respect to the 11 Penn Plaza Pooled Mortgage Loan in its capacity as initial master servicer under the

                                      S-117

applicable Non-Trust Servicing Agreement and will play a limited role in the servicing of the 11 Penn Plaza Pooled Mortgage Loan in its capacity as master servicer under the series 2005-PWR7 pooling and servicing agreement. Wells Fargo
Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial Mortgage, Inc. and
Nationwide Life Insurance Company to us for deposit into the trust fund, except that Wells Fargo Bank, National Association will conduct master servicing activities with respect to the Miller/WRI Portfolio Pooled Mortgage Loans in its
capacity as initial master servicer under the applicable Non-Trust Servicing
Agreement and will play a limited role in the servicing of the Miller/WRI
Portfolio Pooled Mortgage Loans in its capacity as master servicer under the series 2005-PWR7 pooling and servicing agreement. ARCap Servicing, Inc. will act as special servicer with respect to all of the pooled mortgage loans other than the Miller/WRI Portfolio Pooled Mortgage Loans, except that ARCap Servicing,
Inc. will conduct special servicing activities with respect to the 11 Penn Plaza
Pooled Mortgage Loan in its capacity as initial special servicer under the related Non-Trust Servicing Agreement and will play a limited role in the special servicing of the 11 Penn Plaza Pooled Mortgage Loan in its capacity as special servicer under the series 2005-PWR7 pooling and servicing agreement. The
Miller/WRI Portfolio Pooled Mortgage Loans will be special serviced under the applicable Non-Trust Servicing Agreement by GMAC Commercial Mortgage Corporation
subject to the removal or replacement of GMAC Commercial Mortgage Corporation pursuant to the terms of the related Non-Trust Servicing Agreement. Nationwide
Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.

     Prudential Asset Resources, Inc. PAR, a Delaware corporation, is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential
Financial, Inc. PAR is an affiliate of Prudential Mortgage Capital Funding, LLC, one of the mortgage loan sellers. PAR's principal servicing offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201. As of December 31, 2004,
PAR was responsible for overseeing the servicing of approximately 6,400 commercial and multifamily loans, with an approximate total principal balance of
$44.4 billion.

     Wells Fargo Bank, National Association. WFB, a national banking association, provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. WFB is also the certificate administrator and tax administrator. WFB's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California
94105. As of December 31, 2004, WFB was responsible for servicing approximately
6,742 commercial and multifamily mortgage loans, totaling approximately $51.45 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. Wells Fargo & Company is the holding company for WFB. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of
1934. Such reports include information regarding WFB and may be obtained at the website maintained by the Securities and Exchange Commission at
http://www.sec.gov.

     ARCap Servicing, Inc. ARCap, a Delaware corporation, is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas. ARCap CMBS Fund
II REIT, Inc., the entity that is anticipated to be the initial series 2005-PWR7 controlling class representative, is an affiliate of ARCap REIT, Inc. As of
January 30, 2005, ARCap was the named special servicer on 46 commercial mortgage-backed securities transactions encompassing 6,724 loans with a principal balance of $45.77 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

     Nationwide Life Insurance Company. A description of Nationwide Life is set forth under "Description of the Mortgage Pool--The Mortgage Loan
Sellers--Nationwide Life Insurance Company" in this prospectus supplement.

     The information set forth in this prospectus supplement concerning each of
PAR, WFB, ARCap and Nationwide Life as an entity has been provided by that respective entity. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

                                      S-118

     The master servicing fee:

     o    will be earned with respect to each and every pooled mortgage loan
          (other than the Non-Trust-Serviced Pooled Mortgage Loans), including--

          1.   each such pooled mortgage loan , if any, that is a specially serviced mortgage loan,

          2.   each such pooled mortgage loan, if any, as to which the
               corresponding mortgaged property has become an REO Property, and

          3.   each such pooled mortgage loan as to which defeasance has
               occurred; and

     o    in the case of each such pooled mortgage loan (other than any
          Non-Trust-Serviced Pooled Mortgage Loan), will--

          1.   be calculated on the same interest accrual basis as that pooled mortgage loan, which will be a 30/360 Basis or an Actual/360
               Basis, as applicable,

          2.   accrue at a master servicing fee rate, on a loan-by-loan basis,

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

          4.   be payable monthly to the applicable master servicer from amounts received with respect to interest on that pooled mortgage loan.

     Nationwide Life will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

     With respect to the Non-Trust-Serviced Pooled Mortgage Loans, the party that serves as the master servicer under the applicable Non-Trust Servicing
Agreement will be entitled to similar fees. Those fees (which include the trustee and other administrative fees, if any, payable under the Non-Trust
Servicing Agreement) are taken into account when calculating the related
Mortgage Pass-Through Rates. No master servicing or primary servicing fees are payable to any master servicer under the series 2005-PWR7 pooling and servicing agreement in connection with any Non-Trust-Serviced Pooled Mortgage Loan.

     If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loans, for which no servicing fees are payable under the series 2005-PWR7 pooling and servicing agreement) for which it is the applicable master servicer at a specified number of basis points (which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

     The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the Trust-Serviced
Non-Pooled Mortgage Loans, which fee will be payable solely from interest collections on the related Trust-Serviced Non-Pooled Mortgage Loan.

     Prepayment Interest Shortfalls. The series 2005-PWR7 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loans) as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest
Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2005-PWR7 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans. In addition, in

                                      S-119

the case of the Non-Trust-Serviced Pooled Mortgage Loans, no party will make payments of compensating interest in connection with any prepayment interest shortfalls that arise with regard to that loan.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available
Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net
Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2005-PWR7 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. The pooled mortgage loans that provide for scheduled payments to be due on the fifth day of each month also generally permit principal prepayment to be made on any day after the end of any applicable Lock-out Period without an accompanying payment of interest that would have accrued from the date of prepayment to the next succeeding due date. Wells Fargo Bank, National
Association is the applicable master servicer for each of those pooled mortgage loans. In the case of each of those pooled mortgage loans, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the
Available Distribution Amount for the distribution date occurring in that month
(a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is similar to a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the applicable master servicer as additional master servicer compensation) and (c) solely in the case of a principal prepayment made before the due date in that month, a payment (to be made by the applicable master servicer from its own funds) similar to a payment of compensating interest in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure to make a payment will constitute an Event of Default, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2005-PWR7 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment similar to a payment of compensating interest in an aggregate amount equal to the sum of one-month's interest (at the related
Mortgage Pass-Through Rate) on the principal portion of the payment and (solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related
Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date (net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under "--Prepayment Interest Shortfalls" above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment (and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation (whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans that matures on the fifth day of a month, if the related balloon payment due on that maturity date is timely received, then that balloon payment will be considered to have been received during the collection period related to that month's distribution date for purposes of distributing the Available Distribution Amount and the Principal Distribution Amount for that month; otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under
"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments".

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

                                      S-120

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan serviced by the special servicer (other than, if applicable, the Non-Trust-Serviced
               Pooled Mortgage Loans), if any, and

          2.   each mortgage loan serviced by the special servicer (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loans), if
               any, as to which the corresponding mortgaged property has become an REO Property;

     o    in the case of each mortgage loan described in the foregoing bullet, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time.

     Notwithstanding the foregoing, any special servicing fees earned with respect to the Marquis Apartments Loan Group, the Plaza La Cienega Loan Group or
the Garden State Pavilion Loan Group will, so long as the Marquis Apartments
Non-Pooled Mortgage Loan, the Plaza La Cienega Non-Pooled Mortgage Loan or the
Garden State Plaza Non-Pooled Mortgage Loan, as applicable, is subordinate in right of payment to the Marquis Apartments Pooled Mortgage Loan, the Plaza La
Cienega Pooled Mortgage Loan or the Garden State Pavilion Pooled Mortgage Loan,
as applicable, be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Notwithstanding the foregoing, any special servicing fees earned with respect to the A/B Mortgage Loans will be payable out of any collections on or with respect to the applicable Non-Pooled Subordinate Loans and/or the applicable Non-Pooled
Subordinate Noteholders' share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

     Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by the special servicer (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage
Loans). Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest and Post-ARD
Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Any workout fees earned with respect to (if the Marquis Apartments Non-Pooled Mortgage Loan has become subordinate in right of payment) the Marquis Apartments Pooled Mortgage Loan,
(if the Plaza La Cienega Non-Pooled Mortgage Loan has not become pari passu in right of payment) the Plaza La Cienega Pooled Mortgage Loan or (if the Garden
State Pavilion Non-Pooled Mortgage Loan has not become pari passu in right of payment) the Garden State Pavilion Pooled Mortgage

                                      S-121

Loan, will be payable out of any collections on or with respect to the related
Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate
Noteholder's share of collection on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any workout fees earned with respect to the A/B Mortgage Loans will be payable out of any collections on or with respect to the related Non-Pooled
Subordinate Loans and/or the related Non-Pooled Subordinate Noteholders' share of collection on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loans. Any workout fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

     The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property.
However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

     If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where the special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to the special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts payable to the series 2005-PWR7 certificateholders.

     Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loans) for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loans or any related REO
Property) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of
1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

     In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the special servicer or 2003-PWR2 controlling class representative or 2004-PWR6 controlling class representative pursuant to the exercise of the option described under "--Fair Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise).

     Any liquidation fees earned with respect to the Marquis Apartments Loan
Group, the Plaza La Cienega Loan Group or the Garden State Pavilion Loan Group,
if the related Non-Pooled Mortgage Loan is not pari passu in right of payment with the related pooled mortgage loan, will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related
Non-Pooled Subordinate Noteholder's share of collections on any related REO
Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan. Any liquidation fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-PWR7 certificateholders.

     Additional Servicing Compensation. The following items collected on any mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loans) will be allocated among the master servicers and the special servicer as additional compensation in accordance with the series 2005-PWR7 pooling and servicing agreement:

                                      S-122

     o    any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series
          2005-PWR7 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

     o    any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

     o    any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

     Each of the master servicers and the special servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in Permitted
Investments. See "--Collection Accounts" below. Each of the master servicers and the special servicer --

     o    will be entitled to retain any interest or other income earned on those funds, and

     o    will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

     Neither the master servicer nor the special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicer, the trustee and the fiscal agent will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2005-PWR7 pooling and servicing agreement. The master servicers, the special servicer, the trustee and the fiscal agent will not be entitled to reimbursement for these expenses except as expressly provided in the series 2005-PWR7 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or the special servicer in connection with the servicing or administration of a mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2005-PWR7 pooling and servicing agreement may also designate certain other expenses as servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the applicable master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

     Notwithstanding any provision of the series 2005-PWR7 pooling and servicing agreement described herein to the contrary, the special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, provided that--

                                      S-123

     o    the special servicer must make (unless it determines such advance would not be recoverable) any servicing advance on a specially serviced mortgage loan or REO Property that is an emergency advance,
          and

     o    the special servicer may not make requests for servicing advances more frequently than once per calendar month.

     If a master servicer is required under the series 2005-PWR7 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o    if the failure continues for one more business day, to make the servicing advance.

The fiscal agent must make any servicing advances that the trustee is required, but fails, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that it or the special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO
Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO
Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, prior to the date (if any) when the Plaza La Cienega Non-Pooled Mortgage Loan or the
Garden State Pavilion Non-Pooled Mortgage Loan, as applicable, becomes pari passu in right of payment with the related pooled mortgage loan, and after the date (if any) when the Marquis Apartments Non-Pooled Mortgage Loan becomes subordinate in right of payment with the related pooled mortgage loan, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to the Marquis Apartments Loan
Group, the La Cienega Loan Group or the Garden State Pavilion Loan Group, as
applicable, that it has so determined is not recoverable, except to the extent that amounts collected on or in respect of the Marquis Apartments Non-Pooled
Mortgage Loan, the Plaza La Cienega Non-Pooled Mortgage Loan or the Garden State
Pavilion Non-Pooled Mortgage Loan, as applicable, are insufficient for that reimbursement. Notwithstanding the provision described in the second preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to the A/B Mortgage Loans that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Mortgage Loan that is an
A/B Mortgage Loan is insufficient for that reimbursement. The trustee and the fiscal agent may each conclusively rely on the determination of the applicable master servicer or the special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

     Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2005-PWR7 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2005-PWR7 certificates on that distribution date.

                                      S-124

     Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer, the trustee or the fiscal agent will be entitled to reimbursement for that advance
(even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer, the trustee, or the fiscal agent, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized
Loss may subsequently arise if the amount reimbursed to the applicable master servicer, the trustee or the fiscal agent ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

     In general, none of the master servicers, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to the Non-Trust-Serviced Pooled Mortgage Loans under the series 2005-PWR7 pooling and servicing agreement. Those advances will be made by the applicable master servicer, special servicer and/or another party under the related
Non-Trust Servicing Agreement.

     The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property (other than the Non-Trust-Serviced Pooled Mortgage Loans or any related REO Property)
is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer or the special servicer, as the case may be, has determined in accordance with the Servicing
Standard that making the payment is in the best interests of the series
2005-PWR7 certificateholders (or, if a Trust-Serviced Mortgage Loan Group is
involved, the best interest of the series 2005-PWR7 certificateholders and the related Trust-Serviced Non-Pooled Noteholder), as a collective whole. If the servicing expense relates to the Marquis Apartments Loan Group and the Marquis
Apartments Non-Pooled Mortgage Loan has become subordinate in right of payment to the related pooled mortgage loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the related Non-Pooled Mortgage Loan are insufficient for that payment. In addition, if the servicing expense relates to the Plaza La Cienega
Loan Group or the Garden State Pavilion Loan Group and either the Plaza La
Cienega Non-Pooled Mortgage Loan or the Garden State Pavilion Non-Pooled
Mortgage Loan, as applicable, has not become pari passu in right of payment to the related pooled mortgage loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the related Non-Pooled Subordinate Loan are insufficient for that payment. In addition, if the servicing expense relates to the A/B Mortgage
Loans, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO
Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loans are insufficient for that payment.

     The master servicers, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of

                                      S-125

The Wall Street Journal, as that prime rate may change from time to time.
Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to the Marquis Apartments
Loan Group, the Plaza La Cienega Loan Group, the Garden State Pavilion Loan
Group or the A/B Mortgage Loans, to the maximum extent possible, out of collections on the related Non-Pooled Mortgage Loan if such Non-Pooled Mortgage
Loan is subordinate to the related pooled mortgage loan), thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default
Interest and late payment charges will be de minimis.

     If any servicing advances are made with respect to the Non-Trust-Serviced
Pooled Mortgage Loans under the related Non-Trust Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest at the prime rate specified above.

THE SERIES 2005-PWR7 CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of series 2005-PWR7 certificateholders will be the holders of the most subordinate class of series 2005-PWR7 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2005-PWR7 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2005-PWR7 certificateholders will be the holders of the most subordinate class of series
2005-PWR7 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series
2005-PWR7 controlling class, the class A-1, A-2, A-AB and A-3 certificates will represent a single class.

     Appointment of Controlling Class Representative. The holders of series
2005-PWR7 certificates representing more than 50% of the total principal balance of the series 2005-PWR7 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2005-PWR7 controlling class representative. The series 2005-PWR7 controlling class representative may resign at any time. ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial special servicer, is expected to be the initial series 2005-PWR7 controlling class representative.

     Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan (other than any
Non-Trust-Serviced Pooled Mortgage Loans), the special servicer must, in general, deliver to the series 2005-PWR7 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

     o    a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

     o    a discussion of the general legal and environmental considerations reasonably known to the special servicer, consistent with the
          Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2005-PWR7 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

     o    the most current rent roll and income or operating statement available for the related mortgaged property or properties;

     o    a summary of the special servicer's recommended action with respect to the specially serviced mortgage loan;

                                      S-126

     o    the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

     o    such other information as the special servicer deems relevant in light of the Servicing Standard.

     The special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2005-PWR7 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the special servicer determines in accordance with the Servicing
Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a
Trust-Serviced Mortgage Loan Group, in the best interests of all the series
2005-PWR7 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder), as a collective whole.

     The special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2005-PWR7 controlling class representative may reject the report if--

     o    the special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2005-PWR7 certificateholders or (if a Trust-Serviced Mortgage
          Loan Group is involved) the related Trust-Serviced Non-Pooled
          Noteholder, and

     o    it has made a reasonable effort to contact the series 2005-PWR7 controlling class representative.

     The special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing Standard.

     In addition, the special servicer generally will not be permitted to take or consent to the applicable master servicer taking any of the following actions not otherwise covered by an approved asset status report, unless and until the special servicer has notified the series 2005-PWR7 controlling class representative and the series 2005-PWR7 controlling class representative has consented (or failed to object) thereto in writing within ten (10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the special servicer, within any shorter period during which the special servicer is initially entitled to withhold consent without being deemed to have approved the action):

     o    any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

     o    any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below) of (a) any specially serviced mortgage loan or (b) any mortgage loan that is not a specially serviced mortgage loan and, unless the proposed modification or waiver would involve an extension of maturity or certain waivers of Post-ARD
          Additional Interest, has an unpaid principal balance of $2,500,000 or more;

     o    any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;

     o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;

     o    any release of collateral for any mortgage loan (except that, in circumstances where either (x) both (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the release of collateral is not conditioned on obtaining the consent of the lender

                                      S-127

          under the related mortgage loan documents, or (y) the release of collateral is made upon a satisfaction of the subject mortgage loan, the consent of (or failure to object by) the series 2005-PWR7 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series
          2005-PWR7 controlling class representative);

     o    any acceptance of substitute or additional collateral for a mortgage loan (except that in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 or (y) the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2005-PWR7 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR7 controlling class representative);

     o    any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property (except that, in circumstances where either (x) the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than
          $2,500,000 or (y) the release of the applicable letter of credit, reserve funds or other collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the series 2005-PWR7 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR7 controlling class representative);

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object
          by) the series 2005-PWR7 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR7 controlling class representative);

     o    any approval of the assignment of the mortgaged property securing any mortgage loan to and assumption of such mortgage loan by another
          Person, any waiver of a "due-on-sale" clause in any mortgage loan, any approval of a further encumbrance of the mortgaged property securing any mortgage loan or any waiver of a "due-on-encumbrance" clause in any mortgage loan (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2005-PWR7 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR7 controlling class representative); or

     o    any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance (except that, in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000, the consent of (or failure to object by) the series 2005-PWR7 controlling class representative will not constitute a condition to the taking of or consent to such action by the special servicer but the special servicer must deliver notice of such action to the series 2005-PWR7 controlling class representative).

     However, the special servicer may take any of the actions described above without waiting for the response of the series 2005-PWR7 controlling class representative if the special servicer determines that immediate action is necessary to protect the interests of the series 2005-PWR7 certificateholders and, if affected thereby, a Trust-Serviced Non-Pooled Noteholder, as a collective whole.

     Furthermore, the series 2005-PWR7 controlling class representative may, in general, direct the special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing
and

                                      S-128

administration of specially serviced mortgage loans and REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loans or any related REO Property)
or as to which provision is otherwise made in the series 2005-PWR7 pooling and servicing agreement.

     The series 2005-PWR7 controlling class representative will not have the rights otherwise described above in connection with any special servicing actions involving the Non-Trust-Serviced Pooled Mortgage Loans. A particular group or class of securityholders in connection with another commercial securitization or its or their designee or representative will generally have substantially similar rights under the related Non-Trust Servicing Agreement with respect to the Non-Trust-Serviced Pooled Mortgage Loans as the series
2005-PWR7 controlling class representative has under the series 2005-PWR7 pooling and servicing agreement with respect to pooled mortgage loans other than the Non-Trust-Serviced Pooled Mortgage Loans. However, the series 2005-PWR7 controlling class representative will be entitled to exercise any consultation rights granted under the applicable intercreditor agreement for the
Non-Trust-Serviced Pooled Mortgage Loans in connection with special servicing actions proposed to be taken by the special servicer under the applicable
Non-Trust Servicing Agreement.

     After any date when the holder of the Marquis Apartments Non-Pooled
Mortgage Loan exercises its option in its sole discretion to subordinate the
Marquis Apartments Non-Pooled Mortgage Loan to the Marquis Apartments Pooled
Mortgage Loan, the series 2005-PWR7 controlling class representative will not have the rights otherwise described above with respect to the Marquis Apartments
Loan Group unless a Marquis Apartments Change of Control Event is in effect. See
"--Trust-Serviced Non-Pooled Noteholders--Marquis Apartments Trust-Serviced
Non-Pooled Noteholder" below.

     Notwithstanding the provisions described above, the series 2005-PWR7 controlling class representative may not direct the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would--

     o    require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series
          2005-PWR7 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

     o    result in an adverse tax consequence for the trust fund;

     o    expose the trust, the parties to the series 2005-PWR7 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

     o    materially expand the scope of a master servicer's or the special servicer's responsibilities under the series 2005-PWR7 pooling and servicing agreement.

     When reviewing the rest of this "Servicing Under the Series 2005-PWR7
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2005-PWR7 controlling class representative discussed above could have on the actions of the special servicer.

     Liability to Borrowers. In general, any and all expenses of the series
2005-PWR7 controlling class representative are to be borne by the holders of the series 2005-PWR7 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2005-PWR7 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the special servicer (in its sole judgment) determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

     Liability to the Trust Fund and Certificateholders. The series 2005-PWR7 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series
2005-PWR7 certificates, may act solely in the interests of the holders of the controlling class of series 2005-PWR7 certificates, does not have any duty to the holders of any class of series 2005-PWR7 certificates other than the controlling class of series 2005-PWR7 certificates and may take actions that favor the interests of the holders of the controlling class of series 2005-PWR7 certificates over those of other classes of series 2005-PWR7 certificates. It will have no liability to any other series 2005-

                                      S-129

PWR7 certificateholders for having acted as described above and those other series 2005-PWR7 certificateholders may not take any action against it for having acted as described above.

TRUST-SERVICED NON-POOLED NOTEHOLDERS

     Marquis Apartments Trust-Serviced Non-Pooled Noteholder. The intercreditor agreement between the holder of the Marquis Apartments Pooled Mortgage Loan and the holder of the Marquis Apartments Non-Pooled Mortgage Loan provides that for so long as either the Marquis Apartments Pooled Mortgage Loan or the Marquis
Apartments Non-Pooled Mortgage Loan is included in a securitization, the applicable master servicer or the special servicer, if applicable, is obligated to administer the Marquis Apartments Pooled Mortgage Loan and the Marquis
Apartments Non-Pooled Mortgage Loan consistent with the terms of the related intercreditor agreement and the series 2005-PWR7 pooling and servicing agreement.

     Prior to any date when the holder of the Marquis Apartments Non-Pooled
Mortgage Loan exercises its option in its sole discretion to subordinate such
Non-Pooled Mortgage Loan to the related pooled mortgage loan, such holder, or its representative, has the right to consult with the master servicer or the special servicer, as applicable, of the 2005-PWR7 securitization in respect of certain matters related to the Marquis Apartments Loan Group and the Marquis
Apartments Mortgaged Property. In that case, the holder of the Marquis
Apartments Non-Pooled Mortgage Loan or its representative will have an opportunity to review any of these proposed actions to be taken by the applicable master servicer or the special servicer, which servicer is required to give the holder of the Marquis Apartments Non-Pooled Mortgage Loan, or its
representative, prompt notice of any determination by the applicable master servicer or the special servicer to take any such action. However, neither the applicable master servicer nor the special servicer of the 2005-PWR7 securitization will be obligated to act upon the direction, advice or objection of the holder of the Marquis Apartments Non-Pooled Mortgage Loan, or its
representative, in connection with any such proposed action during such period.

     After any date when the holder of the Marquis Apartments Non-Pooled
Mortgage Loan exercises its option in its sole discretion to subordinate the
Marquis Apartments Non-Pooled Mortgage Loan to the related pooled mortgage loan, unless a Marquis Apartments Change of Control Event has occurred, the holder of the Marquis Apartments Non-Pooled Mortgage Loan will have the right to direct the applicable master servicer and the special servicer with respect to the servicing matters described under "--Series 2005-PWR7 Controlling Class
Representative--Rights and Powers of the Series 2005-PWR7 Controlling Class
Representative" that affect the Marquis Apartments Loan Group. In addition, the holder of the Marquis Apartments Non-Pooled Mortgage Loan will have the right
(i) to require the appointment of a subservicer for the special servicer in connection with any special servicing of the Marquis Apartments Loan Group if the special servicer is not replaced following the occurrence of an Event of
Default on the part of the special servicer that affects the Marquis Apartments
Loan Group in whole or in part and (ii) to cure a monetary event of default or other event of default that may be cured by the payment of money within 10 days after the later of its receipt of notice of such event of default or the expiration of the grace period, except that such cure rights shall be limited to a maximum of six cure events during the term of the Marquis Apartments Loan
Group and no single cure event may exceed four consecutive months, and (iii) to purchase the Marquis Apartments Pooled Mortgage Loan (in whole but not in part)
if an event of default under the Marquis Apartments Loan Group has occurred at a price at least equal to the outstanding principal balance and accrued interest on the Marquis Apartments Pooled Mortgage Loan. See "Servicing of the Mortgage
Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement--Replacement of
the Special Servicer" in this prospectus supplement.

     Plaza La Cienega Trust-Serviced Non-Pooled Noteholder. The intercreditor agreement between the holder of the Plaza La Cienega Pooled Mortgage Loan and the holder of the Plaza La Cienega Non-Pooled Mortgage Loan provides that for so long as either the Plaza La Cienega Pooled Mortgage Loan or the Plaza La Cienega
Non-Pooled Mortgage Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, is obligated to administer the
Plaza La Cienega Pooled Mortgage Loan and the Plaza La Cienega Non-Pooled
Mortgage Loan consistently with the terms of the related intercreditor agreement and the series 2005-PWR7 pooling and servicing agreement. The holder of the
Plaza La Cienega Non-Pooled Mortgage Loan, or its representative, has the right to consult with the special servicer of the 2005-PWR7 securitization in respect of certain matters related to the Plaza La Cienega Loan Group and the Plaza La
Cienega Mortgaged Property. The holder of the Plaza La Cienega Non-Pooled
Mortgage Loan or its representative will have an opportunity to review any proposed action to be taken by the special servicer who is required to give the holder of the Plaza La Cienega Non-Pooled Mortgage Loan, or its representative, prompt notice of any determination by the special servicer to take any such action. However, the special servicer of the series 2005-PWR7 securitization will not be obligated to act upon

                                      S-130

the direction, advice or objection of the holder of the Plaza La Cienega
Non-Pooled Mortgage Loan, or its representative, in connection with any such proposed action.

     Garden State Pavilion Trust-Serviced Non-Pooled Noteholder. The
intercreditor agreement between the holder of the Garden State Pavilion Pooled
Mortgage Loan and the holder of the Garden State Pavilion Non-Pooled Mortgage
Loan provides that for so long as either the Garden State Pavilion Pooled
Mortgage Loan or the Garden State Pavilion Non-Pooled Mortgage Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, is obligated to administer the Garden State Pavilion Pooled Mortgage
Loan and the Garden State Pavilion Non-Pooled Mortgage Loan consistently with the terms of the related intercreditor agreement and the series 2005-PWR7 pooling and servicing agreement. The holder of the Garden State Pavilion
Non-Pooled Mortgage Loan, or its representative, has the right to consult with the special servicer of the 2005-PWR7 securitization in respect of certain matters related to the Garden State Pavilion Loan Group and the Garden State
Pavilion Mortgaged Property. The holder of the Garden State Pavilion Non-Pooled
Mortgage Loan or its representative will have an opportunity to review any proposed action to be taken by the special servicer who is required to give the holder of the Garden State Pavilion Non-Pooled Mortgage Loan, or its
representative, prompt notice of any determination by the special servicer to take any such action. However, the special servicer of the series 2005-PWR7 securitization will not be obligated to act upon the direction, advice or objection of the holder of the Garden State Pavilion Non-Pooled Mortgage Loan,
or its representative, in connection with any such proposed action.

     Trust-Serviced Non-Pooled Noteholders of the A/B Mortgage Loans. The
holders of the subordinate B notes related to the A/B Mortgage Loans will have limited consent rights described under "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate and
Other Financing--Split Loan Structures--A/B Split Loan Structures" in this prospectus supplement.

REPLACEMENT OF THE SPECIAL SERVICER

     The series 2005-PWR7 controlling class representative may remove the existing special servicer, with or without cause, and appoint a successor to the special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the special servicer will be the responsibility of the series 2005-PWR7 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of Moody's and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2005-PWR7 certificates. In addition, if the holder of the Marquis Apartments Non-Pooled Mortgage Loan has exercised its option to subordinate the Marquis Apartments Non-Pooled Mortgage Loan to the
Marquis Apartments Pooled Mortgage Loan, then such holder will be entitled to require the appointment of a subservicer for the special servicer in connection with any special servicing of the Marquis Apartments Loan Group if the special servicer is not replaced following the occurrence of an Event of Default on the part of the special servicer that affects the Marquis Apartments Loan Group in whole or in part.

MAINTENANCE OF INSURANCE

     In the case of each mortgage loan (excluding the Non-Trust-Serviced Pooled
Mortgage Loans), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

     o    a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

     o    all other insurance coverage as is required, or (subject to the
          Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

                                      S-131

Notwithstanding the foregoing, however:

     o    the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an
          REO Property so long as such insurance is available at commercially reasonable rates); and

     o    except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently) than annually).

     Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer (and, in connection therewith, the special servicer will be required to comply with any applicable provisions of the series 2005-PWR7 pooling and servicing agreement described above under
"--The Series 2005-PWR7 Controlling Class Representative--Rights and Powers of
Controlling Class Representative"). The applicable master servicer will be entitled to conclusively rely on the determination of the special servicer.

     With respect to each specially serviced mortgage loan and REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the special servicer will be required to itself maintain, subject to the right of the special servicer to (i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance
(subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified Insurers having the
Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing
Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

     If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loans or any related REO Property), as applicable, as to which it is the applicable master servicer or the special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A2" by
Moody's and "A" by Fitch, and that master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or the special servicer, as the case may be,

                                      S-132

will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO
Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

     Subject to the foregoing discussion, see also "Description of Pooling and
Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     In connection with each pooled mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loans), the applicable master servicer or the special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property.
However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by Moody's and/or Fitch, then neither that master servicer nor the special servicer may enter into such a waiver or approval, unless it has received written confirmation from Moody's and/or Fitch, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency or those rating agencies, as the case may be, to the series
2005-PWR7 certificates. Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the special servicer, and the special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the special servicer has complied with any applicable provisions of the series 2005-PWR7 pooling and servicing agreement described above under "--The Series 2005-PWR7
Controlling Class Representative--Rights and Powers of Controlling Class
Representative" or "Intercreditor and Servicing Arrangements Regarding the
Non-Trust-Serviced Pooled Mortgage Loans".

TRANSFERS OF INTERESTS IN BORROWERS

     Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loans), to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

     o    the subject mortgage loan is a pooled mortgage loan that alone - or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance); has a cut-off date principal balance in excess of $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

     o    the transfer is of an interest in the borrower of greater than 49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of Moody's and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2005-PWR7 certificates. In addition, the series 2005-PWR7 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the special servicer prior to

                                      S-133

consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard, except in the case of the
Non-Trust-Serviced Pooled Mortgage Loans, agree to:

     o    modify, waive or amend any term of any mortgage loan;

     o    extend the maturity of any mortgage loan;

     o    defer or forgive the payment of interest (including Default Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

     o    defer or forgive the payment of late payment charges on any mortgage loan;

     o    defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

     o    permit the release, addition or substitution of collateral securing any mortgage loan; or

     o    permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of the special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2005-PWR7 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above and "Intercreditor and Servicing Arrangements Regarding the
Non-Trust-Serviced Pooled Mortgage Loans" in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

     o    Unless the applicable master servicer has obtained the consent of the special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD Additional Interest and (b) with respect to certain routine matters.

     o    With limited exceptions generally involving the waiver of Default
          Interest and late payment charges, the special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

          1.   affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2.   in the judgment of the special servicer, materially impair the security for the mortgage loan,

          unless a material default on the mortgage loan has occurred or, in the judgment of the special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2005-PWR7 certificateholders and, in the case of a Trust-Serviced Loan Group, the related
          Trust-Serviced Non-Pooled Noteholder, all as a collective whole, on a present value basis than would liquidation.

                                      S-134

     o    As regards modifications, waivers and amendments of a Trust-Serviced
          Mortgage Loan Group:

          1.   following any modification, extension, waiver or amendment of the payment terms of that Trust-Serviced Mortgage Loan Group, any payments on and proceeds of that Trust-Serviced Mortgage Loan
               Group must be allocated and applied (as among the mortgage loans in that Trust-Serviced Mortgage Loan Group) in accordance with the allocation and payment priorities set forth in the related
               Mortgage Loan Group Intercreditor Agreement, such that none of the trust as holder of the related pooled mortgage loan and the holder of that Trust-Serviced Non-Pooled Mortgage Loan will gain a priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group
               Intercreditor Agreement; and

          2.   to the extent consistent with the Servicing Standard, taking into account the extent to which the related Non-Pooled Subordinate
               Loan, if any, is junior to the related pooled mortgage loan,

               (a)  no waiver, reduction or deferral of any amounts due on the pooled mortgage loan will be effected prior to the waiver, reduction or deferral of the entire corresponding item in
                    respect of the related Non-Pooled Subordinate Loan, and

               (b)  no reduction of the mortgage rate (exclusive, if applicable, of any portion thereof that represents the rate at which
                    Post-ARD Additional Interest is calculated) of the related pooled mortgage loan will be effected prior to the reduction of the mortgage rate (exclusive, if applicable, of any
                    portion thereof that represents the rate at which Post-ARD
                    Additional Interest is calculated) of the related Non-Pooled
                    Subordinate Loan.

     o    Neither the applicable master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

          1.   with certain exceptions, five years after the mortgage loan's stated maturity if the mortgage loan is the subject of an
               environmental insurance policy,

          2.   two years prior to the rated final distribution date, and

          3.   if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

     o    Neither the applicable master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

          1.   cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code,

          2.   result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code, or

          3.   adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue
               Code.

     o    Subject to applicable law, the related mortgage loan documents and the
          Servicing Standard, neither the applicable master servicer nor the special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

                                      S-135

     o    The special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the special servicer has first--

          1.   determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental
               assessments, at the expense of the borrower, that--

               (a)  the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (b)  there are no circumstances or conditions present with respect to the new collateral relating to the use,
                    management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable
                    environmental laws or regulations; and

          2.   received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of
               Moody's and Fitch that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to a class of series 2005-PWR7 certificates.

     o    With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the special servicer or any series 2005-PWR7 certificateholder or obtain any confirmation from the rating agencies in order to approve waivers of minor covenant defaults
(other than financial covenants) or grant approvals and consents in connection with various routine matters.

     All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

     In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the special servicer and to the series 2005-PWR7 controlling class representative. If approval is granted by the special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

                                      S-136

REQUIRED APPRAISALS

     Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loans), the special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2005-PWR7 pooling and servicing agreement, unless--

     o    an appraisal had previously been obtained within the prior twelve months, and

     o    the special servicer has no knowledge of changed circumstances that in the judgment of the special servicer would materially affect the value of the mortgaged property.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged property.

     As a result of any appraisal or other valuation, it may be determined by the special servicer, in consultation with the series 2005-PWR7 controlling class representative, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan. See "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loans), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that
Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, in consultation with the series 2005-PWR7 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     o    any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

     o    no other Servicing Transfer Event or Appraisal Trigger Event has
          occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

     Notwithstanding the foregoing, the series 2005-PWR7 controlling class representative will have the right (exercisable not more frequently that once every six months) to require that the special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series
2005-PWR7 controlling class certificateholders. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction Amount.

     Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

     Also notwithstanding the foregoing, any Appraisal Reduction Amounts (as calculated under the applicable Non-Trust-Servicing Agreement) with respect to the Non-Trust-Serviced Pooled Mortgage Loans will be determined in accordance with the applicable Non-Trust Servicing Agreement, which are both similar but not identical to the series 2005-PWR7 pooling and servicing agreement, based upon appraisals obtained under the applicable Non-Trust Servicing Agreement and may affect the amount of any advances of delinquent monthly debt service payments required to be made on the related Non-Trust-Serviced Pooled Mortgage
Loan.

                                      S-137

COLLECTION ACCOUNTS

     General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies Moody's and Fitch standards for securitizations similar to the one involving the offered certificates.

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

     Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans.
These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

     Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

     The series 2005-PWR7 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

     If any pooled mortgage loan (other than the Non-Trust-Serviced Pooled
Mortgage Loans) becomes a Specially Designated Defaulted Pooled Mortgage Loan,
then the special servicer must notify the series 2005-PWR7 controlling class representative, the holder(s) of the series 2005-PWR7 controlling class and some of the parties to the pooling and servicing agreement and determine no later than 30 days after receipt of an appraisal (in accordance with the Servicing
Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the special servicer within the preceding 12-month period) and report to those parties the Fair Value of the subject Specially Designated Defaulted Pooled
Mortgage Loan. The special servicer will be required to update and similarly report its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following the special servicer's determination or if the special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair
Value determination.

     Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2005-PWR7 controlling class or any assignee thereof may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Pooled Mortgage Loan, at a cash price equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series 2005-PWR7 controlling class representative as described above; or (b) if no such Fair
Value has yet been established as described above, or if the special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. This "Purchase Option" will instead be exercisable by the special servicer for 30 days if the majority holder(s) of the series 2005-PWR7 controlling class or an assignee thereof does not exercise the Purchase Option within 60 days following the special servicer's initial determination of Fair Value. If the special servicer or an assignee thereof does not so exercise the Purchase Option, the majority holder(s) of the series 2005-PWR7 controlling class will again become entitled to exercise the
Purchase Option. In addition, the Purchase Option with

                                      S-138

respect to any Specially Designated Defaulted Pooled Mortgage Loan will be assignable by any holder of that option to any third party (other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan) at any time upon notice to the parties to the series 2005-PWR7 pooling and servicing agreement.

     The series 2005-PWR7 pooling and servicing agreement will specify the procedures for the exercise of the Purchase Option and the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option.

     The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

     The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals.

     Notwithstanding the foregoing, any exercise of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by the
special servicer or any affiliate thereof, will be conditioned on a confirmation by the trustee that the special servicer's determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the special servicer may revise any such Fair
Value determination that is rejected by the trustee. For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. The costs of all appraisals, inspection reports, independent third party experts and broker opinions of value, incurred by the trustee or any third party expert are to be advanced by the applicable master servicer and will constitute, and be reimbursable with interest as, servicing advances; provided that, the fees payable to the trustee or any third party expert will not exceed a commercially reasonable sum as determined by the trustee.

     We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

     The special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted
Mortgage Loan (other than the Non-Trust-Serviced Pooled Mortgage Loans) without regard to the related Purchase Option.

     If any person exercises the purchase option with respect to the Marquis
Apartments Pooled Mortgage Loan on any date when the holder of the Marquis
Apartments Non-Pooled Mortgage Loan has not exercised its right in its sole discretion to subordinate the Marquis Apartments Non-Pooled Mortgage Loan to the
Marquis Apartments Pooled Mortgage Loan, it will be a condition to the purchase that such person also purchase the related Marquis Apartments Non-Pooled
Mortgage Loan at a similarly determined price. If any person exercises the purchase option with respect to the Plaza La Cienega Pooled Mortgage Loan or the
Garden State Pavilion Pooled Mortgage Loan after the date when the Plaza La
Cienega Non-Pooled Mortgage Loan or the Garden State Pavilion Non-Pooled
Mortgage Loan, as applicable, becomes pari passu in right of payment with the
Plaza La Cienega Pooled Mortgage Loan or the Garden State Pavilion Pooled
Mortgage Loan, as applicable, it will be a condition to the purchase that such person also purchase the related Non-Pooled Mortgage Loan at a similarly determined price.

     Notwithstanding the foregoing, the Purchase Option under the series
2005-PWR7 pooling and servicing agreement will not apply to the 11 Penn Plaza
Pooled Mortgage Loan or the Miller/WRI Portfolio Pooled Mortgage Loans. However,
both of the Non-Trust Servicing Agreements provide for a comparable fair value purchase option in respect of the 11 Penn Plaza Non-Pooled Pari Passu Companion
Loan and the Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans that are owned by the trust fund established under the applicable agreement and each requires that anyone exercising the right to purchase the related Non-Pooled
Pari Passu Companion Loans also purchase the related pooled mortgage loans from the series 2005-PWR7 trust fund at a price similarly determined under the applicable Non-Trust Servicing Agreement. See "Intercreditor and Servicing
Arrangements Regarding the Non-Trust-Serviced Pooled Mortgage Loans" in this prospectus supplement.

                                      S-139

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

     The special servicer will be responsible for liquidating defaulted pooled mortgage loans (other than, if applicable, the Non-Trust-Serviced Pooled
Mortgage Loans) and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under
"Description of the Pooling and Servicing Agreements--Realization upon Defaulted
Mortgage Loans" in the accompanying prospectus. Any REO Property relating to a
Trust-Serviced Mortgage Loan Group will be held on behalf of the series
2005-PWR7 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder.

REO ACCOUNT

     If an REO Property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by the special servicer will be payable to the special servicer, subject to the limitations described in the series 2005-PWR7 pooling and servicing agreement.

     The special servicer will be required to withdraw from the REO account maintained by the special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its respective
REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Notwithstanding the foregoing, amounts received with respect to any REO
Property relating to a Non-Trust-Serviced Pooled Mortgage Loan will be deposited into an REO account maintained by the special servicer under the related
Non-Trust Servicing Agreement and, subject to similar conditions as are set forth under the series 2005-PWR7 pooling and servicing agreement, will be remitted monthly to the master servicer under the related Non-Trust Servicing
Agreement for remittance to the applicable master servicer under the series
2005-PWR7 pooling and servicing agreement.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

     If an Event of Default occurs with respect to any of the master servicers or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2005-PWR7 certificateholders entitled to not less than 25% of the series 2005-PWR7 voting rights, or, in the case of the special servicer, at the direction of the series 2005-PWR7 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2005-PWR7 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series
2005-PWR7 certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next three paragraphs and under "--Replacement of the Special Servicer"
above, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2005-PWR7 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution reasonably acceptable to the series 2005-PWR7 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

     The holders of certificates entitled to a majority of the voting rights or the series 2005-PWR7 controlling class representative (solely in the case of an
Event of Default involving the special servicer) may require the trustee to appoint an

                                      S-140

established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In connection with the pooled mortgage loans sold by
Nationwide Life to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Nationwide Life in its capacity as primary servicer and Nationwide Life in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

     Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the last two bullets under the definition of "Event of Default"
that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

     The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of Moody's and Fitch have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2005-PWR7 certificates.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2005-PWR7 certificates affected by any
Event of Default may waive the Event of Default. However, the Events of Default described in the first, second and last two bullets under the definition of
"Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series
2005-PWR7 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the
Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-PWR7 pooling and servicing agreement.

               INTERCREDITOR AND SERVICING ARRANGEMENTS REGARDING
                  THE NON-TRUST-SERVICED POOLED MORTGAGE LOANS

11 PENN PLAZA

     The 11 Penn Plaza Pooled Mortgage Loan, which mortgage loan has an unpaid principal balance as of the cut-off date equal to $94,668,822 and represents
8.4% of the initial mortgage pool balance, is part of a split loan structure comprised of two mortgage loans, whereby the subject pooled mortgage loan and the other mortgage loan that is not included in the trust are together secured by a single mortgage instrument encumbering the subject mortgaged property and both of the loans in the split loan structure are pari passu with each other in right of payment.

     The trust as the holder of the 11 Penn Plaza Pooled Mortgage Loan and the holder of the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan are bound by the 11 Penn Plaza Intercreditor Agreement, which provides, among other things, that the 11 Penn Plaza Loan Group will be principally serviced and administered under the BSCMSI II Series 2004-PWR6 Pooling and Servicing Agreement. Insofar as
that agreement relates to the servicing and administration of the 11 Penn Plaza
Loan Group, the master servicer under that agreement is Prudential Asset
Resources, Inc., the special servicer under that agreement is ARCap Servicing,
Inc. and the initial controlling class representative under that agreement is an affiliate of that special servicer. The 11 Penn Plaza Non-Pooled Pari Passu
Companion Loan is held as of the Issue Date by the trust established under the
BSCMSI II Series 2004-PWR6 Pooling and Servicing Agreement.

     The servicing arrangements under the BSCMSI II Series 2004-PWR6 Pooling and
Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2005-PWR7 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made below.

                                      S-141

     In the case of the 11 Penn Plaza Loan Group, the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement, the related Non-Trust Servicing Agreement and the series 2005-PWR7 pooling and servicing agreement generally provide that:

     o    the mortgage loans that form the 11 Penn Plaza Loan Group are of equal priority with each other and neither of them will have priority or preference over the other;

     o    the applicable Non-Trust Servicing Agreement, which principally governs the servicing and administration of the 11 Penn Plaza Loan
          Group, provides that, subject to various servicing-related provisions of the 11 Penn Plaza Intercreditor Agreement, one or more parties to that Non-Trust Servicing Agreement will be responsible for making servicing advances with respect to the 11 Penn Plaza Loan Group and none of the parties to that Non-Trust Servicing Agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the 11 Penn Plaza
          Pooled Mortgage Loan;

     o    all payments, proceeds and other recoveries on or in respect of either of or both of the mortgage loans that form the 11 Penn Plaza Loan
          Group (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or similar parties under the related Non-Trust Servicing Agreement and the series 2005-PWR7 pooling and servicing agreement) will be applied to the 11 Penn Plaza Pooled Mortgage Loan and the related 11 Penn
          Plaza Non-Pooled Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances;

     o    the transfer of the ownership of the 11 Penn Plaza Pooled Mortgage
          Loan or the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan to any
          person or entity - other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth, surplus or shareholder equity requirement and other than trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans - is generally prohibited;

     o    the mortgage loans that form the 11 Penn Plaza Loan Group are to be serviced and administered under the related Non-Trust Servicing
          Agreement under a general servicing standard that is substantially similar to the Servicing Standard under the series 2005-PWR7 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the respective holders of those mortgage loans or representatives on their behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the 11 Penn
          Plaza Loan Group);

     o    the mortgage loans that form the 11 Penn Plaza Loan Group will become specially serviced mortgage loans if specified events occur, which events are substantially similar to the Servicing Transfer Events, in which case the party serving as the special servicer under the applicable Non-Trust Servicing Agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the 11 Penn Plaza Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series
          2005-PWR7 pooling and servicing agreement with respect to other pooled mortgage loans;

     o    any modification, extension, waiver or amendment of the payment terms of the 11 Penn Plaza Loan Group is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the 11 Penn Plaza Intercreditor
          Agreement, such that neither the trust as holder of the 11 Penn Plaza
          Pooled Mortgage Loan nor the holder of the 11 Penn Plaza Non-Pooled
          Pari Passu Companion Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the
          11 Penn Plaza Intercreditor Agreement;

     o    the special servicer under the applicable Non-Trust Servicing
          Agreement will have duties to prepare asset status reports and consult with or obtain the approval of the controlling class representative under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to pooled mortgage loans other than the 11 Penn Plaza Pooled Mortgage
          Loan (see "Servicing of the Mortgage Loans Under the Series 2005-PWR7
          Pooling and Servicing Agreement--The Series 2005-PWR7 Controlling
          Class Representative--Rights and Powers of Controlling Class
          Representative");

                                      S-142

     o    in addition to the provisions described in the preceding bullet, the series 2005-PWR7 controlling class representative (on behalf of the trust as the holder of the 11 Penn Plaza Pooled Mortgage Loan) will have the right to consult with the party that serves as the special servicer of the 11 Penn Plaza Loan Group under the related Non-Trust
          Servicing Agreement regarding certain servicing matters related to the
          11 Penn Plaza Loan Group and the 11 Penn Plaza Mortgaged Property and
          will have an opportunity to review any proposed servicing action to be taken by that party under the related Non-Trust Servicing Agreement
          (but the series 2005-PWR7 controlling class representative will not have approval rights with respect to those servicing matters and actions); those servicing matters are generally similar to the matters that require the approval or deemed approval of the series 2005-PWR7 controlling class representative under the series 2005-PWR7 pooling and servicing agreement (see "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement--The Series
          2005-PWR7 Controlling Class Representative--Rights and Powers of
          Controlling Class Representative"), but without regard to limitations that exist if the principal balance of a loan is less than a specified amount; and the special servicer under the applicable Non-Trust
          Servicing Agreement will not be obligated to act upon the direction, advice or objection of the series 2005-PWR7 controlling class representative in connection with any such proposed action;

     o    the majority holder of the controlling class under the applicable
          Non-Trust Servicing Agreement and the special servicer under that agreement each has an assignable option to purchase all (and not less than all) the mortgage loans (including the 11 Penn Plaza Pooled
          Mortgage Loan) that form the 11 Penn Plaza Loan Group for a fair value determined by that special servicer under provisions similar to those that apply to fair value determinations under the series 2005-PWR7 pooling and servicing agreement (see "Servicing of the Mortgage Loans
          Under the Series 2005-PWR7 Pooling and Servicing Agreement--Fair Value
          Purchase Option"), if (and only if) those mortgage loans are specially serviced mortgage loans and are delinquent 120 days or more with respect to their balloon payments or 60 days or more with respect to any other monthly payment (in each case, without regard to any acceleration following default) or have been accelerated following any other material default;

     o    the majority holder of the controlling class under the related
          Non-Trust Servicing Agreement has the right to replace the special servicer under the related Non-Trust Servicing Agreement without consulting the series 2005-PWR7 controlling class representative (on behalf of the trust as holder of the 11 Penn Plaza Pooled Mortgage
          Loan); and

     o    if the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan that is owned by the trust established under the related Non-Trust Servicing
          Agreement becomes no longer subject to that Non-Trust Servicing
          Agreement, then the 11 Penn Plaza Loan Group will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the applicable Non-Trust Servicing
          Agreement and, if applicable, the special servicer under the related
          Non-Trust Servicing Agreement on terms substantially similar to those in the related Non-Trust Servicing Agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the 11 Penn Plaza Loan Group otherwise agree; no such other agreement may be entered into on behalf of the trust as the holder of the 11 Penn Plaza Pooled Mortgage Loan unless the master servicer, the special servicer and the controlling class representative under the series 2005-PWR7 pooling and servicing agreement collectively agree to grant such a consent; and entry into any successor servicing agreement will be conditioned upon receipt from Moody's and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2005-PWR7 certificates.

MILLER/WRI PORTFOLIO

     The Miller/WRI Portfolio Pooled Mortgage Loans, which mortgage loans are cross-collateralized and have an aggregate unpaid principal balance as of the cut-off date equal to $9,938,316 and represent 0.9% of the initial mortgage pool balance, are part of a split loan structure comprised of multiple mortgage loans, whereby the subject pooled mortgage loans and the other mortgage loans that are not included in the trust are together secured by mortgage instruments encumbering the subject mortgaged properties and all of the loans in the split loan structure are pari passu with each other in right of payment.

     The trust as the holder of the Miller/WRI Portfolio Pooled Mortgage Loans and the holder of the Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans
are bound by the Miller/WRI Portfolio Intercreditor Agreement, which provides, among other things, that the Miller/WRI Portfolio Loan Group will be principally serviced and administered under the BSCMSI Series 2003-PWR2 Pooling and
Servicing Agreement. Insofar as that agreement relates to the servicing and administration of the Miller/WRI Portfolio Loan Group, the master servicer under that agreement is Wells Fargo Bank,

                                      S-143

National Association, the special servicer under that agreement is GMAC
Commercial Mortgage Corporation and the initial controlling class representative under that agreement is an affiliate of that special servicer. The Miller/WRI
Portfolio Non-Pooled Pari Passu Companion Loans are held as of the Issue Date by the trust established under the BSCMSI Series 2003-PWR2 Pooling and Servicing
Agreement.

     The servicing arrangements under the BSCMSI Series 2003-PWR2 Pooling and
Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2005-PWR7 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made below.

     In the case of the Miller/WRI Portfolio Loan Group, the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor
Agreement, the related Non-Trust Servicing Agreement and the series 2005-PWR7 pooling and servicing agreement generally provide that:

     o    the mortgage loans that form the Miller/WRI Portfolio Loan Group are of equal priority with each other and none of them will have priority or preference over the other;

     o    the applicable Non-Trust Servicing Agreement, which principally governs the servicing and administration of the Miller/WRI Portfolio
          Loan Group, provides that, subject to various servicing-related provisions of the Miller/WRI Portfolio Intercreditor Agreement, one or
          more parties to that Non-Trust Servicing Agreement will be responsible for making servicing advances with respect to the Miller/WRI Portfolio
          Loan Group and none of the parties to that Non-Trust Servicing
          Agreement will have any right or duty to make advances of delinquent debt service payments on the Miller/WRI Portfolio Pooled Mortgage
          Loans;

     o    all payments, proceeds and other recoveries on or in respect of any of the mortgage loans that form the Miller/WRI Portfolio Loan Group (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or similar parties under the related Non-Trust Servicing Agreement and the series
          2005-PWR7 pooling and servicing agreement) will be applied to the
          Miller/WRI Portfolio Pooled Mortgage Loans and the related Miller/WRI
          Portfolio Non-Pooled Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances;

     o    the transfer of the ownership of the Miller/WRI Portfolio Pooled
          Mortgage Loans or the related Miller/WRI Portfolio Non-Pooled Pari
          Passu Companion Loans to any person or entity - other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth, surplus or shareholder equity requirement and other than trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans - is generally prohibited;

     o    the mortgage loans that form the Miller/WRI Portfolio Loan Group are to be serviced and administered under the related Non-Trust Servicing
          Agreement under a general servicing standard that is similar (but not identical to) the Servicing Standard under the series 2005-PWR7 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the respective holders of those mortgage loans or representatives on their behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Miller/WRI
          Portfolio Loan Group);

     o    the mortgage loans that form the Miller/WRI Portfolio Loan Group will become specially serviced mortgage loans if specified events occur, which events are similar (but not identical) to the Servicing Transfer
          Events, in which case the party serving as the special servicer under the applicable Non-Trust Servicing Agreement will be entitled to
          (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Miller/WRI Portfolio Pooled
          Mortgage Loans that arise and are payable in a manner and to an extent that is similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2005-PWR7 pooling and servicing agreement with respect to other pooled mortgage loans;

     o    any modification, extension, waiver or amendment of the payment terms of the Miller/WRI Portfolio Loan Group are required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the Miller/WRI Portfolio
          Intercreditor Agreement, such that neither the trust as holder of the
          Miller/WRI Portfolio Pooled Mortgage Loans nor the holder of the
          Miller/WRI Portfolio Non-Pooled Pari Passu

                                      S-144

          Companion Loans gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the
          Miller/WRI Portfolio Intercreditor Agreement;

     o    the special servicer under the applicable Non-Trust Servicing
          Agreement will have duties to prepare asset status reports and consult with or obtain the approval of the controlling class representative under that agreement under provisions that are similar to those described in this prospectus supplement with respect to pooled mortgage loans other than the Miller/WRI Portfolio Pooled Mortgage
          Loans (see "Servicing of the Mortgage Loans Under the Series 2005-PWR7
          Pooling and Servicing Agreement--The Series 2005-PWR7 Controlling
          Class Representative--Rights and Powers of Controlling Class
          Representative" in this prospectus supplement);

     o    in addition to the provisions described in the preceding bullet, the series 2005-PWR7 controlling class representative (on behalf of the trust as the holder of the Miller/WRI Portfolio Pooled Mortgage Loans)
          will have the right to consult with the party that serves as the special servicer of the Miller/WRI Portfolio Loan Group under the related Non-Trust Servicing Agreement regarding certain servicing matters related to the Miller/WRI Portfolio Loan Group and the
          Miller/WRI Portfolio Mortgaged Properties and will have an opportunity to review any proposed servicing action to be taken by that party under the related Non-Trust Servicing Agreement (but the series
          2005-PWR7 controlling class representative will not have approval rights with respect to those servicing matters and actions); those servicing matters are generally similar to the matters that require the approval or deemed approval of the series 2005-PWR7 controlling class representative under the series 2005-PWR7 pooling and servicing agreement (see "Servicing of the Mortgage Loans Under the Series
          2005-PWR7 Pooling and Servicing Agreement--The Series 2005-PWR7
          Controlling Class Representative--Rights and Powers of Controlling
          Class Representative" in this prospectus supplement), but without regard to limitations that exist if the principal balance of a loan is less than a specified amount; and the special servicer under the applicable Non-Trust Servicing Agreement will not be obligated to act upon the direction, advice or objection of the series 2005-PWR7 controlling class representative in connection with any such proposed action;

     o    the majority holder of the controlling class under the applicable
          Non-Trust Servicing Agreement and the special servicer under that agreement each has an assignable option to purchase all (and not less than all) the mortgage loans (including the Miller/WRI Portfolio
          Pooled Mortgage Loans) that form the Miller/WRI Portfolio Loan Group for a fair value determined by that special servicer under provisions similar to those that apply to fair value determinations under the series 2005-PWR7 pooling and servicing agreement (see "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing
          Agreement--Fair Value Purchase Option" in this prospectus supplement), if (and only if) those mortgage loans are specially serviced mortgage loans and are delinquent 120 days or more with respect to their balloon payments or 60 days or more with respect to any other monthly payment (in each case, without regard to any acceleration following default) or have been accelerated following any other material default;

     o    the majority holder of the controlling class under the related
          Non-Trust Servicing Agreement has the right to replace the special servicer under the related Non-Trust Servicing Agreement without consulting any holder of a mortgage loan in the Miller/WRI Portfolio
          Loan Group; and

     o    if the Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans that are owned by the trust established under the related Non-Trust
          Servicing Agreement become no longer subject to that Non-Trust
          Servicing Agreement, then the Miller/WRI Portfolio Loan Group will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the applicable
          Non-Trust Servicing Agreement and, if applicable, the special servicer under the related Non-Trust Servicing Agreement on terms substantially similar to those in the related Non-Trust Servicing Agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Miller/WRI Portfolio Loan Group otherwise agree; no such other agreement may be entered into on behalf of the trust as the holder of the Miller/WRI Portfolio Pooled Mortgage Loans unless the master servicer, the special servicer and the controlling class representative under the series 2005-PWR7 pooling and servicing agreement collectively agree to grant such a consent; and entry into any successor servicing agreement will be conditioned upon, among other things, receipt from Moody's and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series
          2005-PWR7 certificates.

                                      S-145

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-PWR7 pooling and servicing agreement, compliance with the Non-Trust Servicing Agreements and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o    the pooled mortgage loans,

     o    any REO Properties acquired on behalf of the series 2005-PWR7 certificateholders (or a beneficial interest in a mortgaged property securing a Non-Trust-Serviced Pooled Mortgage Loan under the related
          Non-Trust Servicing Agreement),

     o    the respective master servicers' collection accounts,

     o    the REO account maintained by the special servicer, and

     o    the certificate administrator's distribution account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o    the class A-1, A-2, A-AB, A-3, X-2, A-J, X-1, B, C, D, E, F, G, H, J,
          K, L, M, N, P and Q certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,
          and

     o    the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, we anticipate that the class X-2 certificates will be issued with original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not

                                      S-146

adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

     We anticipate that each of the class __, __, __, __, __, __ and __
certificates will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Material Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxation of Regular Certificates--Premium" in the
accompanying prospectus.

     When determining the rate of accrual of original issue discount and market discount and the amortization of premium, if any, with respect to the series
2005-PWR7 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o    no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

                                      S-147

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

          (1)  the borrower pledges substitute collateral that consist solely of
               Government Securities;

          (2)  the mortgage loan documents allow that substitution;

          (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

          (4)  the release is not within two years of the startup day of the
               REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited

                                      S-148

transactions restrictions of ERISA and the Internal Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Internal Revenue Code defines the term "plan assets".
However, the DOL has issued a final regulation (29 C.F.R. Section 2510.3-101)
concerning the definition of what constitutes the assets of a Plan. That DOL regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the
Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

     Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicer, the special servicer, any party responsible for the servicing and administration of the Non-Trust-Serviced
Pooled Mortgage Loans or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the fiscal agent, the series 2005-PWR7 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other
Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and
Section 4975 of the Internal Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life
Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section
401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996,
Public Law No. 104-188, and subsequent DOL and judicial guidance. See
"--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns & Co. Inc.,
Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith
Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue
Code transactions relating to:

     o    the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o    transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

     The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

                                      S-149

     The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

     o    the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody's, S&P or Fitch, Inc.;

     o    the trustee must not be an affiliate of any other member of the
          Restricted Group, other than an underwriter;

     o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2005-PWR7 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of
          1933, as amended.

     A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

     Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the
Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o    the Plan's investment in each class of series 2005-PWR7 certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

     o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

     o    in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

     o    the Plan is not sponsored by a member of the Restricted Group.

                                      S-150

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock
Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job
Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"Baa3" by Moody's or "BBB-" by Fitch should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate will be deemed to have represented and warranted to us, the trustee, the certificate administrator, the fiscal agent, each master servicer and the special servicer that (1) such acquisition and holding is permissible under applicable law, satisfies the requirements of the Underwriter Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, the fiscal agent, either master servicer, the special servicer or the primary servicer to any obligation in addition to those undertaken in the series 2005-PWR7 pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class
Exemption 95-60, and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

                                      S-151

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                              PLAN OF DISTRIBUTION

     Under the terms and subject to the conditions set forth in an underwriting agreement dated the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates, if any are purchased.

             UNDERWRITER                CLASS A-1   CLASS A-2   CLASS A-AB   CLASS A-3   CLASS X-2
-------------------------------------   ---------   ---------   ----------   ---------   ---------

Bear, Stearns & Co. Inc.                $           $           $            $           $
Morgan Stanley & Co. Incorporated       $           $           $            $           $
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated                         $           $           $            $           $
                                        ---------   ---------   ----------   ---------   ---------
TOTAL                                   $           $           $            $           $

             UNDERWRITER                CLASS A-J   CLASS B   CLASS C   CLASS D
-------------------------------------   ---------   -------   -------   -------
Bear, Stearns & Co. Inc.                $           $         $         $
Morgan Stanley & Co. Incorporated       $           $         $         $
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated                         $           $         $         $
                                        ---------   -------   -------   -------
TOTAL                                   $           $         $         $

     Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Merrill
Lynch, Pierce, Fenner & Smith Incorporated are the underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and co-bookrunning managers and Merrill Lynch, Pierce, Fenner &
Smith Incorporated will act as a co-manager.

     The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriters may be increased. We expect to receive from this offering approximately $ _______ in sale proceeds, plus accrued interest on the offered certificates from and including March 1, 2005, before deducting expenses payable by us.

     The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered

                                      S-152

certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about March 24, 2005.

     The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

     The underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

     Bear Stearns Commercial Mortgage Securities Inc. is an affiliate of Bear,
Stearns & Co. Inc., one of the underwriters, and of Bear Stearns Commercial
Mortgage, Inc., one of the mortgage loan sellers.

                                  LEGAL MATTERS

     The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New
York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                            CLASS   MOODY'S   FITCH
                            -----   -------   -----
                             A-1      Aaa      AAA
                             A-2      Aaa      AAA
                             A-AB     Aaa      AAA
                             A-3      Aaa      AAA
                             X-2      Aaa      AAA
                             A-J      Aaa      AAA
                              B       Aa2       AA
                              C       Aa3      AA-
                              D       A2        A

     The ratings on the offered certificates address the likelihood of--

     o    the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o    except in the case of the class X-2 certificates, the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in February 2041, which is the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     o    the credit quality of the pooled mortgage loans,

     o    structural and legal aspects associated with the offered certificates,
          and

                                      S-153

     o    the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust fund,

     o    whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls or whether any compensating interest payments will be made, and

     o    whether and to what extent Default Interest or Post-ARD Additional
          Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X-2 certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class X-2 certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investments, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings assigned to the class X-2 certificates. The total notional amount of the class X-2 may be reduced in connection with each reduction in the total principal balance of any class of series 2005-PWR7 principal balance certificates that (in whole or in part) forms a part of the total notional amount of the class X-2 certificates, whether as a result of payments of principal or in connection with Realized Losses and
Additional Trust Fund Expenses. The ratings of the class X-2 certificates do not address the timing or magnitude of reduction of the total notional amount of those certificates, but only the obligation to pay interest timely on that notional amount as so reduced from time to time.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or
Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Ratings" in the accompanying prospectus.

                                      S-154

                                    GLOSSARY

     "11 Penn Plaza Intercreditor Agreement" means the intercreditor agreement between the initial holders of the 11 Penn Plaza Pooled Mortgage Loan and the 11
Penn Plaza Non-Pooled Pari Passu Companion Loan.

     "11 Penn Plaza Loan Group" means the 11 Penn Plaza Pooled Mortgage Loan and the 11 Penn Plaza Non-Pooled Pari Passu Companion Loan, together.

     "11 Penn Plaza Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as 11 Penn Plaza.

     "11 Penn Plaza Non-Pooled Pari Passu Companion Loan" means the loan in the original principal amount of $125,000,000 that is secured by the same mortgage instrument encumbering the 11 Penn Plaza Mortgaged Property as the 11 Penn Plaza
Pooled Mortgage Loan and is pari passu in right of payment with the 11 Penn
Plaza Pooled Mortgage Loan. The 11 Penn Plaza Non-Pooled Pari Passu Companion
Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "11 Penn Plaza Pooled Mortgage Loan" means the pooled mortgage loan secured by the 11 Penn Plaza Mortgaged Property.

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "A/B Mortgage Loans" means, the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as
Washington Estates MHC and Forrest Brooke MHC.

     "ABN AMRO" means ABN AMRO Bank N.V.

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Additional Trust Fund Expense" means an expense of the trust fund that--

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not included in the calculation of a Realized Loss,

     o    is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o    is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2005-PWR7 pooling and servicing agreement).

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate and the applicable master servicing fee rate. The master servicing fee rate will include any primary servicing fee rate. The Administrative Cost Rate for any
Non-Trust-Serviced Pooled Mortgage Loan takes account of (among other things)
the rates at which the applicable master or similar servicing fees accrue, which fees may be payable under the applicable Non-Trust Servicing Agreement, the series 2005-PWR7 pooling and servicing agreement and/or a combination thereof.

                                      S-155

     "Appraisal Reduction Amount" means for any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loans and except as described below with respect to a Trust-Serviced Mortgage Loan Group) as to which an Appraisal
Trigger Event has occurred, an amount that:

     o    will be determined shortly following the later of--

          1.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the
               Series 2005-PWR7 Pooling and Servicing Agreement--Required
               Appraisals" in this prospectus supplement; and

          2.   the date on which the relevant Appraisal Trigger Event occurred;
               and

     o    will generally equal the excess, if any, of "x" over "y" where--

          1.   "x" is equal to the sum of:

               (a)  the Stated Principal Balance of that mortgage loan;

               (b)  to the extent not previously advanced by or on behalf of the applicable master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and
                    Post-ARD Additional Interest, accrued on that mortgage loan through the most recent due date prior to the date of
                    determination;

               (c)  all accrued but unpaid special servicing fees with respect to that mortgage loan;

               (d)  all related unreimbursed advances made by or on behalf of the applicable master servicer, the special servicer, the
                    trustee or the fiscal agent with respect to that mortgage
                    loan, together with interest on those advances;

               (e)  any other outstanding Additional Trust Fund Expenses with respect to that mortgage loan; and

               (f)  all currently due and unpaid real estate taxes and
                    assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged property or REO
                    Property, for which neither the applicable master servicer nor the special servicer holds any escrow funds or reserve funds; and

               2.   "y" is equal to the sum of:

                    (a)  the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or
                         REO Property, over the amount of any obligations
                         secured by liens on the property that are prior to the
                         lien of that mortgage loan;

                    (b)  the amount of escrow payments and reserve funds held by the applicable master servicer or the special servicer
                         with respect to the subject mortgage loan that--

                         o    are not required to be applied to pay real estate
                              taxes and assessments, insurance premiums or
                              ground rents,

                         o    are not otherwise scheduled to be applied (except
                              to pay debt service on the mortgage loan) within
                              the next 12 months, and

                         o    may be applied toward the reduction of the
                              principal balance of the mortgage loan; and

                    (c)  the amount of any letter of credit that constitutes
                         additional security for the mortgage loan that may be
                         used to reduce the principal balance of the subject
                         mortgage loan.

                                      S-156

     If, however--

     o    an Appraisal Trigger Event occurs with respect to any pooled mortgage loan (other than, if applicable, the Non-Trust-Serviced Pooled
          Mortgage Loans),

     o    the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the
          Appraisal Trigger Event referred to in the first bullet of this definition, and

     o    either--

          1.   no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO
               Property, as the case may be, during the 12-month period prior to that Appraisal Trigger Event, or

          2.   there has been a material change in the circumstances surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment, materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

     Prior to the date (if any) when the holder of the Marquis Apartments
Non-Pooled Mortgage Loan exercises its right at its sole discretion to subordinate the Marquis Apartments Non-Pooled Mortgage Loan in right of payment to the Marquis Apartments Pooled Mortgage Loan, any Appraisal Reduction Amount
will generally be calculated in a manner that takes account of the indebtedness associated with both mortgage loans in the Marquis Apartments Loan Group, and allocated between those mortgage loans pro rata according to their outstanding principal balances. After the date (if any) when the holder of the Marquis
Apartments Non-Pooled Mortgage Loan exercises its right at its sole discretion to subordinate the Marquis Apartments Non-Pooled Mortgage Loan in right of payment to the Marquis Apartments Pooled Mortgage Loan, (i) for purposes of determining whether a Marquis Apartments Change of Control Event is in effect, any Appraisal Reduction Amount will be calculated in a manner that takes account of the aggregate indebtedness of the mortgage loans in the applicable Mortgage
Loan Group and allocated first to the Marquis Apartments Non-Pooled Mortgage
Loan, and then to the Marquis Apartments Pooled Mortgage Loan and (ii) and at
all other times, Appraisal Reduction Amount will be calculated in a manner that takes account of the indebtedness associated with both mortgage loans in the
Marquis Apartments Loan Group and allocated between those mortgage loans pro rata according to their outstanding principal balances.

     Prior to the date (if any) when the Plaza La Cienega Non-Pooled Mortgage
Loan or the Garden State Pavilion Non-Pooled Mortgage Loan, as applicable, becomes pari passu in right of payment with the Plaza La Cienega Pooled Mortgage
Loan or the Garden State Pavilion Pooled Mortgage Loan, as applicable, any
Appraisal Reduction Amount will be calculated only with respect to the related
Pooled Mortgage Loan. On and after the date (if any) when the Plaza La Cienega
Non-Pooled Mortgage Loan or the Garden State Pavilion Non-Pooled Mortgage Loan,
as applicable, becomes pari passu in right of payment with the Plaza La Cienega
Pooled Mortgage Loan or the Garden State Pavilion Pooled Mortgage Loan, as
applicable, any Appraisal Reduction Amount will generally be calculated in a manner that takes account of the indebtedness associated with both mortgage loans in the Plaza La Cienega Loan Group or the Garden State Pavilion Loan
Group, as applicable, and allocated between those mortgage loans pro rata according to their outstanding principal balances.

     Any Appraisal Reduction Amount with regard to either A/B Mortgage Loan will be calculated only with respect to the related pooled mortgage loan.

     An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the

                                      S-157

occurrence of the most recent Appraisal Trigger Event. No Appraisal Reduction
Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

     Any Appraisal Reduction Amount with respect to the Non-Trust-Serviced
Pooled Mortgage Loans for purposes of monthly debt service advances will be the amount calculated under the applicable Non-Trust Servicing Agreement and will, in general, equal a proportionate share, by balance, of an amount calculated with respect to the applicable Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled Pari Passu Companion Loans in a manner similar to, but not exactly the same as, that described in the first sentence of this definition, except that the entire outstanding balance of the related Mortgage Loan Group will be taken into account and the resulting Appraisal Reduction Amount will be allocated to each mortgage loan that forms a part of that Mortgage Loan Group on a pari passu basis.

     "Appraisal Trigger Event" means, with respect to any pooled mortgage loan
(other than the Non-Trust-Serviced Pooled Mortgage Loans), any of the following events:

     o    the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

          1.   materially affects the amount or timing of any payment of
               principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

          2.   except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property
               collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be
               released, or

          3.   in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

     o    the mortgaged property securing the mortgage loan becomes an REO
          Property;

     o    the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing Transfer Event;
          and

     o    the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

     The "Appraisal Trigger Event" (or the equivalent) with respect to the 11
Penn Plaza Loan Group and the Miller/WRI Portfolio Loan Group is defined under the related Non-Trust Servicing Agreements and the relevant events are similar to, but may differ from, those specified above.

     "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as (or, in one case, in lieu of) an "as-is"
value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement only in cases where such events have occurred.

     "ARCap" means ARCap Servicing, Inc., formerly ARCap Special Servicing, Inc.

     "ARD" means anticipated repayment date.

                                      S-158

     "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

     "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

     1.   to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
          "Description of the Offered Certificates--Distribution Account" in
          this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a)  monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject distribution date occurs,

          (b)  with limited exceptions involving the Non-Trust-Serviced Pooled
               Mortgage Loans, payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

          (c)  amounts that are payable or reimbursable from that collection account to any person other than the series 2005-PWR7
               certificateholders in accordance with any of clauses 2 through 6 below;

     2.   to pay or reimburse one or more parties to the series 2005-PWR7 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the source of funds that may be used to make such payment or reimbursement);

     3.   to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2005-PWR7 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs associated with permitted environmental remediations, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or REO
          Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

     4.   to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

     5.   to withdraw amounts deposited in the collection account in error; and

     6.   to clear and terminate the collection account upon the termination of the series 2005-PWR7 pooling and servicing agreement.

     "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

     1.   the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under
          "Description of the Offered Certificates--Distribution
          Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

          o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2005-PWR7 certificates as described in this prospectus supplement);

          o    any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and

                                      S-159

          o    any amounts that may be withdrawn from the certificate
               administrator's distribution account, as described under
               "Description of the Offered Certificates--Distribution
               Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2005-PWR7
               certificates, including if such distribution date occurs during
               January, other than a leap year, or February of any year
               subsequent to 2005, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360
               Basis, which are to be deposited into the certificate
               administrator's interest reserve account; plus

     2.   if such distribution date occurs during March of any year subsequent to 2005, the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360
          Basis, which are to be deposited into the certificate administrator's distribution account.

     The certificate administrator will apply the Available Distribution Amount as described under "Description of the Offered Certificates--Distributions" in
this prospectus supplement to pay principal and accrued interest on the series
2005-PWR7 certificates on each distribution date.

     "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

     "BSCMSI Series 2003-PWR2 Pooling and Servicing Agreement" means the pooling and servicing agreement for the Bear Stearns Commercial Mortgage Securities
Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-PWR2.

     "BSCMSI II Series 2004-PWR6 Pooling and Servicing Agreement" means the pooling and servicing agreement for the Bear Stearns Commercial Mortgage
Securities II Inc., Commercial Mortgage Pass-Through Certificates, Series
2004-PWR6.

     "CBD" means, with respect to a particular jurisdiction, its central business district.

     "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

     o    two or more classes of the class A-1, A-2, A-AB and A-3 certificates remain outstanding, and

     o    the total principal balance of the class A-J, B, C, D, E, F, G, H, J,
          K, L, M, N, P and Q certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Class A-AB Planned Principal Balance" has the meaning assigned thereto under "Description of the Certificates--Distributions--Principal Distributions"
in this prospectus supplement.

     The "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule II to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring
Assumptions, it is anticipated that the total principal balance of the class
A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Schedule
II to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions.
Therefore, we cannot assure you that the total principal balance of the class
A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1 and A-2 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule II to this prospectus supplement.

     "Clearstream" means Clearstream Banking, societe anonyme.

                                      S-160

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

     o    with respect to any pooled mortgage loan (other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans and other than the Plaza La Cienega Pooled
          Mortgage Loan, the Garden State Pavilion Pooled Mortgage Loan and the
          A/B Mortgage Loans), the ratio of--

          1.   the principal balance of the subject pooled mortgage loan and, in the case of the 11 Penn Plaza Pooled Mortgage Loan, the Marquis
               Apartments Pooled Mortgage Loan and the Miller/WRI Portfolio
               Pooled Mortgage Loans, the principal balance of the related
               Non-Pooled Pari Passu Companion Loan(s), in each case as of the cut-off date, to

          2.   the Appraised Value of the mortgaged property or properties that secure the mortgage loans described in the bullet above;

     o    with respect to any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans, the ratio of--

          1.   the principal balance of the subject pooled mortgage loan
               (without regard to the principal balance of the mortgage loan(s)
               with which it is cross-collateralized) as of the cut-off date, to

          2.   the Appraised Value of the mortgaged property that principally secures that pooled mortgage loan; and

     o    with respect to the Plaza La Cienega Pooled Mortgage Loan, the Garden
          State Pavilion Pooled Mortgage Loan and each A/B Mortgage Loan, the ratio of--

          1.   the principal balance of the Plaza La Cienega Pooled Mortgage
               Loan, the Garden State Pavilion Pooled Mortgage Loan or the
               applicable A/B Mortgage Loan, as applicable (but not the
               principal balance of the related Non-Pooled Subordinate Loan), to

          2.   the Appraised Value of the related mortgaged property.

     "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service Coverage
Ratio" or "U/W DSCR" means:

     o    with respect to any pooled mortgage loan other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans, other than the Plaza La Cienega Pooled Mortgage
          Loan, the Garden State Pavilion Pooled Mortgage Loan and the A/B
          Mortgage Loans the ratio of--

          1.   the Underwritten Net Cash Flow for all of the mortgaged property or properties that secure the mortgage loan, to

          2.   twelve times the amount of the monthly debt service payment for the subject mortgage loan and, in the case of the 11 Penn Plaza
               Pooled Mortgage Loan, the Marquis Apartments Pooled Mortgage Loan
               and the Miller/WRI Portfolio Pooled Mortgage Loans, the related
               Non-Pooled Pari Passu Companion Loans, due on its or their due date in March 2005 (or April 2005, in the case of any mortgage loan that has its first due date in that month), whether or not the mortgage loan has an interest-only period that has not expired as of the cut-off date;

     o    with respect to any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans, the ratio of--

          1.   the Underwritten Net Cash Flow for the mortgaged property that principally secures the subject mortgage loan, to

                                      S-161

          2.   twelve times the sum of the monthly debt service payments for the subject mortgage loan (without regard to debt service under the pooled mortgage loans with which it is cross-collateralized) due on its due date in March 2005 (or April 2005, in the case of any mortgage loan that has its first due date in that month), whether or not the mortgage loan has an interest-only period that has not expired as of the cut-off date; and

     o    with respect to the Plaza La Cienega Pooled Mortgage Loan, the Garden
          State Pavilion Pooled Mortgage Loan and each A/B Mortgage Loan, the ratio of--

          1.   the total Underwritten Net Cash Flow for the related mortgaged property, to

          2.   twelve times the total payment of principal and interest due on the Plaza La Cienega Pooled Mortgage Loan, the Garden State
               Pavilion Pooled Mortgage Loan or the applicable A/B Mortgage
               Loan, as applicable, on the related due date in March 2005
               (without regard to the payment of principal due on the related
               Non-Pooled Mortgage Loan).

     "Default Interest" means any interest that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o    is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

     "DOL" means the U.S. Department of Labor.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear" means The Euroclear System.

     "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

     "Event of Default" means, notwithstanding the discussion under "Description of the Pooling and Servicing Agreements--Events of Default" in the accompanying prospectus, each of the following events, circumstances and conditions under the series 2005-PWR7 pooling and servicing agreement:

     o    either master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

     o    except if cured as described under "Servicing of the Mortgage Loans
          Under the Series 2005-PWR7 Pooling and Servicing Agreement--Servicing
          and Other Compensation and Payment of Expenses--Certain Remittance
          Provisions and Coverage for Related Potential Shortfalls" in this prospectus supplement, any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     o    any failure by a master servicer to timely make, or by the special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series

                                      S-162

          2005-PWR7 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or the special servicer, as the case may be, by the trustee;

     o    any failure by a master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2005-PWR7 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series
          2005-PWR7 pooling and servicing agreement or by series 2005-PWR7 certificateholders entitled to not less than 25% of the series
          2005-PWR7 voting rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     o    any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series 2005-PWR7 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-PWR7 certificateholders, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2005-PWR7 pooling and servicing agreement, by series 2005-PWR7 certificateholders entitled to not less than 25% of the series 2005-PWR7 voting rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     o    the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or the special servicer, or the taking by a master servicer or the special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o    a master servicer or the special servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status"
          placement shall not have been withdrawn by Moody's within 90 days of such actual knowledge by the applicable master servicer or the special servicer, as the case may be), and, in case of either of clause (A) or
          (B), citing servicing concerns with such master servicer or the special servicer as the sole or a material factor in such rating action; and

     o    a master servicer ceases to be rated at least "CMS3" by Fitch or the special servicer ceases to be rated at least "CSS3" by Fitch.

     When a single entity acts as two or more of the capacities of the master servicers and the special servicer, an Event of Default (other than an event described in the final two bullets above) in one capacity will constitute an
Event of Default in both or all such capacities.

     "Exemption-Favored Party" means any of the following--

     o    Bear, Stearns & Co. Inc.,

     o    Morgan Stanley & Co. Incorporated,

     o    Merrill Lynch, Pierce, Fenner & Smith Incorporated,

                                      S-163

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns
          & Co. Inc., Morgan Stanley & Co. Incorporated or Merrill Lynch,
          Pierce, Fenner & Smith Incorporated, and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior four bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "Fair Value" means the amount that, in the special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage Loan.

     "FF&E" means furniture, fixtures and equipment.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Fitch" means Fitch, Inc.

     "Garden State Pavilion Intercreditor Agreement" means the intercreditor agreement between the initial holder of the Garden State Pavilion Pooled
Mortgage Loans and the Garden State Pavilion Non-Pooled Mortgage Loan.

     "Garden State Pavilion Loan Group" means the Garden State Pavilion Pooled
Mortgage Loan and the Garden State Pavilion Non-Pooled Mortgage Loan, together.

     "Garden State Pavilion Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Garden State Pavilion.

     "Garden State Pavilion Non-Pooled Mortgage Loan" means the loan in the original principal amount of $5,000,000 that is secured, in part, by the same mortgage instrument encumbering the Garden State Pavilion Mortgaged Property as the Garden State Pavilion Pooled Mortgage Loan. The Garden State Pavilion
Non-Pooled Mortgage Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "Garden State Pavilion Pooled Mortgage Loan" means the pooled mortgage loan secured by the Garden State Pavilion Mortgaged Property, together.

     "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Issue Date" means the date of initial issuance of the series 2005-PWR7 certificates.

     "LaSalle" means LaSalle Bank National Association.

     "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

     "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

                                      S-164

     "LTV Ratio at Maturity" means:

     o    with respect to any pooled mortgage loan (other than any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans, the Plaza La Cienega Pooled Mortgage Loan, the
          Garden State Pavilion Pooled Mortgage Loan and the A/B Mortgage
          Loans), the ratio of--

          1.   the principal balance of the subject pooled mortgage loan and, in the case of the 11 Penn Plaza Pooled Mortgage Loan, the Marquis
               Apartments Pooled Mortgage Loan and the Miller/WRI Portfolio
               Pooled Mortgage Loans, the principal balance of the related
               Non-Pooled Pari Passu Companion Loans, in each case on the scheduled maturity date or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming the absence of any prepayments, defaults or extensions, to

          2.   the Appraised Value of the mortgaged property or properties that secure the mortgage loans described in the bullet above;

     o    with respect to any pooled mortgage loan that is cross-collateralized with one or more other pooled mortgage loans, the ratio of--

          1.   the principal balance of the subject pooled mortgage loan
               (without regard to the principal balance of the mortgage loan(s)
               with which it is cross-collateralized) on the scheduled maturity date or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the
               mortgage loan and otherwise assuming the absence of any
               prepayments, defaults or extensions, to

          2.   the Appraised Value of the mortgaged property that principally secures that pooled mortgage loan; and

     o    with respect to the Plaza La Cienega Pooled Mortgage Loan, the Garden
          State Pavilion Pooled Mortgage Loan and each A/B Mortgage Loan, the ratio of--

          1.   the principal balance of the Plaza La Cienega Pooled Mortgage
               Loan, the Garden State Pavilion Pooled Mortgage Loan or the
               applicable A/B Mortgage Loan, as applicable (without regard to the principal balance of the related Non-Pooled Subordinate Loan)
               on the scheduled maturity date, according to the payment schedule for the mortgage loan and otherwise assuming the absence of any prepayments, defaults or extensions, to

          2.   the Appraised Value of the related mortgaged property.

     "Marquis Apartments Change of Control Event" means, as of any date of determination following any date when the holder of the Marquis Apartments
Non-Pooled Mortgage Loan exercises its option in its sole discretion to subordinate the Marquis Apartments Non-Pooled Mortgage Loan to the Marquis
Apartments Pooled Mortgage Loan, the initial principal balance for the Marquis
Apartment Non-Pooled Mortgage Loan minus the sum (without duplication) of (x)
all payments of principal (whether as principal prepayments or otherwise)
allocated to and received on such Non-Pooled Mortgage Loan, (y) all Appraisal
Reduction Amounts allocated to such Non-Pooled Mortgage Loan and (z) all realized losses allocated to such Non-Pooled Mortgage Loan, is less than 25% of the excess of (x) the initial principal balance of such Non-Pooled Mortgage
Loan, over (y) all payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, such Non-Pooled Mortgage Loan.
Notwithstanding the foregoing, the holder of the Marquis Apartments Non-Pooled
Mortgage Loan will be entitled to cause the termination of a Marquis Apartments
Change of Control Event that would otherwise occur as described above, upon delivery to the applicable master servicer, on behalf of the trust fund as the holder of the Marquis Apartments Pooled Mortgage Loan, of cash collateral or an unconditional, irrevocable and transferable standby letter of credit in an amount that, when added to the appraised value of the Marquis Apartments
Mortgaged Property considered in the calculation of the related Appraisal
Reduction Amount would cause the Marquis Apartments Change of Control Event to cease to exist.

     "Marquis Apartments Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Marquis Apartments Pooled Mortgage
Loan and the Marquis Apartments Non-Pooled Mortgage Loan.

                                      S-165

     "Marquis Apartments Loan Group" means the Marquis Apartments Pooled
Mortgage Loan and the Marquis Apartments Non-Pooled Mortgage Loan, together.

     "Marquis Apartments Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Marquis Apartments.

     "Marquis Apartments Non-Pooled Mortgage Loan" means the loan in the original principal amount of $5,000,000 that is secured by the same mortgage instrument encumbering the Marquis Apartments Mortgaged Property as the Marquis
Apartments Pooled Mortgage Loan and is initially pari passu in right of payment with the Marquis Apartments Pooled Mortgage Loan but which may become subordinate in right of payment to the Marquis Apartments Pooled Mortgage Loan at the sole discretion of the holder of the Marquis Apartments Non-Pooled
Mortgage Loan. The Marquis Apartments Non-Pooled Mortgage Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "Marquis Apartments Pooled Mortgage Loan" means the pooled mortgage loan secured by the Marquis Apartments Mortgaged Property.

     "Miller/WRI Portfolio Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Miller/WRI Portfolio Pooled
Mortgage Loans and the Miller/WRI Portfolio Non-Pooled Pari Passu Companion
Loans.

     "Miller/WRI Portfolio Loan Group" means the Miller/WRI Portfolio Pooled
Mortgage Loans and the Miller/WRI Portfolio Non-Pooled Pari Passu Companion
Loans, together.

     "Miller/WRI Portfolio Mortgaged Properties" means the mortgaged properties identified on Appendix B to this prospectus supplement as Miller/WRI Portfolio -
Lowry Town Center and Miller/WRI Portfolio - Thorncreek Crossing.

     "Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans" means the two loans in the original principal amounts of $8,000,000 and $19,300,000, respectively, that are secured by the same mortgage instrument encumbering the
Miller/WRI Portfolio Mortgaged Properties as the Miller/WRI Portfolio Pooled
Mortgage Loans and are pari passu in right of payment with the Miller/WRI
Portfolio Pooled Mortgage Loans. The Miller/WRI Portfolio Non-Pooled Pari Passu
Companion Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans.

     "Miller/WRI Portfolio Pooled Mortgage Loans" means the pooled mortgage loans secured by the Miller/WRI Portfolio Mortgaged Properties, together.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage Loan Group" means one or more of the 11 Penn Plaza Loan Group, the Marquis Apartments Loan Group, the Plaza La Cienega Loan Group, the Garden
State Pavilion Loan Group and the Miller/WRI Portfolio Loan Group.

     "Mortgage Loan Group Intercreditor Agreement" means the 11 Penn Plaza
Intercreditor Agreement, the Marquis Apartments Intercreditor Agreement, the
Plaza La Cienega Intercreditor Agreement, the Garden State Pavilion
Intercreditor Agreement or the Miller/WRI Portfolio Intercreditor Agreement.

     "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

     o    in the case of a mortgage loan that accrues interest on a 30/360
          Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan as of the Issue Date, minus the Administrative Fee Rate for that mortgage loan.

     o    in the case of a mortgage loan that accrues interest on an Actual/360
          Basis, twelve times a fraction, expressed as a percentage--

          1.   the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period,

                                      S-166

               multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by
               (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan as of the Issue
               Date, minus the related Administrative Fee Rate for that mortgage loan, and

          2.   the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March in any year subsequent to 2005, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

     The Mortgage Pass-Through Rate of each pooled mortgage loan:

     o    will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), and

     o    in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

     "Nationwide Life" means Nationwide Life Insurance Company.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     o    the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period; over

     o    the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

     "Non-Pooled Mortgage Loan" means any of the 11 Penn Plaza Non-Pooled Pari
Passu Companion Loan, the Marquis Apartments Non-Pooled Mortgage Loan, the Plaza
La Cienega Non-Pooled Mortgage Loan, the Garden State Pavilion Non-Pooled
Mortgage Loan, the Miller/WRI Portfolio Non-Pooled Pari Passu Companion Loans
and the non-pooled, subordinate B notes related to the A/B Mortgage Loans.

     "Non-Pooled Pari Passu Companion Loan" means any of the 11 Penn Plaza
Non-Pooled Pari Passu Companion Loan, the Miller/WRI Portfolio Non-Pooled Pari
Passu Companion Loans, Marquis Apartments Non-Pooled Mortgage Loan (unless the
Marquis Apartments Non-Pooled Mortgage Loan becomes subordinate in right of payment to the Marquis Apartments Pooled Mortgage Loan as described in this prospectus supplement), and, if either the Plaza La Cienega Non-Pooled Mortgage
Loan or the Garden State Pavilion Non-Pooled Mortgage Loan becomes pari passu in right of payment with the related pooled mortgage loan as described in this prospectus supplement, the Plaza La Cienega Non-Pooled Mortgage Loan or the
Garden State Pavilion Non-Pooled Mortgage Loan, as applicable.

     "Non-Pooled Subordinate Loan" means, the Marquis Apartments Non-Pooled
Mortgage Loan if it has become subordinate in right of payment to the Marquis
Apartments Pooled Mortgage Loan as described in this prospectus supplement, the
Plaza La Cienega Non-Pooled Mortgage Loan if it has not become pari passu in right of payment with the related pooled mortgage loan as described in this prospectus supplement, the Garden State Pavilion Non-Pooled Mortgage

                                      S-167

Loan if it has not become pari passu in right of payment with the related pooled mortgage loan as described in this prospectus supplement or the Non-Pooled
Mortgage Loans that are part of the A/B Mortgage Loans.

     "Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Marquis Apartments Non-Pooled Mortgage Loan if the Marquis
Apartments Non-Pooled Mortgage Loan has become subordinate in right of payment to the Marquis Apartments Pooled Mortgage Loan as described in this prospectus supplement, the Plaza La Cienega Non-Pooled Mortgage Loan if the Plaza La
Cienega Non-Pooled Mortgage Loan has not become pari passu in right of payment with the related pooled mortgage loan as described in this prospectus supplement, the holder of the promissory note evidencing the Garden State
Pavilion Non-Pooled Mortgage Loan if the Garden State Pavilion Non-Pooled
Mortgage Loan has not become pari passu in right of payment with the related pooled mortgage loan as described in this prospectus supplement or the holders of the promissory notes evidencing the Non-Pooled Mortgage Loans which are part of the A/B Mortgage Loans.

     "Non-Trust-Serviced Pooled Mortgage Loans" means the 11 Penn Plaza Pooled
Mortgage Loan and the Miller/WRI Portfolio Pooled Mortgage Loans.

     "Non-Trust Servicing Agreements" mean, with respect to the 11 Penn Plaza
Pooled Mortgage Loan, the servicing agreement (other than the series 2005-PWR7 pooling and servicing agreement) pursuant to which the 11 Penn Plaza Pooled
Mortgage Loan and the related Non-Pooled Pari Passu Companion Loan, and any related REO Property, are to be principally serviced and/or administered, which is the BSCMSI II Series 2004-PWR6 Pooling and Servicing Agreement and with respect to the Miller/WRI Portfolio Pooled Mortgage Loans, the servicing agreement (other than the series 2005-PWR7 pooling and servicing agreement)
pursuant to which the Miller/WRI Portfolio Pooled Mortgage Loans and the related
Non-Pooled Pari Passu Companion Loans, and any related REO Property, are to be principally serviced and/or administered, which is the BSCMSI Series 2003-PWR2
Pooling and Servicing Agreement.

     "NRA" means net rentable area.

     "NRSF" means net rentable square feet.

     "PAR" means Prudential Asset Resources, Inc.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

     "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self-storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

     "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which

                                      S-168

          materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

     o    if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

     o    if the related mortgaged property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2005-PWR7 pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal
Revenue Code, including any individual retirement account or Keogh Plan.

     "Plaza La Cienega Intercreditor Agreement" means the intercreditor agreement between the initial holder of the Plaza La Cienega Pooled Mortgage
Loan and the Plaza La Cienega Non-Pooled Mortgage Loan.

     "Plaza La Cienega Loan Group" means the Plaza La Cienega Pooled Mortgage
Loan and the Plaza La Cienega Non-Pooled Mortgage Loan, together.

     "Plaza La Cienega Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Plaza La Cienega.

     "Plaza La Cienega Non-Pooled Mortgage Loan" means the loan in the original principal amount of $7,000,000 that is secured, in part, by the same mortgage instrument encumbering the Plaza La Cienega Mortgaged Property as the Plaza La
Cienega Pooled Mortgage Loan. The Plaza La Cienega Non-Pooled Mortgage Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "Plaza La Cienega Pooled Mortgage Loan" means the pooled mortgage loan secured by the Plaza La Cienega Mortgaged Property, together.

     "PMCC" means Prudential Mortgage Capital Company, LLC.

     "PMCF" means Prudential Mortgage Capital Funding, LLC.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loans) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2005-PWR7 pooling and servicing agreement (and, in the case of the Non-Trust-Serviced Pooled

                                      S-169

Mortgage Loans, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the applicable Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

     "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loans) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any
Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2005-PWR7 pooling and servicing agreement (and, in the case of the
Non-Trust-Serviced Pooled Mortgage Loans, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the applicable Non-Trust Servicing
Agreement) and, further, net of any portion of that interest that represents
Default Interest, late payment charges or Post-ARD Additional Interest).

     "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan
(including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

     "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

     1.   all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

     2.   all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period
          (or, in the case of any pooled mortgage loan on which scheduled payments are due on the 5th day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

     3.   all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

     4.   all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that (I)(A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any special servicing fees, workout fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than

                                      S-170

zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during the related collection period
(although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses") during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) in connection with the pooled mortgage loans that provide for scheduled payments to be due on the fifth day of each month, the foregoing will be construed in a manner that is consistent with the provisions described under "Servicing of the Mortgage Loans Under the Series 2005-PWR7
Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses--Certain Remittance Provisions and Coverage for Related Potential
Shortfalls".

     For the final distribution date, the "Principal Distribution Amount" will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     The Non-Pooled Pari Passu Companion Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans. Accordingly, any amounts applied to the principal of any of such loans will not constitute part of the
Principal Distribution Amount for any distribution date.

     "PSF" means per square foot.

     "PTE" means prohibited transaction exemption.

     "Purchase Option" means, with respect to any Specially Designated Defaulted
Pooled Mortgage Loan, the purchase option described under "Servicing of the
Mortgage Loans Under the Series 2005-PWR7 Pooling and Servicing Agreement--Fair
Value Purchase Option" in this prospectus supplement.

     "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

     o    the outstanding principal balance of that mortgage loan;

     o    all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than
          Default Interest and Post-ARD Interest;

     o    all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

     o    all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

     o    all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

                                      S-171

     o    in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional
          Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and
          (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

     "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the special servicer (or, in the case of the Non-Trust-Serviced Pooled Mortgage
Loans, the applicable master servicer and/or the special servicer under the applicable Non-Trust Servicing Agreement) to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under "Description of the
Offered Certificates--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal
Revenue Code.

     "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the holders of any related
Non-Pooled Mortgage Loan, and in the case of any mortgage property securing either A/B Mortgage Loan, also on behalf of the holder of the related B note)
through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. If a mortgaged property securing any of the Non-Trust-Serviced Pooled Mortgage Loans becomes an REO
Property, it will be held on behalf of, and in the name of, the trustee under the related Non-Trust Servicing Agreement for the benefit of the legal and beneficial owners of the applicable Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled Pari Passu Companion Loans. In the case of each Mortgage
Loan Group, when we refer in this prospectus supplement to an REO Property that is in the trust fund, we mean the beneficial interest in that property that is owned by the series 2005-PWR7 trust fund.

     "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A2" by Moody's and
"A" by Fitch, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A2" by Moody's and "A" by Fitch and (c) in the case of any other insurance coverage provided by such insurance carrier, "A2" by Moody's and "A" by Fitch. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the rating agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that rating agency to any of the certificates.

     "Restricted Group" means, collectively, the following persons and entities--

     o    the trustee,

     o    the Exemption-Favored Parties,

     o    us,

     o    the master servicers,

                                      S-172

     o    the special servicer,

     o    the primary servicer,

     o    any sub-servicers,

     o    any person responsible for servicing a Non-Trust-Serviced Pooled
          Mortgage Loan or any related REO Property,

     o    the mortgage loan sellers,

     o    each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     o    any and all affiliates of any of the aforementioned persons.

     "SEC" means the Securities and Exchange Commission.

     "Servicing Standard" means, with respect to each master servicer and the special servicer, to service and administer those mortgage loans and any REO
Properties for which that party is responsible under the series 2005-PWR7 pooling and servicing agreement:

     o    in the best interests and for the benefit of the series 2005-PWR7 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan
          Group, for the benefit of the series 2005-PWR7 certificateholders and the related Trust-Serviced Non-Pooled Noteholder) (as determined by the applicable master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

     o    in accordance with any and all applicable laws, the terms of the series 2005-PWR7 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a Trust-Serviced
          Mortgage Loan Group, the terms of the related Mortgage Loan Group
          Intercreditor Agreement, and

     o    to the extent consistent with the foregoing, in accordance with the following standards:

          o    with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the series
               2005-PWR7 pooling and servicing agreement;

          o    with a view to--

               1.   in the case of the master servicers, the timely collection of all scheduled payments of principal and interest under
                    those mortgage loans,

               2.   in the case of the master servicers, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and

               3.   in the case of the special servicer, if a mortgage loan
                    comes into and continues in default and, in the good faith and reasonable judgment of the special servicer, no
                    satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield
                    Maintenance Charges, Prepayment Premiums, Default Interest
                    and late payment charges, or the related mortgaged property becomes an REO Property, the maximization of the recovery of principal and interest on that defaulted mortgage loan to
                    the series 2005-PWR7

                                     S-173

                    certificateholders (or, in the case of a Trust-Serviced
                    Mortgage Loan Group, for the benefit of the series 2005-PWR7 certificateholders and the related Trust-Serviced Non-Pooled
                    Noteholder), as a collective whole, on a present value
                    basis; and

               without regard to--

               1.   any known relationship that the applicable master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers,
                    any of the mortgage loan sellers or any other party to the series 2005-PWR7 pooling and servicing agreement,

               2.   the ownership of any series 2005-PWR7 certificate or any
                    interest in any Non-Pooled Mortgage Loan by the applicable master servicer or the special servicer, as the case may be, or by any of its affiliates,

               3.   the obligation of the applicable master servicer to make
                    advances or otherwise to incur servicing expenses with
                    respect to any mortgage loan or REO property serviced or
                    administered, respectively, under the series 2005-PWR7
                    pooling and servicing agreement,

               4.   the obligation of the special servicer to make, or to direct the applicable master servicer to make, servicing advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered,
                    respectively, under the series 2005-PWR7 pooling and
                    servicing agreement,

               5.   the right of the applicable master servicer or the special servicer, as the case may be, or any of its affiliates to
                    receive reimbursement of costs, or the sufficiency of any
                    compensation payable to it, under the series 2005-PWR7
                    pooling and servicing agreement or with respect to any
                    particular transaction,

               6.   the ownership, servicing and/or management by the applicable master servicer or the special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or
                    real property,

               7.   the ownership by the applicable master servicer or the
                    special servicer, as the case may be, or any of its
                    affiliates of any other debt owed by, or secured by
                    ownership interests in, any of the borrowers or any
                    affiliate of a borrower, and

               8.   the obligations of the applicable master servicer or the
                    special servicer, as the case may be, or any of its
                    affiliates to repurchase any pooled mortgage loan from the trust fund, or to indemnify the trust fund, in any event as a result of a material breach or a material document defect.

provided that the foregoing standards will apply with respect to the
Non-Trust-Serviced Pooled Mortgage Loans only to the extent that the applicable master servicer or the special servicer has any express duties or rights to grant consent with respect to such pooled mortgage loans or any related REO
Property pursuant to the series 2005-PWR7 pooling and servicing agreement.

     "Servicing Transfer Event" means, with respect to any pooled mortgage loan
(other than the Non-Trust-Serviced Pooled Mortgage Loans) and a Trust-Serviced
Non-Pooled Mortgage Loan, any of the following events:

     1.   the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer
          Event will occur immediately);

                                     S-174

     2.   the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

     3.   the applicable master servicer determines (in accordance with the
          Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment
          (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or
          the applicable master servicer determines (in accordance with the
          Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of the Offered
          Certificates--Advances of Delinquent Monthly Debt Service Payments" in
          this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

     4.   the applicable master servicer determines that a non-payment default
          (including, in the applicable master servicer's or the special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2005-PWR7 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     5.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     6.   the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the special servicer;

     o    with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the special servicer; and

     o    with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to any mortgage loan in a
Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan Group.
The

                                      S-175

mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

     "SF" means square feet.

     "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan other than a Non-Trust-Serviced Pooled Mortgage Loan that both (A)
is a specially serviced pooled mortgage loan and (B) either (i) is delinquent
120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

     o    will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     o    will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
          Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof)
          for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any
          Realized Loss (See "Description of the Offered Certificates --
          Reductions of Certificate Principal Balances in Connection with
          Realized Losses and Additional Trust Fund Expenses") incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

     "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

     "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2005-PWR7 certificates and the mortgage loans in the trust fund:

     o    the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement;

     o    the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2005-PWR7 certificates is as described in this prospectus supplement;

     o    the pass-through rate for each interest-bearing class of series
          2005-PWR7 certificates is as described in this prospectus supplement;

     o    no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any of the B notes related to either of the
          A/B Mortgage Loans);

     o    no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2005-PWR7 pooling and servicing agreement or the
          Non-Trust Servicing Agreements and the only expenses of the trust consist of the trustee fees, the servicer report administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees) and, in the case of the Non-Trust-Serviced Pooled
          Mortgage Loans, the administrative fees payable with respect thereto under the Non-Trust Servicing Agreements;

                                     S-176

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series
          2005-PWR7 certificates remains in effect during the entire term of that mortgage loan;

     o    each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

     o    all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due as described in the immediately preceding bullet;

     o    no involuntary prepayments are received as to any pooled mortgage loan at any time;

     o    no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge,
          including any contemporaneous period when defeasance is permitted;

     o    each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the A notes only in either of the A/B
          Mortgage Loans) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;

     o    no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

     o    no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under
          "Description of the Offered Certificates--Termination of the Series
          2005-PWR7 Pooling and Servicing Agreement";

     o    no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the Mortgage
          Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o    payments on the offered certificates are made on the 11th day of each month, commencing in April 2005; and

     o    the offered certificates are settled with investors on March 24, 2005.

     "Trust-Serviced Mortgage Loan Group" means the Marquis Apartments Loan
Group, the Plaza La Cienega Loan Group or the Garden State Pavilion Loan Group.

     "Trust-Serviced Non-Pooled Mortgage Loan" means the Marquis Apartments
Non-Pooled Mortgage Loan, the Plaza La Cienega Non-Pooled Mortgage Loan, the
Garden State Pavilion Non-Pooled Mortgage Loan and the Non-Pooled Mortgage Loans
which are part of the A/B Mortgage Loans.

                                      S-177

     "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

     "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co. Inc.,
PTE 90-24 issued to Morgan Stanley & Co. Incorporated or PTE 90-29 issued to
Merrill Lynch, Pierce, Fenner & Smith Incorporated, each as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and as may be subsequently amended after the closing date.

     "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c)
reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

     "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "WFB" means Wells Fargo Bank, National Association.

     "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                      S-178

                                   SCHEDULE I

                               IO REFERENCE RATES

INTEREST ACCRUAL PERIOD(1)   REFERENCE RATE (%)   INTEREST ACCRUAL PERIOD(1)   REFERENCE RATE (%)
--------------------------   ------------------   --------------------------   ------------------

March 2005                                        March 2009
April 2005                                        April 2009
May 2005                                          May 2009
June 2005                                         June 2009
July 2005                                         July 2009
August 2005                                       August 2009
September 2005                                    September 2009
October 2005                                      October 2009
November 2005                                     November 2009
December 2005                                     December 2009
January 2006                                      January 2010
February 2006                                     February 2010
March 2006                                        March 2010
April 2006                                        April 2010
May 2006                                          May 2010
June 2006                                         June 2010
July 2006                                         July 2010
August 2006                                       August 2010
September 2006                                    September 2010
October 2006                                      October 2010
November 2006                                     November 2010
December 2006                                     December 2010
January 2007                                      January 2011
February 2007                                     February 2011
March 2007                                        March 2011
April 2007                                        April 2011
May 2007                                          May 2011
June 2007                                         June 2011
July 2007                                         July 2011
August 2007                                       August 2011
September 007                                     September 2011
October 2007                                      October 2011
November 2007                                     November 2011
December 2007                                     December 2011
January 2008                                      January 2012
February 2008                                     February 2012
March 2008                                        March 2012
April 2008                                        April 2012
May 2008                                          May 2012
June 2008                                         June 2012
July 2008                                         July 2012
August 2008                                       August 2012
September 2008                                    September 2012
October 2008                                      October 2012
November 2008                                     November 2012
December 2008                                     December 2012
January 2009                                      January 2013
February 2009                                     February 2013

(1)  Each interest accrual period relates to the distribution date in the immediately following calendar month. For example, the March 2005 interest accrual period relates to the April 2005 distribution date

                                      I-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE II

                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                      CLASS A-AB
                        PLANNED
                       PRINCIPAL
DISTRIBUTION DATE     BALANCE ($)
-----------------   --------------
Closing Date        106,000,000.00
April 2005          106,000,000.00
May 2005            106,000,000.00
June 2005           106,000,000.00
July 2005           106,000,000.00
August 2005         106,000,000.00
September 2005      106,000,000.00
October 2005        106,000,000.00
November 2005       106,000,000.00
December 2005       106,000,000.00
January 2006        106,000,000.00
February 2006       106,000,000.00
March 2006          106,000,000.00
April 2006          106,000,000.00
May 2006            106,000,000.00
June 2006           106,000,000.00
July 2006           106,000,000.00
August 2006         106,000,000.00
September 2006      106,000,000.00
October 2006        106,000,000.00
November 2006       106,000,000.00
December 2006       106,000,000.00
January 2007        106,000,000.00
February 2007       106,000,000.00
March 2007          106,000,000.00
April 2007          106,000,000.00
May 2007            106,000,000.00
June 2007           106,000,000.00
July 2007           106,000,000.00
August 2007         106,000,000.00
September 2007      106,000,000.00
October 2007        106,000,000.00
November 2007       106,000,000.00
December 2007       106,000,000.00
January 2008        106,000,000.00
February 2008       106,000,000.00
March 2008          106,000,000.00
April 2008          106,000,000.00
May 2008            106,000,000.00
June 2008           106,000,000.00
July 2008           106,000,000.00
August 2008         106,000,000.00
September 2008      106,000,000.00
October 2008        106,000,000.00
November 2008       106,000,000.00
December 2008       106,000,000.00
January 2009        106,000,000.00
February 2009       106,000,000.00
March 2009          106,000,000.00
April 2009          106,000,000.00
May 2009            106,000,000.00
June 2009           106,000,000.00
July 2009           106,000,000.00
August 2009         106,000,000.00
September 2009      106,000,000.00
October 2009        106,000,000.00
November 2009       106,000,000.00
December 2009       106,000,000.00
January 2010        106,000,000.00
February 2010       104,230,074.53
March 2010          102,230,000.00
April 2010          100,679,000.00
May 2010             98,968,000.00
June 2010            97,402,000.00
July 2010            95,676,000.00
August 2010          94,094,000.00
September 2010       92,505,000.00
October 2010         90,758,000.00
November 2010        89,153,000.00
December 2010        87,390,000.00
January 2011         85,770,000.00
February 2011        84,141,000.00
March 2011           82,058,000.00
April 2011           80,412,000.00
May 2011             78,611,000.00
June 2011            76,949,000.00
July 2011            75,132,000.00
August 2011          73,454,000.00
September 2011       71,768,000.00
October 2011         69,928,000.00
November 2011        68,226,000.00
December 2011        67,000,000.00
January 2012         65,500,000.00
February 2012        64,000,000.00
March 2012           62,277,000.00
April 2012           60,841,000.00
May 2012             59,282,000.00
June 2012            57,834,000.00
July 2012            56,261,000.00
August 2012          54,799,000.00
September 2012       53,329,000.00
October 2012         51,736,000.00
November 2012        50,252,000.00
December 2012        48,645,000.00
January 2013         47,147,000.00
February 2013        45,642,000.00
March 2013           43,781,000.00
April 2013           42,260,000.00
May 2013             40,616,000.00
June 2013            39,081,000.00
July 2013            28,771,000.00
August 2013          27,236,000.00
September 2013       25,694,000.00
October 2013         24,031,000.00
November 2013        22,474,000.00
December 2013        20,796,000.00
January 2014         19,224,000.00
February 2014        17,644,000.00
March 2014           15,721,000.00
April 2014           14,124,000.00
May 2014             12,409,000.00
June 2014            10,797,000.00
July 2014             4,714,000.00
August 2014           3,095,000.00
September 2014        1,467,000.00
October 2014                  0.00

                                      II-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                             APPENDIX A (1)(2)(3)(4)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED   WEIGHTED
                                                  AGGREGATE     AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE    AVERAGE
                                 NUMBER OF     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE    BALLOON
LOAN SELLER                    MORTGAGE LOANS    BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Prudential Mortgage Capital
  Funding                            38         389,456,300          34.6     5.3754         107      1.61          66.8       56.0
Bear Stearns Commercial
  Mortgage, Inc.                     18         335,664,473          29.8     5.3480         120      1.64          74.5       62.6
Wells Fargo Bank, N.A.               63         328,336,027          29.2     5.4523         114      1.60          69.6       58.6
Nationwide Life Insurance Co.         5          71,108,852           6.3     5.3649         116      1.63          70.1       59.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             124      $1,124,565,652         100.0%    5.3890%        113      1.62X         70.1%      58.9%
====================================================================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED  WEIGHTED
                                                  AGGREGATE     AGGREGATE    AVERAGE      AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                                 NUMBER OF     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)       MORTGAGE LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

544,698 - 2,000,000                  16          24,966,090           2.2     5.7543          131      1.63          62.5      46.3
2,000,001 - 3,000,000                20          50,094,257           4.5     5.5761          128      1.64          63.9      49.3
3,000,001 - 5,000,000                26         101,920,880           9.1     5.4710          114      1.62          68.7      57.0
5,000,001 - 7,000,000                21         121,685,937          10.8     5.4519          115      1.62          66.2      55.4
7,000,001 - 9,000,000                 7          58,353,032           5.2     5.6279          127      1.55          68.8      55.5
9,000,001 - 11,000,000                9          90,883,280           8.1     5.4541          115      1.49          72.0      60.2
11,000,001 - 13,000,000               6          72,816,941           6.5     5.3873          139      1.43          69.9      45.9
13,000,001 - 15,000,000               2          27,400,000           2.4     5.2946          101      1.77          78.2      68.8
15,000,001 - 17,000,000               2          33,477,360           3.0     5.5884          117      1.72          65.2      57.0
17,000,001 - 19,000,000               3          54,456,581           4.8     5.4288          119      1.70          70.4      60.7
21,000,001 - 31,000,000               6         146,933,344          13.1     5.3591          112      1.65          70.2      61.3
31,000,001 - 41,000,000               1          36,909,127           3.3     5.2200          118      1.58          73.8      61.4
41,000,001 - 61,000,000               3         146,000,000          13.0     5.2497          104      1.57          77.4      69.8
61,000,001 - 94,668,822               2         158,668,822          14.1     5.2030           96      1.73          68.7      59.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             124      $1,124,565,652         100.0%    5.3890%         113      1.62X         70.1%     58.9%
====================================================================================================================================

Minimum: $544,698
Maximum: $94,668,822
Average: $9,069,078

(1)  For purposes of the prospectus supplement and this Annex A, the $94,668,822
     11 Penn Plaza pooled mortgage loan represents a 43.2% portion of a pari passu note in a $219,233,063 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $124,564,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $219,233,063 financing.

(2)  For purposes of the prospectus supplement and this Annex A, the $45,000,000
     Marquis Apartments pooled mortgage loan represents a 90.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $5,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

(3)  For purposes of the prospectus supplement and this Annex A, the $5,764,223
     Miller/WRI Portfolio - Thorncreek Crossing pooled mortgage loan represents a 23.4% portion of a pari passu note in a $24,659,502 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $18,895,279 is not included in the trust.
     All LTV and DSCR figures in this table are based on the total $24,659,502 financing.

(4)  For purposes of the prospectus supplement and this Annex A, the $4,174,093
     Miller/WRI Portfolio - Lowry Town Center pooled mortgage loan represents a
     34.8% portion of a pari passu note in a $12,006,333 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $7,832,240 is not included in the trust.
     All LTV and DSCR figures in this table are based on the total $12,006,333 financing.

                                      A-1

                             APPENDIX A (1)(2)(3)(4)
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED    WEIGHTED
                                NUMBER OF      AGGREGATE     AGGREGATE    AVERAGE      AVERAGE  WEIGHTED        AVERAGE     AVERAGE
                                MORTGAGED   CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING   AVERAGE   CUT-OFF DATE     BALLOON
STATE                          PROPERTIES     BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

California                          28       207,831,474          18.5     5.3857          119      1.60           67.3        56.8
     Southern California            18       175,801,073          15.6     5.3569          119      1.61           68.2        57.8
     Northern California            10        32,030,401           2.8     5.5435          122      1.55           62.4        50.8
New York                             8       155,801,428          13.9     5.2362          100      1.73           64.4        54.6
Pennsylvania                        29       103,638,220           9.2     5.3380          119      1.58           77.4        67.3
Texas                               11        92,439,053           8.2     5.4537          126      1.48           68.6        51.2
Nevada                               3        71,269,429           6.3     5.3198           89      1.57           78.0        71.2
New Jersey                           4        68,350,000           6.1     5.3584          117      1.72           72.8        63.7
Massachusetts                        1        64,000,000           5.7     5.2075          117      1.99           72.2        60.3
Florida                              5        45,557,713           4.1     5.4503          110      1.53           71.5        60.1
Illinois                             2        44,333,344           3.9     5.5987           98      1.36           76.5        66.8
Alabama                              1        36,909,127           3.3     5.2200          118      1.58           73.8        61.4
Ohio                                 7        30,338,707           2.7     5.6034          128      1.48           67.3        52.2
District of Columbia                 2        23,142,736           2.1     5.5575          119      1.95           53.3        44.7
Washington                           6        22,809,612           2.0     5.4017          118      1.52           65.0        52.6
Arizona                             16        22,209,636           2.0     5.5913          111      1.66           66.8        57.1
Indiana                              3        16,126,920           1.4     5.1983          112      1.55           63.9        51.5
Iowa                                 2        14,773,979           1.3     6.1100          119      1.53           63.4        49.5
US Virgin Islands                    2        12,826,410           1.1     5.6539          119      1.77           74.6        57.4
Colorado                             3        12,188,316           1.1     5.6932          104      1.59           71.2        60.1
South Carolina                       2        11,764,279           1.0     5.3014          117      1.41           79.0        65.9
Minnesota                            3        10,729,198           1.0     5.6233          119      1.27           71.7        59.4
Connecticut                          1        10,000,000           0.9     5.1700          117      1.84           78.7        68.4
Maryland                             2         8,525,480           0.8     5.2798          116      1.40           73.3        61.1
North Carolina                       2         8,470,000           0.8     5.4708          119      1.70           75.4        64.1
Utah                                 2         6,205,467           0.6     5.7816          117      1.49           70.2        57.9
Michigan                             1         5,880,632           0.5     5.4800          118      1.32           74.4        57.0
Wisconsin                            1         5,040,481           0.4     5.3800          119      1.58           64.5        49.1
Oklahoma                             1         3,043,041           0.3     5.6700          118      1.34           74.2        62.6
Alaska                               1         2,990,558           0.3     5.7900          118      1.51           75.7        58.6
Louisiana                            1         2,600,000           0.2     5.6100          120      1.55           77.6        65.2
Virginia                             1         2,097,069           0.2     5.5300          119      1.43           63.5        53.3
Kentucky                             1         1,700,000           0.2     5.8400          120      1.45           71.6        60.6
Oregon                               1           973,343           0.1     6.4800          119      1.43           70.8        55.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            153    $1,124,565,652         100.0%    5.3890%         113      1.62X          70.1%       58.9%
====================================================================================================================================

(1)  For purposes of the prospectus supplement and this Annex A, the $94,668,822
     11 Penn Plaza pooled mortgage loan represents a 43.2% portion of a pari passu note in a $219,233,063 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $124,564,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $219,233,063 financing.

(2)  For purposes of the prospectus supplement and this Annex A, the $45,000,000
     Marquis Apartments pooled mortgage loan represents a 90.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $5,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

(3)  For purposes of the prospectus supplement and this Annex A, the $5,764,223
     Miller/WRI Portfolio - Thorncreek Crossing pooled mortgage loan represents a 23.4% portion of a pari passu note in a $24,659,502 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $18,895,279 is not included in the trust.
     All LTV and DSCR figures in this table are based on the total $24,659,502 financing.

(4)  For purposes of the prospectus supplement and this Annex A, the $4,174,093
     Miller/WRI Portfolio - Lowry Town Center pooled mortgage loan represents a
     34.8% portion of a pari passu note in a $12,006,333 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $7,832,240 is not included in the trust.
     All LTV and DSCR figures in this table are based on the total $12,006,333 financing.

                                      A-2

                             APPENDIX A (1)(2)(3)(4)
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED  WEIGHTED
                                 NUMBER OF        AGGREGATE     AGGREGATE    AVERAGE      AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                                 MORTGAGED     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
PROPERTY TYPE                   PROPERTIES       BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                               65         545,547,194          48.5     5.4148          118      1.52          72.3      59.7
Office                               18         263,120,823          23.4     5.2905          105      1.82          66.3      57.3
Multifamily                          36         131,181,151          11.7     5.3235          113      1.59          73.5      63.9
Industrial                           16          90,030,991           8.0     5.4509          109      1.54          66.7      55.4
Hospitality                           3          31,251,339           2.8     5.8886          119      1.71          59.1      48.0
Self Storage                          7          29,967,882           2.7     5.4591          119      1.88          64.4      52.2
Manufactured Housing Community        5          23,999,558           2.1     5.2632          113      1.61          79.6      69.2
Mixed Use                             3           9,466,713           0.8     5.4074          117      1.73          67.8      56.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             153      $1,124,565,652         100.0%    5.3890%         113      1.62X         70.1%     58.9%
====================================================================================================================================

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED  WEIGHTED
                                                  AGGREGATE     AGGREGATE    AVERAGE      AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                                 NUMBER OF     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)              MORTGAGE LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

4.9200% - 5.2500%                    26         479,128,355          42.6     5.1783          104      1.72          70.6      61.8
5.2501% - 5.5000%                    41         370,696,700          33.0     5.4045          117      1.53          71.3      59.1
5.5001% - 5.7500%                    37         184,943,185          16.4     5.6215          125      1.59          67.7      53.3
5.7501% - 6.0000%                    10          48,408,635           4.3     5.8083          117      1.37          74.0      60.8
6.0001% - 6.2500%                     8          39,870,736           3.5     6.1421          130      1.59          60.8      47.3
6.2501% - 6.5000%                     1             973,343           0.1     6.4800          119      1.43          70.8      55.9
6.5001% - 6.8900%                     1             544,698           0.0     6.8900          115      1.97          33.8      23.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             124      $1,124,565,652         100.0%    5.3890%         113      1.62X         70.1%     58.9%
====================================================================================================================================

Minimum: 4.9200%
Maximum: 6.8900%
Weighted Average: 5.3890%

(1)  For purposes of the prospectus supplement and this Annex A, the $94,668,822
     11 Penn Plaza pooled mortgage loan represents a 43.2% portion of a pari passu note in a $219,233,063 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $124,564,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $219,233,063 financing.

(2)  For purposes of the prospectus supplement and this Annex A, the $45,000,000
     Marquis Apartments pooled mortgage loan represents a 90.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $5,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

(3)  For purposes of the prospectus supplement and this Annex A, the $5,764,223
     Miller/WRI Portfolio - Thorncreek Crossing pooled mortgage loan represents a 23.4% portion of a pari passu note in a $24,659,502 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $18,895,279 is not included in the trust.
     All LTV and DSCR figures in this table are based on the total $24,659,502 financing.

(4)  For purposes of the prospectus supplement and this Annex A, the $4,174,093
     Miller/WRI Portfolio - Lowry Town Center pooled mortgage loan represents a
     34.8% portion of a pari passu note in a $12,006,333 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $7,832,240 is not included in the trust.
     All LTV and DSCR figures in this table are based on the total $12,006,333 financing.

                                      A-3

                             APPENDIX A (1)(2)(3)(4)
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD

------------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY    WEIGHTED    WEIGHTED                 WEIGHTED   WEIGHTED
                                                AGGREGATE     AGGREGATE     AVERAGE     AVERAGE   WEIGHTED       AVERAGE    AVERAGE
REMAINING TERM TO              NUMBER OF     CUT-OFF DATE  CUT-OFF DATE    MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)       MORTGAGE LOANS    BALANCE ($)   BALANCE (%)    RATE (%) TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

59 - 60                             1           5,891,577           0.5      5.3200          59       1.51          74.6       69.3
61 - 84                             7         207,609,365          18.5      5.2343          82       1.57          71.8       65.0
85 - 120                          108         864,067,684          76.8      5.4140         118       1.64          70.2       59.3
121 - 239                           8          46,997,027           4.2      5.6215         178       1.45          61.0       23.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           124      $1,124,565,652         100.0%     5.3890%        113       1.62X         70.1%      58.9%
====================================================================================================================================

Minimum: 59 mos.
Maximum: 239 mos.
Weighted Average: 113 mos.

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY    WEIGHTED    WEIGHTED                 WEIGHTED   WEIGHTED
                                                AGGREGATE     AGGREGATE     AVERAGE     AVERAGE   WEIGHTED       AVERAGE    AVERAGE
DEBT SERVICE COVERAGE          NUMBER OF     CUT-OFF DATE  CUT-OFF DATE    MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
RATIO (X)                    MORTGAGE LOANS    BALANCE ($)   BALANCE (%)    RATE (%) TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.17 - 1.20                         4          40,265,117           3.6      5.7215         136       1.19          76.8       52.6
1.21 - 1.30                         6          48,791,763           4.3      5.3542         118       1.24          72.8       60.2
1.31 - 1.40                        19         127,808,956          11.4      5.4517         118       1.35          75.9       62.4
1.41 - 1.50                        22         137,730,987          12.2      5.4552         115       1.46          68.0       54.0
1.51 - 1.60                        20         337,451,464          30.0      5.3545         102       1.55          72.0       63.0
1.61 - 1.70                        19         151,469,321          13.5      5.3744         117       1.65          72.6       61.6
1.71 - 1.80                        11          52,056,500           4.6      5.3830         115       1.76          70.6       58.7
1.81 - 1.90                         7          84,966,902           7.6      5.4736         119       1.86          62.4       53.6
1.91 - 2.00                         6          81,136,693           7.2      5.2287         117       1.98          70.7       59.1
2.01 - 2.10                         2           8,736,591           0.8      5.6771         117       2.01          56.4       47.0
2.11 - 2.20                         4          21,060,040           1.9      5.3062         118       2.16          59.3       50.1
2.21 - 2.30                         1           2,494,221           0.2      5.5900         118       2.22          42.6       35.9
2.31 - 3.31                         3          30,597,096           2.7      5.0582         117       2.72          42.4       41.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           124      $1,124,565,652         100.0%     5.3890%        113       1.62X         70.1%      58.9%
====================================================================================================================================

Minimum: 1.17x
Maximum: 3.31x
Weighted Average: 1.62x

(1)  For purposes of the prospectus supplement and this Annex A, the $94,668,822
     11 Penn Plaza pooled mortgage loan represents a 43.2% portion of a pari passu note in a $219,233,063 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $124,564,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $219,233,063 financing.

(2)  For purposes of the prospectus supplement and this Annex A, the $45,000,000
     Marquis Apartments pooled mortgage loan represents a 90.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $5,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

(3)  For purposes of the prospectus supplement and this Annex A, the $5,764,223
     Miller/WRI Portfolio - Thorncreek Crossing pooled mortgage loan represents a 23.4% portion of a pari passu note in a $24,659,502 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $18,895,279 is not included in the trust.
     All LTV and DSCR figures in this table are based on the total $24,659,502 financing.

(4)  For purposes of the prospectus supplement and this Annex A, the $4,174,093
     Miller/WRI Portfolio - Lowry Town Center pooled mortgage loan represents a
     34.8% portion of a pari passu note in a $12,006,333 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $7,832,240 is not included in the trust.
     All LTV and DSCR figures in this table are based on the total $12,006,333 financing.

                                      A-4

                             APPENDIX A (1)(2)(3)(4)
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                 PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
CUT-OFF DATE LOAN-TO-VALUE         NUMBER OF     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
RATIO (%)                        MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

33.8% - 40.0%                           2           1,741,794           0.2    5.8041         117      2.89          33.8      26.7
40.1% - 45.0%                           5          36,585,751           3.3    5.1563         125      2.53          42.9      38.5
45.1% - 50.0%                           4          12,149,388           1.1    5.3290         144      2.01          47.3      29.7
50.1% - 55.0%                           4          23,897,299           2.1    5.4180         148      1.66          52.6      20.5
55.1% - 60.0%                          13          93,066,782           8.3    5.6449         125      1.78          57.2      46.9
60.1% - 65.0%                          17          84,016,368           7.5    5.5433         115      1.54          62.8      51.8
65.1% - 70.0%                          15         161,086,748          14.3    5.2850          96      1.55          67.1      58.2
70.1% - 75.0%                          33         333,976,844          29.7    5.3889         113      1.65          72.9      61.9
75.1% - 80.5%                          31         378,044,677          33.6    5.3568         113      1.49          78.4      66.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               124      $1,124,565,652         100.0%   5.3890%        113      1.62X         70.1%     58.9%
====================================================================================================================================

Minimum: 33.8%
Maximum: 80.5%
Weighted Average: 70.1%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                 PERCENT BY  WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                    AGGREGATE     AGGREGATE   AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                                   NUMBER OF     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS    BALANCE ($)   BALANCE (%)  RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

0.3% - 25.0%                            5          17,819,761           1.6    5.4355         191      1.58          50.9       1.6
25.1% - 30.0%                           2          14,136,155           1.3    5.6020         173      1.35          71.7      28.8
30.1% - 35.0%                           3          15,522,905           1.4    5.8715         162      1.91          52.6      34.5
35.1% - 40.0%                           5          17,292,000           1.5    5.4472         118      1.90          48.1      38.1
40.1% - 45.0%                           5          42,761,860           3.8    5.1932         118      2.26          48.0      42.6
45.1% - 50.0%                          16          84,753,226           7.5    5.6901         118      1.66          60.2      48.6
50.1% - 55.0%                          15          84,181,639           7.5    5.4717         115      1.68          61.5      52.2
55.1% - 60.0%                          25         229,908,951          20.4    5.3541         103      1.53          68.7      58.6
60.1% - 65.0%                          22         248,413,273          22.1    5.3059         116      1.64          73.7      62.1
65.1% - 70.0%                          22         249,190,882          22.2    5.4259         113      1.53          77.5      66.9
70.1% - 73.8%                           4         120,585,000          10.7    5.2485          96      1.57          79.4      72.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               124      $1,124,565,652         100.0%   5.3890%        113      1.62X         70.1%     58.9%
====================================================================================================================================

Minimum: 0.3%
Maximum: 73.8%
Weighted Average: 58.9%

(1)  For purposes of the prospectus supplement and this Annex A, the $94,668,822
     11 Penn Plaza pooled mortgage loan represents a 43.2% portion of a pari passu note in a $219,233,063 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $124,564,240 is not included in the trust. All LTV and DSCR figures in this table are based on the total $219,233,063 financing.

(2)  For purposes of the prospectus supplement and this Annex A, the $45,000,000
     Marquis Apartments pooled mortgage loan represents a 90.0% portion of a pari passu note in a $50,000,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $5,000,000 is not included in the trust. All LTV and DSCR figures in this table are based on the total $50,000,000 financing.

(3)  For purposes of the prospectus supplement and this Annex A, the $5,764,223
     Miller/WRI Portfolio - Thorncreek Crossing pooled mortgage loan represents a 23.4% portion of a pari passu note in a $24,659,502 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $18,895,279 is not included in the trust.
     All LTV and DSCR figures in this table are based on the total $24,659,502 financing.

(4)  For purposes of the prospectus supplement and this Annex A, the $4,174,093
     Miller/WRI Portfolio - Lowry Town Center pooled mortgage loan represents a
     34.8% portion of a pari passu note in a $12,006,333 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $7,832,240 is not included in the trust.
     All LTV and DSCR figures in this table are based on the total $12,006,333 financing.

                                      A-5

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2005-PWR7

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                                                             % OF                         MORTGAGE
             CMSA        CMSA                                                            INITIAL POOL       # OF            LOAN
   ID      LOAN NO.  PROPERTY NO.                PROPERTY NAME (1)                          BALANCE      PROPERTIES      SELLER (2)
-----------------------------------------------------------------------------------------------------------------------------------

    1         1          1-001     11 Penn Plaza                                             8.4%             1             PMCF
    2         2          2-001     Campus at Marlborough                                     5.7%             1            BSCMI
    3         3          3-001     Shops at Boca Park                                        5.2%             1             WFB
    4         4          4-001     Marquis Apartments                                        4.0%             1            BSCMI
    5         5          5-001     Plaza La Cienega                                          3.8%             1            BSCMI
-----------------------------------------------------------------------------------------------------------------------------------
    6         6          6-001     Quintard Mall                                             3.3%             1          Nationwide
    7         7          7-001     Garden State Pavilion                                     2.5%             1            BSCMI
    8         8          8-001     Plaza on Richmond                                         2.5%             1            BSCMI
    9         9          9-001     405 Park Avenue                                           2.2%             1             PMCF
   10         10        10-001     Republic Windows and Doors                                2.0%             1             PMCF
-----------------------------------------------------------------------------------------------------------------------------------
   11         11        11-001     Imperial Plaza                                            1.9%             1            BSCMI
   12         12        12-001     Broadview Village Square Shopping Center                  1.9%             1             PMCF
   13         13        13-001     Plaza Del Norte Retail Center                             1.7%             1          Nationwide
   14         14        14-001     Centre at Copperfield                                     1.6%             1             WFB
   15         15        15-001     750 College Road East                                     1.6%             1            BSCMI
-----------------------------------------------------------------------------------------------------------------------------------
   16         16        16-001     Belmont Shopping Center                                   1.5%             1            BSCMI
   17         17        17-001     Courtyard Marriott DC                                     1.5%             1             WFB
   18         18        18-001     826 Newtown Yardley                                       1.2%             1             PMCF
   19         19        19-001     Summerwalk Apartments                                     1.2%             1             PMCF
   20         20        20-001     Coral Reef Village                                        1.2%             1             PMCF
-----------------------------------------------------------------------------------------------------------------------------------
   21         21        21-001     33 Route 304                                              1.2%             1            BSCMI
   22         22        22-001     La Sierra Plaza                                           1.1%             1             WFB
   23         23        23-001     Sam Moon Center II                                        1.1%             1             PMCF
   24         24        24-001     430-450 Commerce Boulevard                                1.0%             1             PMCF
   25         25        25-001     Tricorne Center                                           1.0%             1            BSCMI
-----------------------------------------------------------------------------------------------------------------------------------
   26         26                   Center City Apartment Portfolio                           0.9%            21             PMCF
  26-a                  26-001     Center City Apartment Portfolio - 2304-2308 Locust        0.1%                           PMCF
  26-b                  26-002     Center City Apartment Portfolio - 2015-2017 Locust        0.1%                           PMCF
  26-c                  26-003     Center City Apartment Portfolio - 532-534 Pine            0.1%                           PMCF
  26-d                  26-004     Center City Apartment Portfolio - 2019 Spruce             0.1%                           PMCF
-----------------------------------------------------------------------------------------------------------------------------------
  26-e                  26-005     Center City Apartment Portfolio - 2131-2133 Pine          0.1%                           PMCF
  26-f                  26-006     Center City Apartment Portfolio - 623-625 Pine            0.1%                           PMCF
  26-g                  26-007     Center City Apartment Portfolio - 614 S. 3rd              0.1%                           PMCF
  26-h                  26-008     Center City Apartment Portfolio - 2122 Pine               0.0%                           PMCF
  26-i                  26-009     Center City Apartment Portfolio - 325 Pine                0.0%                           PMCF
-----------------------------------------------------------------------------------------------------------------------------------
  26-j                  26-010     Center City Apartment Portfolio - 1009-1011 Spruce        0.0%                           PMCF
  26-k                  26-011     Center City Apartment Portfolio - 2219-21 Spring Garden   0.0%                           PMCF
  26-l                  26-012     Center City Apartment Portfolio - 2321 Spruce             0.0%                           PMCF
  26-m                  26-013     Center City Apartment Portfolio - 718-722 S. 7th          0.0%                           PMCF
  26-n                  26-014     Center City Apartment Portfolio - 1127 Spruce             0.0%                           PMCF
-----------------------------------------------------------------------------------------------------------------------------------
  26-o                  26-015     Center City Apartment Portfolio - 128 S. 22nd             0.0%                           PMCF
  26-p                  26-016     Center City Apartment Portfolio - 280 S. 23rd             0.0%                           PMCF
  26-q                  26-017     Center City Apartment Portfolio - 2009 Mt. Vernon         0.0%                           PMCF
  26-r                  26-018     Center City Apartment Portfolio - 614 Pine                0.0%                           PMCF
  26-s                  26-019     Center City Apartment Portfolio - 607-609 S. 3rd          0.0%                           PMCF
-----------------------------------------------------------------------------------------------------------------------------------
  26-t                  26-020     Center City Apartment Portfolio - 735 Spruce              0.0%                           PMCF
  26-u                  26-021     Center City Apartment Portfolio - 2034-2036 Pine          0.0%                           PMCF
   27         27        27-001     Bed Bath and Beyond Plaza                                 0.9%             1             WFB
   28         28        28-001     Preston Parkway Retail                                    0.9%             1             PMCF
   29         29        29-001     Holiday Inn Council Bluffs                                0.9%             1             PMCF
-----------------------------------------------------------------------------------------------------------------------------------
   30         30        30-001     Brooklyn Place Apartments                                 0.9%             1             PMCF
   31         31        31-001     The Oaks Apartments                                       0.9%             1             WFB
   32         32        32-001     Fortress Self Storage                                     0.9%             1            BSCMI
   33         33        33-001     Miller/WRI Portfolio - Thorncreek Crossing                0.5%             1            BSCMI
   34         34        34-001     Miller/WRI Portfolio - Lowry Town Center                  0.4%             1            BSCMI
-----------------------------------------------------------------------------------------------------------------------------------
   35         35        35-001     1550 Magnolia Avenue Industrial                           0.9%             1             WFB
   36         36        36-001     Washington Estates MHC                                    0.8%             1             WFB
   37         37        37-001     Town and Country                                          0.8%             1             WFB
   38         38        38-001     The Shoppes at Penn Center East                           0.8%             1          Nationwide
   39         39        39-001     Mission Paseo                                             0.8%             1            BSCMI
-----------------------------------------------------------------------------------------------------------------------------------
   40         40        40-001     Best Buy Plaza                                            0.7%             1             WFB
   41         41        41-001     Visalia Medical Clinic                                    0.7%             1             PMCF
   42         42        42-001     M.O.I. Depot                                              0.7%             1             PMCF
   43         43        43-001     Tipp City Plaza                                           0.7%             1             PMCF
   44         44        44-001     Harris Teeter Grocery Store                               0.6%             1             PMCF
-----------------------------------------------------------------------------------------------------------------------------------
   45         45        45-001     Storage USA - Blair Road                                  0.6%             1             PMCF
   46         46        46-001     Vineyard Court Apartments                                 0.6%             1             WFB
   47         47        47-001     Sherman Plaza                                             0.6%             1             WFB
   48         48        48-001     Livermore Industrial                                      0.6%             1             PMCF
   49         49        49-001     Mainstream Apartments                                     0.5%             1             WFB
-----------------------------------------------------------------------------------------------------------------------------------
   50         50        50-001     Northgate Shopping Center                                 0.5%             1             WFB
   51         51        51-001     110 Miller Ave.                                           0.5%             1             WFB
   52         52        52-001     Lacey Town Square                                         0.5%             1             WFB
   53         53        53-001     Old Marketplace                                           0.5%             1             PMCF
   54         54        54-001     Northtown Crossings                                       0.5%             1             WFB
-----------------------------------------------------------------------------------------------------------------------------------
   55         55        55-001     Schafer Park                                              0.5%             1             PMCF
   56         56        56-001     Piermont Commons                                          0.5%             1            BSCMI
   57         57        57-001     Cast Iron Building                                        0.5%             1             WFB
   58         58        58-001     Ayrsley Retail Center                                     0.5%             1             PMCF
   59         59        59-001     Lexington Square                                          0.5%             1             WFB
-----------------------------------------------------------------------------------------------------------------------------------
   60         60        60-001     Columbia Park Apartments                                  0.5%             1             PMCF
   61         61        61-001     West Boca Medical Pavilion I                              0.5%             1             WFB
   62         62        62-001     Crosseroads Shopping Center                               0.4%             1             WFB
   63         63                   Circle K Portfolio Pod 1                                  0.4%            10             WFB
  63-a                  63-001     Circle K Portfolio Pod 1 - W Cactus Rd                    0.1%                           WFB
-----------------------------------------------------------------------------------------------------------------------------------
  63-b                  63-002     Circle K Portfolio Pod 1 - W Dunlap Ave                   0.1%                           WFB
  63-c                  63-003     Circle K Portfolio Pod 1 - S Central Ave                  0.0%                           WFB
  63-d                  63-004     Circle K Portfolio Pod 1 - W Deer Valley Rd               0.0%                           WFB
  63-e                  63-005     Circle K Portfolio Pod 1 - E Broadway Rd                  0.0%                           WFB
  63-f                  63-006     Circle K Portfolio Pod 1 - N 19 Ave                       0.0%                           WFB
-----------------------------------------------------------------------------------------------------------------------------------
  63-g                  63-007     Circle K Portfolio Pod 1 - S 7th Ave                      0.0%                           WFB
  63-h                  63-008     Circle K Portfolio Pod 1 - E Southern Ave                 0.0%                           WFB
  63-i                  63-009     Circle K Portfolio Pod 1 - E Buckeye Rd                   0.0%                           WFB
  63-j                  63-010     Circle K Portfolio Pod 1 - E Osborn Rd                    0.0%                           WFB
   64         64        64-001     Widewater Square Shopping Center                          0.4%             1             PMCF
-----------------------------------------------------------------------------------------------------------------------------------
   65         65        65-001     Hampton Inn Council Bluffs                                0.4%             1             PMCF
   66         66        66-001     Airport Gardens                                           0.4%             1             WFB
   67         67        67-001     Columbia Gardens Apartments                               0.4%             1            BSCMI
   68         68        68-001     Sunset Corner Retail Center                               0.4%             1             PMCF
   69         69        69-001     Cost Plus Germantown                                      0.4%             1            BSCMI
-----------------------------------------------------------------------------------------------------------------------------------
   70         70        70-001     741-747 Calle Plano                                       0.4%             1             PMCF
   71         71        71-001     Downey Plaza Shopping Center                              0.4%             1             PMCF
   72         72        72-001     Circuit City - Ridge Park Square                          0.4%             1          Nationwide
   73         73        73-001     Kerrville Country Club Plaza                              0.4%             1             PMCF
   74         74        74-001     Diamond Grove Estates MHC                                 0.4%             1             WFB
-----------------------------------------------------------------------------------------------------------------------------------
   75         75        75-001     Bedrosian Tile Building - West Valley                     0.4%             1             PMCF
   76         76        76-001     Walgreens Abingdon                                        0.4%             1            BSCMI
   77         77        77-001     Country Woods MHC                                         0.4%             1             WFB
   78         78        78-001     Bedrosian Tile Building - Pacific Street                  0.3%             1             PMCF
   79         79        79-001     Bethlehem Self Storage                                    0.3%             1             WFB
-----------------------------------------------------------------------------------------------------------------------------------
   80         80        80-001     High Desert Business Center                               0.3%             1             WFB
   81         81        81-001     Plaza 45                                                  0.3%             1             PMCF
   82         82        82-001     Forrest Brooke MHC                                        0.3%             1             WFB
   83         83        83-001     Concord Crossroads                                        0.3%             1             WFB
   84         84        84-001     Crossroads Office Park                                    0.3%             1             PMCF
-----------------------------------------------------------------------------------------------------------------------------------
   85         85        85-001     Diablo Office                                             0.3%             1             WFB
   86         86        86-001     ATC Industrial                                            0.3%             1             PMCF
   87         87        87-001     Northside Plaza                                           0.3%             1             PMCF
   88         88        88-001     Allentown Self Storage                                    0.3%             1             WFB
   89         89        89-001     Glacier View Mobile Home Park                             0.3%             1             WFB
-----------------------------------------------------------------------------------------------------------------------------------
   90         90        90-001     Locksley Mini Storage                                     0.3%             1             WFB
   91         91        91-001     Oak Hill Court Apartments                                 0.3%             1             PMCF
   92         92        92-001     Ocean Terrace Apartments                                  0.3%             1             WFB
   93         93        93-001     Soledad Oaks Industrial Business Park                     0.3%             1             WFB
   94         94        94-001     Mesa Executive Park                                       0.2%             1             WFB
-----------------------------------------------------------------------------------------------------------------------------------
   95         95        95-001     Coventry Terrace Apartments                               0.2%             1             PMCF
   96         96        96-001     A A Val U Stor SS                                         0.2%             1             WFB
   97         97        97-001     Benson Business Park                                      0.2%             1             WFB
   98         98        98-001     Sabre Springs Shopping Center                             0.2%             1             WFB
   99         99        99-001     Sav-On Drugs, Yuma                                        0.2%             1             WFB
-----------------------------------------------------------------------------------------------------------------------------------
   100       100        100-001    433 & 435 New Karner Road                                 0.2%             1             WFB
   101       101        101-001    College Center                                            0.2%             1             WFB
   102       102        102-001    Harbour Pointe Plaza                                      0.2%             1             WFB
   103       103        103-001    Walgreens - Mariemont                                     0.2%             1             WFB
   104       104        104-001    NarrowsPointe Apartments                                  0.2%             1             WFB
-----------------------------------------------------------------------------------------------------------------------------------
   105       105        105-001    Cheyenne Hills Retail Center                              0.2%             1             WFB
   106       106        106-001    Lynxs Nafta Cargoport                                     0.2%             1             WFB
   107       107        107-001    201 King Street                                           0.2%             1             WFB
   108       108        108-001    The Homes of Kingsway                                     0.2%             1             WFB
   109       109        109-001    Walgreens - Santa Cruz                                    0.2%             1             WFB
-----------------------------------------------------------------------------------------------------------------------------------
   110       110        110-001    Walgreen's - Kokomo, Indiana                              0.2%             1             WFB
   111       111        111-001    Starbucks Retail Center                                   0.2%             1          Nationwide
   112       112        112-001    Northern Tool Retail Store                                0.2%             1             WFB
   113       113        113-001    Newport Commercial Building                               0.2%             1             PMCF
   114       114        114-001    Lakeville Business Center II                              0.2%             1             WFB
-----------------------------------------------------------------------------------------------------------------------------------
   115       115        115-001    St. George Central Self Storage                           0.2%             1             WFB
   116       116        116-001    Cummins Cumberland Building                               0.2%             1             WFB
   117       117        117-001    Rural Court A&B                                           0.2%             1             WFB
   118       118        118-001    Gibbons Commons Apts                                      0.1%             1             WFB
   119       119        119-001    Mechanics Bank Building                                   0.1%             1             WFB
-----------------------------------------------------------------------------------------------------------------------------------
   120       120        120-001    Westridge Commerce Center, Bldg. A                        0.1%             1             WFB
   121       121        121-001    Lock It Up Self Storage                                   0.1%             1             WFB
   122       122        122-001    River View Office Complex - Fresno                        0.1%             1             WFB
   123       123        123-001    Galewood Office                                           0.1%             1             WFB
   124       124        124-001    1154 West 8th Street                                      0.0%             1             WFB
-----------------------------------------------------------------------------------------------------------------------------------

                                       CUT-OFF       BALANCE
                       ORIGINAL         DATE      AT MATURITY     GENERAL                         DETAILED
             CMSA     BALANCE ($)    BALANCE ($)    OR ARD($)     PROPERTY                        PROPERTY
   ID      LOAN NO.     (3) (4)        (3) (4)       (3) (4)      TYPE                            TYPE
-----------------------------------------------------------------------------------------------------------------------------------

    1         1        95,000,000    94,668,822     84,603,463     Office                          Urban
    2         2        64,000,000    64,000,000     53,457,055     Office                          Suburban
    3         3        58,000,000    58,000,000     53,764,737     Retail                          Anchored
    4         4        45,000,000    45,000,000     40,160,555     Multifamily                     Mid-Rise
    5         5        43,000,000    43,000,000     37,579,689     Retail                          Anchored
-----------------------------------------------------------------------------------------------------------------------------------
    6         6        37,000,000    36,909,127     30,695,477     Retail                          Anchored
    7         7        28,000,000    28,000,000     24,412,520     Retail                          Anchored
    8         8        28,000,000    28,000,000     23,405,117     Retail                          Anchored
    9         9        25,000,000    25,000,000     25,000,000     Office                          Urban
   10         10       23,000,000    22,923,042     20,576,692     Industrial                      Warehouse
-----------------------------------------------------------------------------------------------------------------------------------
   11         11       21,600,000    21,600,000     18,090,023     Retail                          Anchored
   12         12       21,500,000    21,410,302     18,151,155     Retail                          Anchored
   13         13       18,900,000    18,900,000     16,579,373     Retail                          Anchored
   14         14       18,000,000    17,956,581     14,984,556     Retail                          Big Box
   15         15       17,600,000    17,600,000     15,441,789     Office                          Suburban
-----------------------------------------------------------------------------------------------------------------------------------
   16         16       17,000,000    17,000,000     15,234,316     Retail                          Anchored
   17         17       16,500,000    16,477,360     13,886,660     Hospitality                     Limited Service
   18         18       14,000,000    14,000,000     11,866,696     Office                          Suburban
   19         19       13,400,000    13,400,000     12,241,317     Multifamily                     Multifamily
   20         20       13,000,000    12,967,385     10,740,451     Retail                          Unanchored
-----------------------------------------------------------------------------------------------------------------------------------
   21         21       13,000,000    12,939,059      4,972,586     Retail                          Retail/Office
   22         22       12,250,000    12,250,000     10,150,546     Retail                          Anchored
   23         23       12,000,000    11,910,498        226,431     Retail                          Anchored
   24         24       11,500,000    11,500,000      9,874,084     Industrial                      Flex
   25         25       11,250,000    11,250,000     10,113,072     Retail                          Anchored
-----------------------------------------------------------------------------------------------------------------------------------
   26         26       10,600,000    10,574,970      8,859,851     Multifamily                     Multifamily
  26-a                    844,928       842,933        706,221     Multifamily                     Multifamily
  26-b                    829,565       827,606        693,380     Multifamily                     Multifamily
  26-c                    783,478       781,628        654,858     Multifamily                     Multifamily
  26-d                    768,116       766,302        642,018     Multifamily                     Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
  26-e                    675,942       674,346        564,976     Multifamily                     Multifamily
  26-f                    668,261       666,683        558,556     Multifamily                     Multifamily
  26-g                    591,449       590,053        494,354     Multifamily                     Multifamily
  26-h                    545,362       544,074        455,833     Multifamily                     Multifamily
  26-i                    506,957       505,760        423,732     Multifamily                     Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
  26-j                    499,275       498,096        417,312     Multifamily                     Multifamily
  26-k                    453,188       452,118        378,790     Multifamily                     Multifamily
  26-l                    437,826       436,792        365,950     Multifamily                     Multifamily
  26-m                    422,464       421,467        353,110     Multifamily                     Multifamily
  26-n                    384,058       383,151        321,009     Multifamily                     Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
  26-o                    353,333       352,499        295,328     Multifamily                     Multifamily
  26-p                    345,652       344,836        288,908     Multifamily                     Multifamily
  26-q                    307,246       306,521        256,807     Multifamily                     Multifamily
  26-r                    307,246       306,521        256,807     Multifamily                     Multifamily
  26-s                    299,565       298,858        250,387     Multifamily                     Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
  26-t                    299,565       298,858        250,387     Multifamily                     Multifamily
  26-u                    276,522       275,869        231,127     Multifamily                     Multifamily
   27         27       10,500,000    10,475,084      8,768,157     Retail                          Anchored
   28         28       10,400,000    10,375,999      8,729,938     Retail                          Unanchored
   29         29       10,200,000    10,182,066      7,948,960     Hospitality                     Full Service
-----------------------------------------------------------------------------------------------------------------------------------
   30         30       10,107,500    10,107,500      8,995,456     Multifamily                     Multifamily
   31         31       10,000,000    10,000,000      8,689,270     Multifamily                     Garden
   32         32       10,000,000     9,981,745      7,689,867     Self Storage                    Self Storage
   33         33        5,800,000     5,764,223      5,027,582     Retail                          Anchored
   34         34        4,200,000     4,174,093      3,640,663     Retail                          Shadow Anchored
-----------------------------------------------------------------------------------------------------------------------------------
   35         35        9,800,000     9,785,916      8,139,690     Industrial                      Warehouse
   36         36        9,400,000     9,400,000      8,180,314     Manufactured Housing Community  Manufactured Housing Community
   37         37        9,000,000     9,000,000      7,589,708     Retail                          Anchored
   38         38        9,000,000     8,979,433      7,568,466     Retail                          Anchored
   39         39        8,700,000     8,679,873      7,299,605     Retail                          Unanchored
-----------------------------------------------------------------------------------------------------------------------------------
   40         40        8,250,000     8,235,668      5,027,213     Retail                          Anchored
   41         41        8,120,000     8,092,980      6,173,748     Office                          Medical
   42         42        8,000,000     7,988,702      6,677,823     Industrial                      Warehouse
   43         43        7,400,000     7,376,376      6,226,428     Retail                          Anchored
   44         44        7,000,000     6,975,688      5,808,589     Retail                          Unanchored
-----------------------------------------------------------------------------------------------------------------------------------
   45         45        6,675,000     6,665,375      5,538,898     Self Storage                    Self Storage
   46         46        6,600,000     6,600,000      5,799,408     Multifamily                     Garden
   47         47        6,500,000     6,490,850      5,430,751     Retail                          Shadow Anchored
   48         48        6,500,000     6,478,604      4,955,843     Industrial                      Warehouse
   49         49        6,000,000     6,000,000      5,286,960     Multifamily                     Garden
-----------------------------------------------------------------------------------------------------------------------------------
   50         50        5,900,000     5,891,577      5,474,327     Retail                          Shadow Anchored
   51         51        5,900,000     5,880,632      4,501,506     Office                          Suburban
   52         52        5,800,000     5,786,549      4,864,185     Retail                          Shadow Anchored
   53         53        5,800,000     5,786,214      4,841,867     Retail                          Anchored
   54         54        5,700,000     5,691,906      4,750,591     Multifamily                     Garden
-----------------------------------------------------------------------------------------------------------------------------------
   55         55        5,660,000     5,660,000      4,823,005     Retail                          Anchored
   56         56        5,650,000     5,650,000      4,808,389     Mixed Use                       Multifamily/Retail
   57         57        5,550,000     5,550,000      4,802,308     Office                          Urban
   58         58        5,450,000     5,450,000      4,675,863     Retail                          Unanchored
   59         59        5,200,000     5,190,160      3,947,675     Retail                          Unanchored
-----------------------------------------------------------------------------------------------------------------------------------
   60         60        5,076,000     5,063,594      4,215,069     Multifamily                     Multifamily
   61         61        5,100,000     5,063,084      4,361,653     Office                          Medical
   62         62        5,050,000     5,040,481      3,839,171     Retail                          Shadow Anchored
   63         63        5,007,000     5,007,000      4,176,985     Retail                          Free-Standing
  63-a                    608,000       608,000        507,212     Retail                          Free-Standing
-----------------------------------------------------------------------------------------------------------------------------------
  63-b                    564,000       564,000        470,506     Retail                          Free-Standing
  63-c                    555,000       555,000        462,998     Retail                          Free-Standing
  63-d                    515,000       515,000        429,628     Retail                          Free-Standing
  63-e                    487,000       487,000        406,269     Retail                          Free-Standing
  63-f                    487,000       487,000        406,269     Retail                          Free-Standing
-----------------------------------------------------------------------------------------------------------------------------------
  63-g                    473,000       473,000        394,591     Retail                          Free-Standing
  63-h                    457,000       457,000        381,243     Retail                          Free-Standing
  63-i                    439,000       439,000        366,226     Retail                          Free-Standing
  63-j                    422,000       422,000        352,045     Retail                          Free-Standing
   64         64        4,800,000     4,788,591      4,007,063     Retail                          Anchored
-----------------------------------------------------------------------------------------------------------------------------------
   65         65        4,600,000     4,591,912      3,584,825     Hospitality                     Limited Service
   66         66        4,600,000     4,589,557      3,872,983     Office                          Suburban
   67         67        4,500,000     4,500,000      3,812,355     Multifamily                     Garden
   68         68        4,500,000     4,485,823      3,794,313     Retail                          Unanchored
   69         69        4,500,000     4,479,686      3,750,888     Retail                          Anchored
-----------------------------------------------------------------------------------------------------------------------------------
   70         70        4,400,000     4,400,000      3,644,747     Industrial                      Warehouse
   71         71        4,400,000     4,384,775      3,653,419     Retail                          Anchored
   72         72        4,325,000     4,325,000      3,676,700     Retail                          Anchored
   73         73        4,200,000     4,190,291      3,524,482     Retail                          Anchored
   74         74        4,185,000     4,185,000      3,875,359     Manufactured Housing Community  Manufactured Housing Community
-----------------------------------------------------------------------------------------------------------------------------------
   75         75        4,125,000     4,115,756      2,899,874     Industrial                      Warehouse
   76         76        4,060,000     4,045,794      3,364,716     Retail                          Free-Standing
   77         77        4,024,000     4,024,000      3,501,871     Manufactured Housing Community  Manufactured Housing Community
   78         78        3,925,000     3,906,324      2,536,725     Industrial                      Warehouse
   79         79        3,735,000     3,729,591      3,095,384     Self Storage                    Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
   80         80        3,500,000     3,495,046      2,919,742     Industrial                      Light
   81         81        3,500,000     3,488,984      2,698,916     Office                          Suburban
   82         82        3,400,000     3,400,000      2,969,656     Manufactured Housing Community  Manufactured Housing Community
   83         83        3,300,000     3,292,983      2,811,288     Retail                          Unanchored
   84         84        3,200,000     3,195,446      2,665,342     Office                          Suburban
-----------------------------------------------------------------------------------------------------------------------------------
   85         85        3,075,000     3,064,959      2,577,928     Office                          Suburban
   86         86        3,050,000     3,043,041      2,565,642     Industrial                      Warehouse
   87         87        3,020,000     3,020,000      2,521,429     Retail                          Anchored
   88         88        3,008,550     3,004,226      2,498,843     Self Storage                    Self Storage
   89         89        3,000,000     2,990,558      2,313,357     Manufactured Housing Community  Manufactured Housing Community
-----------------------------------------------------------------------------------------------------------------------------------
   90         90        2,900,000     2,893,307      2,434,309     Self Storage                    Self Storage
   91         91        2,900,000     2,887,237      1,737,281     Multifamily                     Multifamily
   92         92        2,850,000     2,844,664      2,171,952     Multifamily                     Garden
   93         93        2,815,000     2,815,000      2,350,273     Industrial                      Light
   94         94        2,700,000     2,691,315      2,070,699     Office                          Suburban
-----------------------------------------------------------------------------------------------------------------------------------
   95         95        2,600,000     2,600,000      2,184,856     Multifamily                     Multifamily
   96         96        2,500,000     2,496,541      2,098,974     Self Storage                    Self Storage
   97         97        2,500,000     2,496,462      2,085,530     Industrial                      Light
   98         98        2,500,000     2,494,221      2,097,907     Retail                          Unanchored
   99         99        2,500,000     2,494,106      2,090,229     Retail                          Anchored
-----------------------------------------------------------------------------------------------------------------------------------
   100       100        2,478,000     2,473,594      1,923,466     Office                          Suburban
   101       101        2,420,000     2,414,415      2,031,389     Retail                          Unanchored
   102       102        2,400,000     2,396,562      1,995,269     Retail                          Unanchored
   103       103        2,283,000     2,277,115         61,049     Retail                          Shadow Anchored
   104       104        2,257,000     2,251,704      1,847,984     Multifamily                     Garden
-----------------------------------------------------------------------------------------------------------------------------------
   105       105        2,250,000     2,250,000      1,714,477     Retail                          Anchored
   106       106        2,150,000     2,140,764      1,462,169     Industrial                      Warehouse
   107       107        2,100,000     2,097,069      1,758,858     Mixed Use                       Retail/Office
   108       108        2,092,500     2,089,623      1,760,023     Multifamily                     Low-Rise
   109       109        2,000,000     2,000,000      1,707,765     Retail                          Big Box
-----------------------------------------------------------------------------------------------------------------------------------
   110       110        2,000,000     1,995,420         13,716     Retail                          Anchored
   111       111        2,000,000     1,995,293      1,672,697     Retail                          Unanchored
   112       112        1,900,000     1,893,822      1,453,154     Retail                          Shadow Anchored
   113       113        1,800,000     1,800,000      1,392,066     Retail                          Single Tenant
   114       114        1,750,000     1,744,310      1,338,431     Industrial                      Light
-----------------------------------------------------------------------------------------------------------------------------------
   115       115        1,725,000     1,719,644      1,334,674     Mixed Use                       Self Storage/Industrial
   116       116        1,700,000     1,700,000      1,438,486     Industrial                      Light
   117       117        1,700,000     1,696,077      1,427,009     Office                          Urban
   118       118        1,575,000     1,569,953      1,324,420     Multifamily                     Garden
   119       119        1,550,000     1,546,382      1,298,327     Retail                          Unanchored
-----------------------------------------------------------------------------------------------------------------------------------
   120       120        1,500,000     1,498,023      1,276,979     Industrial                      Flex
   121       121        1,200,000     1,197,096        998,347     Self Storage                    Self Storage
   122       122        1,100,000     1,092,030         22,382     Office                          Suburban
   123       123          975,000       973,343        769,017     Office                          Suburban
   124       124          550,000       544,698        374,853     Retail                          Free-Standing
-----------------------------------------------------------------------------------------------------------------------------------

                                                       INTEREST            ORIGINAL           STATED REMAINING        ORIGINAL
             CMSA      INTEREST    ADMINISTRATIVE      ACCRUAL         TERM TO MATURITY       TERM TO MATURITY      AMORTIZATION
   ID      LOAN NO.      RATE         FEE RATE          BASIS           OR ARD (MOS.)           OR ARD (MOS.)       TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------------

    1         1         5.2000%       0.03260%        Actual/360              84                     81                 360
    2         2         5.2075%       0.03260%        Actual/360             120                     117                360
    3         3         5.2500%       0.03260%        Actual/360              84                     82                 360
    4         4         5.3030%       0.03260%        Actual/360             120                     119                360
    5         5         5.1934%       0.03260%        Actual/360             120                     118                336
---------------------------------------------------------------------------------------------------------------------------------
    6         6         5.2200%       0.09260%        Actual/360             120                     118                360
    7         7         5.0860%       0.03260%        Actual/360             119                     116                336
    8         8         5.4380%       0.08260%        Actual/360             120                     120                360
    9         9         5.0300%       0.03260%        Actual/360             120                     117                 0
   10         10        5.4200%       0.03260%        Actual/360              84                     81                 360
---------------------------------------------------------------------------------------------------------------------------------
   11         11        5.5000%       0.03260%        Actual/360             120                     120                360
   12         12        5.7900%       0.03260%        Actual/360             120                     116                360
   13         13        5.4600%       0.08760%        Actual/360             120                     120                360
   14         14        5.3300%       0.03260%        Actual/360             120                     118                360
   15         15        5.4960%       0.07260%        Actual/360             120                     118                360
---------------------------------------------------------------------------------------------------------------------------------
   16         16        5.4900%       0.03260%        Actual/360             120                     115                360
   17         17        5.6900%       0.03260%        Actual/360             120                     119                360
   18         18        5.5000%       0.03260%        Actual/360             120                     120                348
   19         19        5.0800%       0.03260%        Actual/360              84                     82                 336
   20         20        5.0900%       0.03260%        Actual/360             120                     118                360
---------------------------------------------------------------------------------------------------------------------------------
   21         21        5.6290%       0.03260%        Actual/360             180                     178                240
   22         22        5.1600%       0.03260%        Actual/360             120                     120                360
   23         23        5.3000%       0.03260%        Actual/360             180                     178                180
   24         24        5.5200%       0.03260%        Actual/360             120                     118                336
   25         25        5.6560%       0.07260%        Actual/360             120                     118                360
---------------------------------------------------------------------------------------------------------------------------------
   26         26        5.4600%       0.03260%        Actual/360             120                     118                360
  26-a
  26-b
  26-c
  26-d
---------------------------------------------------------------------------------------------------------------------------------
  26-e
  26-f
  26-g
  26-h
  26-i
---------------------------------------------------------------------------------------------------------------------------------
  26-j
  26-k
  26-l
  26-m
  26-n
---------------------------------------------------------------------------------------------------------------------------------
  26-o
  26-p
  26-q
  26-r
  26-s
---------------------------------------------------------------------------------------------------------------------------------
  26-t
  26-u
   27         27        5.4300%       0.03260%        Actual/360             120                     118                360
   28         28        5.6000%       0.03260%        Actual/360             120                     118                360
   29         29        6.1100%       0.03260%        Actual/360             120                     119                300
---------------------------------------------------------------------------------------------------------------------------------
   30         30        5.1500%       0.08260%        Actual/360              84                     84                 360
   31         31        5.1700%       0.03260%        Actual/360             120                     117                360
   32         32        5.7120%       0.03260%        Actual/360             120                     119                300
   33         33        5.7550%       0.03260%        Actual/360             106                     100                360
   34         34        5.7550%       0.03260%        Actual/360             106                     100                360
---------------------------------------------------------------------------------------------------------------------------------
   35         35        5.2600%       0.03260%        Actual/360             120                     119                360
   36         36        5.1600%       0.03260%        Actual/360             120                     119                360
   37         37        5.4500%       0.03260%        Actual/360             120                     118                321
   38         38        5.6600%       0.10760%        Actual/360             120                     118                360
   39         39        5.5850%       0.03260%        Actual/360             120                     118                360
---------------------------------------------------------------------------------------------------------------------------------
   40         40        6.2400%       0.03260%        Actual/360             180                     179                300
   41         41        5.3800%       0.08260%        Actual/360             120                     118                300
   42         42        5.4200%       0.06260%        Actual/360             120                     119                360
   43         43        5.6700%       0.08260%        Actual/360             120                     117                360
   44         44        5.2200%       0.06260%        Actual/360             120                     117                360
---------------------------------------------------------------------------------------------------------------------------------
   45         45        5.2300%       0.03260%        Actual/360             120                     119                360
   46         46        5.5600%       0.03260%        Actual/360             120                     118                360
   47         47        5.4500%       0.03260%        Actual/360             120                     119                360
   48         48        5.4600%       0.03260%        Actual/360             120                     118                300
   49         49        5.6800%       0.08260%        Actual/360             120                     118                360
---------------------------------------------------------------------------------------------------------------------------------
   50         50        5.3200%       0.03260%        Actual/360              60                     59                 360
   51         51        5.4800%       0.03260%        Actual/360             120                     118                300
   52         52        5.5700%       0.03260%        Actual/360             120                     118                360
   53         53        5.4200%       0.08260%        Actual/360             120                     118                360
   54         54        5.3700%       0.03260%        Actual/360             120                     119                360
---------------------------------------------------------------------------------------------------------------------------------
   55         55        5.2600%       0.08260%        Actual/360             132                     130                360
   56         56        5.2150%       0.03260%        Actual/360             120                     116                360
   57         57        4.9200%       0.03260%        Actual/360             120                     117                360
   58         58        5.5100%       0.03260%        Actual/360             120                     118                360
   59         59        5.3400%       0.08260%        Actual/360             120                     119                300
---------------------------------------------------------------------------------------------------------------------------------
   60         60        5.2500%       0.03260%        Actual/360             120                     118                360
   61         61        6.2200%       0.03260%        Actual/360             120                     112                360
   62         62        5.3800%       0.03260%        Actual/360             120                     119                300
   63         63        6.0400%       0.05260%        Actual/360             120                     115                300
  63-a
---------------------------------------------------------------------------------------------------------------------------------
  63-b
  63-c
  63-d
  63-e
  63-f
---------------------------------------------------------------------------------------------------------------------------------
  63-g
  63-h
  63-i
  63-j
   64         64        5.4200%       0.03260%        Actual/360             120                     118                360
---------------------------------------------------------------------------------------------------------------------------------
   65         65        6.1100%       0.03260%        Actual/360             120                     119                300
   66         66        5.7000%       0.03260%        Actual/360             120                     118                360
   67         67        5.0540%       0.03260%        Actual/360             120                     116                360
   68         68        5.7400%       0.08260%        Actual/360             120                     117                360
   69         69        5.3700%       0.03260%        Actual/360             120                     116                360
---------------------------------------------------------------------------------------------------------------------------------
   70         70        5.1500%       0.08260%        Actual/360             120                     120                360
   71         71        5.2400%       0.03260%        Actual/360             120                     117                360
   72         72        5.5200%       0.10760%        Actual/360              84                     84                 300
   73         73        5.5900%       0.03260%        Actual/360             120                     118                360
   74         74        5.1800%       0.03260%        Actual/360              84                     83                 360
---------------------------------------------------------------------------------------------------------------------------------
   75         75        5.6000%       0.08260%        Actual/360             120                     119                264
   76         76        5.1800%       0.03260%        Actual/360             120                     117                360
   77         77        5.1600%       0.03260%        Actual/360             120                     119                360
   78         78        5.4900%       0.08260%        Actual/360             120                     118                240
   79         79        5.1900%       0.05260%        Actual/360             120                     119                360
---------------------------------------------------------------------------------------------------------------------------------
   80         80        5.4000%       0.05260%        Actual/360             120                     119                360
   81         81        5.7900%       0.08260%        Actual/360             120                     118                300
   82         82        5.3100%       0.03260%        Actual/360             120                     119                360
   83         83        6.1000%       0.03260%        Actual/360             120                     118                360
   84         84        5.3500%       0.08260%        Actual/360             120                     119                360
---------------------------------------------------------------------------------------------------------------------------------
   85         85        5.5500%       0.05260%        Actual/360             120                     117                360
   86         86        5.6700%       0.03260%        Actual/360             120                     118                360
   87         87        5.4000%       0.08260%        Actual/360             120                     120                360
   88         88        5.2600%       0.03260%        Actual/360             120                     119                360
   89         89        5.7900%       0.03260%        Actual/360             120                     118                300
---------------------------------------------------------------------------------------------------------------------------------
   90         90        5.6000%       0.03260%        Actual/360             120                     118                360
   91         91        5.9200%       0.08260%        Actual/360             180                     177                300
   92         92        5.4500%       0.03260%        Actual/360             120                     119                300
   93         93        5.4000%       0.07260%        Actual/360             120                     120                360
   94         94        5.6300%       0.03260%        Actual/360             120                     118                300
---------------------------------------------------------------------------------------------------------------------------------
   95         95        5.6100%       0.08260%        Actual/360             120                     120                360
   96         96        5.6100%       0.12260%        Actual/360             120                     119                360
   97         97        5.4000%       0.07260%        Actual/360             120                     119                360
   98         98        5.5900%       0.07260%        Actual/360             120                     118                360
   99         99        5.4700%       0.07260%        Actual/360             120                     118                360
---------------------------------------------------------------------------------------------------------------------------------
   100       100        5.9900%       0.03260%        Actual/360             120                     119                300
   101       101        5.6000%       0.03260%        Actual/360             120                     118                360
   102       102        5.2900%       0.07260%        Actual/360             120                     119                360
   103       103        5.6100%       0.07260%        Actual/360             240                     239                240
   104       104        5.1400%       0.07260%          30/360               120                     118                360
---------------------------------------------------------------------------------------------------------------------------------
   105       105        5.4200%       0.07260%        Actual/360             120                     120                300
   106       106        5.7000%       0.03260%        Actual/360             120                     118                252
   107       107        5.5300%       0.10260%        Actual/360             120                     119                360
   108       108        5.6700%       0.03260%        Actual/360             120                     119                360
   109       109        6.1500%       0.10260%        Actual/360             120                     120                360
---------------------------------------------------------------------------------------------------------------------------------
   110       110        5.5200%       0.10260%          30/360               240                     239                240
   111       111        5.4800%       0.10760%        Actual/360             120                     118                360
   112       112        5.5500%       0.10260%        Actual/360             120                     118                300
   113       113        5.8500%       0.03260%        Actual/360             120                     120                300
   114       114        5.5500%       0.10260%        Actual/360             120                     118                300
---------------------------------------------------------------------------------------------------------------------------------
   115       115        5.8900%       0.03260%        Actual/360             120                     118                300
   116       116        5.8400%       0.15260%        Actual/360             120                     120                360
   117       117        5.6000%       0.20260%        Actual/360             120                     118                360
   118       118        5.6500%       0.03260%        Actual/360             120                     117                360
   119       119        5.5300%       0.15260%        Actual/360             120                     118                360
---------------------------------------------------------------------------------------------------------------------------------
   120       120        6.0800%       0.03260%        Actual/360             120                     119                360
   121       121        5.3100%       0.20260%        Actual/360             120                     118                360
   122       122        5.6700%       0.03260%        Actual/360             180                     178                180
   123       123        6.4800%       0.20260%        Actual/360             120                     119                300
   124       124        6.8900%       0.20260%        Actual/360             120                     115                240
---------------------------------------------------------------------------------------------------------------------------------

                         REMAINING        FIRST         MATURITY         ANNUAL               MONTHLY            REMAINING
             CMSA      AMORTIZATION      PAYMENT          DATE            DEBT                  DEBT           INTEREST ONLY
   ID      LOAN NO.     TERM (MOS.)      DATE (4)      OR ARD (4)   SERVICE ($) (3)(5)   (SERVICE ($) (3) (5)   PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------

    1         1             357          1/1/2005       12/1/2011          6,259,864           521,655.34
    2         2             360          1/1/2005       12/1/2014          3,379,089           281,590.74          0
    3         3             360          2/1/2005       1/1/2012           3,087,292           257,274.31         22
    4         4             360          3/1/2005       2/1/2015           2,419,494           201,624.48         35
    5         5             336          2/1/2005       1/1/2015           2,264,178           188,681.51         34
------------------------------------------------------------------------------------------------------------------------------
    6         6             358          2/1/2005       1/1/2015           2,443,541           203,628.40
    7         7             336          1/1/2005       11/1/2014          1,443,859           120,321.57         32
    8         8             360          4/1/2005       3/1/2015           1,894,721           157,893.44
    9         9              0           1/1/2005       12/1/2014          1,274,965           106,247.11         117
   10         10            357          1/1/2005       12/1/2011          1,553,272           129,439.37
------------------------------------------------------------------------------------------------------------------------------
   11         11            360          4/1/2005       3/1/2015           1,471,709           122,642.42
   12         12            356         12/1/2004       11/1/2014          1,512,180           126,015.02
   13         13            360          4/1/2005       3/1/2015           1,046,273            87,189.38         24
   14         14            358          2/1/2005       1/1/2015           1,203,485           100,290.44
   15         15            360          2/1/2005       1/1/2015             980,731            81,727.56         22
------------------------------------------------------------------------------------------------------------------------------
   16         16            360         11/1/2004       10/1/2014            946,263            78,855.21         31
   17         17            359          3/1/2005       2/1/2015           1,147,938            95,661.54
   18         18            348          4/1/2005       3/1/2015             780,694            65,057.87         12
   19         19            336          2/1/2005       1/1/2012             690,174            57,514.54         22
   20         20            358          2/1/2005       1/1/2015             846,043            70,503.61
------------------------------------------------------------------------------------------------------------------------------
   21         21            238          2/1/2005       1/1/2020           1,084,502            90,375.16
   22         22            360          4/1/2005       3/1/2015             803,565            66,963.71
   23         23            178          2/1/2005       1/1/2020           1,161,373            96,781.10
   24         24            336          2/1/2005       1/1/2015             643,617            53,634.72         22
   25         25            360          2/1/2005       1/1/2015             645,138            53,761.46         34
------------------------------------------------------------------------------------------------------------------------------
   26         26            358          2/1/2005       1/1/2015             719,039            59,919.88
  26-a
  26-b
  26-c
  26-d
------------------------------------------------------------------------------------------------------------------------------
  26-e
  26-f
  26-g
  26-h
  26-i
------------------------------------------------------------------------------------------------------------------------------
  26-j
  26-k
  26-l
  26-m
  26-n
------------------------------------------------------------------------------------------------------------------------------
  26-o
  26-p
  26-q
  26-r
  26-s
------------------------------------------------------------------------------------------------------------------------------
  26-t
  26-u
   27         27            358          2/1/2005       1/1/2015             709,890            59,157.51
   28         28            358          2/1/2005       1/1/2015             716,451            59,704.21
   29         29            299          3/1/2005       2/1/2015             796,876            66,406.30
------------------------------------------------------------------------------------------------------------------------------
   30         30            360          4/1/2005       3/1/2012             662,275            55,189.60
   31         31            360          1/1/2005       12/1/2014            524,181            43,681.71         20
   32         32            299          3/1/2005       2/1/2015             752,175            62,681.21
   33         33            354         10/1/2004       7/1/2013             406,388            33,865.65
   34         34            354         10/1/2004       7/1/2013             294,281            24,523.40
------------------------------------------------------------------------------------------------------------------------------
   35         35            359          3/1/2005       2/1/2015             650,120            54,176.67
   36         36            360          3/1/2005       2/1/2015             491,777            40,981.39         23
   37         37            321          2/1/2005       1/1/2015             497,313            41,442.71         22
   38         38            358          2/1/2005       1/1/2015             624,098            52,008.13
   39         39            358          2/1/2005       1/1/2015             598,351            49,862.61
------------------------------------------------------------------------------------------------------------------------------
   40         40            299          3/1/2005       2/1/2020             652,461            54,371.74
   41         41            298          2/1/2005       1/1/2015             591,404            49,283.68
   42         42            359          3/1/2005       2/1/2015             540,269            45,022.39
   43         43            357          1/1/2005       12/1/2014            513,709            42,809.05
   44         44            357          1/1/2005       12/1/2014            462,291            38,524.29
------------------------------------------------------------------------------------------------------------------------------
   45         45            359          3/1/2005       2/1/2015             441,323            36,776.95
   46         46            360          2/1/2005       1/1/2015             372,057            31,004.72         22
   47         47            359          3/1/2005       2/1/2015             440,432            36,702.63
   48         48            298          2/1/2005       1/1/2015             477,127            39,760.57
   49         49            360          2/1/2005       1/1/2015             345,533            28,794.44         22
------------------------------------------------------------------------------------------------------------------------------
   50         50            359          3/1/2005       2/1/2010             394,035            32,836.29
   51         51            298          2/1/2005       1/1/2015             433,929            36,160.73
   52         52            358          2/1/2005       1/1/2015             398,243            33,186.94
   53         53            358          2/1/2005       1/1/2015             391,695            32,641.23
   54         54            359          3/1/2005       2/1/2015             382,807            31,900.60
------------------------------------------------------------------------------------------------------------------------------
   55         55            360          2/1/2005       1/1/2016             301,851            25,154.25         22
   56         56            360         12/1/2004       11/1/2014            298,740            24,894.99          8
   57         57            360          1/1/2005       12/1/2014            276,852            23,071.04         21
   58         58            360          2/1/2005       1/1/2015             304,466            25,372.15         10
   59         59            299          3/1/2005       2/1/2015             377,251            31,437.60
------------------------------------------------------------------------------------------------------------------------------
   60         60            358          2/1/2005       1/1/2015             336,358            28,029.86
   61         61            352          8/1/2004       7/1/2014             375,626            31,302.14
   62         62            299          3/1/2005       2/1/2015             367,807            30,650.56
   63         63            300         11/1/2004       10/1/2014            306,623            25,551.93         19
  63-a
------------------------------------------------------------------------------------------------------------------------------
  63-b
  63-c
  63-d
  63-e
  63-f
------------------------------------------------------------------------------------------------------------------------------
  63-g
  63-h
  63-i
  63-j
   64         64            358          2/1/2005       1/1/2015             324,161            27,013.43
------------------------------------------------------------------------------------------------------------------------------
   65         65            299          3/1/2005       2/1/2015             359,375            29,947.94
   66         66            358          2/1/2005       1/1/2015             320,381            26,698.42
   67         67            360         12/1/2004       11/1/2014            230,589            19,215.73          8
   68         68            357          1/1/2005       12/1/2014            314,786            26,232.20
   69         69            356         12/1/2004       11/1/2014            302,216            25,184.68
------------------------------------------------------------------------------------------------------------------------------
   70         70            360          4/1/2005       3/1/2015             288,302            24,025.15
   71         71            357          1/1/2005       12/1/2014            291,237            24,269.72
   72         72            300          4/1/2005       3/1/2012             319,332            26,610.97
   73         73            358          2/1/2005       1/1/2015             289,018            24,084.84
   74         74            360          3/1/2005       2/1/2012             219,794            18,316.16         23
------------------------------------------------------------------------------------------------------------------------------
   75         75            263          3/1/2005       2/1/2015             326,523            27,210.24
   76         76            357          1/1/2005       12/1/2014            266,925            22,243.77
   77         77            360          3/1/2005       2/1/2015             210,522            17,543.52         23
   78         78            238          2/1/2005       1/1/2015             323,729            26,977.41
   79         79            359          3/1/2005       2/1/2015             245,835            20,486.22
------------------------------------------------------------------------------------------------------------------------------
   80         80            359          3/1/2005       2/1/2015             235,843            19,653.58
   81         81            298          2/1/2005       1/1/2015             265,241            22,103.40
   82         82            360          3/1/2005       2/1/2015             183,048            15,253.96         23
   83         83            358          2/1/2005       1/1/2015             239,974            19,997.83
   84         84            359          3/1/2005       2/1/2015             214,431            17,869.24
------------------------------------------------------------------------------------------------------------------------------
   85         85            357          1/1/2005       12/1/2014            210,673            17,556.10
   86         86            358          2/1/2005       1/1/2015             211,731            17,644.27
   87         87            360          4/1/2005       3/1/2015             203,499            16,958.23
   88         88            359          3/1/2005       2/1/2015             199,584            16,631.96
   89         89            298          2/1/2005       1/1/2015             227,349            18,945.77
------------------------------------------------------------------------------------------------------------------------------
   90         90            358          2/1/2005       1/1/2015             199,779            16,648.29
   91         91            297          1/1/2005       12/1/2019            222,518            18,543.18
   92         92            299          3/1/2005       2/1/2015             208,998            17,416.50
   93         93            360          4/1/2005       3/1/2015             189,685            15,807.09
   94         94            298          2/1/2005       1/1/2015             201,488            16,790.63
------------------------------------------------------------------------------------------------------------------------------
   95         95            360          4/1/2005       3/1/2015             179,309            14,942.45
   96         96            359          3/1/2005       2/1/2015             172,413            14,367.74
   97         97            359          3/1/2005       2/1/2015             168,459            14,038.27
   98         98            358          2/1/2005       1/1/2015             172,035            14,336.21
   99         99            358          2/1/2005       1/1/2015             169,773            14,147.71
------------------------------------------------------------------------------------------------------------------------------
   100       100            299          3/1/2005       2/1/2015             191,408            15,950.65
   101       101            358          2/1/2005       1/1/2015             166,713            13,892.71
   102       102            359          3/1/2005       2/1/2015             159,749            13,312.41
   103       103            239          3/1/2005       2/1/2025             190,160            15,846.64
   104       104            358          2/1/2005       1/1/2015             147,719            12,309.91
------------------------------------------------------------------------------------------------------------------------------
   105       105            300          4/1/2005       3/1/2015             164,516            13,709.68
   106       106            250          2/1/2005       1/1/2015             175,814            14,651.17
   107       107            359          3/1/2005       2/1/2015             143,557            11,963.12
   108       108            359          3/1/2005       2/1/2015             145,262            12,105.13
   109       109            360          4/1/2005       3/1/2015             146,215            12,184.56
------------------------------------------------------------------------------------------------------------------------------
   110       110            239          3/1/2005       2/1/2025             165,364            13,780.35
   111       111            358          2/1/2005       1/1/2015             135,968            11,330.70
   112       112            298          2/1/2005       1/1/2015             140,694            11,724.46
   113       113            300          4/1/2005       3/1/2015             137,195            11,432.94
   114       114            298          2/1/2005       1/1/2015             129,586            10,798.85
------------------------------------------------------------------------------------------------------------------------------
   115       115            298          2/1/2005       1/1/2015             131,982            10,998.50
   116       116            360          4/1/2005       3/1/2015             120,218            10,018.15
   117       117            358          2/1/2005       1/1/2015             117,112             9,759.34
   118       118            357          1/1/2005       12/1/2014            109,098             9,091.46
   119       119            358          2/1/2005       1/1/2015             105,959             8,829.93
------------------------------------------------------------------------------------------------------------------------------
   120       120            359          3/1/2005       2/1/2015             108,847             9,070.55
   121       121            358          2/1/2005       1/1/2015              80,053             6,671.11
   122       122            178          2/1/2005       1/1/2020             109,050             9,087.46
   123       123            299          3/1/2005       2/1/2015              78,853             6,571.09
   124       124            235         11/1/2004       10/1/2014             50,735             4,227.91
------------------------------------------------------------------------------------------------------------------------------

                                                                    ARD       CROSSED
             CMSA                                                  LOAN        WITH
   ID      LOAN NO.        LOCKBOX               LOCKBOX TYPE      (Y/N)    OTHER LOANS    DSCR (3) (4) (5)
--------------------------------------------------------------------------------------------------------------

    1         1              Yes             Hard                   Yes         NAP              1.56
    2         2              Yes             Hard                   No          NAP              1.99
    3         3              Yes             Springing Hard         No          NAP              1.56
    4         4              No              NAP                    No          NAP              1.52
    5         5              Yes             Hard                   No          NAP              1.64
--------------------------------------------------------------------------------------------------------------
    6         6              No              NAP                    No          NAP              1.58
    7         7              Yes             Hard                   No          NAP              1.65
    8         8              Yes             Hard                   No          NAP              1.42
    9         9              No              NAP                    No          NAP              2.67
   10         10             Yes             Hard                   Yes         NAP              1.50
--------------------------------------------------------------------------------------------------------------
   11         11             Yes             Hard                   No          NAP              1.36
   12         12             No              NAP                    No          NAP              1.20
   13         13             No              NAP                    No          NAP              1.88
   14         14             Yes             Springing Hard         No          NAP              1.34
   15         15             Yes             Hard                   No          NAP              1.86
--------------------------------------------------------------------------------------------------------------
   16         16             Yes             Hard                   No          NAP              1.59
   17         17             Yes             Springing Hard         No          NAP              1.86
   18         18             No              NAP                    No          NAP              1.79
   19         19             No              NAP                    No          NAP              1.75
   20         20             No              NAP                    No          NAP              1.26
--------------------------------------------------------------------------------------------------------------
   21         21             No              NAP                    No          NAP              1.17
   22         22             No              NAP                    No          NAP              1.31
   23         23             No              NAP                    No          NAP              1.50
   24         24             No              NAP                    No          NAP              1.87
   25         25             No              NAP                    No          NAP              1.53
--------------------------------------------------------------------------------------------------------------
   26         26             No              NAP                    No          NAP              1.21
  26-a
  26-b
  26-c
  26-d
--------------------------------------------------------------------------------------------------------------
  26-e
  26-f
  26-g
  26-h
  26-i
--------------------------------------------------------------------------------------------------------------
  26-j
  26-k
  26-l
  26-m
  26-n
--------------------------------------------------------------------------------------------------------------
  26-o
  26-p
  26-q
  26-r
  26-s
--------------------------------------------------------------------------------------------------------------
  26-t
  26-u
   27         27             No              NAP                    No          NAP              1.46
   28         28             No              NAP                    No          NAP              1.36
   29         29             Yes             Hard                   No          NAP              1.51
--------------------------------------------------------------------------------------------------------------
   30         30             Yes             Springing Hard         Yes         NAP              1.49
   31         31             No              NAP                    No          NAP              1.84
   32         32             No              NAP                    No          NAP              1.67
   33         33             Yes             Soft, Springing Hard   No          34               1.62
   34         34             Yes             Soft, Springing Hard   No          33               1.62
--------------------------------------------------------------------------------------------------------------
   35         35             No              NAP                    No          NAP              1.25
   36         36             No              NAP                    No          NAP              1.66
   37         37             Yes             Springing Hard         Yes         NAP              1.63
   38         38             No              NAP                    No          NAP              1.40
   39         39             No              NAP                    No          NAP              1.60
--------------------------------------------------------------------------------------------------------------
   40         40             No              NAP                    No          NAP              1.52
   41         41             Yes             Springing Hard         Yes         NAP              1.87
   42         42             Yes             Hard                   Yes         NAP              1.42
   43         43             No              NAP                    No          NAP              1.40
   44         44             No              NAP                    No          NAP              1.35
--------------------------------------------------------------------------------------------------------------
   45         45             No              NAP                    No          NAP              2.18
   46         46             No              NAP                    No          NAP              1.45
   47         47             No              NAP                    No          NAP              1.65
   48         48             No              NAP                    No          NAP              1.24
   49         49             No              NAP                    No          NAP              2.17
--------------------------------------------------------------------------------------------------------------
   50         50             No              NAP                    No          NAP              1.51
   51         51             No              NAP                    No          NAP              1.32
   52         52             No              NAP                    No          NAP              1.53
   53         53             No              NAP                    No          NAP              1.36
   54         54             No              NAP                    No          NAP              1.26
--------------------------------------------------------------------------------------------------------------
   55         55             No              NAP                    No          NAP              1.56
   56         56             No              NAP                    No          NAP              1.92
   57         57             No              NAP                    No          NAP              2.14
   58         58             No              NAP                    No          NAP              1.79
   59         59             No              NAP                    No          NAP              1.35
--------------------------------------------------------------------------------------------------------------
   60         60             No              NAP                    No          NAP              1.52
   61         61             No              NAP                    No          NAP              1.65
   62         62             No              NAP                    No          NAP              1.58
   63         63             Yes             Hard                   No          NAP              2.01
  63-a
--------------------------------------------------------------------------------------------------------------
  63-b
  63-c
  63-d
  63-e
  63-f
--------------------------------------------------------------------------------------------------------------
  63-g
  63-h
  63-i
  63-j
   64         64             Yes             Springing Hard         Yes         NAP              1.49
--------------------------------------------------------------------------------------------------------------
   65         65             Yes             Hard                   No          NAP              1.59
   66         66             No              NAP                    No          NAP              1.70
   67         67             No              NAP                    No          NAP              1.95
   68         68             Yes             Springing Hard         Yes         NAP              1.49
   69         69             Yes             Hard                   Yes         NAP              1.45
--------------------------------------------------------------------------------------------------------------
   70         70             No              NAP                    No          NAP              2.81
   71         71             No              NAP                    No          NAP              1.59
   72         72             No              NAP                    No          NAP              1.63
   73         73             No              NAP                    No          NAP              1.95
   74         74             No              NAP                    No          NAP              1.65
--------------------------------------------------------------------------------------------------------------
   75         75             Yes             Springing Hard         Yes         NAP              1.20
   76         76             Yes             Hard                   Yes         NAP              1.34
   77         77             No              NAP                    No          NAP              1.62
   78         78             Yes             Springing Hard         Yes         NAP              1.32
   79         79             No              NAP                    No          NAP              2.02
--------------------------------------------------------------------------------------------------------------
   80         80             No              NAP                    No          NAP              1.71
   81         81             No              NAP                    No          NAP              1.43
   82         82             No              NAP                    No          NAP              1.50
   83         83             No              NAP                    No          NAP              1.26
   84         84             No              NAP                    No          NAP              1.35
--------------------------------------------------------------------------------------------------------------
   85         85             No              NAP                    No          NAP              1.67
   86         86             Yes             Hard                   Yes         NAP              1.34
   87         87             Yes             Springing Hard         Yes         NAP              1.53
   88         88             No              NAP                    No          NAP              1.72
   89         89             No              NAP                    No          NAP              1.51
--------------------------------------------------------------------------------------------------------------
   90         90             No              NAP                    No          NAP              1.36
   91         91             No              NAP                    No          NAP              1.63
   92         92             No              NAP                    No          NAP              2.12
   93         93             No              NAP                    No          NAP              1.74
   94         94             No              NAP                    No          NAP              1.47
--------------------------------------------------------------------------------------------------------------
   95         95             No              NAP                    No          NAP              1.55
   96         96             No              NAP                    No          NAP              1.76
   97         97             No              NAP                    No          NAP              1.57
   98         98             No              NAP                    No          NAP              2.22
   99         99             No              NAP                    No          NAP              1.50
--------------------------------------------------------------------------------------------------------------
   100       100             No              NAP                    No          NAP              1.31
   101       101             No              NAP                    No          NAP              1.78
   102       102             No              NAP                    No          NAP              1.88
   103       103             Yes             Hard                   No          NAP              1.65
   104       104             No              NAP                    No          NAP              1.92
--------------------------------------------------------------------------------------------------------------
   105       105             No              NAP                    No          NAP              1.46
   106       106             No              NAP                    No          NAP              1.32
   107       107             No              NAP                    No          NAP              1.43
   108       108             No              NAP                    No          NAP              1.49
   109       109             Yes             Hard                   No          NAP              1.70
--------------------------------------------------------------------------------------------------------------
   110       110             Yes             Hard                   No          NAP              1.75
   111       111             No              NAP                    No          NAP              1.38
   112       112             No              NAP                    No          NAP              1.75
   113       113             Yes             Springing Hard         Yes         NAP              1.20
   114       114             No              NAP                    No          NAP              1.31
--------------------------------------------------------------------------------------------------------------
   115       115             No              NAP                    No          NAP              1.49
   116       116             Yes             Hard                   No          NAP              1.45
   117       117             No              NAP                    No          NAP              1.64
   118       118             No              NAP                    No          NAP              1.45
   119       119             No              NAP                    No          NAP              1.69
--------------------------------------------------------------------------------------------------------------
   120       120             No              NAP                    No          NAP              1.46
   121       121             No              NAP                    No          NAP              3.31
   122       122             No              NAP                    No          NAP              1.72
   123       123             No              NAP                    No          NAP              1.43
   124       124             No              NAP                    No          NAP              1.97
--------------------------------------------------------------------------------------------------------------

             CMSA                                    GRACE
   ID      LOAN NO.                              PERIOD (DAYS)
--------------------------------------------------------------------------------------------------------

    1         1                                        0
    2         2                                        0
    3         3                                        5
    4         4                                        5
    5         5                                        5
--------------------------------------------------------------------------------------------------------
    6         6                                        0
    7         7                                        5
    8         8                                        0
    9         9                                        5
   10         10                                       5
--------------------------------------------------------------------------------------------------------
   11         11                                       5
   12         12                                       5
   13         13       5-Day period to cure Monetary Default one time per loan year upon written notice.
   14         14                                       5
   15         15                                       0
--------------------------------------------------------------------------------------------------------
   16         16                                       5
   17         17                                       5
   18         18                                       5
   19         19                                       5
   20         20                                       5
--------------------------------------------------------------------------------------------------------
   21         21                                       5
   22         22                                       5
   23         23                                       5
   24         24                                       5
   25         25                                       5
--------------------------------------------------------------------------------------------------------
   26         26                                       5
  26-a
  26-b
  26-c
  26-d
--------------------------------------------------------------------------------------------------------
  26-e
  26-f
  26-g
  26-h
  26-i
--------------------------------------------------------------------------------------------------------
  26-j
  26-k
  26-l
  26-m
  26-n
--------------------------------------------------------------------------------------------------------
  26-o
  26-p
  26-q
  26-r
  26-s
--------------------------------------------------------------------------------------------------------
  26-t
  26-u
   27         27                                       5
   28         28                                       5
   29         29                                       5
--------------------------------------------------------------------------------------------------------
   30         30                                       5
   31         31                                       5
   32         32                                       5
   33         33                                       5
   34         34                                       5
--------------------------------------------------------------------------------------------------------
   35         35                                       5
   36         36                                       5
   37         37                                       5
   38         38       5-Day period to cure Monetary Default one time per loan year upon written notice.
   39         39                                       5
--------------------------------------------------------------------------------------------------------
   40         40                                       5
   41         41                                       5
   42         42                                       5
   43         43                                       5
   44         44                                       5
--------------------------------------------------------------------------------------------------------
   45         45                                       5
   46         46                                       5
   47         47                                       5
   48         48                                       5
   49         49                                       5
--------------------------------------------------------------------------------------------------------
   50         50                                       5
   51         51                                       5
   52         52                                       5
   53         53                                       5
   54         54                                       5
--------------------------------------------------------------------------------------------------------
   55         55                                       5
   56         56                                       5
   57         57                                       5
   58         58                                       5
   59         59                                       5
--------------------------------------------------------------------------------------------------------
   60         60                                       5
   61         61                                       5
   62         62                                       5
   63         63                                       5
  63-a
--------------------------------------------------------------------------------------------------------
  63-b
  63-c
  63-d
  63-e
  63-f
--------------------------------------------------------------------------------------------------------
  63-g
  63-h
  63-i
  63-j
   64         64                                       5
--------------------------------------------------------------------------------------------------------
   65         65                                       5
   66         66                                       5
   67         67                                       5
   68         68                                       5
   69         69                                       5
--------------------------------------------------------------------------------------------------------
   70         70                                       5
   71         71                                       5
   72         72       5-Day period to cure Monetary Default one time per loan year upon written notice.
   73         73                                       5
   74         74                                       5
--------------------------------------------------------------------------------------------------------
   75         75                                       5
   76         76                                       5
   77         77                                       5
   78         78                                       5
   79         79                                       5
--------------------------------------------------------------------------------------------------------
   80         80                                       5
   81         81                                       5
   82         82                                       5
   83         83                                       5
   84         84                                       5
--------------------------------------------------------------------------------------------------------
   85         85                                       5
   86         86                                       5
   87         87                                       5
   88         88                                       5
   89         89                                       5
--------------------------------------------------------------------------------------------------------
   90         90                                       5
   91         91                                       5
   92         92                                       5
   93         93                                       5
   94         94                                       5
--------------------------------------------------------------------------------------------------------
   95         95                                       5
   96         96                                       5
   97         97                                       5
   98         98                                       5
   99         99                                       5
--------------------------------------------------------------------------------------------------------
   100       100                                       5
   101       101                                       5
   102       102                                       5
   103       103                                       5
   104       104                                       5
--------------------------------------------------------------------------------------------------------
   105       105                                       5
   106       106                                       5
   107       107                                       5
   108       108                                       5
   109       109                                       5
--------------------------------------------------------------------------------------------------------
   110       110                                       5
   111       111       5-Day period to cure Monetary Default one time per loan year upon written notice.
   112       112                                       5
   113       113                                       5
   114       114                                       5
--------------------------------------------------------------------------------------------------------
   115       115                                       5
   116       116                                       5
   117       117                                       5
   118       118                                       5
   119       119                                       5
--------------------------------------------------------------------------------------------------------
   120       120                                       5
   121       121                                       5
   122       122                                       5
   123       123                                       5
   124       124                                       5
--------------------------------------------------------------------------------------------------------

                                                                                         LTV
                                                                    CUT-OFF            RATIO AT
             CMSA        PAYMENT    APPRAISED       APPRAISAL      DATE LTV           MATURITY OR
   ID      LOAN NO.       DATE     VALUE ($) (6)  AS-OF DATE (6) RATIO (3) (4) (6)   ARD (3) (4) (6)
-----------------------------------------------------------------------------------------------------

    1         1            1st      330,000,000     12/1/2004        66.4%           59.4%
    2         2            1st       88,600,000     10/1/2004        72.2%           60.3%
    3         3            1st       73,000,000      4/1/2005        79.5%           73.7%
    4         4            1st       63,000,000     11/15/2004       79.4%           70.8%
    5         5            1st       59,200,000     11/1/2004        72.6%           63.5%
-----------------------------------------------------------------------------------------------------
    6         6            1st       50,000,000     11/1/2004        73.8%           61.4%
    7         7            1st       36,800,000      9/7/2004        76.1%           66.3%
    8         8            1st       39,500,000     12/9/2004        70.9%           59.3%
    9         9            1st       58,000,000     10/18/2004       43.1%           43.1%
   10         10           1st       31,000,000     9/28/2004        73.9%           66.4%
-----------------------------------------------------------------------------------------------------
   11         11           1st       27,000,000     10/15/2004       80.0%           67.0%
   12         12           1st       27,000,000     8/11/2004        79.3%           67.2%
   13         13           1st       32,990,000      1/6/2005        57.3%           50.3%
   14         14           1st       22,500,000     12/6/2004        79.8%           66.6%
   15         15           1st       23,500,000     12/1/2004        74.9%           65.7%
-----------------------------------------------------------------------------------------------------
   16         16           1st       22,750,000      8/6/2004        74.7%           67.0%
   17         17           1st       29,800,000     11/3/2004        55.3%           46.6%
   18         18           1st       18,000,000     11/26/2004       77.8%           65.9%
   19         19           1st       17,050,000      6/1/2005        78.6%           71.8%
   20         20           1st       16,700,000     11/3/2004        77.6%           64.3%
-----------------------------------------------------------------------------------------------------
   21         21           1st       17,200,000     11/15/2004       75.2%           28.9%
   22         22           1st       16,000,000     11/25/2004       76.6%           63.4%
   23         23           1st       22,000,000     11/4/2004        54.1%            1.0%
   24         24           1st       19,400,000     11/1/2004        59.3%           50.9%
   25         25           1st       15,000,000     12/16/2004       75.0%           67.4%
-----------------------------------------------------------------------------------------------------
   26         26           1st       13,800,000     12/3/2004        76.6%           64.2%
  26-a                                1,100,000     12/3/2004
  26-b                                1,080,000     12/3/2004
  26-c                                1,020,000     12/3/2004
  26-d                                1,000,000     12/3/2004
-----------------------------------------------------------------------------------------------------
  26-e                                  880,000     12/3/2004
  26-f                                  870,000     12/3/2004
  26-g                                  770,000     12/3/2004
  26-h                                  710,000     12/3/2004
  26-i                                  660,000     12/3/2004
-----------------------------------------------------------------------------------------------------
  26-j                                  650,000     12/3/2004
  26-k                                  590,000     12/3/2004
  26-l                                  570,000     12/3/2004
  26-m                                  550,000     12/3/2004
  26-n                                  500,000     12/3/2004
-----------------------------------------------------------------------------------------------------
  26-o                                  460,000     12/3/2004
  26-p                                  450,000     12/3/2004
  26-q                                  400,000     12/3/2004
  26-r                                  400,000     12/3/2004
  26-s                                  390,000     12/3/2004
-----------------------------------------------------------------------------------------------------
  26-t                                  390,000     12/3/2004
  26-u                                  360,000     12/3/2004
   27         27           1st       15,500,000     10/19/2004       67.6%           56.6%
   28         28           1st       13,700,000     10/15/2004       75.7%           63.7%
   29         29           1st       16,100,000      6/1/2004        63.2%           49.4%
-----------------------------------------------------------------------------------------------------
   30         30           1st       16,600,000     11/4/2004        60.9%           54.2%
   31         31           1st       12,700,000     11/1/2004        78.7%           68.4%
   32         32           1st       13,200,000     10/19/2004       75.6%           58.3%
   33         33           1st       34,000,000     12/1/2003        72.5%           62.5%
   34         34           1st       16,600,000      4/1/2004        72.5%           62.5%
-----------------------------------------------------------------------------------------------------
   35         35           1st       14,000,000     10/14/2004       69.9%           58.1%
   36         36           1st       11,700,000     11/24/2004       80.3%           69.9%
   37         37           1st       11,400,000     11/15/2004       78.9%           66.6%
   38         38           1st       11,350,000     9/27/2004        79.1%           66.7%
   39         39           1st       12,000,000     10/1/2004        72.3%           60.8%
-----------------------------------------------------------------------------------------------------
   40         40           1st       14,400,000     12/31/2004       57.2%           34.9%
   41         41           1st       15,900,000     10/25/2004       50.9%           38.8%
   42         42           1st       12,800,000     1/24/2005        62.4%           52.2%
   43         43           1st        9,250,000      9/8/2004        79.7%           67.3%
   44         44           1st        8,900,000     10/6/2004        78.4%           65.3%
-----------------------------------------------------------------------------------------------------
   45         45           1st       13,800,000     11/11/2004       48.3%           40.1%
   46         46           1st       10,800,000     11/12/2004       61.1%           53.7%
   47         47           1st        9,200,000     11/24/2004       70.6%           59.0%
   48         48           1st       10,000,000     11/1/2004        64.8%           49.6%
   49         49           1st       10,600,000     8/30/2004        56.6%           49.9%
-----------------------------------------------------------------------------------------------------
   50         50           1st        7,900,000     11/19/2004       74.6%           69.3%
   51         51           1st        7,900,000     10/22/2004       74.4%           57.0%
   52         52           1st        9,160,000     11/2/2004        63.2%           53.1%
   53         53           1st        8,200,000     12/1/2004        70.6%           59.0%
   54         54           1st        8,400,000     12/2/2004        67.8%           56.6%
-----------------------------------------------------------------------------------------------------
   55         55           1st        8,750,000     11/9/2004        64.7%           55.1%
   56         56           1st        8,400,000     9/14/2004        67.3%           57.2%
   57         57           1st        8,000,000     10/19/2004       69.4%           60.0%
   58         58           1st        7,390,000     10/19/2004       73.7%           63.3%
   59         59           1st        9,100,000     12/1/2004        57.0%           43.4%
-----------------------------------------------------------------------------------------------------
   60         60           1st        6,600,000     11/23/2004       76.7%           63.9%
   61         61           1st        8,900,000     10/1/2004        56.9%           49.0%
   62         62           1st        7,820,000     12/15/2004       64.5%           49.1%
   63         63           1st        9,050,000      Various         55.3%           46.2%
  63-a                                1,320,000      5/3/2004
-----------------------------------------------------------------------------------------------------
  63-b                                1,040,000      5/3/2004
  63-c                                  960,000     4/29/2004
  63-d                                1,020,000      5/3/2004
  63-e                                  840,000     4/29/2004
  63-f                                  870,000      5/3/2004
-----------------------------------------------------------------------------------------------------
  63-g                                  820,000     4/29/2004
  63-h                                  740,000     4/29/2004
  63-i                                  780,000      7/1/2004
  63-j                                  660,000      7/1/2004
   64         64           1st        6,000,000     9/15/2004        79.8%           66.8%
-----------------------------------------------------------------------------------------------------
   65         65           1st        7,200,000      6/1/2004        63.8%           49.8%
   66         66           1st        6,600,000      8/6/2004        69.5%           58.7%
   67         67           1st        6,300,000     9/11/2004        71.4%           60.5%
   68         68           1st        6,550,000     9/13/2004        68.5%           57.9%
   69         69           1st        6,475,000      1/1/2005        69.2%           57.9%
-----------------------------------------------------------------------------------------------------
   70         70           1st       10,800,000     12/18/2004       40.7%           33.7%
   71         71           1st        7,500,000     8/17/2004        58.5%           48.7%
   72         72           1st        6,000,000     10/1/2004        72.1%           61.3%
   73         73           1st        6,875,000      4/7/2005        60.9%           51.3%
   74         74           1st        5,250,000     11/29/2004       79.7%           73.8%
-----------------------------------------------------------------------------------------------------
   75         75           1st        5,800,000     11/11/2004       71.0%           50.0%
   76         76           1st        5,200,000     9/28/2004        77.8%           64.7%
   77         77           1st        5,000,000     11/30/2004       80.5%           70.0%
   78         78           1st        6,000,000     10/28/2004       65.1%           42.3%
   79         79           1st        6,450,000     10/29/2004       57.8%           48.0%
-----------------------------------------------------------------------------------------------------
   80         80           1st        5,450,000     11/17/2004       64.1%           53.6%
   81         81           1st        5,600,000     10/14/2004       62.3%           48.2%
   82         82           1st        4,250,000     11/23/2004       80.0%           69.9%
   83         83           1st        4,400,000      3/1/2005        74.8%           63.9%
   84         84           1st        5,400,000     11/29/2004       59.2%           49.4%
-----------------------------------------------------------------------------------------------------
   85         85           1st        4,600,000     5/10/2004        66.6%           56.0%
   86         86           1st        4,100,000     12/8/2004        74.2%           62.6%
   87         87           1st        3,850,000      1/6/2005        78.4%           65.5%
   88         88           1st        4,200,000     10/29/2004       71.5%           59.5%
   89         89           1st        3,950,000     9/23/2004        75.7%           58.6%
-----------------------------------------------------------------------------------------------------
   90         90           1st        3,900,000     11/9/2004        74.2%           62.4%
   91         91           1st        5,000,000     11/1/2004        57.7%           34.7%
   92         92           1st        4,000,000     11/16/2004       71.1%           54.3%
   93         93           1st        4,400,000     12/21/2004       64.0%           53.4%
   94         94           1st        3,670,000     10/27/2004       73.3%           56.4%
-----------------------------------------------------------------------------------------------------
   95         95           1st        3,350,000     11/30/2004       77.6%           65.2%
   96         96           1st        3,700,000     12/20/2004       67.5%           56.7%
   97         97           1st        4,250,000     11/19/2004       58.7%           49.1%
   98         98           1st        5,850,000     11/19/2004       42.6%           35.9%
   99         99           1st        3,650,000     11/12/2004       68.3%           57.3%
-----------------------------------------------------------------------------------------------------
   100       100           1st        3,500,000     10/27/2004       70.7%           55.0%
   101       101           1st        5,500,000     11/3/2004        43.9%           36.9%
   102       102           1st        5,200,000     11/27/2004       46.1%           38.4%
   103       103           1st        5,100,000     11/19/2004       44.6%            1.2%
   104       104           1st        3,700,000     11/8/2004        60.9%           49.9%
-----------------------------------------------------------------------------------------------------
   105       105           1st        3,450,000     11/22/2004       65.2%           49.7%
   106       106           1st        2,865,000     2/12/2005        74.7%           51.0%
   107       107           1st        3,300,000     12/2/2004        63.5%           53.3%
   108       108           1st        2,900,000     12/9/2004        72.1%           60.7%
   109       109           1st        3,870,000      6/7/2004        51.7%           44.1%
-----------------------------------------------------------------------------------------------------
   110       110           1st        4,400,000     10/27/2004       45.4%            0.3%
   111       111           1st        2,500,000     10/26/2004       79.8%           66.9%
   112       112           1st        3,680,000     10/8/2004        51.5%           39.5%
   113       113           1st        2,500,000     11/15/2004       72.0%           55.7%
   114       114           1st        2,220,000      1/1/2005        78.6%           60.3%
-----------------------------------------------------------------------------------------------------
   115       115           1st        2,300,000     9/29/2004        74.8%           58.0%
   116       116           1st        2,375,000     12/7/2004        71.6%           60.6%
   117       117           1st        2,700,000     11/15/2004       62.8%           52.9%
   118       118           1st        2,200,000     9/15/2004        71.4%           60.2%
   119       119           1st        2,575,000     12/14/2004       60.1%           50.4%
-----------------------------------------------------------------------------------------------------
   120       120           1st        2,200,000     12/10/2004       68.1%           58.0%
   121       121           1st        3,540,000     11/4/2004        33.8%           28.2%
   122       122           1st        2,310,000      9/3/2004        47.3%            1.0%
   123       123           1st        1,375,000     10/15/2004       70.8%           55.9%
   124       124           1st        1,610,000      5/3/2004        33.8%           23.3%
-----------------------------------------------------------------------------------------------------

             CMSA
   ID      LOAN NO.                                  ADDRESS                                   CITY                STATE   ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------

    1         1     11 Penn Plaza                                                             New York              NY      10001
    2         2     100, 250 & 350 Campus Drive                                               Marlborough           MA      01752
    3         3     710, 740, 750 S. Rampart Boulevard                                        Las Vegas             NV      89117
    4         4     251 West DeKalb Pike                                                      King of Prussia       PA      19406
    5         5     1801-1833 S. La Cienega Boulevard                                         Los Angeles           CA      90035
------------------------------------------------------------------------------------------------------------------------------------
    6         6     700 Quintard Drive                                                        Oxford                AL      36203
    7         7     2230 Route 70 West                                                        Cherry Hill           NJ      08002
    8         8     5064 Richmond Avenue                                                      Houston               TX      77056
    9         9     405 Park Avenue                                                           New York              NY      10022
   10         10    930 West Evergreen                                                        Chicago               IL      60622
------------------------------------------------------------------------------------------------------------------------------------
   11         11    SEC Imperial Hwy and Crenshaw                                             Inglewood             CA      90303
   12         12    Cermack and 17th Street                                                   Broadview             IL      61055
   13         13    1801 - 1991 E. Ventura Boulevard                                          Oxnard                CA      93036
   14         14    State Highway 6, Glen Chase Drive                                         Houston               TX      77095
   15         15    750 College Road East                                                     Princeton             NJ      08540
------------------------------------------------------------------------------------------------------------------------------------
   16         16    3200-3302 East Anaheim Street                                             Long Beach            CA      90804
   17         17    1600 Rhode Island Avenue NW                                               Washington            DC      20036
   18         18    826 Newtown Yardley Road                                                  Newtown               PA      18940
   19         19    7000 University Boulevard                                                 Winter Park           FL      32792
   20         20    15401-15473 SW 137th Avenue                                               Miami                 FL      33177
------------------------------------------------------------------------------------------------------------------------------------
   21         21    33 Route 304                                                              Nanuet                NY      10954
   22         22    3800-3870 La Sierra Avenue                                                Riverside             CA      92505
   23         23    11826 Harry Hines Boulevard                                               Dallas                TX      75234
   24         24    430-450 Commerce Boulevard                                                Carlstadt             NJ      07072
   25         25    2007 Highway 35                                                           Wall Township         NJ      07719
------------------------------------------------------------------------------------------------------------------------------------
   26         26    Various                                                                   Philadelphia          PA     Various
  26-a              2304-2308 Locust  Street                                                  Philadelphia          PA      19103
  26-b              2015-2017 Locust Street                                                   Philadelphia          PA      19103
  26-c              532-534 Pine Street                                                       Philadelphia          PA      19106
  26-d              2019 Spruce Street                                                        Philadelphia          PA      19103
------------------------------------------------------------------------------------------------------------------------------------
  26-e              2131-2133 Pine Street                                                     Philadelphia          PA      19103
  26-f              623-625 Pine Street                                                       Philadelphia          PA      19016
  26-g              614 S. 3rd Street                                                         Philadelphia          PA      19147
  26-h              2122 Pine  Street                                                         Philadelphia          PA      19103
  26-i              325 Pine Street                                                           Philadelphia          PA      19106
------------------------------------------------------------------------------------------------------------------------------------
  26-j              1009-1011 Spruce Street                                                   Philadelphia          PA      19107
  26-k              2219-21 Spring Garden Street                                              Philadelphia          PA      19103
  26-l              2321 Spruce Street                                                        Philadelphia          PA      19103
  26-m              718-722 S. 7th Street                                                     Philadelphia          PA      19147
  26-n              1127 Spruce Street                                                        Philadelphia          PA      19107
------------------------------------------------------------------------------------------------------------------------------------
  26-o              128 S. 22nd Street                                                        Philadelphia          PA      19103
  26-p              280 S. 23rd Street                                                        Philadelphia          PA      19103
  26-q              2009 Mt. Vernon Street                                                    Philadelphia          PA      19130
  26-r              614 Pine Street                                                           Philadelphia          PA      19107
  26-s              607-609 S. 3rd Street                                                     Philadelphia          PA      19147
------------------------------------------------------------------------------------------------------------------------------------
  26-t              735 Spruce Street                                                         Philadelphia          PA      19106
  26-u              2034-2036 Pine Street                                                     Philadelphia          PA      19103
   27         27    4020 - 4050 East Main St.                                                 Ventura               CA      93003
   28         28    1401 & 1501 Preston Rd; 5013 & 5017 Plano Parkway                         Plano                 TX      75093
   29         29    2202 River Road                                                           Council Bluffs        IA      51501
------------------------------------------------------------------------------------------------------------------------------------
   30         30    6830 Brooklyn Court                                                       Evansville            IN      47715
   31         31    21-153 Tudor Lane                                                         Manchester            CT      06040
   32         32    9160 Estate Thomas                                                        St. Thomas            VI      00802
   33         33    Northeast Corner of 120th Avenue & Washington Street                      Thornton              CO      80241
   34         34    2nd Avenue at Quebec Street                                               Denver                CO      80230
------------------------------------------------------------------------------------------------------------------------------------
   35         35    1550 Magnolia Avenue                                                      Corona                CA      92879
   36         36    Route 18                                                                  Washington            PA      15301
   37         37    313 Hamilton Street                                                       Geneva                NY      14456
   38         38    3480 William Penn Highway                                                 Monroeville           PA      15235
   39         39    6985 West Sahara Avenue                                                   Las Vegas             NV      89117
------------------------------------------------------------------------------------------------------------------------------------
   40         40    1900 Evans Road                                                           Melbourne             FL      32904
   41         41    5400 West Hillsdale Avenue                                                Visalia               CA      93291
   42         42    4700 Mulhauser Road                                                       Cincinnati            OH      45011
   43         43    W. Main Street & N. Tippecanoe Drive                                      Tipp City             OH      45371
   44         44    290 East Bay Street                                                       Charleston            SC      29401
------------------------------------------------------------------------------------------------------------------------------------
   45         45    6011 Blair Road Northwest                                                 Washington            DC      20011
   46         46    15400 Vineyard Boulevard                                                  Morgan Hill           CA      95037
   47         47    20133 Sherman Way                                                         Canoga Park           CA      91306
   48         48    151-203 Lawrence Drive                                                    Livermore             CA      94551
   49         49    3000 Murworth                                                             Houston               TX      77025
------------------------------------------------------------------------------------------------------------------------------------
   50         50    1874 North Wickham Road                                                   Melbourne             FL      32935
   51         51    110 Miller Ave.                                                           Ann Arbor             MI      48104
   52         52    4500 Lacey Blvd.                                                          Lacey                 WA      98503
   53         53    1350 - 1420 West Highway 89A                                              Sedona                AZ      86336
   54         54    9144 University Avenue NW                                                 Coon Rapids           MN      55448
------------------------------------------------------------------------------------------------------------------------------------
   55         55    400-458 West Harder Road                                                  Hayward               CA      94544
   56         56    I-10 Roundhouse Road and 200 Ash Street                                   Piermont              NY      10968
   57         57    718 Arch Street                                                           Philadelphia          PA      19106
   58         58    2130, 2132, 2136 & 2215 Ayrsley Town Boulevard                            Charlotte             NC      28273
   59         59    16525 Lexington Boulevard                                                 Sugar Land            TX      77479
------------------------------------------------------------------------------------------------------------------------------------
   60         60    1682 Jadwin Avenue                                                        Richland              WA      99352
   61         61    9960 S. Central Park Boulevard                                            Boca Raton            FL      33428
   62         62    9348 State Highway 16                                                     Onalaska              WI      54650
   63         63    Various                                                                   Phoenix               AZ     Various
  63-a              4301 W Cactus Rd                                                          Phoenix               AZ      85029
------------------------------------------------------------------------------------------------------------------------------------
  63-b              3443 W Dunlap                                                             Phoenix               AZ      85051
  63-c              9040 S Central Ave                                                        Phoenix               AZ      85042
  63-d              1910 W Deer Valley Rd                                                     Phoenix               AZ      85027
  63-e              1540 E Broadway Rd                                                        Phoenix               AZ      85040
  63-f              8955 N 19 Ave                                                             Phoenix               AZ      85021
------------------------------------------------------------------------------------------------------------------------------------
  63-g              4401 S 7th Ave                                                            Phoenix               AZ      85041
  63-h              2402 E Southern Ave                                                       Phoenix               AZ      85040
  63-i              10 E Buckeye Rd                                                           Phoenix               AZ      85004
  63-j              4402 E Osborn Rd                                                          Phoenix               AZ      85018
   64         64    3315 Broad River Road                                                     Columbia              SC      29210
------------------------------------------------------------------------------------------------------------------------------------
   65         65    2204 River Road                                                           Council Bluffs        IA      51501
   66         66    1325 Airmotive Way                                                        Reno                  NV      89502
   67         67    250 Columbia Street                                                       Cohoes                NY      12047
   68         68    1051 North Bluff Street                                                   St. George            UT      84770
   69         69    20904 Frederick Road                                                      Germantown            MD      20876
------------------------------------------------------------------------------------------------------------------------------------
   70         70    741-747 Calle Plano                                                       Camarillo             CA      93021
   71         71    3501 E. South Street                                                      Long Beach            CA      90805
   72         72    4832 Ridge Road                                                           Brooklyn              OH      44144
   73         73    1301-1305 Sidney Baker Road                                               Kerrville             TX      78028
   74         74    5151 N. Kain Avenue                                                       Tucson                AZ      85705
------------------------------------------------------------------------------------------------------------------------------------
   75         75    6837 South 190th Street                                                   Kent                  WA      98032
   76         76    3005 Emmorton Road                                                        Abingdon              MD      21009
   77         77    1102 S. Franklin Road                                                     Indianapolis          IN      46239
   78         78    2176 North Pacific Street                                                 Orange                CA      92865
   79         79    2178 Industrial Drive                                                     Bethlehem             PA      18017
------------------------------------------------------------------------------------------------------------------------------------
   80         80    1817 East Avenue Q                                                        Palmdale              CA      93550
   81         81    4500 Rockside Road                                                        Independence          OH      44131
   82         82    7224 - 7266 West Market Street                                            Mercer                PA      16137
   83         83    9008-9072 Cahill Avenue                                                   Inver Grove Heights   MN      55076
   84         84    15821 and 15831 Northeast 8th Street                                      Bellevue              WA      98008
------------------------------------------------------------------------------------------------------------------------------------
   85         85    318 Diablo Road                                                           Danville              CA      94526
   86         86    10001 NW 2nd Street                                                       Oklahoma City         OK      73127
   87         87    1600 North Garnett Street                                                 Henderson             NC      27536
   88         88    299 Schantz Road                                                          Allentown             PA      18104
   89         89    9950 Stephen Richards Memorial Drive                                      Juneau                AK      99801
------------------------------------------------------------------------------------------------------------------------------------
   90         90    12095 Locksley Lane                                                       Auburn                CA      95602
   91         91    1223 Oak Hill Court                                                       Toledo                OH      43614
   92         92    3009 Estate Orange Grove                                                  Christiansted         VI      00820
   93         93    20732 Soledad Street and 26810 & 26818 Oak Avenue                         Santa Clarita         CA      91351
   94         94    106, 110, 114 & 118 Mesa Park Drive and 4687 N. Mesa Street               El Paso               TX      79912
------------------------------------------------------------------------------------------------------------------------------------
   95         95    3030 July Street                                                          Baton Rouge           LA      70808
   96         96    3090 South Avenue 3 E                                                     Yuma                  AZ      85365
   97         97    687-779 North Benson Avenue                                               Upland                CA      91786
   98         98    11385-11395 Poway Road                                                    San Diego             CA      92128
   99         99    2800 S. 4th Avenue                                                        Yuma                  AZ      85364
------------------------------------------------------------------------------------------------------------------------------------
   100       100    433 & 435 New Karner Road                                                 Albany                NY      12205
   101       101    663, 665 & 697 E. Foothill Blvd                                           Claremont             CA      91711
   102       102    11811 Mukilteo Speedway                                                   Mukilteo              WA      98275
   103       103    7398 Wooster Pike                                                         Mariemont             OH      45227
   104       104    2545 North Narrows Drive                                                  Tacoma                WA      98406
------------------------------------------------------------------------------------------------------------------------------------
   105       105    425, 445, and 455 East Cheyenne Mountain Blvd.                            Colorado Springs      CO      80906
   106       106    5402 Bodenhamer Road                                                      Harlingen             TX      78550
   107       107    201 King Street                                                           Alexandria            VA      22314
   108       108    1026, 1032, 1102, 1107, 1235, 1537 Kings Highway and 847 Clinton Avenue   Dallas                TX      75208
   109       109    1718 Soquel Avenue                                                        Santa Cruz            CA      95062
------------------------------------------------------------------------------------------------------------------------------------
   110       110    3608 South LaFountain Street                                              Kokomo                IN      46902
   111       111    9618-9648 Kenwood Road                                                    Blue Ash              OH      45242
   112       112    13838 Northwest Freeway                                                   Houston               TX      77040
   113       113    222 and 224 21st Street                                                   Newport Beach         CA      92663
   114       114    21017 Heron                                                               Lakeville             MN      55044
------------------------------------------------------------------------------------------------------------------------------------
   115       115    935-955 N 1300 West                                                       St. George            UT      84770
   116       116    9820 Bluegrass Parkway                                                    Louisville            KY      40299
   117       117    4450 S. Rural Rd                                                          Tempe                 AZ      85282
   118       118    160 19th Avenue                                                           North Tonawanda       NY      14120
   119       119    1801 Solano Avenue                                                        Berkeley              CA      94707
------------------------------------------------------------------------------------------------------------------------------------
   120       120    402-420 Westridge Drive                                                   Watsonville           CA      95076
   121       121    3570 Airway Drive                                                         Santa Rosa            CA      95403
   122       122    9491 & 9499 North Fort Washington Road                                    Fresno                CA      93720
   123       123    4260 SW Galewood Street                                                   Lake Oswego           OR      97035
   124       124    1154 West 8th Street                                                      Mesa                  AZ      85201
------------------------------------------------------------------------------------------------------------------------------------

             CMSA                 YEAR                    YEAR
   ID      LOAN NO.               BUILT                 RENOVATED
-----------------------------------------------------------------------------

    1         1                   1923                 1982 / 1991
    2         2                   1999
    3         3                   2003
    4         4                 1965-1969               1990-2004
    5         5                   1970                     2002
-----------------------------------------------------------------------------
    6         6         1969 / 1985 / 1996 / 2000   1985 / 1996 / 2000
    7         7                   1999
    8         8                   1960               1990 / 2004-2005
    9         9                   1957                     1996
   10         10                  1998
-----------------------------------------------------------------------------
   11         11                  1960                 1988 / 2005
   12         12                  1994
   13         13                  1989
   14         14                  1988                     2003
   15         15                  2001
-----------------------------------------------------------------------------
   16         16                  1965                  2002-2003
   17         17                  1950                     1998
   18         18                  1967                     1999
   19         19                  1974                     2004
   20         20                  2000
-----------------------------------------------------------------------------
   21         21                  1950                  2001-2004
   22         22                  1979
   23         23                  2003
   24         24                  1983                     1995
   25         25                  1985                     2000
-----------------------------------------------------------------------------
   26         26                  1880                   Various
  26-a                            1880                   Various
  26-b                            1880                   Various
  26-c                            1880                   Various
  26-d                            1880                   Various
-----------------------------------------------------------------------------
  26-e                            1880                   Various
  26-f                            1880                   Various
  26-g                            1880                   Various
  26-h                            1880                   Various
  26-i                            1880                   Various
-----------------------------------------------------------------------------
  26-j                            1880                   Various
  26-k                            1880                   Various
  26-l                            1880                   Various
  26-m                            1880                   Various
  26-n                            1880                   Various
-----------------------------------------------------------------------------
  26-o                            1880                   Various
  26-p                            1880                   Various
  26-q                            1880                   Various
  26-r                            1880                   Various
  26-s                            1880                   Various
-----------------------------------------------------------------------------
  26-t                            1880                   Various
  26-u                            1880                   Various
   27         27                  1985                     2004
   28         28                  1994
   29         29                  1997                     1999
-----------------------------------------------------------------------------
   30         30                  2003
   31         31                  1969                  2001-2004
   32         32                  1991                 1995 / 2004
   33         33                  2002
   34         34                  2002
-----------------------------------------------------------------------------
   35         35                  2002
   36         36                1961-1991
   37         37                  1957
   38         38                  1997
   39         39                  1988                     1995
-----------------------------------------------------------------------------
   40         40               1984 / 1994
   41         41                  1974                     1994
   42         42                  1999
   43         43                  1976                     2001
   44         44                  1980                     2002
-----------------------------------------------------------------------------
   45         45                  2000
   46         46                  1999
   47         47                  1965                     1987
   48         48                  2000
   49         49                  1977
-----------------------------------------------------------------------------
   50         50                  1982
   51         51                  1991
   52         52               1967 / 2001                 2003
   53         53                  1978                     2002
   54         54                  2004
-----------------------------------------------------------------------------
   55         55                  1958                     2001
   56         56               1991 / 1995
   57         57         1881-1885 / 1895 / 1930        2001-2004
   58         58                  2003
   59         59                  2004
-----------------------------------------------------------------------------
   60         60                  1952                     1989
   61         61                  1993
   62         62                  1989                     2004
   63         63                 Various
  63-a                            1982
-----------------------------------------------------------------------------
  63-b                            1982
  63-c                            1986
  63-d                            1986
  63-e                            1985
  63-f                            1982
-----------------------------------------------------------------------------
  63-g                            1986
  63-h                            1984
  63-i                            1986
  63-j                            1977
   64         64                  1976
-----------------------------------------------------------------------------
   65         65                  2001
   66         66                  1980                     2004
   67         67                  1973                  2003-2004
   68         68                  2003
   69         69                  1996                     2004
-----------------------------------------------------------------------------
   70         70                  1984
   71         71                  1978
   72         72                  2004
   73         73                  1984                     1999
   74         74                  1973
-----------------------------------------------------------------------------
   75         75                  1974
   76         76                  2003
   77         77                  1958
   78         78               1978 / 1984                 1999
   79         79                  1982
-----------------------------------------------------------------------------
   80         80                  1989
   81         81                  1975                     2002
   82         82                1973-1982                  2000
   83         83                  2004
   84         84                  1979
-----------------------------------------------------------------------------
   85         85                  1990
   86         86                  1996
   87         87                  1979                     1995
   88         88                  1986
   89         89                1962-1983
-----------------------------------------------------------------------------
   90         90                  1987
   91         91                  1975
   92         92                  1991                     2003
   93         93               1980 / 1984
   94         94                2001-2004
-----------------------------------------------------------------------------
   95         95                  1973                     1995
   96         96                1999-2004
   97         97               1977 / 1980
   98         98                  2004
   99         99                  2000
-----------------------------------------------------------------------------
   100       100               1960 / 1986
   101       101                1985-1989
   102       102                  1996
   103       103                  2004
   104       104                  1969
-----------------------------------------------------------------------------
   105       105               1979 / 1990                 2003
   106       106                  2004
   107       107                  1851                     2004
   108       108                1920-1956               2000-2002
   109       109                  1994
-----------------------------------------------------------------------------
   110       110                  2002
   111       111                  1996
   112       112                  2004
   113       113                  1935                     1987
   114       114                  2004
-----------------------------------------------------------------------------
   115       115                  1986
   116       116                  1971
   117       117                  1988
   118       118                  1987
   119       119                  1977                     1999
-----------------------------------------------------------------------------
   120       120                1990-1991
   121       121                  1986                     1995
   122       122                  2004
   123       123                  1992                     2004
   124       124                  1995
-----------------------------------------------------------------------------

                               NET                CUT-OFF DATE
                          RENTABLE    UNITS    BALANCE PER NET
             CMSA             AREA     OF        RENTABLE AREA
   ID      LOAN NO.       SF/UNITS   MEASURE  SF/UNITS ($) (3) (4)
------------------------------------------------------------------

    1         1          1,029,554    Sq Ft               212.94
    2         2            530,895    Sq Ft               120.55
    3         3            277,472    Sq Ft               209.03
    4         4                641    Units            78,003.12
    5         5            305,961    Sq Ft               140.54
------------------------------------------------------------------
    6         6            375,486    Sq Ft                98.30
    7         7            257,353    Sq Ft               108.80
    8         8            189,635    Sq Ft               147.65
    9         9            156,614    Sq Ft               159.63
   10         10           348,411    Sq Ft                65.79
------------------------------------------------------------------
   11         11           223,565    Sq Ft                96.62
   12         12           158,274    Sq Ft               135.27
   13         13           211,755    Sq Ft                89.25
   14         14           144,057    Sq Ft               124.65
   15         15            99,742    Sq Ft               176.46
------------------------------------------------------------------
   16         16           112,344    Sq Ft               151.32
   17         17               158    Rooms           104,287.09
   18         18           120,846    Sq Ft               115.85
   19         19               304    Units            44,078.95
   20         20            55,621    Sq Ft               233.14
------------------------------------------------------------------
   21         21           120,292    Sq Ft               107.56
   22         22            94,734    Sq Ft               129.31
   23         23           126,355    Sq Ft                94.26
   24         24           121,294    Sq Ft                94.81
   25         25            75,873    Sq Ft               148.27
------------------------------------------------------------------
   26         26               179    Units            59,078.04
  26-a                          15    Units            56,195.53
  26-b                          17    Units            48,682.72
  26-c                          11    Units            71,057.10
  26-d                           8    Units            95,787.79
------------------------------------------------------------------
  26-e                          10    Units            67,434.60
  26-f                          11    Units            60,607.56
  26-g                           6    Units            98,342.08
  26-h                           5    Units           108,814.86
  26-i                           6    Units            84,293.33
------------------------------------------------------------------
  26-j                          12    Units            41,508.01
  26-k                          12    Units            37,676.50
  26-l                           6    Units            72,798.70
  26-m                           9    Units            46,829.61
  26-n                           8    Units            47,893.90
------------------------------------------------------------------
  26-o                           8    Units            44,062.34
  26-p                           6    Units            57,472.64
  26-q                           5    Units            61,304.11
  26-r                           6    Units            51,086.76
  26-s                           6    Units            49,809.61
------------------------------------------------------------------
  26-t                           6    Units            49,809.61
  26-u                           6    Units            45,978.18
   27         27            61,846    Sq Ft               169.37
   28         28            62,289    Sq Ft               166.58
   29         29               186    Rooms            54,742.29
------------------------------------------------------------------
   30         30               204    Units            49,546.57
   31         31               200    Units            50,000.00
   32         32               894    Units            11,165.26
   33         33           212,020    Sq Ft               126.98
   34         34            76,739    Sq Ft               126.98
------------------------------------------------------------------
   35         35           198,800    Sq Ft                49.22
   36         36               411    Pads             22,871.05
   37         37           178,009    Sq Ft                50.56
   38         38            59,146    Sq Ft               151.82
   39         39            60,941    Sq Ft               142.43
------------------------------------------------------------------
   40         40           108,616    Sq Ft                75.82
   41         41            95,590    Sq Ft                84.66
   42         42           245,000    Sq Ft                32.61
   43         43           113,919    Sq Ft                64.75
   44         44            39,479    Sq Ft               176.69
------------------------------------------------------------------
   45         45             1,199    Units             5,559.11
   46         46                50    Units           132,000.00
   47         47            42,323    Sq Ft               153.36
   48         48           113,070    Sq Ft                57.30
   49         49               325    Units            18,461.54
------------------------------------------------------------------
   50         50           131,851    Sq Ft                44.68
   51         51            38,152    Sq Ft               154.14
   52         52            53,852    Sq Ft               107.45
   53         53            35,258    Sq Ft               164.11
   54         54                48    Units           118,581.38
------------------------------------------------------------------
   55         55            38,513    Sq Ft               146.96
   56         56                28    Sq Ft               127.82
   57         57           102,531    Sq Ft                54.13
   58         58            32,686    Sq Ft               166.74
   59         59            42,493    Sq Ft               122.14
------------------------------------------------------------------
   60         60               139    Units            36,428.74
   61         61            46,865    Sq Ft               108.04
   62         62            68,196    Sq Ft                73.91
   63         63            30,429    Sq Ft               164.55
  63-a                       3,453    Sq Ft               176.08
------------------------------------------------------------------
  63-b                       2,625    Sq Ft               214.86
  63-c                       2,974    Sq Ft               186.62
  63-d                       4,355    Sq Ft               118.25
  63-e                       2,708    Sq Ft               179.84
  63-f                       2,840    Sq Ft               171.48
------------------------------------------------------------------
  63-g                       2,712    Sq Ft               174.41
  63-h                       2,680    Sq Ft               170.52
  63-i                       2,700    Sq Ft               162.59
  63-j                       3,382    Sq Ft               124.78
   64         64           106,457    Sq Ft                44.98
------------------------------------------------------------------
   65         65                98    Rooms            46,856.25
   66         66            64,535    Sq Ft                71.12
   67         67               121    Units            37,190.08
   68         68            35,827    Sq Ft               125.21
   69         69            16,619    Sq Ft               269.55
------------------------------------------------------------------
   70         70           110,850    Sq Ft                39.69
   71         71            58,948    Sq Ft                74.38
   72         72            39,316    Sq Ft               110.01
   73         73           116,353    Sq Ft                36.01
   74         74               153    Pads             27,352.94
------------------------------------------------------------------
   75         75           100,000    Sq Ft                41.16
   76         76            13,650    Sq Ft               296.40
   77         77               199    Pads             20,221.11
   78         78            77,000    Sq Ft                50.73
   79         79               697    Units             5,350.92
------------------------------------------------------------------
   80         80            83,174    Sq Ft                42.02
   81         81            57,671    Sq Ft                60.50
   82         82               212    Pads             16,037.74
   83         83            17,355    Sq Ft               189.74
   84         84            42,834    Sq Ft                74.60
------------------------------------------------------------------
   85         85            18,274    Sq Ft               167.72
   86         86           100,000    Sq Ft                30.43
   87         87            66,588    Sq Ft                45.35
   88         88               607    Units             4,949.30
   89         89               133    Pads             22,485.40
------------------------------------------------------------------
   90         90               434    Units             6,666.61
   91         91               272    Units            10,614.84
   92         92                52    Units            54,705.08
   93         93            63,060    Sq Ft                44.64
   94         94            34,190    Sq Ft                78.72
------------------------------------------------------------------
   95         95               108    Units            24,074.07
   96         96               600    Units             4,160.90
   97         97            62,400    Sq Ft                40.01
   98         98            15,038    Sq Ft               165.86
   99         99            15,251    Sq Ft               163.54
------------------------------------------------------------------
   100       100            42,004    Sq Ft                58.89
   101       101            32,353    Sq Ft                74.63
   102       102            27,272    Sq Ft                87.88
   103       103            14,560    Sq Ft               156.40
   104       104                90    Units            25,018.93
------------------------------------------------------------------
   105       105            56,992    Sq Ft                39.48
   106       106            38,836    Sq Ft                55.12
   107       107             7,729    Sq Ft               271.32
   108       108                38    Units            54,990.07
   109       109            13,500    Sq Ft               148.15
------------------------------------------------------------------
   110       110            14,490    Sq Ft               137.71
   111       111             9,956    Sq Ft               200.41
   112       112            26,211    Sq Ft                72.25
   113       113             6,260    Sq Ft               287.54
   114       114            36,000    Sq Ft                48.45
------------------------------------------------------------------
   115       115            71,593    Sq Ft                24.02
   116       116            34,700    Sq Ft                48.99
   117       117            14,915    Sq Ft               113.72
   118       118                60    Units            26,165.88
   119       119             6,465    Sq Ft               239.19
------------------------------------------------------------------
   120       120            16,272    Sq Ft                92.06
   121       121               619    Units             1,933.92
   122       122            13,504    Sq Ft                80.87
   123       123             6,358    Sq Ft               153.09
   124       124             2,880    Sq Ft               189.13
------------------------------------------------------------------

                              PREPAYMENT                THIRD      THIRD MOST   SECOND      SECOND MOST                  MOST RECENT
             CMSA             PROVISIONS             MOST RECENT   RECENT NOI MOST RECENT   RECENT NOI     MOST RECENT       NOI
   ID      LOAN NO.       (#)OF PAYMENTS) (7)          NOI ($)        DATE      NOI ($)        DATE          NOI ($)        DATE
------------------------------------------------------------------------------------------------------------------------------------

    1         1      LO(27)/Defeasance(53)/Open(4)     19,414,539  12/31/2002   21,517,327  12/31/2003       22,812,212   9/30/2004
    2         2      LO(24)/Gtr 1% or YM(94)/Open(2)                             3,013,408  12/31/2003        3,628,815  12/31/2004
    3         3      LO(26)/Defeasance(54)/Open(4)                                                            5,078,797   7/31/2004
    4         4      LO(25)/Defeasance(94)/Open(1)      3,370,807  12/31/2002    3,169,236  12/31/2003        3,600,527   9/30/2004
    5         5      LO(26)/Defeasance(93)/Open(1)      2,655,726  12/31/2002    3,532,112  12/31/2003        3,788,221   6/30/2004
------------------------------------------------------------------------------------------------------------------------------------
    6         6      LO(26)/Defeasance(90)/Open(4)      2,033,236  12/31/2001    2,200,662  12/31/2002        3,349,075  12/31/2003
    7         7      LO(27)/Defeasance(91)/Open(1)
    8         8      LO(24)/Flex(95)/Open(1)            2,034,192  12/31/2002    2,078,463  12/31/2003        1,618,118  10/31/2004
    9         9      LO(28)/Defeasance(88)/Open(4)      4,538,776  12/31/2002    3,466,468  12/31/2003        4,061,108   9/30/2004
   10         10     LO(28)/Defeasance(52)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
   11         11     LO(24)/Defeasance(94)/Open(2)                               1,250,766  12/31/2003        1,149,435  12/31/2004
   12         12     LO(29)/Defeasance(87)/Open(4)                               2,930,379  12/31/2002        1,641,894  12/31/2003
   13         13     LO(24)/Gtr 1% or YM(92)/Open(4)    2,809,564  12/31/2002    1,644,827  12/31/2003        2,123,041   9/30/2004
   14         14     LO(26)/Defeasance(92)/Open(2)                                                              816,132  10/31/2004
   15         15     LO(24)/Gtr 1% or YM(94)/Open(2)    2,223,560  12/31/2002    2,273,933  12/31/2003        1,865,280  11/30/2004
------------------------------------------------------------------------------------------------------------------------------------
   16         16     LO(29)/Defeasance(89)/Open(2)      1,413,779  12/31/2002    1,367,282  12/31/2003        1,484,484   7/31/2004
   17         17     LO(35)/Flex(82)/Open(3)            1,739,242  12/31/2002    1,786,992  12/31/2003        2,664,766  11/30/2004
   18         18     LO(25)/Defeasance(91)/Open(4)      1,197,328  12/31/2002    1,422,701  12/31/2003        1,545,054  10/31/2004
   19         19     LO(27)/Defeasance(53)/Open(4)      1,353,621  12/31/2002    1,277,222  12/31/2003        1,135,462  10/31/2004
   20         20     LO(27)/Defeasance(89)/Open(4)      1,037,489  12/31/2002    1,105,853  12/31/2003        1,032,662  10/30/2004
------------------------------------------------------------------------------------------------------------------------------------
   21         21     LO(26)/Defeasance(153)/Open(1)
   22         22     LO(35)/Defeasance(81)/Open(4)      1,187,396  12/31/2002    1,165,950  12/31/2003        1,169,307  10/31/2004
   23         23     LO(47)/Gtr 1% or YM(120)/Open(13)                                                        2,089,232   9/30/2004
   24         24     LO(27)/Defeasance(89)/Open(4)        869,597  12/31/2002      974,140  12/31/2003          972,141   9/30/2004
   25         25     LO(26)/Defeasance(93)/Open(1)        834,216  12/31/2002      886,597  12/31/2003          855,067  11/30/2004
------------------------------------------------------------------------------------------------------------------------------------
   26         26     LO(27)/Gtr 1% or YM(86)/Open(7)      832,704  12/31/2002    1,045,572  12/31/2003        1,016,351  10/31/2004
  26-a                                                     66,375  12/31/2002       83,343  12/31/2003           81,014  10/31/2004
  26-b                                                     65,168  12/31/2002       81,827  12/31/2003           79,540  10/31/2004
  26-c                                                     61,548  12/31/2002       77,281  12/31/2003           75,122  10/31/2004
  26-d                                                     60,341  12/31/2002       75,766  12/31/2003           73,649  10/31/2004
------------------------------------------------------------------------------------------------------------------------------------
  26-e                                                     53,100  12/31/2002       66,674  12/31/2003           64,811  10/31/2004
  26-f                                                     52,497  12/31/2002       65,917  12/31/2003           64,074  10/31/2004
  26-g                                                     46,462  12/31/2002       58,340  12/31/2003           56,709  10/31/2004
  26-h                                                     42,842  12/31/2002       53,794  12/31/2003           52,290  10/31/2004
  26-i                                                     39,825  12/31/2002       50,006  12/31/2003           48,608  10/31/2004
------------------------------------------------------------------------------------------------------------------------------------
  26-j                                                     39,222  12/31/2002       49,248  12/31/2003           47,872  10/31/2004
  26-k                                                     35,601  12/31/2002       44,702  12/31/2003           43,453  10/31/2004
  26-l                                                     34,394  12/31/2002       43,187  12/31/2003           41,980  10/31/2004
  26-m                                                     33,188  12/31/2002       41,671  12/31/2003           40,507  10/31/2004
  26-n                                                     30,170  12/31/2002       37,883  12/31/2003           36,824  10/31/2004
------------------------------------------------------------------------------------------------------------------------------------
  26-o                                                     27,757  12/31/2002       34,852  12/31/2003           33,878  10/31/2004
  26-p                                                     27,153  12/31/2002       34,095  12/31/2003           33,142  10/31/2004
  26-q                                                     24,136  12/31/2002       30,306  12/31/2003           29,459  10/31/2004
  26-r                                                     24,136  12/31/2002       30,306  12/31/2003           29,459  10/31/2004
  26-s                                                     23,533  12/31/2002       29,549  12/31/2003           28,723  10/31/2004
------------------------------------------------------------------------------------------------------------------------------------
  26-t                                                     23,533  12/31/2002       29,549  12/31/2003           28,723  10/31/2004
  26-u                                                     21,723  12/31/2002       27,276  12/31/2003           26,514  10/31/2004
   27         27     LO(35)/Defeasance(81)/Open(4)
   28         28     LO(47)/Gtr 1% or YM(69)/Open(4)                             1,018,528   5/31/2003          985,609   5/31/2004
   29         29     LO(26)/Defeasance(90)/Open(4)      1,623,757  12/31/2002    1,584,863  12/31/2003        1,637,886   4/30/2004
------------------------------------------------------------------------------------------------------------------------------------
   30         30     LO(25)/Defeasance(56)/Open(3)                                                              517,712  12/31/2004
   31         31     LO(35)/Defeasance(83)/Open(2)        933,080  12/31/2002      934,142  12/31/2003        1,080,411   8/30/2004
   32         32     LO(25)/Defeasance(94)/Open(1)        753,951  12/31/2002      926,933  12/31/2003        1,078,407   7/31/2004
   33         33     LO(9)/Gtr 1% or YM(96)/Open(1)     1,005,454  12/31/2002    2,067,192  12/31/2003        2,893,560  11/30/2004
   34         34     LO(9)/Gtr 1% or YM(96)/Open(1)                                851,553  12/31/2003        1,352,128  11/30/2004
------------------------------------------------------------------------------------------------------------------------------------
   35         35     LO(35)/Defeasance(81)/Open(4)                                 494,084  12/31/2003          812,469   9/30/2004
   36         36     LO(35)/Defeasance(81)/Open(4)        789,631  12/31/2002      758,487  12/31/2003          783,695   9/30/2004
   37         37     LO(35)/Defeasance(83)/Open(2)
   38         38     LO(26)/Defeasance(90)/Open(4)      1,064,327  12/31/2001    1,029,826  12/31/2002        1,036,138  12/31/2003
   39         39     LO(26)/Defeasance(93)/Open(1)                                                              832,328   9/30/2004
------------------------------------------------------------------------------------------------------------------------------------
   40         40     LO(35)/Defeasance(141)/Open(4)     1,127,187  12/31/2002    1,125,022  12/31/2003        1,132,812  11/30/2004
   41         41     LO(27)/Gtr 1% or YM(89)/Open(4)
   42         42     LO(26)/Defeasance(90)/Open(4)                                                            1,261,176   9/30/2004
   43         43     LO(47)/Gtr 1% or YM(69)/Open(4)      496,138  12/31/2002      536,645  12/31/2003          613,398   8/31/2004
   44         44     LO(28)/Defeasance(88)/Open(4)        176,448  12/31/2002      211,725  12/31/2003          424,224   8/31/2004
------------------------------------------------------------------------------------------------------------------------------------
   45         45     LO(26)/Defeasance(90)/Open(4)                                 903,572  12/31/2003        1,003,916  10/31/2004
   46         46     LO(35)/Defeasance(83)/Open(2)        579,966  12/31/2002      513,893  12/31/2003          504,558   9/30/2004
   47         47     LO(35)/Defeasance(81)/Open(4)        810,644  12/31/2002      799,591  12/31/2003          741,347   9/30/2004
   48         48     LO(27)/Defeasance(89)/Open(4)        851,399  9/30/2002     1,021,342   9/30/2003          826,578   9/30/2004
   49         49     LO(35)/Defeasance(81)/Open(4)        842,938  12/31/2002      855,086  12/31/2003          791,342  11/30/2004
------------------------------------------------------------------------------------------------------------------------------------
   50         50     LO(35)/Defeasance(21)/Open(4)        242,960  12/31/2002      390,452  12/31/2003          478,279   9/30/2004
   51         51     LO(35)/Defeasance(81)/Open(4)        702,097  12/31/2002      700,928  12/31/2003          743,137   8/31/2004
   52         52     LO(35)/Defeasance(81)/Open(4)                                                              468,224   9/30/2004
   53         53     LO(27)/Defeasance(89)/Open(4)        283,106  12/31/2002      442,305  12/31/2003          507,217   9/30/2004
   54         54     LO(35)/Defeasance(81)/Open(4)                                                              261,728  11/30/2004
------------------------------------------------------------------------------------------------------------------------------------
   55         55     LO(27)/Defeasance(101)/Open(4)       301,104  12/31/2002      401,130  12/31/2003          430,191   8/31/2004
   56         56     LO(28)/Defeasance(91)/Open(1)        452,254  12/31/2002      567,404  12/31/2003          668,712   6/30/2004
   57         57     LO(35)/Defeasance(80)/Open(5)        669,355  12/31/2002      905,113  12/31/2003          806,075   8/31/2004
   58         58     LO(27)/Defeasance(89)/Open(4)                                  45,457  12/31/2003          350,784   8/31/2004
   59         59     LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
   60         60     LO(27)/Defeasance(89)/Open(4)        842,552  12/31/2002      789,830  12/31/2003          749,636   6/30/2004
   61         61     LO(35)/Defeasance(81)/Open(4)        859,749  12/31/2002      664,664  12/31/2003          632,190   9/30/2004
   62         62     LO(35)/Defeasance(81)/Open(4)        701,754  12/31/2002      697,656  12/31/2003          635,718   10/1/2004
   63         63     LO(36)/Defeasance(80)/Open(4)
  63-a
------------------------------------------------------------------------------------------------------------------------------------
  63-b
  63-c
  63-d
  63-e
  63-f
------------------------------------------------------------------------------------------------------------------------------------
  63-g
  63-h
  63-i
  63-j
   64         64     LO(27)/Defeasance(89)/Open(4)        510,533  12/31/2002      515,172  12/31/2002          511,396  12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   65         65     LO(26)/Defeasance(90)/Open(4)        736,509  12/31/2002      755,304  12/31/2003          774,138   4/30/2004
   66         66     LO(35)/Defeasance(81)/Open(4)        635,311  12/31/2002      613,194  12/31/2003          612,786   9/30/2004
   67         67     LO(28)/Defeasance(91)/Open(1)        209,529  12/31/2002      399,473  12/31/2003          370,196  12/31/2004
   68         68     LO(28)/Defeasance(88)/Open(4)                                                              343,102   9/1/2004
   69         69     LO(28)/Defeasance(91)/Open(1)
------------------------------------------------------------------------------------------------------------------------------------
   70         70     LO(25)/Defeasance(91)/Open(4)      1,005,428  12/31/2002      998,437  12/31/2003        1,056,382  11/30/2004
   71         71     LO(28)/Defeasance(88)/Open(4)        546,669  12/31/2002      568,710  12/31/2003          590,220   7/31/2004
   72         72     LO(24)/Defeasance(55)/Open(5)
   73         73     LO(27)/Defeasance(89)/Open(4)                                 240,382  12/31/2002          340,986  12/31/2003
   74         74     LO(35)/Defeasance(45)/Open(4)        344,309  12/31/2002      355,544  12/31/2003          339,788   9/30/2004
------------------------------------------------------------------------------------------------------------------------------------
   75         75     LO(26)/Defeasance(90)/Open(4)        468,204  6/30/2002       174,547   6/30/2003          (58,168)  6/30/2004
   76         76     LO(27)/Defeasance(92)/Open(1)                                                              372,000  10/31/2004
   77         77     LO(35)/Defeasance(81)/Open(4)        310,223  12/31/2002      303,526  12/31/2003          336,033   9/30/2004
   78         78     LO(27)/Defeasance(89)/Open(4)
   79         79     LO(35)/Defeasance(83)/Open(2)        479,377  12/31/2002      549,889  12/31/2003          577,800   9/30/2004
------------------------------------------------------------------------------------------------------------------------------------
   80         80     LO(35)/Flex(81)/Open(4)                                                                    370,244   9/30/2004
   81         81     LO(27)/Defeasance(89)/Open(4)        507,180  12/31/2002      491,483  12/31/2003          505,991   9/30/2004
   82         82     LO(35)/Defeasance(81)/Open(4)        287,580  12/31/2002      329,208   8/31/2003          232,733   9/30/2004
   83         83     LO(35)/Defeasance(81)/Open(4)
   84         84     LO(47)/Gtr 1% or YM(69)/Open(4)      558,958  12/31/2002      121,367  12/31/2003          272,456  11/30/2004
------------------------------------------------------------------------------------------------------------------------------------
   85         85     LO(35)/Defeasance(81)/Open(4)                                 482,045  12/31/2002          494,176  12/31/2003
   86         86     LO(27)/Defeasance(89)/Open(4)
   87         87     LO(25)/Defeasance(91)/Open(4)        331,783  12/31/2002      323,641  12/31/2003          345,646  11/30/2004
   88         88     LO(35)/Defeasance(83)/Open(2)        391,308  12/31/2002      402,190  12/31/2003          382,119   9/30/2004
   89         89     LO(35)/Defeasance(81)/Open(4)                                 238,895  12/31/2003          352,148   9/30/2004
------------------------------------------------------------------------------------------------------------------------------------
   90         90     LO(35)/Defeasance(83)/Open(2)                                 268,999  12/31/2003          280,137   9/30/2004
   91         91     LO(28)/Defeasance(148)/Open(4)       517,937  12/31/2002      601,064  12/31/2003          531,557   7/31/2004
   92         92     LO(35)/Defeasance(81)/Open(4)                                                              596,295  11/30/2004
   93         93     LO(35)/Flex(81)/Open(4)                                       283,595  12/31/2003          381,622  12/31/2004
   94         94     LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
   95         95     LO(25)/Defeasance(91)/Open(4)        279,094  12/31/2002      244,620  12/31/2003          275,894  11/30/2004
   96         96     LO(35)/Flex(81)/Open(4)               91,970  12/31/2002      181,642  12/31/2003          348,943  12/31/2004
   97         97     LO(35)/Flex(81)/Open(4)                                                                    317,809   9/30/2004
   98         98     LO(35)/Flex(81)/Open(4)
   99         99     LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
   100       100     LO(35)/Defeasance(81)/Open(4)        294,981  12/31/2002      265,870  12/31/2003          253,104   7/31/2004
   101       101     LO(35)/Defeasance(81)/Open(4)        323,813  12/31/2002      342,184  12/31/2003          347,997  10/31/2004
   102       102     LO(35)/Flex(81)/Open(4)              265,921  12/31/2002      296,984  12/31/2003          332,772  10/31/2004
   103       103     LO(35)/Defeasance(201)/Open(4)
   104       104     LO(35)/Flex(81)/Open(4)              270,295  12/31/2002      262,749  12/31/2003          299,550   9/30/2004
------------------------------------------------------------------------------------------------------------------------------------
   105       105     LO(35)/Flex(81)/Open(4)              236,405  12/31/2002      255,421  12/31/2003          217,163   9/30/2004
   106       106     LO(35)/Flex(81)/Open(4)                                                                    152,635  10/31/2004
   107       107     LO(35)/Flex(81)/Open(4)              213,995  12/31/2002      261,451  12/31/2003          235,834  10/31/2004
   108       108     LO(35)/Flex(81)/Open(4)              164,446  12/31/2002      260,990  12/31/2003          249,410  10/31/2004
   109       109     LO(35)/Defeasance(81)/Open(4)        263,680  12/31/2002      262,960  12/31/2003          151,148  12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
   110       110     LO(34)/Flex(202)/Open(4)
   111       111     LO(26)/Defeasance(90)/Open(4)
   112       112     LO(35)/Defeasance(81)/Open(4)
   113       113     LO(25)/Defeasance(91)/Open(4)
   114       114     LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
   115       115     LO(35)/Defeasance(81)/Open(4)        185,930  12/31/2002      185,704  12/31/2003          211,759   9/30/2004
   116       116     LO(35)/Defeasance(83)/Open(2)
   117       117     LO(35)/Flex(81)/Open(4)              227,409  12/31/2002      226,020  12/31/2003          225,846  11/30/2004
   118       118     LO(35)/Defeasance(81)/Open(4)                                                              183,895   5/31/2004
   119       119     LO(35)/Defeasance(81)/Open(4)        207,342  12/31/2002      220,432  12/31/2003          216,521   9/30/2004
------------------------------------------------------------------------------------------------------------------------------------
   120       120     LO(35)/Defeasance(83)/Open(2)        184,779  12/31/2002      162,144  12/31/2003          193,062  12/31/2004
   121       121     LO(35)/Flex(83)/Open(2)              246,533  12/31/2002      260,984  12/31/2003          289,143   8/31/2004
   122       122     LO(35)/Defeasance(144)/Open(1)
   123       123     LO(35)/Flex(81)/Open(4)
   124       124     LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------

             CMSA       UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN      UNDERWRITTEN      UNDERWRITTEN
   ID      LOAN NO.        NOI ($)      EGI ($)     EXPENSES ($)   NET CASH FLOW ($)    RESERVES ($)
------------------------------------------------------------------------------------------------------

    1         1            24,236,045   41,245,519     17,009,474           22,590,762        256,613
    2         2             7,137,833   10,762,456      3,624,623            6,721,618         79,634
    3         3             5,170,970    6,315,804      1,144,834            4,823,539         41,621
    4         4             4,235,655    7,761,865      3,526,210            4,075,405        160,250
    5         5             3,878,470    5,620,717      1,742,247            3,706,547         45,894
------------------------------------------------------------------------------------------------------
    6         6             4,100,411    6,038,004      1,937,593            3,857,358         56,323
    7         7             2,450,119    3,878,714      1,428,595            2,385,851         25,735
    8         8             2,845,431    4,533,350      1,687,919            2,691,222         28,445
    9         9             3,710,144    7,229,162      3,519,018            3,398,300         39,154
   10         10            2,473,561    5,441,126      2,967,565            2,323,615         74,033
------------------------------------------------------------------------------------------------------
   11         11            2,142,856    3,421,910      1,279,054            2,004,638         33,535
   12         12            1,918,391    3,157,404      1,239,013            1,817,881         23,741
   13         13            2,196,374    3,298,578      1,102,204            1,965,862         57,174
   14         14            1,700,730    2,506,489        805,760            1,613,365         21,609
   15         15            1,917,465    3,077,401      1,159,936            1,820,469         19,948
------------------------------------------------------------------------------------------------------
   16         16            1,535,324    2,113,260        577,936            1,503,824          8,330
   17         17            2,392,609    6,569,873      4,177,264            2,129,815        262,795
   18         18            1,545,139    2,442,618        897,479            1,399,378         38,386
   19         19            1,315,047    2,579,380      1,264,333            1,208,647        106,400
   20         20            1,128,379    1,443,351        314,972            1,070,173          8,343
------------------------------------------------------------------------------------------------------
   21         21            1,323,985    1,618,841        294,856            1,265,740         18,044
   22         22            1,113,255    1,466,147        352,892            1,049,451         14,210
   23         23            1,885,461    2,534,999        649,538            1,744,091         18,953
   24         24            1,330,093    1,694,981        364,888            1,206,694         30,324
   25         25            1,010,139    1,438,038        427,899              985,421         11,381
------------------------------------------------------------------------------------------------------
   26         26              929,014    1,581,701        652,687              870,839         58,175
  26-a                         74,052      126,078         52,026               69,415          4,637
  26-b                         72,705      123,785         51,080               68,153          4,553
  26-c                         68,666      116,908         48,242               64,366          4,300
  26-d                         67,320      114,616         47,296               63,104          4,216
------------------------------------------------------------------------------------------------------
  26-e                         59,241      100,862         41,621               55,532          3,710
  26-f                         58,568       99,716         41,148               54,901          3,668
  26-g                         51,836       88,254         36,418               48,590          3,246
  26-h                         47,797       81,377         33,580               44,804          2,993
  26-i                         44,431       75,647         31,215               41,649          2,782
------------------------------------------------------------------------------------------------------
  26-j                         43,758       74,500         30,742               41,018          2,740
  26-k                         39,719       67,623         27,905               37,231          2,487
  26-l                         38,372       65,331         26,959               35,969          2,403
  26-m                         37,026       63,039         26,013               34,707          2,319
  26-n                         33,660       57,308         23,648               31,552          2,108
------------------------------------------------------------------------------------------------------
  26-o                         30,967       52,723         21,756               29,028          1,939
  26-p                         30,294       51,577         21,283               28,397          1,897
  26-q                         26,928       45,846         18,918               25,242          1,686
  26-r                         26,928       45,846         18,918               25,242          1,686
  26-s                         26,255       44,700         18,445               24,611          1,644
------------------------------------------------------------------------------------------------------
  26-t                         26,255       44,700         18,445               24,611          1,644
  26-u                         24,235       41,262         17,027               22,718          1,518
   27         27            1,083,366    1,364,269        280,903            1,037,895          9,277
   28         28            1,041,944    1,532,013        490,069              975,346          9,343
   29         29            1,427,805    4,957,965      3,530,160            1,204,697        223,108
------------------------------------------------------------------------------------------------------
   30         30            1,025,689    1,798,646        772,957              984,889         40,800
   31         31            1,022,852    1,919,009        896,156              966,852         56,000
   32         32            1,270,556    1,879,992        609,437            1,253,455         17,101
   33         33            2,828,025    3,964,417      1,136,391            2,696,567         31,803
   34         34            1,562,330    2,176,601        614,271            1,486,205         11,511
------------------------------------------------------------------------------------------------------
   35         35              871,357    1,165,618        294,261              813,088         19,880
   36         36              837,971    1,362,510        524,539              817,421         20,550
   37         37              891,040    1,391,147        500,107              809,942         35,602
   38         38              943,678    1,450,470        506,792              871,874          8,872
   39         39            1,017,856    1,299,456        281,600              957,789          9,141
------------------------------------------------------------------------------------------------------
   40         40            1,069,538    1,401,626        332,088              989,998         21,723
   41         41            1,200,148    1,926,110        725,962            1,103,972         28,677
   42         42              821,670    1,180,266        358,596              769,622         36,750
   43         43              795,648    1,020,838        225,190              718,202         23,452
   44         44              650,058      775,410        125,352              622,640          9,870
------------------------------------------------------------------------------------------------------
   45         45              977,219    1,646,979        669,760              962,277         14,942
   46         46              551,353      885,776        334,423              538,853         12,500
   47         47              758,755      987,478        228,723              724,731          6,348
   48         48              653,817      887,731        233,914              590,058         16,928
   49         49              838,013    1,877,648      1,039,635              749,613         88,400
------------------------------------------------------------------------------------------------------
   50         50              615,562      943,028        327,466              593,546         19,778
   51         51              618,162    1,098,521        480,359              570,706          9,538
   52         52              655,465      841,578        186,112              609,601          8,078
   53         53              567,673      892,010        324,335              531,787          5,641
   54         54              491,693      710,806        219,112              480,997         10,697
------------------------------------------------------------------------------------------------------
   55         55              504,319      718,560        214,241              470,478          7,703
   56         56              604,934      915,772        310,838              572,829         10,825
   57         57              702,674    1,550,874        858,200              591,649         20,506
   58         58              568,628      721,984        153,356              543,919          4,906
   59         59              548,008      794,375        246,367              508,263          6,374
------------------------------------------------------------------------------------------------------
   60         60              551,882    1,061,532        509,650              509,626         42,256
   61         61              695,303    1,026,861        319,110              619,603         12,448
   62         62              632,510      829,247        196,737              580,923         18,413
   63         63              616,032      616,032                             616,032
  63-a                         84,704       84,704                              84,704
------------------------------------------------------------------------------------------------------
  63-b                         69,304       69,304                              69,304
  63-c                         68,448       68,448                              68,448
  63-d                         63,314       63,314                              63,314
  63-e                         59,892       59,892                              59,892
  63-f                         59,892       59,892                              59,892
------------------------------------------------------------------------------------------------------
  63-g                         58,181       58,181                              58,181
  63-h                         53,047       53,047                              53,047
  63-i                         53,903       53,903                              53,903
  63-j                         45,347       45,347                              45,347
   64         64              562,451      794,441        231,990              482,930         21,291
------------------------------------------------------------------------------------------------------
   65         65              671,874    2,239,906      1,568,032              571,078        100,796
   66         66              633,197    1,152,770        519,572              545,122         38,076
   67         67              479,914      967,971        488,057              449,914         30,000
   68         68              495,390      632,558        137,168              468,679          5,373
   69         69              447,158      460,987         13,830              439,372          2,493
------------------------------------------------------------------------------------------------------
   70         70              917,452    1,274,428        356,976              809,550         27,822
   71         71              511,453      808,343        296,890              461,940         15,326
   72         72              544,749      689,386        144,637              520,228          5,858
   73         73              635,957      874,558        238,601              564,682         17,453
   74         74              369,538      726,930        357,392              361,888          7,650
------------------------------------------------------------------------------------------------------
   75         75              426,206      548,409        122,203              391,726         20,000
   76         76              357,474      442,000         84,526              357,474
   77         77              350,883      541,585        190,701              340,933          9,950
   78         78              454,936      575,007        120,071              428,468         15,400
   79         79              515,830      806,400        290,570              496,030         19,799
------------------------------------------------------------------------------------------------------
   80         80              458,853      627,671        168,817              402,982         20,794
   81         81              470,465      892,735        422,270              378,868         11,534
   82         82              288,045      464,980        176,935              275,448         12,597
   83         83              317,722      443,173        125,452              302,025          2,603
   84         84              339,481      579,760        240,279              290,008         12,850
------------------------------------------------------------------------------------------------------
   85         85              377,456      526,906        149,450              352,041          4,020
   86         86              307,090      448,176        141,086              282,749         15,194
   87         87              344,740      461,944        117,204              312,130          9,988
   88         88              359,981      584,652        224,671              343,924         16,057
   89         89              350,314      624,894        274,580              343,664          6,650
------------------------------------------------------------------------------------------------------
   90         90              279,235      426,774        147,539              271,597          7,638
   91         91              444,371    1,216,919        772,548              362,771         81,600
   92         92              458,160      780,642        322,482              443,372         14,788
   93         93              359,241      511,708        152,467              329,569          9,459
   94         94              331,731      459,875        128,144              295,996          6,838
------------------------------------------------------------------------------------------------------
   95         95              310,932      638,777        327,845              278,532         32,400
   96         96              315,462      450,443        134,961              302,853         12,609
   97         97              298,233      403,933        105,700              264,571          9,360
   98         98              402,624      520,416        117,792              382,147          2,256
   99         99              259,060      271,773         12,713              254,484          4,575
------------------------------------------------------------------------------------------------------
   100       100              297,866      548,824        250,958              250,081         10,921
   101       101              323,061      518,370        195,308              296,434          7,441
   102       102              326,786      453,157        126,371              300,668          9,000
   103       103              318,259      388,143         69,884              314,182          4,077
   104       104              306,162      603,762        297,600              283,662         22,500
------------------------------------------------------------------------------------------------------
   105       105              274,845      409,489        134,644              240,379          8,834
   106       106              247,555      320,696         73,141              232,112          3,884
   107       107              217,398      282,055         64,657              205,371          3,014
   108       108              226,295      322,758         96,463              216,795          9,500
   109       109              251,909      259,700          7,791              248,399          3,510
------------------------------------------------------------------------------------------------------
   110       110              298,014      323,525         25,511              289,900          8,114
   111       111              199,183      231,807         32,624              187,444          1,493
   112       112              264,489      386,562        122,074              246,215          3,932
   113       113              170,465      213,793         43,328              164,079          1,565
   114       114              186,529      300,343        113,814              169,767          5,400
------------------------------------------------------------------------------------------------------
   115       115              206,971      330,965        123,994              196,232         10,739
   116       116              193,515      199,500          5,985              173,896         10,757
   117       117              211,717      317,425        105,708              192,642          8,949
   118       118              175,704      397,552        221,847              157,650         18,055
   119       119              189,289      244,904         55,615              179,178          2,909
------------------------------------------------------------------------------------------------------
   120       120              176,686      230,598         53,912              159,194          6,183
   121       121              279,210      481,400        202,190              265,179         14,031
   122       122              206,197      261,386         55,189              187,085          2,701
   123       123              121,902      128,607          6,704              112,916          1,907
   124       124              100,105      100,105                             100,105
------------------------------------------------------------------------------------------------------

             CMSA                                                    LEASE
   ID      LOAN NO.   LARGEST TENANT                         SF    EXPIRATION 2ND LARGEST TENANT
-----------------------------------------------------------------------------------------------------------------------

    1         1       Federated Department Stores          356,696 4/30/2015  Rainbow Media Holdings Inc.
    2         2       CYTYC                                216,218 12/31/2018 3COM
    3         3       Great Indoors                        139,320 3/31/2022  Linens n Things
    4         4
    5         5       LA Fitness                            65,000 1/31/2023  Toys R Us
-----------------------------------------------------------------------------------------------------------------------
    6         6       JC Penney                            119,260 8/31/2009  AmStar
    7         7       Shop Rite (Wakefern)                  71,676 1/31/2024  Ross Stores
    8         8       TJ Maxx                               29,273 1/31/2008  24 Hour Fitness, Inc.
    9         9       Allied Irish Banks, P.L.C.            58,084 12/31/2010 The Wicks Group of Companies
   10         10      Republic Windows & Doors, LLC        348,411 10/31/2019
-----------------------------------------------------------------------------------------------------------------------
   11         11      Vons Companies                        31,152 12/31/2012 A.J. Wright
   12         12      The Sports Authority                  42,658 1/31/2015  Marshalls
   13         13      Sport Chalet                          36,360 7/23/2010  Marshalls
   14         14      Best Buy                              45,614 1/31/2015  Linens & Things
   15         15      Teleglobe (ITXC) Corporation          69,673 7/31/2011  Saul Ewing
-----------------------------------------------------------------------------------------------------------------------
   16         16      Ralphs                                50,690 5/31/2021  Rite Aid
   17         17
   18         18      Bio-Imaging Technologies              54,371 6/30/2010  Molnlycke Health Care
   19         19
   20         20      Olsen Tire Total Car Care              6,450 12/31/2020 Lady of America
-----------------------------------------------------------------------------------------------------------------------
   21         21      Bassett Furniture                     24,000 8/31/2017  Planet Fitness
   22         22      Vons Grocery Co.                      36,800 12/31/2008 Don Jose's Mexican Restaurant
   23         23      Sam Moon Trading                      27,732 10/31/2019 Sam Moon Luggage
   24         24      Wachovia Bank                         88,196 5/31/2010  The Paige Company Containers,Inc.
   25         25      A&P                                   56,523 2/28/2022  Applebees
-----------------------------------------------------------------------------------------------------------------------
   26         26
  26-a
  26-b
  26-c
  26-d
-----------------------------------------------------------------------------------------------------------------------
  26-e
  26-f
  26-g
  26-h
  26-i
-----------------------------------------------------------------------------------------------------------------------
  26-j
  26-k
  26-l
  26-m
  26-n
-----------------------------------------------------------------------------------------------------------------------
  26-o
  26-p
  26-q
  26-r
  26-s
-----------------------------------------------------------------------------------------------------------------------
  26-t
  26-u
   27         27      Bed Bath & Beyond                     28,000 1/31/2020  Cal. National Bank
   28         28      Ebby Halliday Realtors                10,000 4/30/2015  Hexter Fair Title Co.
   29         29
-----------------------------------------------------------------------------------------------------------------------
   30         30
   31         31
   32         32
   33         33      Linens 'N Things                      31,303 1/31/2014  Barnes & Nobles
   34         34      Remax Town Center                      7,424 2/28/2009  Citywide Bank
-----------------------------------------------------------------------------------------------------------------------
   35         35      Smittybilt Automotive Group          113,500 3/31/2011  Marjack Company, Inc.
   36         36
   37         37      Peebles                               50,000 1/31/2009  Value Home Center
   38         38      Comp USA                              26,348 5/31/2012  John Harvard's Brew House
   39         39      Jasminie Hospitality Corp.            13,900 11/30/2008 Washington Mutual Bank
-----------------------------------------------------------------------------------------------------------------------
   40         40      Best Buy                              45,416 1/31/2010  Ross
   41         41      Visalia Medical Clinic                95,590 12/31/2019
   42         42      Office Depot                         245,000 11/30/2009
   43         43      Tipp City Food Town                   26,182 7/31/2008  CVS Pharmacy
   44         44      Harris Teeter                         39,479 4/30/2029
-----------------------------------------------------------------------------------------------------------------------
   45         45
   46         46
   47         47      TJ Maxx                               25,600 10/31/2007 El Pollo Loco
   48         48      Fabco                                 56,800 9/30/2013  IDE Acquisition Corporation
   49         49
-----------------------------------------------------------------------------------------------------------------------
   50         50      Tegge Furnishings                     27,864 10/31/2005 Goodwill Industries
   51         51      Smithgroup/JJR                        29,142 12/31/2011 Bodman, Longley & Dahling
   52         52      Harbor Freight                        13,496 7/31/2010  Rodda Paint Co
   53         53      New Frontiers Foods                   11,781 11/30/2008 Monsoon Restaurant
   54         54
-----------------------------------------------------------------------------------------------------------------------
   55         55      Grocery Outlet Inc.                   15,300 11/10/2015 Mountain Mike's Pizza
   56         56      P.S.G Restaurant                       5,500 3/20/2009  Piermont Bike
   57         57      De Valley Comm Reinv                  15,535 5/31/2011  Vision for Equality
   58         58      Wild Wing Cafe                         7,760 11/15/2013 Springboard Telecom
   59         59      3131 Properties                        4,520 9/30/2009  Skeeters
-----------------------------------------------------------------------------------------------------------------------
   60         60
   61         61      Marc D Golden, D.O., P.A.              5,378 7/31/2011  Boca Raton Gastroenterology
   62         62      MC Sports                             15,675 11/30/2014 Shepherd's Voice
   63         63      Circle K Stores, Inc.                 30,429 3/18/2019
  63-a                Circle K Stores, Inc.                  3,453 3/18/2019
-----------------------------------------------------------------------------------------------------------------------
  63-b                Circle K Stores, Inc.                  2,625 3/18/2019
  63-c                Circle K Stores, Inc.                  2,974 3/18/2019
  63-d                Circle K Stores, Inc.                  4,355 3/18/2019
  63-e                Circle K Stores, Inc.                  2,708 3/18/2019
  63-f                Circle K Stores, Inc.                  2,840 3/18/2019
-----------------------------------------------------------------------------------------------------------------------
  63-g                Circle K Stores, Inc.                  2,712 3/18/2019
  63-h                Circle K Stores, Inc.                  2,680 3/18/2019
  63-i                Circle K Stores, Inc.                  2,700 3/18/2019
  63-j                Circle K Stores, Inc.                  3,382 3/18/2019
   64         64      Bi-Lo                                 40,757 1/31/2011  Dollar General
-----------------------------------------------------------------------------------------------------------------------
   65         65
   66         66      Sutton Place Ltd                       7,526 6/30/2005  Minerva Office Management, Inc.
   67         67
   68         68      Westates                              27,220 6/18/2021  Bajio
   69         69      Cost Plus                             16,619 1/31/2016
-----------------------------------------------------------------------------------------------------------------------
   70         70      Vitesse Semiconductor Corp.          110,850 1/31/2009
   71         71      Bally's (Albertson's)                 35,000 2/28/2008  United Video
   72         72      Circuit City                          34,116 1/31/2020
   73         73      Big Lots                              31,617 1/31/2012  Tractor Supply Co.
   74         74
-----------------------------------------------------------------------------------------------------------------------
   75         75      Paragon Industries                    80,000 1/14/2020  NW Tactical, Inc.
   76         76      Walgreens                             13,650 8/31/2078
   77         77
   78         78      Bedrosian Tile & Marble               77,000 11/14/2019
   79         79
-----------------------------------------------------------------------------------------------------------------------
   80         80      Vision Engineering                     9,352 7/31/2008  High Country Feed
   81         81      Javitch Black & Rathbone              11,839 4/30/2007  I.O.F.
   82         82
   83         83      Community First Bank                   4,388 9/30/2014  Metro Dental
   84         84      Sun Gro of Canada                     11,532 1/31/2008  Corporate Telecom
-----------------------------------------------------------------------------------------------------------------------
   85         85      US Bank                                4,935  2/4/2005  Simkin Pohl and Miller
   86         86      Autocraft Industries, Inc.           100,000 12/31/2019
   87         87      Delhaize America, Inc. dba Food Lion  32,320 7/16/2017  CitiTrends, Inc dba Cititrends Fashions
   88         88
   89         89
-----------------------------------------------------------------------------------------------------------------------
   90         90
   91         91
   92         92
   93         93      VP Mfg.                               12,084 2/28/2008  AMT Systems
   94         94      Blue Cross Blue Shield                 8,480 11/30/2007 Met Life
-----------------------------------------------------------------------------------------------------------------------
   95         95
   96         96
   97         97      Jack's Car Market                      5,000  2/1/2005  Akbar Auto Service
   98         98      SIPZ                                   2,461 6/30/2014  7-Eleven
   99         99      Sav-On Drugs                          15,251  8/3/2020
-----------------------------------------------------------------------------------------------------------------------
   100       100      Foit-Albert Associates PC              5,580 6/30/2007  Retired Public Employees Association, Inc
   101       101      Kidz Playhouse                         7,700  8/1/2013  Iron Works Gym
   102       102      Zip Fitness                            9,010 2/28/2008  Azteca
   103       103      Walgreens                             14,560 7/31/2029
   104       104
-----------------------------------------------------------------------------------------------------------------------
   105       105      Albertson's, Inc.                     45,103 3/31/2010  Grease Monkey International, Inc.
   106       106      BAX Global, Inc                       18,030 3/15/2014  Menlo Worldwide Forwarding
   107       107      Comfort One Shoes                      2,549  6/1/2009  Political C.F.O.'s, Inc.
   108       108
   109       109      Walgreens                             13,500 5/31/2014
-----------------------------------------------------------------------------------------------------------------------
   110       110      Walgreen Co.                          14,490 12/31/2076
   111       111      FedEx Kinko's                          6,688 3/10/2012  Starbucks Corp.
   112       112      Northern Tool                         26,211 7/31/2014
   113       113      Lyon Studio, A California Corporation  6,260 1/14/2020
   114       114      Citizens Telecom Services              9,000 12/31/2009 Peterson Machine & Manufacturing
-----------------------------------------------------------------------------------------------------------------------
   115       115      Tire Center LLC                        6,958 5/12/2006  Mountain Alarm
   116       116      Cummins Cumberland                    34,700 11/30/2014
   117       117      Suburban Mortgage Inc.                 3,967 11/30/2005 Shinko Electric America, Inc.
   118       118
   119       119      Mechanics Bank                         6,465 10/31/2014
-----------------------------------------------------------------------------------------------------------------------
   120       120      Applied motion                         7,309 12/31/2011 Golden Sheaf
   121       121
   122       122      Guarantee Real Estate                  6,552 8/31/2011  Financial Title Co.
   123       123      Capital Pacific, LLC                   3,694 12/31/2020 Northwest Realty Group
   124       124      Circle K Stores, Inc.                  2,880 3/18/2020
-----------------------------------------------------------------------------------------------------------------------

             CMSA                 LEASE                                                         LEASE     PERCENT    LEASED
   ID      LOAN NO.      SF     EXPIRATION 3RD LARGEST TENANT                           SF    EXPIRATION  LEASED   AS-OF DATE
---------------------------------------------------------------------------------------------------------------------------------

    1         1         121,900 5/31/2017  EMC Corporation                             65,806 12/31/2008     96.7%   11/1/2004
    2         2         200,996 11/30/2006 Wellington Management Company               65,698 12/31/2013     98.0%   2/18/2005
    3         3          32,500 1/31/2013  Sunshine Flooring                           12,425 8/31/2012      97.9%    2/1/2005
    4         4                                                                                              92.5%   1/31/2005
    5         5          61,965 11/29/2010 Circuit City                                27,232 8/31/2007      97.8%   1/28/2005
---------------------------------------------------------------------------------------------------------------------------------
    6         6          48,303 12/30/2020 Martin's                                    16,580 8/31/2005      92.0%  12/23/2004
    7         7          30,076 1/15/2015  Old Navy                                    25,287 4/30/2007      82.6%    9/1/2004
    8         8          26,929 4/30/2009  Office Depot                                17,566 2/28/2014      84.1%   1/28/2005
    9         9           9,163 5/31/2012  Rubin, Bailin, Ortoli, Mayer & Baker LLP     8,395 6/30/2007      87.5%   12/1/2004
   10         10                                                                                            100.0%    9/2/2004
---------------------------------------------------------------------------------------------------------------------------------
   11         11         24,842 10/31/2014 Savon/American Drug Stores, I               22,500 1/31/2010      96.0%    2/1/2005
   12         12         29,869 1/31/2010  Petsmart                                    26,171 1/31/2015      98.2%   9/30/2004
   13         13         27,468 1/31/2006  $.99 Cents Only Store                       25,000 1/31/2006      92.9%   1/31/2005
   14         14         31,611 1/31/2015  Barnes & Noble                              25,012 4/30/2014     100.0%  11/16/2004
   15         15         23,531 6/30/2014  Invidi Technologies Corporation              5,742 6/30/2007      99.2%  11/29/2004
---------------------------------------------------------------------------------------------------------------------------------
   16         16         18,603 5/31/2019  Factory 2-U                                 13,300 1/31/2011      99.0%  12/31/2004
   17         17                                                                                             73.1%  11/30/2004
   18         18         17,050 10/31/2006 Pickering, Corts & Summer Inc.son,          14,436 5/31/2010      87.1%  11/15/2004
   19         19                                                                                             93.4%   1/11/2005
   20         20          5,265 4/30/2008  Hollywood Video                              5,000 8/29/2010      96.1%  10/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   21         21         20,000 11/30/2014 La-Z-Boy Furniture                          19,060 11/30/2023     88.0%   12/1/2004
   22         22          7,254 5/26/2030  Blockbuster Inc.                             7,000 11/30/2007     99.0%  11/10/2004
   23         23         10,599 10/31/2019 Sam Moon Home Decor                          7,593 10/31/2019     97.9%  11/18/2004
   24         24         28,148 3/31/2009                                                                    95.9%  10/13/2004
   25         25          8,550 11/30/2021 AG Edwards                                   7,350 9/30/2010     100.0%  12/17/2004
---------------------------------------------------------------------------------------------------------------------------------
   26         26                                                                                             97.8%   11/1/2004
  26-a                                                                                                      100.0%   11/1/2004
  26-b                                                                                                       94.1%   11/1/2004
  26-c                                                                                                      100.0%   11/1/2004
  26-d                                                                                                      100.0%   11/1/2004
---------------------------------------------------------------------------------------------------------------------------------
  26-e                                                                                                       90.0%   11/1/2004
  26-f                                                                                                      100.0%   11/1/2004
  26-g                                                                                                      100.0%   11/1/2004
  26-h                                                                                                      100.0%   11/1/2004
  26-i                                                                                                      100.0%   11/1/2004
---------------------------------------------------------------------------------------------------------------------------------
  26-j                                                                                                      100.0%   11/1/2004
  26-k                                                                                                      100.0%   12/1/2004
  26-l                                                                                                      100.0%   11/1/2004
  26-m                                                                                                       88.9%   11/1/2004
  26-n                                                                                                       87.5%   11/1/2004
---------------------------------------------------------------------------------------------------------------------------------
  26-o                                                                                                      100.0%   11/1/2004
  26-p                                                                                                      100.0%   11/1/2004
  26-q                                                                                                      100.0%   11/1/2004
  26-r                                                                                                      100.0%   11/1/2004
  26-s                                                                                                      100.0%   11/1/2004
---------------------------------------------------------------------------------------------------------------------------------
  26-t                                                                                                      100.0%   11/1/2004
  26-u                                                                                                      100.0%   11/1/2004
   27         27          4,380 10/1/2014  Eggs N Things                                4,145 2/28/2005     100.0%   12/1/2004
   28         28          8,050 10/31/2008 Luna de Noche                                5,001 12/31/2011     94.4%  11/10/2004
   29         29                                                                                             75.8%   4/30/2004
---------------------------------------------------------------------------------------------------------------------------------
   30         30                                                                                             90.2%   1/20/2005
   31         31                                                                                             95.0%   11/2/2004
   32         32                                                                                             75.7%   12/6/2004
   33         33         24,323 4/30/2012  Michael's                                   24,069 3/31/2012      97.2%  12/31/2004
   34         34          4,345 12/31/2012 Lowry Liquors                                4,000 12/31/2012    100.0%  12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   35         35         48,600 4/30/2010  Hawk Hockey, Inc.                           36,700 10/31/2009    100.0%  10/13/2004
   36         36                                                                                             92.9%    1/7/2005
   37         37         24,000 8/31/2007  Staples                                     22,411 2/28/2016      95.2%   12/1/2004
   38         38          8,356 12/31/2013 Applebee's International                     5,899 1/31/2007      99.4%   12/3/2004
   39         39          5,700 9/30/2009  Goodyear Tire Co.                            5,600 6/30/2008      96.2%   10/4/2004
---------------------------------------------------------------------------------------------------------------------------------
   40         40         28,611 1/31/2011  PETsMART                                    25,489 1/31/2011     100.0%  12/31/2004
   41         41                                                                                            100.0%  12/17/2004
   42         42                                                                                            100.0%   1/24/2005
   43         43         10,125 1/31/2023  Family Dollar                                9,663 12/31/2008     84.1%  11/23/2004
   44         44                                                                                            100.0%   10/1/2004
---------------------------------------------------------------------------------------------------------------------------------
   45         45                                                                                             65.4%  11/17/2004
   46         46                                                                                             94.0%  10/27/2004
   47         47          2,500 8/29/2008  Radio Shack                                  1,804 3/31/2005     100.0%   10/1/2004
   48         48         28,135 12/15/2005 Western Tool & Supply                       28,135 10/15/2010    100.0%   11/9/2004
   49         49                                                                                             86.5%  12/22/2004
---------------------------------------------------------------------------------------------------------------------------------
   50         50         21,519 12/31/2007 Save-A-lot                                  14,786 1/31/2013      83.0%   11/1/2004
   51         51          9,010 8/31/2006                                                                   100.0%  12/17/2004
   52         52          5,876 11/30/2009 Deco Hearth, Inc.                            4,536 5/31/2014      91.1%  12/17/2004
   53         53          4,400 8/30/2013  New York Bagel                               2,122 10/31/2014    100.0%  12/21/2004
   54         54                                                                                             95.8%    1/3/2005
---------------------------------------------------------------------------------------------------------------------------------
   55         55          2,500 12/31/2011 Street Beat (LAL Electronics)                2,440 3/31/2012      93.7%   12/1/2004
   56         56          4,700 9/30/2013  Slattery's Landing Restaurant                3,500 3/31/2023     100.0%   1/31/2005
   57         57         13,680 3/31/2010  Reinvestment Fund                           13,145 7/31/2014     100.0%   8/31/2004
   58         58          3,485  1/5/2014  Moe's Southwest Grill                        2,650 11/12/2013     83.4%  12/14/2004
   59         59          4,401 7/14/2014  Weaver, Davis & Jacob                        4,053 9/30/2009      69.2%   11/4/2004
---------------------------------------------------------------------------------------------------------------------------------
   60         60                                                                                             92.1%  12/31/2004
   61         61          4,547 10/7/2008  SMP Properties, Inc.                         4,459 6/30/2014      96.9%   1/19/2005
   62         62          8,968 2/28/2013  Ciatti's Restaurant                          7,081 10/31/2006    100.0%  11/16/2004
   63         63                                                                                            100.0%   10/1/2004
  63-a                                                                                                      100.0%   10/1/2004
---------------------------------------------------------------------------------------------------------------------------------
  63-b                                                                                                      100.0%   10/1/2004
  63-c                                                                                                      100.0%   10/1/2004
  63-d                                                                                                      100.0%   10/1/2004
  63-e                                                                                                      100.0%   10/1/2004
  63-f                                                                                                      100.0%   10/1/2004
---------------------------------------------------------------------------------------------------------------------------------
  63-g                                                                                                      100.0%   10/1/2004
  63-h                                                                                                      100.0%   10/1/2004
  63-i                                                                                                      100.0%   10/1/2004
  63-j                                                                                                      100.0%   10/1/2004
   64         64          7,200 9/30/2006  New York High Style                          7,000 1/31/2009      96.5%  11/30/2004
---------------------------------------------------------------------------------------------------------------------------------
   65         65                                                                                             79.4%   4/30/2004
   66         66          4,447 3/31/2006  Tetra Tech EM, Inc.                          3,756 9/30/2005      90.9%  12/29/2004
   67         67                                                                                             95.0%   10/8/2004
   68         68          2,600 8/31/2010  Panda Express                                2,175  3/6/2013     100.0%   11/3/2004
   69         69                                                                                            100.0%    3/1/2005
---------------------------------------------------------------------------------------------------------------------------------
   70         70                                                                                            100.0%  12/16/2004
   71         71          2,300    MTM     Century 21 Coastling, Inc.                   2,100    MTM         92.9%   1/24/2005
   72         72                                                                                             86.8%   2/15/2005
   73         73         23,077 1/31/2010  Dollar Tree                                 12,000 4/30/2011      86.6%   12/1/2004
   74         74                                                                                             98.0%    1/5/2005
---------------------------------------------------------------------------------------------------------------------------------
   75         75         20,000 7/31/2009                                                                   100.0%   1/12/2005
   76         76                                                                                            100.0%   10/1/2004
   77         77                                                                                             85.4%    1/1/2005
   78         78                                                                                            100.0%  12/28/2004
   79         79                                                                                             94.0%    1/5/2005
---------------------------------------------------------------------------------------------------------------------------------
   80         80          7,494 6/30/2009  LA County Sheriff                            5,900 6/30/2006      92.9%   10/1/2004
   81         81          5,370 12/31/2006 Parametic Technology                         5,140 12/31/2006     83.0%  12/21/2004
   82         82                                                                                             86.3%  11/12/2004
   83         83          3,080 9/30/2014  Catch A Tan                                  2,782 9/30/2014     100.0%  11/29/2004
   84         84          7,690 3/31/2008  MacPherson Property Management               3,910 3/28/2006      92.5%  10/31/2004
---------------------------------------------------------------------------------------------------------------------------------
   85         85          3,046 12/31/2006 United Ca Brokers                            2,954 6/14/2006     100.0%  10/29/2004
   86         86                                                                                            100.0%  11/20/2004
   87         87          8,450 9/30/2006  Dolgencorp Inc. dba Dollar General #2250     7,244 1/31/2008      94.6%  11/12/2004
   88         88                                                                                             76.6%  12/31/2004
   89         89                                                                                            100.0%  11/13/2004
---------------------------------------------------------------------------------------------------------------------------------
   90         90                                                                                             86.6%   11/9/2004
   91         91                                                                                             93.4%   11/3/2004
   92         92                                                                                            100.0%  12/10/2004
   93         93          7,562 5/31/2005  Service Masters                              3,780 2/28/2006     100.0%    9/1/2004
   94         94          7,390 1/31/2007  Spira                                        4,146 9/30/2009      80.6%  12/13/2004
---------------------------------------------------------------------------------------------------------------------------------
   95         95                                                                                             94.4%  12/31/2004
   96         96                                                                                             91.8%  12/31/2004
   97         97          5,000  2/1/2006  Ben's Auto                                   5,000  7/1/2005     100.0%   1/11/2005
   98         98          2,232 6/30/2014  Let's Play                                   1,670 7/31/2009     100.0%  11/16/2004
   99         99                                                                                            100.0%  12/17/2004
---------------------------------------------------------------------------------------------------------------------------------
   100       100          5,030 11/30/2006 R.F. Peck Co, Inc.                           3,938 10/31/2007     86.8%    1/4/2005
   101       101          7,393 3/31/2009  All Brides                                   3,000 12/31/2008    100.0%  10/29/2004
   102       102          3,889  4/1/2013  Pacific Kitchen                              2,520 5/31/2009     100.0%    1/1/2005
   103       103                                                                                            100.0%   12/7/2004
   104       104                                                                                             97.8%  11/30/2004
---------------------------------------------------------------------------------------------------------------------------------
   105       105          3,489 9/30/2015  Spanky's Grill                               2,361 5/31/2014     100.0%    1/6/2005
   106       106         15,481 3/14/2009                                                                    86.3%   7/26/2004
   107       107            905 11/30/2006 Heath S. Bourne                                854 1/31/2008     100.0%   1/31/2005
   108       108                                                                                             94.7%   12/1/2004
   109       109                                                                                            100.0%    1/3/2005
---------------------------------------------------------------------------------------------------------------------------------
   110       110                                                                                            100.0%  10/12/2004
   111       111          1,672  1/5/2007  Cold Stone Creamery                          1,596 5/31/2009     100.0%  11/30/2004
   112       112                                                                                            100.0%   9/20/2004
   113       113                                                                                            100.0%   1/15/2005
   114       114          6,000 9/30/2009  J. Campbell Construction, Inc.               6,000 7/14/2009     100.0%   12/5/2004
---------------------------------------------------------------------------------------------------------------------------------
   115       115          3,500  8/1/2007  Southland Trading/Royal Impressions          1,615    MTM         99.0%    9/3/2004
   116       116                                                                                            100.0%  10/25/2004
   117       117          3,348 11/30/2007 CTX Mortgage Company                         3,102 8/31/2007     100.0%   12/7/2004
   118       118                                                                                            100.0%  11/30/2004
   119       119                                                                                            100.0%  12/21/2004
---------------------------------------------------------------------------------------------------------------------------------
   120       120          6,708 5/14/2008  True Focus                                   2,255 3/31/2009     100.0%   1/17/2005
   121       121                                                                                             86.3%  10/25/2004
   122       122          4,385 3/31/2010  Brokers Assoc.                               2,567 1/31/2010     100.0%   12/9/2004
   123       123          2,664 12/31/2020                                                                  100.0%   12/9/2004
   124       124                                                                                            100.0%    8/1/2004
---------------------------------------------------------------------------------------------------------------------------------

                        UPFRONT       ONGOING
                         ACTUAL       ACTUAL                                                MONTHLY
             CMSA     REPLACEMENT  REPLACEMENT        UPFRONT    MONTHLY    MONTHLY TAX    INSURANCE  ENVIRONMENTAL  ENGINEERING
   ID      LOAN NO.   RESERVES ($)  RESERVES ($)     TI/LC ($)  TI/LC ($)    ESCROW ($)    ESCROW ($) REPORT DATE   REPORT DATE
-----------------------------------------------------------------------------------------------------------------------------------

    1         1                                                                                         10/28/2004     11/1/2004
    2         2            8,848            8,848     37,500     37,500          48,637                  10/5/2004     10/5/2004
    3         3                             3,467                28,581          21,215       5,537      11/8/2004     11/5/2004
    4         4           13,354           13,354                                52,839                  12/8/2004     11/24/2004
    5         5            3,839            3,839     10,417     10,417          32,719                 11/18/2004     11/15/2004
-----------------------------------------------------------------------------------------------------------------------------------
    6         6                             6,095                                18,934      11,922      12/6/2004     12/3/2004
    7         7            2,145            2,145      8,333      8,333          60,610                  9/23/2004     9/22/2004
    8         8            2,370            2,370      6,250      6,250          56,544       7,490     12/16/2004     12/17/2004
    9         9                                                                                         11/30/2004     11/1/2004
   10         10                            6,170                                84,500      24,750      11/5/2004     8/24/2004
-----------------------------------------------------------------------------------------------------------------------------------
   11         11           2,835            2,835      8,333      8,333          28,542       6,241     10/11/2004      2/4/2005
   12         12                            1,980                 1,700          35,058       2,073     10/29/2004     8/27/2004
   13         13                            2,650    275,000                                             1/18/2005     1/18/2005
   14         14                                                                 38,000                  12/3/2004     12/2/2004
   15         15           1,662            1,662      6,417      6,417          31,667                  12/3/2004     12/3/2004
-----------------------------------------------------------------------------------------------------------------------------------
   16         16             705              705      1,875      1,875          10,496       3,302      8/27/2004     8/11/2004
   17         17                           21,900                                23,573      10,114     10/13/2004     10/14/2004
   18         18                            3,199      8,333      8,333          16,421       2,202     12/22/2004     12/23/2004
   19         19                            6,334                                16,250       9,442     12/27/2004     12/27/2004
   20         20      25,020 LOC                  85,000 LOC                                             12/2/2004     11/22/2004
-----------------------------------------------------------------------------------------------------------------------------------
   21         21           1,504            1,504      3,583      3,583          14,170                  1/21/2005     12/29/2004
   22         22                            1,184                                 8,738       1,559     12/10/2004     12/7/2004
   23         23                                                                                        11/12/2004     11/12/2004
   24         24                                                                 15,029                 11/18/2004     11/1/2004
   25         25             948              948                                17,925       2,763      8/5/2004      11/22/2004
-----------------------------------------------------------------------------------------------------------------------------------
   26         26                            4,475                                13,106       5,179      1/5/2005      12/10/2004
  26-a                                                                                                   1/5/2005      12/10/2004
  26-b                                                                                                   1/5/2005      12/10/2004
  26-c                                                                                                   1/5/2005      12/10/2004
  26-d                                                                                                   1/5/2005      12/10/2004
-----------------------------------------------------------------------------------------------------------------------------------
  26-e                                                                                                   1/5/2005      12/10/2004
  26-f                                                                                                   1/5/2005      12/10/2004
  26-g                                                                                                   1/5/2005      12/10/2004
  26-h                                                                                                   1/5/2005      12/10/2004
  26-i                                                                                                   1/5/2005      12/10/2004
-----------------------------------------------------------------------------------------------------------------------------------
  26-j                                                                                                   1/5/2005      12/10/2004
  26-k                                                                                                   1/5/2005      12/10/2004
  26-l                                                                                                   1/5/2005      12/10/2004
  26-m                                                                                                   1/5/2005      12/10/2004
  26-n                                                                                                   1/5/2005      12/10/2004
-----------------------------------------------------------------------------------------------------------------------------------
  26-o                                                                                                   1/5/2005      12/10/2004
  26-p                                                                                                   1/5/2005      12/10/2004
  26-q                                                                                                   1/5/2005      12/10/2004
  26-r                                                                                                   1/5/2005      12/10/2004
  26-s                                                                                                   1/5/2005      12/10/2004
-----------------------------------------------------------------------------------------------------------------------------------
  26-t                                                                                                   1/5/2005      12/10/2004
  26-u                                                                                                   1/5/2005      12/10/2004
   27         27                              773                 3,016           8,750                 10/11/2004     10/11/2004
   28         28                              780                 4,584          16,450       1,313     10/27/2004     10/27/2004
   29         29                            8,059                                21,113                  5/25/2004     5/26/2004
-----------------------------------------------------------------------------------------------------------------------------------
   30         30                            3,400                                 2,116       3,204      8/20/2004     11/3/2004
   31         31          60,000            4,167                                16,000       4,800     10/15/2004     10/18/2004
   32         32           1,425            1,425                                 5,800      10,753      9/30/2004     9/30/2004
   33         33                                                                                         5/5/2003       5/5/2003
   34         34                                     301,083                                             5/5/2003       5/5/2003
-----------------------------------------------------------------------------------------------------------------------------------
   35         35                            1,657                 2,040           8,799       8,110     10/15/2004     10/25/2004
   36         36                            1,199                                 1,800       1,994      12/7/2004     12/7/2004
   37         37                            2,967                 9,500          19,204       5,798         NAP        11/22/2004
   38         38                              739                 4,000                                 11/24/2004     11/15/2004
   39         39             762              762      3,000      3,000           6,446       1,927     10/18/2004     10/18/2004
-----------------------------------------------------------------------------------------------------------------------------------
   40         40                            1,810                                30,400       7,944      8/16/2004     8/18/2004
   41         41                                                                                        10/25/2004     10/27/2004
   42         42                            3,063                   833          12,000       4,997      1/3/2005       2/2/2005
   43         43                            1,466                 4,750           4,500       1,510      9/14/2004     9/13/2004
   44         44                                                                                         10/7/2004     10/11/2004
-----------------------------------------------------------------------------------------------------------------------------------
   45         45                            1,245                                 1,604       1,722     12/13/2004     12/13/2004
   46         46                            1,042                                 7,716                 11/29/2004     11/30/2004
   47         47                              529                                                       11/22/2004     11/18/2004
   48         48                            1,410                10,000          10,386       2,304     11/12/2004     11/12/2004
   49         49                            7,367                                16,348       4,521      9/13/2004     9/14/2004
-----------------------------------------------------------------------------------------------------------------------------------
   50         50         230,000            1,648    410,000     21,500           7,821       4,709     11/24/2004     11/11/2004
   51         51                              795      3,364      3,364          17,723         909      11/2/2004     11/1/2004
   52         52                                                                                        10/27/2004     10/29/2004
   53         53      25,000 LOC                  90,000 LOC                      6,792       1,338      11/3/2004     11/8/2004
   54         54                                                                  6,750       1,360      12/6/2004     12/8/2004
-----------------------------------------------------------------------------------------------------------------------------------
   55         55                              642                 2,500           2,951       3,747     10/29/2004     10/28/2004
   56         56           1,008            1,008      2,250      2,250          16,273       3,063      8/5/2004      9/16/2004
   57         57         300,000                                                  9,908       2,330     10/26/2004     10/27/2004
   58         58                              409                 2,045           3,133         700      12/7/2004     12/7/2004
   59         59                              531     45,000      2,780           1,605       2,026      12/9/2004     12/10/2004
-----------------------------------------------------------------------------------------------------------------------------------
   60         60           3,523            3,523                                 5,197       3,342      1/24/2005     1/24/2005
   61         61                            1,053                 6,633           8,350       3,299      3/29/2004     3/31/2004
   62         62                                                                                         12/9/2004     12/9/2004
   63         63                                                                                         3/1/2003         NAP
  63-a                                                                                                    3/1/2003        NAP
-----------------------------------------------------------------------------------------------------------------------------------
  63-b                                                                                                    3/1/2003        NAP
  63-c                                                                                                    3/1/2003        NAP
  63-d                                                                                                    3/1/2003        NAP
  63-e                                                                                                    3/1/2003        NAP
  63-f                                                                                                    3/1/2003        NAP
-----------------------------------------------------------------------------------------------------------------------------------
  63-g                                                                                                    3/1/2003        NAP
  63-h                                                                                                    3/1/2003        NAP
  63-i                                                                                                    3/1/2003        NAP
  63-j                                                                                                    3/1/2003        NAP
   64         64                            1,775                 3,000           8,403         869      4/29/2004     11/22/2004
-----------------------------------------------------------------------------------------------------------------------------------
   65         65                            3,881                                14,075                  5/25/2004     5/26/2004
   66         66                                     150,000                      6,165         716     10/30/2004     10/21/2004
   67         67           2,500            2,500                                12,255       2,730      9/15/2004     9/14/2004
   68         68                              450                                 4,641         263     10/18/2004     10/14/2004
   69         69             208              208        417        417           3,157                  9/21/2004     9/17/2004
-----------------------------------------------------------------------------------------------------------------------------------
   70         70                                                                                         8/4/2004      12/27/2004
   71         71                            1,265    100,000                      5,489       1,236      7/8/2004       8/2/2004
   72         72                              488     72,800                                             5/6/2004       2/4/2005
   73         73          50,000                                                  8,177       1,541     11/11/2004     11/8/2004
   74         74                              446                                 2,151         635      12/3/2004     12/3/2004
-----------------------------------------------------------------------------------------------------------------------------------
   75         75                                                                                        12/13/2004     1/10/2005
   76         76                                                                                         10/1/2004     10/1/2004
   77         77                              581                                 1,033         804      12/7/2004     12/3/2004
   78         78                                                                                        10/13/2004     10/13/2004
   79         79                                                                                            NAP        11/5/2004
-----------------------------------------------------------------------------------------------------------------------------------
   80         80                                                                                        11/20/2004     11/17/2004
   81         81                                                                  5,305                  1/7/2005       1/4/2005
   82         82                              417                                 1,005       1,001      12/3/2004     12/3/2004
   83         83                              218                   995           1,862         722         NAP        9/16/2004
   84         84                              630                 4,500           4,193         841     12/15/2004     12/14/2004
-----------------------------------------------------------------------------------------------------------------------------------
   85         85                                                                                            NAP        3/17/2004
   86         86                                                                                        12/15/2004     12/15/2004
   87         87                              832     36,000      1,500           3,767         870     12/22/2004     12/22/2004
   88         88                              749                                12,835         484         NAP        11/5/2004
   89         89                              554                                 2,863         998      1/3/2003      9/23/2004
-----------------------------------------------------------------------------------------------------------------------------------
   90         90                              637                                 2,628         214         NAP        11/11/2004
   91         91                            6,233                                15,344       7,353      11/5/2004     11/5/2004
   92         92                                                                  2,494      11,167      11/1/2004     11/1/2004
   93         93                                                                                        11/30/2004     12/17/2004
   94         94                              570                 2,408                                     NAP        10/4/2004
-----------------------------------------------------------------------------------------------------------------------------------
   95         95                            2,700                                 1,098       2,231      1/25/2005     1/26/2005
   96         96                                                                  1,988         376         NAP        12/17/2004
   97         97                                                                                         12/5/2004     11/17/2004
   98         98                                                                                            NAP        11/29/2004
   99         99                                                                                            NAP        11/12/2004
-----------------------------------------------------------------------------------------------------------------------------------
   100       100                              910                 3,123           8,180         758         NAP        11/5/2004
   101       101                                                                  5,025       1,669         NAP        11/5/2004
   102       102                                                                                            NAP        12/1/2004
   103       103                                                                                        12/29/2004     11/29/2004
   104       104                                                                  2,253       1,691         NAP        11/11/2004
-----------------------------------------------------------------------------------------------------------------------------------
   105       105                                                                                            NAP        12/6/2004
   106       106                              324    120,000        963                                  9/17/2004      8/6/2004
   107       107                              251    150,000                      2,368         167         NAP        12/7/2004
   108       108                              792                                 2,776       1,237         NAP        11/30/2004
   109       109                                                                                            NAP        5/26/2004
-----------------------------------------------------------------------------------------------------------------------------------
   110       110                                                                                         11/9/2004     11/5/2004
   111       111                                                                  1,627         326     11/16/2004     12/1/2004
   112       112                                     150,713                                                NAP        10/11/2004
   113       113                                                                  2,276         423     11/24/2004     11/26/2004
   114       114          16,200                                                    940         531     10/26/2004     10/14/2004
-----------------------------------------------------------------------------------------------------------------------------------
   115       115                              754                                 1,819         222         NAP        10/1/2004
   116       116                                                                                            NAP        12/20/2004
   117       117                                      93,000                                                NAP        11/17/2004
   118       118                            1,505                                 4,448       1,328         NAP        9/20/2004
   119       119                                                                                         12/5/2004     12/8/2004
-----------------------------------------------------------------------------------------------------------------------------------
   120       120                                                    895           2,230         339         NAP        12/20/2004
   121       121                                                                                            NAP        11/11/2004
   122       122                                     264,555                                                NAP         9/1/2004
   123       123                                                                                            NAP        10/27/2004
   124       124                                                                                         3/1/2003         NAP
-----------------------------------------------------------------------------------------------------------------------------------

             CMSA
   ID      LOAN NO.   SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

    1         1       Vornado Realty L.P.
    2         2       Berwind Property Group, Ltd.
    3         3       Triple Five National Development Corporation
    4         4       Jeffrey Cohen
    5         5       Rubin Pachulski Properties
------------------------------------------------------------------------------------------------------------------------------------
    6         6       Samuel P. Grimmer, Susan L. Grimmer, Rose J. Grimmer, Estate of James B. Grimmer
    7         7       Rubin Pachulski Properties
    8         8       Anwar Barbouti and Haidar Barbouti
    9         9       Ahmed Baker, Ben Saleh Trust, Joumana Trust II
   10         10      Ronald Spielman, Richard Gillman
------------------------------------------------------------------------------------------------------------------------------------
   11         11      Gary Simons and Sean Baker
   12         12      E. Thomas Collins, Jr., John E. Shaffer, Richard E. Hulina
   13         13      Donald E. Russell
   14         14      Kimco Realty Corporation
   15         15      Berwind Property Group, Ltd.
------------------------------------------------------------------------------------------------------------------------------------
   16         16      Westwood Financial Corp., Steven Fogel and Howard Banchik
   17         17      Bernstein Millbank Limited Partnership
   18         18      Mark Green, Lee Goldmeier, Daniel Cohen
   19         19      Gary S. Richman
   20         20      James A. Dorsy, Augustin Herran
------------------------------------------------------------------------------------------------------------------------------------
   21         21      Patrick Magee and Mitchell Klein
   22         22      Stephan Sperling, Rosette Cadry
   23         23      Samuel S. Moon
   24         24      Lawrence Russo, Jr.
   25         25      Wharton Realty Group, Inc., Daniel Massry and Solomon Dwek
------------------------------------------------------------------------------------------------------------------------------------
   26         26      Nickolas W. Jekogian III
  26-a
  26-b
  26-c
  26-d
------------------------------------------------------------------------------------------------------------------------------------
  26-e
  26-f
  26-g
  26-h
  26-i
------------------------------------------------------------------------------------------------------------------------------------
  26-j
  26-k
  26-l
  26-m
  26-n
------------------------------------------------------------------------------------------------------------------------------------
  26-o
  26-p
  26-q
  26-r
  26-s
------------------------------------------------------------------------------------------------------------------------------------
  26-t
  26-u
   27         27      Dave Dollinger
   28         28      Seymour Nevada, Inc.
   29         29      Kinseth Hospitality Company, Kinseth Hotel Corporation, Les Kinseth, Bruce Kinseth,
                        Linda Skinner, Gary Kinseth
------------------------------------------------------------------------------------------------------------------------------------
   30         30      Russell Wilkinson, Wilkinson Corporation, Wilkinson 1031, LLC, Gary A. Fourer, Margaret C. Lange,
                        Eric Hildebrand, Patrick Connolly, Ellen Connolly, Lynn R.L. Rivto, Marilyn S. Miller, Ronald E. Kautz,
                        Judith F. Kautz, Sabrina L. Guthrie, Alan Loss, Marcia Loss, Jerome Frantz, Lynn G. Frantz, Janice Finke,
                        Ernest M. Fine
   31         31      Richard Belfonti
   32         32      Joel Tranum and Paul Hoffman
   33         33      Weingarten Realty Investors and Stewart A Miller
   34         34      Weingarten Realty Investors and Stewart A Miller
------------------------------------------------------------------------------------------------------------------------------------
   35         35      Susan Rhodes Matijasevic, Gene Rhodes, Frank A. Rhodes Jr., June Causey
   36         36      Continental Communities, LLC
   37         37      Frank Ferrari
   38         38      R. Damian Soffer
   39         39      Jack Breslin and Jeff Susa
------------------------------------------------------------------------------------------------------------------------------------
   40         40      Thomas J. Roche, Katherine A. Roche, Katherine A. Roche Marital Trust
   41         41      Visalia Medical Clinic, Inc.
   42         42      Robert M. Bohlen
   43         43      Ronald T. Reynolds, Johnny L. Eggleston
   44         44      Marcus R. Durlach, III
------------------------------------------------------------------------------------------------------------------------------------
   45         45      Charles C. Wilkes
   46         46      John Paul Kent
   47         47      Lawrence Field
   48         48      Norman S. Bailey
   49         49      Robin Reed
------------------------------------------------------------------------------------------------------------------------------------
   50         50      George Ackerman, Michael Oesteich, Richard Lubkin
   51         51      Michael Spears, Kathleen Ridley, Warushan Kchikian, Gerald Spears, Michael A. Spears Revocable Living Trust,
                        Kathleen Ridley Revocable Trust Agreement, Warushan Kchikian Trust Agreement
   52         52      Jeffry J. Powell
   53         53      John D. Miller, Edwin L. Buckmaster, Yoshiko Buckmaster, Edward F. Lambert
   54         54      Kim A. Culp, Sheldon Z. Wert
------------------------------------------------------------------------------------------------------------------------------------
   55         55      Robert J. Sasaki
   56         56      Philip Griffin
   57         57      Michael Corenzwit, Kenneth Balin
   58         58      Charles T. Hodges, Eugene L. Bodycott
   59         59      Scott W. Weaver, Nat H. Davis, Gerald Peter Jacob
------------------------------------------------------------------------------------------------------------------------------------
   60         60      David Roberts
   61         61      Michael E. Schultz
   62         62      Dwight Johnson, Bruce Lundgren, Bruce Peterson
   63         63      Newcastle Investment Corp, Drawbridge Special Opportunities Fund LP
  63-a
------------------------------------------------------------------------------------------------------------------------------------
  63-b
  63-c
  63-d
  63-e
  63-f
------------------------------------------------------------------------------------------------------------------------------------
  63-g
  63-h
  63-i
  63-j
   64         64      Michael C. McMillen Jr., Michael A. Klump
------------------------------------------------------------------------------------------------------------------------------------
   65         65      Kinseth Hospitality Company, Kinseth Hotel Corporation, Les Kinseth, Bruce Kinseth, Linda Skinner,
                        Gary Kinseth
   66         66      Janice M. MacLean
   67         67      Jeffrey Cole
   68         68      Mansfield Jennings, Gilbert M. Jennings, Larry Gardner, Louise Zeenati, Alan Gardner
   69         69      Donald Friend and Tad Taube
------------------------------------------------------------------------------------------------------------------------------------
   70         70      Michel & Co. LLC
   71         71      Gregg Kirkpatrick
   72         72      Kenneth A. Zeisler
   73         73      Ernest A. Kaplan, Fred Gindy as the executor of the Robert L. Gindy
   74         74      Continental Communities, LLC
------------------------------------------------------------------------------------------------------------------------------------
   75         75      Larry E. Bedrosian, Joan Q. Bedrosian, Declarations of Trusts Larry E. Bedrosian and Joan Q. Bedrosian,
                        Gary P. Bedrosian, Joyce A. Bedrosian, Declarations of trusts of Gary P. Bedrosian and
                        Joyce A. Bedrosian U/D/T, Janice A. Bedrosian Trust
   76         76      Michael Duckor and Lewis Duckor
   77         77      Continental Communities, LLC
   78         78      Larry E. Bedrosian and Joan Q. Bedrosian, Declarations of Trusts Larry E. Bedrosian and
                        Joan Q. Bedrosian U/D/T dated 12/28/1990, Gary P. Bedrosian and Joyce A. Bedrosian,
                        Declarations of trusts of Gary P. Bedrosian and Joyce A. Bedrosian U/D/T, Janice A. Bedrosian Trust
   79         79      Thomas Dailey, Dwight Davis, Timothy Davis, William Shmicker, Robert J Dailey
------------------------------------------------------------------------------------------------------------------------------------
   80         80      Robert T Wolfenden
   81         81      Donald M. King, Arnold L. King, Peter K. Garson
   82         82      Continental Communities II, LLC
   83         83      Jerome Hertel, Jon Pope, Gary Janisch
   84         84      Edward H. Mills, Marian A. Mills
------------------------------------------------------------------------------------------------------------------------------------
   85         85      The Smith Family Trust, Jeha Family Trust, William F. Kartozian Living Trust
   86         86      S. Jack Williams, Jr.
   87         87      Michael C. McMillen, Jr., Michael A. Klump
   88         88      Muir Station Associates, Thomas Dailey, Robert J Dailey, Raymond Matthews, David M. Greenberg, Phillip Jones,
                        Clair L. Hotten, Terrence D. Ranahan
   89         89      Myron W. Klein
------------------------------------------------------------------------------------------------------------------------------------
   90         90      Kenneth S. Hirsch, Rosemary T. Jensen
   91         91      David E. Russell, Mary A. Russell
   92         92      Martin Rankin, Siegfrid Albrecht, Erik A. Schenk
   93         93      Alan Field, Benjamin Squire
   94         94      Scot Holdings, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   95         95      Seyda N. Sutas
   96         96      Michael Perry
   97         97      Robert T Wolfenden
   98         98      Barbara W Hirth
   99         99      David J. Saca
------------------------------------------------------------------------------------------------------------------------------------
   100       100      Brian R. Whitman
   101       101      William E. Huff
   102       102      Doulgas T. Domoto, Marilyn D. Webb
   103       103      Loren Spiekermann
   104       104      Allan E. Hanson
------------------------------------------------------------------------------------------------------------------------------------
   105       105      Stanley M. Felix
   106       106      Raymond J. Brimble
   107       107      Christopher R. Forrest, Thomas E. Vogt
   108       108      Richard P. Garza
   109       109      Drew Gibson
------------------------------------------------------------------------------------------------------------------------------------
   110       110      Roslyn Millet
   111       111      Gerard Tully, Sr.
   112       112      Jerry Shluker, Brenda Keller
   113       113      Curtis William Lyon, The Lyon Family 1998 Trust
   114       114      Mark R. Herbert, Michael S. Dorn
------------------------------------------------------------------------------------------------------------------------------------
   115       115      Richard C Johns
   116       116      John Nasser, Andrew Peceimer
   117       117      Martin L. Chiechi
   118       118      Peter Gfroerer
   119       119      Thomas Coates
------------------------------------------------------------------------------------------------------------------------------------
   120       120      Gregg S. Walsh
   121       121      MaryAnn Tarrant, Richard Tarrant, Edward Bell, Edward Tarrant
   122       122      DeWayne Zinkin
   123       123      Steven Y Wong, Michael Horwitz, Michael Anders, Scott B Fuller
   124       124      Douglas A. Stewart, Betty L. Stewart
------------------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2005-PWR7

FOOTNOTES TO APPENDIX B
-----------------------

(1a) Fitch, Inc. and Moody's Investors Service, Inc. have confirmed that Loan
ID#9 (405 Park Avenue) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" / "A2" by Fitch,
Inc. and Moody's Investors Service, Inc., respectively. Fitch, Inc. and Moody's
Investors Service, Inc. have confirmed that Loan ID#23 (Sam Moon Center II) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AA" / "Baa1" by Fitch, Inc. and Moody's
Investors Service, Inc., respectively. Fitch, Inc. and Moody's Investors
Service, Inc. have confirmed that Loan ID#41 (Visalia Medical Clinic) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A-" / "Baa3" by Fitch, Inc. and Moody's
Investors Service, Inc., respectively.

(1b) Fitch, Inc. has confirmed that Loan ID#21 (33 Route 304) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" by Fitch, Inc.

(2) PMCF - Prudential Mortgage Capital Funding, LLC; BSCMI - Bear Stearns
Commercial Mortgage, Inc.; WFB - Wells Fargo Bank, National Association;
Nationwide - Nationwide Life Insurance Company

(3a) For Loan ID#1 (11 Penn Plaza), the $95,000,000 pooled mortgage loan represents an approximate 43.2% pari passu interest in a $220,000,000 mortgage loan secured by the 11 Penn Plaza Property. All LTV, DSCR and Cut-off Date
Balance per Net Rentable Area SF/Unit numbers presented are based on the entire first mortgage loan.

(3b) For Loan ID#4 (Marquis Apartments), the $45,000,000 pooled mortgage loan represents an approximate 90.0% pari passu interest in a $50,000,000 mortgage loan secured by the Marquis Apartments Property. All LTV, DSCR and Cut-off Date
Balance per Net Rentable Area SF/Unit numbers presented are based on the entire first mortgage loan.

(3c) For Loan ID#5 (Plaza La Cienega), the $43,000,000 mortgage loan represents an A-Note portion ("A-Note") of a $50,000,000 first mortgage split into an
A-Note and a B-Note. The $7,000,000 B-Note portion ("B-Note") is not included in the trust. Upon satisfaction of certain conditions described in the Prospectus
Supplement, the B-Note will become pari passu with the A-Note. All LTV, DSCR and
Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the $43,000,000 A-Note financing. There is a $7,000,000 letter of credit which is used as additional collateral solely for the $7,000,000 B-Note.

(3d) For Loan ID#7 (Garden State Pavilion), the $28,000,000 mortgage loan represents an A-Note portion ("A-Note") of a $33,000,000 first mortgage split into an A-Note and a B-Note. The $5,000,000 B-Note portion ("B-Note") is not included in the trust. Upon satisfaction of certain conditions described in the
Prospectus Supplement, the B-Note will become pari passu with the A-Note. All
LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the $28,000,000 A-Note financing. There is a $5,000,000 letter of credit which is used as additional collateral solely for the
$5,000,000 B-Note.

(3e) For Loan ID#33 (Miller/WRI Portfolio - Thorncreek Crossing), the $5,764,223
pooled mortgage loan represents a 23.4% pari passu interest in a $24,659,502 first mortgage loan.

(3f) For Loan ID#34 (Miller/WRI Portfolio - Lowry Town Center), the $4,174,093
pooled mortgage loan represents a 34.8% pari passu interest in a $12,006,333 first mortgage loan.

(3g) For Loan IDs#33 & 34 (Miller/WRI Portfolio - Thorncreek Crossing and
Miller/WRI Portfolio - Lowry Town Center), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. The pari passu notes for these two loans were also cross collateralized and cross defaulted. All LTV,
DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cashflow and net rentable area.

(4) For Loan ID#7 (Garden State Pavilion), an initial loan amount of $26,400,000 was funded on 10/12/2004 with a first payment date of 12/01/2004. Subsequent to this initial funding and subject to certain conditions met by the borrower, an additional advance was funded on 11/30/2004 in the amount of $1,600,000 bringing the loan's current balance as of that date to 28,000,000 with a first payment date of 01/01/2005. All loan terms in this appendix reflect the new loan amount of $28,000,000 with the first payment date of 01/01/2005.

(5) Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR for
loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

(6a) For Loan ID#3 (Shops at Boca Park), the Appraised Value and LTV are based on the "Stabilized" value of $73,000,000 as of April 1, 2005. The stabilized value assumes the occupancy has stabilized. The "As-Is" value as of December 1,
2004 is $70,000,000. The subject was 97.9% occupied as of February 1, 2005.

(6b) For Loan ID#19 (Summerwalk Apartments), the Appraised Value and LTV are
based on the "Stabilized" value of $17.05 million as of June 1, 2005. The
"Stabilized" value assumes the occupancy has stabilized. The occupancy as of
January 11, 2005 was 93.42%.

(6c) For Loan ID#33 (Miller/WRI Portfolio - Thorncreek Crossing), the Appraised
Value and LTV are based on the "Stabilized" value of $34,000,000 as of December
1, 2003. The stabilized value assumes the completion of construction and stabilization of occupancy. The "As-Is" value as of August 31, 2003 is
$24,500,000. The subject was 97.2% occupied as of December 31, 2004.

(6d) For Loan ID#34 (Miller/WRI Portfolio - Lowry Town Center), the Appraised
Value and LTV are based on the "Stabilized" value of $16,600,000 as of April 1,
2004. The stabilized value assumes the stabilization of occupancy. The "As-Is"
value as of June 20, 2003 is $16,100,000. The subject was 100% occupied as of
December 31, 2004.

(6e) For Loan ID#54 (Northtown Crossings), the Appraised Value and LTV are based on the "Stabilized" value of $8,400,000 as of December 2, 2004. The "Stabilized"
value assumes an exposure and marketing time of less than six months. The subject property was 95.8% occupied as of January 3, 2005.

(6f) For Loan ID#61 (West Boca Medical Pavilion I), the Appraised Value and LTV
are based on the "Stabilized" value of $8,900,000 as of October 1, 2004. The
"Stabilized" value assumes the occupancy has stabilized. The subject property was 96.9% occupied as of January 19, 2005. The "As-Is" value as of April 1, 2004 is $8,550,000.

(6g) For Loan ID#69 (Cost Plus Germantown), the Appraised Value and LTV are
based on the "Stabilized" value of $6,475,000 as of January 1, 2005. The stabilized value assumes a stabilized operating level beginning in 2005. The subject property is a 100% leased to a single tenant Cost Plus, whose lease began in October 2004.

(6h) For Loan ID#72 (Circuit City - Ridge Park Square), the Appraised Value and
LTV are based on the "Stabilized" value of $6,000,000 as of October 1, 2004. The stabilized value assumes the completion of construction and stabilization of occupancy. Construction is complete and the subject property was 86.8% occupied as of February 15, 2005.

(6i) For Loan ID#73 (Kerrville Country Club Plaza), the Appraised Value and LTV
are based on the "Stabilized" value of $6.875 million as of April 7, 2005. The
"Stabilized" value assumes the construction and occupancy of the 7,000 square foot pad site building at the subject property. The occupancy as of December 1,
2004 was 86.6%. The construction is in process with completion scheduled in
April 2005. The Borrower has posted a cash reserve in the amount of $1.26 million to be released once construction is complete and the tenant on the lease is in occupancy.

(6j) For Loan ID#83 (Concord Crossroads), the Appraised Value and LTV are based on the "Stabilized" value of $4,400,000 as of March 1, 2005. The "Stabilized"
value assumes the occupancy has stabilized at 100%. The subject property was
100% occupied as of November 29, 2004. The "As-Is" value was $4,250,000 as of
September 7, 2004.

(6k) For Loan ID#106 (Lynxs Nafta Cargoport), the Appraised Value and LTV are
based on the "Stabilized" value of $2,865,000 as of February 12, 2005. The
"Stabilized" value assumes the occupancy has stabilized at 95%. The subject property was 86.3% leased as of July 26, 2004. The "As-Is" value is $2,790,000 as of August 12, 2004.

(6l) For Loan ID#114 (Lakeville Business Center II), the Appraised Value and LTV
are based on the "Stabilized" value of $2,220,000 as of January 1, 2005. The
"Stabilized" value assumes the occupancy has reached stabilization. The subject property was 100% occupied as of December 5, 2004.

(7a) For Loan ID#1 (11 Penn Plaza), the Prepayment Provisions are as follow:
After an initial period of the earlier of (a) three years from the origination date or (b) two years from the date of the last securitization of any portion of the 11 Penn Plaza Non-Pooled Companion Loan, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.
The 11 Penn Plaza pooled mortgage loan is freely prepayable on and after the payment date that is three months prior to its anticipated repayment date.

(7b) For Loan ID#4 (Marquis Apartments), the Prepayment Provisions are as
follow: After an initial period of the earlier of (a) January 31, 2008 or (b)
two years from the date of the last securitization of any portion of the Marquis
Apartments Non-Pooled Loan, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

(7c) For Loan ID#5 (Plaza La Cienega), the Prepayment Provisions are as follow:
After an initial period of the earlier of (a) four years from the first payment date or (b) two years from the date of the last securitization of any portion of the Plaza La Cienega Non-Pooled Loan, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

(7d) For Loan ID#7 (Garden State Pavilion), the Prepayment Provisions are as
follow: After an initial period of the earlier of (a) four years from the first payment date or (b) two years from the date of the last securitization of any portion of the Garden State Pavilion Non-Pooled Loan, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

                                   APPENDIX C

                       MORTGAGE LOAN NO. 1 - 11 PENN PLAZA

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                 [PHOTO]

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                                       C-1

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                            [MAP OF 11 PENN PLAZA]

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                                      C-2

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                       MORTGAGE LOAN NO. 1 - 11 PENN PLAZA
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                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER:                  PMCF

LOAN PURPOSE:                          Refinance

ORIGINAL BALANCE: (1)                  $95,000,000

CUT-OFF DATE BALANCE: (1)              $94,668,822

FIRST PAYMENT DATE:                    01/01/2005

INTEREST RATE:                         5.20000%

AMORTIZATION TERM:                     360 months

ARD:                                   Yes

ANTICIPATED REPAYMENT DATE:            12/01/2011

MATURITY DATE:                         12/01/2034

EXPECTED BALANCE AT ARD: (1)           $84,603,463

SPONSOR:                               Vornado Realty L.P.

INTEREST CALCULATION:                  Actual/360

CALL PROTECTION:                       24-payment lockout from the date of
                                       securitization of the last pari-passu
                                       note, with U.S. Treasury defeasance for
                                       the payments thereafter until the payment
                                       date occurring three months prior to the
                                       Anticipated Repayment Date.

CUT-OFF DATE BALANCE PER SF: (1)       $212.94

UP-FRONT RESERVES:                     None

ONGOING RESERVES:                      RE Taxes:             Springing (2)
                                       Insurance:            Springing (2)

LOCKBOX:                               Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SHADOW RATING:                         NAP

SINGLE ASSET/PORTFOLIO:                Single Asset

PROPERTY TYPE:                         Office

PROPERTY SUB-TYPE:                     Urban

LOCATION:                              New York, NY

YEAR BUILT/RENOVATED:                  1923 / 1982 and 1991

PERCENT LEASED (AS OF):                96.7% (11/01/2004)

NET RENTABLE AREA:                     1,029,554

THE COLLATERAL:                        A 23-story office building with ground
                                       floor retail within the New York City
                                       central business district.

OWNERSHIP INTEREST:                    Fee

                                                               LEASE
MAJOR TENANTS                          % NRA     RENT PSF    EXPIRATION
-------------                          -----     --------    ----------
Federated Department Stores            34.6%      $37.60     04/30/2015 (3)

Rainbow Media Holdings Inc. (4)        11.8%      $57.32     05/31/2017

EMC Corporation                         6.4%      $41.34     12/31/2008

PROPERTY MANAGEMENT:                   Vornado Office Management LLC

U/W NET CASH FLOW:                     $22,590,762

APPRAISED VALUE (AS OF):               $330,000,000 (12/01/2004)

CUT-OFF DATE LTV RATIO: (1)            66.4%

LTV RATIO AT ARD: (1)                  59.4%

U/W DSCR: (1)                          1.56x

--------------------------------------------------------------------------------

(1)  The $95,000,000 mortgage loan represents a 43.2% pari passu portion of a
     $220,000,000 first mortgage split into two pari passu notes. The other note is not included in the trust. All aggregate LTV, DSCR, debt service and loan PSF numbers in this table are based on the total $220,000,000 financing.

(2)  Borrower is required to deposit 1/12 of the amount of the annual real estate taxes and 1/12 of the annual insurance premiums into a reserve account monthly. In lieu of making monthly deposits, the borrower is permitted to deliver a letter of credit or to cause the sponsor to deliver a guaranty of such amounts (which guaranty option will be permitted for so long as the sponsor is rated BBB- or better by S&P). If, prior to the
     Anticipated Repayment Date, the sponsor is downgraded to below a BBB-
     credit rating by S&P, the borrower must either deposit cash into the reserve account or deliver a letter of credit in lieu of making a deposit.

(3)  Federated Department Stores has month-to-month free rent on 1,662 square feet of storage space.

(4)  Rainbow Media Holdings Inc. directly leases 121,900 square feet (11.8% of
     NRA) expiring in May 2017. Rainbow subleases an additional 37,404 square feet from Vornado Realty Trust through a sublease with Thomson Media Inc.
     for $16.11psf, expiring in February 2006.

THE 11 PENN PLAZA LOAN.

     THE LOAN. The largest loan (the "11 Penn Plaza Loan") is a $95,000,000 pari passu note that is part of a $220,000,000 first mortgage loan, secured by the borrower's fee simple interest in the property known as 11 Penn Plaza in New
York, New York.

     THE BORROWER. The borrower, Vornado Eleven Penn Plaza LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The borrower's board of directors has two independent directors and a non-consolidation opinion was delivered at closing. The borrower is ultimately controlled by Vornado Realty Trust (rated BBB+/Baa2/BBB by S/M/F), a diversified equity REIT with a total market capitalization of approximately
$9.2 billion as of November 16, 2004. According to its website, Vornado Realty
Trust currently owns and/or manages approximately 87 million square feet of real estate. Vornado Realty Trust trades on the New York Stock Exchange under the symbol "VNO."

                                      C-3

     THE PROPERTY. 11 Penn Plaza is a 23-story office building with ground floor retail space containing approximately 1,029,554 rentable square feet. The property was constructed in 1923 and was renovated in 1982 and 1991. The property is located across the street from New York Penn Station and Madison
Square Garden, occupying the east side of 7th Avenue between 31st and 32nd
Streets. This location provides direct access to several major transportation systems including Amtrak, New Jersey Transit, Long Island Railroad and several
New York City subway lines. Additionally, this is a highly traveled area with heavy foot traffic providing additional draw to both its office and retail spaces.

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of November 1, 2004, the property was approximately 96.7% leased.

     Federated Department Stores ("Federated") (rated BBB+/Baa1/BBB+ by S/M/F)
leases 356,696 sq.ft. (34.6% of the NRA) for $37.60psf expiring in April 2015.
Federated is a leading department store chain in the United States operating under such flagship names as Bloomingdale's and Macy's. Federated has a market capitalization of approximately $9.6 billion as of November 16, 2004. Federated operates 459 department stores in 34 states, Puerto Rico and Guam.

     Rainbow Media Holdings Inc. ("Rainbow") (rated BB/Ba2/NR by S/M/F) directly leases a total of 121,900 sq.ft. (11.8% of the NRA) for $57.32psf expiring in
May 2017. Additionally, Rainbow subleases approximately 37,404 sq.ft. from
Thomson Media Inc. (expiring in February 2006), occupying a total of approximately 159,304 sq.ft. (15.5% of the NRA). Rainbow creates and manages a variety of cable channels including AMC, Fuse, IFC, and Mag Rock. Rainbow Media
Holdings Inc. is a subsidiary of Cablevision Systems Corp.

     EMC Corporation ("EMC") (rated BBB/NR/NR by S/M/F) leases 65,806 sq.ft.
(6.4% of the NRA) for $41.34psf expiring in December 2008. EMC and its subsidiaries design, manufacture, market and support a range of hardware and software products and provide services for the storage, management, protection and sharing of electronic information.

===========================================================================================================
  LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

                 MTM          13             32,468             3.2%            32,468            3.2%
                2004           4              6,212             0.6%            38,680            3.8%
                2005           8             24,138             2.3%            62,818            6.1%
                2006          19            101,909             9.9%           164,727           16.0%
                2007           5             11,281             1.1%           176,008           17.1%
                2008          11             80,631             7.8%           256,369           24.9%
                2009           4             95,980             9.3%           352,619           34.2%
                2010           8             83,863             8.1%           436,482           42.4%
                2011           1              4,387             0.4%           440,869           42.8%
                2012           2             55,276             5.4%           496,145           48.2%
                2013           1             16,068             1.6%           512,213           49.8%
          THEREAFTER          24            483,594            47.0%           995,807           96.7%
              VACANT         NAP             33,747             3.3%         1,029,554          100.0%
-----------------------------------------------------------------------------------------------------------
               TOTAL         100          1,029,554           100.0%         1,029,554          100.0%
===========================================================================================================

(1)  The above table represents the rollover at the subject property through year-end 2014 as of the November 1, 2004 rent roll. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. Vornado Office Management LLC, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE AND SUBSTITUTION OF PARCELS. Not Allowed.

                                      C-4

                  MORTGAGE LOAN NO. 2 -- CAMPUS AT MARLBOROUGH

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                 [PHOTO]                                [PHOTO]

                                    [PHOTO]

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                                       C-5

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                         [MAP OF CAMPUS AT MARLBOROUGH]

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                                      C-6

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                  MORTGAGE LOAN NO. 2 -- CAMPUS AT MARLBOROUGH
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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:           BSCMI

LOAN PURPOSE:                   Refinance

ORIGINAL BALANCE:               $64,000,000

CUT-OFF DATE BALANCE:           $64,000,000

FIRST PAYMENT DATE:             01/01/2005

INTEREST RATE:                  5.20750%

AMORTIZATION TERM:              Months 1-3: Interest Only
                                Months 4-120: 360 months

ARD:                            No

ANTICIPATED REPAYMENT DATE:     NAP

MATURITY DATE:                  12/01/2014

EXPECTED MATURITY BALANCE:      $53,457,055

SPONSOR:                        Berwind Property Group, Ltd.

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                24-payment lockout from date of origination,
                                subject to prepayment with a premium equal to
                                the greater of 1% and yield maintenance for the
                                following 94 payments and open to prepayment
                                without premium thereafter until loan maturity.

CUT-OFF DATE BALANCE PER SF:    $120.55

UP-FRONT RESERVES:              RE Taxes:     $97,274
                                Replacement:  $8,848
                                TI/LC: (1)    $37,500
                                Other: (2)    $5,305,040

ONGOING RESERVES:               RE Taxes:     $48,637 / month
                                Replacement:  $8,848 / month
                                TI/LC: (1)    $37,500 / month

LOCKBOX:                        Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                  NAP

SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Office

PROPERTY SUB-TYPE:              Suburban

LOCATION:                       Marlborough, MA

YEAR BUILT/RENOVATED:           1999 / NAP

PERCENT LEASED (AS OF):         98.0% (02/18/2005)

NET RENTABLE AREA:              530,895

THE COLLATERAL:                 A Class A office complex located in Marlborough,
                                Massachusetts, a suburb of Boston.

OWNERSHIP INTEREST:             Fee

                                                          LEASE
MAJOR TENANTS                   % NRA      RENT PSF     EXPIRATION
-------------                   -----      --------     ----------
CYTYC                           40.7%       $16.63      12/31/2018
3COM                            37.9%       $21.14      11/30/2006
                                                      & 07/31/2010
Wellington Management Company   12.4%       $23.75      12/31/2013

PROPERTY MANAGEMENT:            LPC Commercial Services, Inc.

U/W NET CASH FLOW:              $6,721,618

APPRAISED VALUE (AS OF):        $88,600,000 (10/01/2004)

CUT-OFF DATE LTV RATIO:         72.2%

LTV RATIO AT MATURITY:          60.3%

U/W DSCR: (3)                   1.99x

--------------------------------------------------------------------------------

(1)  Capped at $1,350,000.

(2)  The $5,305,040 reserves consist of: 1) $5,000,000 tenant security deposit in the form of a Letter of Credit for the CYTYC tenant and 2) $305,040 for tenant improvement obligations that the borrower has to Wellington
     Management Company. At closing, borrower pledged to lender the Letter of
     Credit in the initial amount of $5,000,000 which is a tenant security deposit for the CYTYC lease. Lender acknowledged that pursuant to the lease with CYTYC, it is anticipated that the Letter of Credit will be reduced to
     $3,200,000 in February 2005, and further reduced to $500,000 in August 2006 subject to the terms of the CYTYC lease and in accordance to the phasing in of the rent for the tenant.

(3)  The DSCR is based on the interest only period. The DSCR would be 1.59x, based on the principal and interest payments commencing April 1, 2005
     (after the interest only period).

THE CAMPUS AT MARLBOROUGH LOAN.

     THE LOAN. The second largest loan (the "Campus at Marlborough Loan") is a
$64,000,000 first mortgage loan secured by the borrower's fee simple interest in a 4-building Class A office complex (condominium ownership structure) located in
Marlborough, a suburban office sub-market of Boston, Massachusetts.

     THE BORROWER. The borrower, Marlborough Campus Limited Partnership, owns no material assets other than the mortgaged property and related interests. The borrower is a single purpose entity whose managing member has one independent director. A non-consolidation opinion was delivered at closing. The sponsor,
Berwind Property Group, Ltd., is a privately held real estate firm based in
Philadelphia, PA that owns a real estate portfolio of over 30 million square feet.

                                      C-7

     THE PROPERTY. Originally built in 1999 as the corporate headquarters for
3COM, Campus at Marlborough is a 530,895 sq.ft., Class A office complex in
Marlborough, Massachusetts. Since 2002, the borrower has invested approximately
$1,250,000 in capital improvements. CYTYC recently executed its lease at this property and intends to make this its new headquarters and invest over
$7,000,000 to remodel its own space. This Class A office complex has an amenity package that includes a gym, cafeteria, video conferencing, conference center and landscaped outdoor space. Marlborough is located approximately 30 miles from
Logan International Airport and approximately 25 miles from downtown Boston.

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of February 18, 2005, the property was 98.0% leased by 4 tenants.

     CYTYC (Nasdaq: CYTC) leases 216,218 sq.ft. (40.7% of the NRA) under leases for $16.63psf expiring in December 2018 with two 5-year extension options. CYTYC is a medical device company that designs, develops, manufactures, and markets products primarily focused on women's health. CYTYC employs over 700 people and was recently ranked #5 on Forbes Magazine's 2004 list of the 200 Best Small
Companies (companies with sales ranging from $5 million to $750 million).

     3COM (Nasdaq: COMS) leases 200,996 sq.ft. (37.9% of the NRA) under leases for $21.14psf expiring in November 2006 (with two 3-year extension options) and
July 2010. 3COM was founded in 1979 and provides broad-based networking systems and services that connect people and organizations to information across both local area networks and wide area networks, including the Internet.

     Wellington Management Company leases 65,698 sq.ft. (12.4% of the NRA) under leases for $23.75psf expiring in December 2013 with two 5-year extension options. Founded in 1928, Wellington Management Company is an investment management firm with over $470 billion in assets under management.

===========================================================================================================
  LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

                2006           1            168,315            31.7%           168,315          31.7%
                2010           4             70,052            13.2%           238,367          44.9%
                2013           4             65,698            12.4%           304,065          57.3%
          THEREAFTER           4            216,218            40.7%           520,283          98.0%
              VACANT         NAP             10,612             2.0%           530,895         100.0%
-----------------------------------------------------------------------------------------------------------
               TOTAL          13            530,895          100.0%            530,895         100.0%
===========================================================================================================

(1)  The above table represents the rollover at the property through year-end
     2014. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by LPC Commercial Services,
Inc. LPC Commercial Services, Inc. is a subsidiary of Lincoln Property Company, a real estate firm that develops, owns and manages commercial and residential real estate in the United States and Europe.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE AND SUBSTITUTION OF PARCELS. Not Allowed.

                                      C-8

                    MORTGAGE LOAN NO. 3 -- SHOPS AT BOCA PARK

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                 [PHOTO]                                [PHOTO]

                                    [PHOTO]

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                                       C-9

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                          [MAP OF SHOPS AT BOCA PARK]

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                                      C-10

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 3 -- SHOPS AT BOCA PARK
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            WFB

LOAN PURPOSE:                    Refinance

ORIGINAL BALANCE:                $58,000,000

CUT-OFF DATE BALANCE:            $58,000,000

FIRST PAYMENT DATE:              02/01/2005

INTEREST RATE:                   5.250%

AMORTIZATION TERM:               Months 1-24: Interest Only
                                 Months 25-84: 360 months

ARD:                             No

ANTICIPATED REPAYMENT DATE:      NAP

MATURITY DATE:                   01/01/2012

EXPECTED MATURITY BALANCE:       $53,764,737

SPONSOR:                         Triple Five Nevada Development
                                 Corporation

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 25 - payment lockout from the date of
                                 securitization, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty after
                                 October 1, 2011.

CUT-OFF DATE BALANCE PER SF:     $209.03

UP-FRONT RESERVES:               Taxes:           $42,430
                                 Insurance:       $5,537
                                 Rental Income
                                 Achievement
                                 Holdback:        $1,000,000

ONGOING RESERVES:                Taxes:           $21,215 / month
                                 Insurance:       $5,537 / month
                                 TI/LC:           $28,581 / month
                                 Replacement:     $3,467 / month

LOCKBOX:                         Springing Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Retail

PROPERTY SUB-TYPE:               Anchored

LOCATION:                        Las Vegas, NV

YEAR BUILT/RENOVATED:            2003 / NAP

PERCENT LEASED:                  97.9% (02/01/2005)

NET RENTABLE AREA:               277,472

THE COLLATERAL:                  A 277,472 SF lifestyle center in Las Vegas,
                                 Nevada.

OWNERSHIP INTEREST:              Fee

                                                        LEASE
MAJOR TENANTS                    % NRA    RENT PSF    EXPIRATION
-------------                    -----    --------    ----------
Great Indoors                    50.2%      $3.23     03/31/2022
Linens n Things                  11.7%     $15.00     01/31/2013
Sunshine Flooring                 4.5%     $30.72     08/31/2012 &
                                                      05/31/2008

PROPERTY MANAGEMENT:             Triple Five Nevada Development Corporation

U/W NET CASH FLOW:               $4,823,539

APPRAISED VALUE (AS OF):         $73,000,000  (04/01/2005)

CUT-OFF DATE LTV RATIO:          79.5%

LTV RATIO AT MATURITY:           73.7%

U/W DSCR:                        1.56x(1)

--------------------------------------------------------------------------------

(1)  The DSCR is based on the interest only period. The DSCR would be 1.26x, based on the principal and interest payments commencing February 1, 2007
     (after the interest only period).

SHOPS AT BOCA PARK.

     THE LOAN. The third largest loan (the "Shops at Boca Park Loan") is a
$58,000,000 first mortgage secured by the borrower's fee simple interest in the property known as the Shops at Boca Park located in Las Vegas, Nevada.

     THE BORROWER. The borrower is Boca Fashion Village, LLC, a Nevada limited liability company, which is owned 1% by Boca Fashion Village, Inc. and 99% by
Triple Five Nevada Development Corporation. The borrower is a single purpose, bankruptcy-remote entity.

                                      C-11

     THE PROPERTY. The Shops at Boca Park is a 277,472 sq.ft. anchored retail lifestyle center in Las Vegas, NV. The property was completed in 2003 and represents phase II of a three-phase project. The property is composed of three one-story buildings located in the community of Summerlin at the northeast corner of West Charleston Boulevard and South Rampart Boulevard. According to
the demographic profile in the appraisal, the 2003 average household income within a 3 mile radius area was estimated at $86,868; with 6.9% of the household incomes in excess of $500,000, and 26.1% having household incomes in excess of
$100,000.

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of February 1, 2005, the property is 97.9% leased.

     Great Indoors, a wholly owned subsidiary of Sears, Roebuck and Co.
(BBB/Baa2 by S/M) leases 139,320 sq.ft. of space (50.2% of the NRA) under a lease for $3.23psf expiring March 31, 2022. The Great Indoors specializes in home decoration and remodeling.

     Linens N Things leases 32,500 sq.ft. of space (11.7% of the NRA) under a lease for $15.00psf expiring January, 31, 2013. Linens N Things specializes in broad assortment of home textiles, housewares, and home accessories, carrying both national brands and private label goods.

     Sunshine Flooring leases 12,425 sq.ft. of space (4.5% of the NRA) under two leases for a weighted average rent of $30.72psf expiring on August 31, 2012 and
May 31, 2008.

===========================================================================================================
  LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

                2007           1              6,050            2.18%             6,050           2.18%
                2008          14             37,104           13.37%            43,154          15.55%
                2009           7             13,782            4.97%            56,936          20.52%
                2010           4             15,421            5.56%            72,357          26.08%
                2012           2             10,187            3.67%            82,544          29.75%
                2013           2             39,880           14.37%           122,424          44.12%
          THEREAFTER           2            149,170           53.76%           271,594          97.88%
              VACANT         NAP              5,878            2.12%           277,472         100.00%
-----------------------------------------------------------------------------------------------------------
               TOTAL          32            277,472          100.00%           277,472         100.00%
===========================================================================================================

(1)  The above table represents the rollover at the subject property through year-end 2013. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by Triple Five Nevada
Development Corporation, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. None.

                                      C-12

                    MORTGAGE LOAN NO. 4 -- MARQUIS APARTMENTS

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                                    [PHOTO]

                                    [PHOTO]

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                                      C-13

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                         [MAP OF MARQUIS APARTMENTS]

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                                      C-14

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                    MORTGAGE LOAN NO. 4 -- MARQUIS APARTMENTS
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER:                  BSCMI

LOAN PURPOSE:                          Refinance

ORIGINAL BALANCE: (1)                  $45,000,000

CUT-OFF DATE BALANCE: (1)              $45,000,000

FIRST PAYMENT DATE:                    03/01/2005

INTEREST RATE:                         5.30300%

AMORTIZATION TERM:                     Months 1-36: Interest Only
                                       Months 37-120: 360 months

ARD:                                   No

ANTICIPATED REPAYMENT DATE:            NAP

MATURITY DATE:                         02/01/2015

EXPECTED MATURITY BALANCE: (1)         $40,160,555

SPONSOR:                               Jeffrey Cohen

INTEREST CALCULATION:                  Actual/360

CALL PROTECTION:                       Lockout to the earlier of three years
                                       after January 31, 2005 or 24 months after
                                       the securitization of the Non-Pooled
                                       Note, with U.S. Treasury defeasance for
                                       the following payments and open to
                                       prepayment without premium at maturity.

CUT-OFF DATE BALANCE PER UNIT: (1)     $78,003

UP-FRONT RESERVES:                     RE Taxes:       $172,502
                                       Replacement:    $13,354
                                       Environmental:  $93,750

ONGOING RESERVES:                      RE Taxes:       $52,839 / month
                                       Replacement:    $13,354 / month

LOCKBOX:                               None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                         NAP

SINGLE ASSET/PORTFOLIO:                Single Asset

PROPERTY TYPE:                         Multifamily

PROPERTY SUB-TYPE:                     Mid-rise

LOCATION:                              King of Prussia, PA

YEAR BUILT/RENOVATED:                  1965-1969 / 1990-2004

PERCENT LEASED (AS OF):                92.51% (01/31/2005)

UNITS:                                 641

THE COLLATERAL:                        A 641-unit apartment building located in
                                       King of Prussia, Pennsylvania.

OWNERSHIP INTEREST:                    Fee

PROPERTY MANAGEMENT:                   Metropolitan Properties, Inc.

U/W NET CASH FLOW:                     $4,075,405

APPRAISED VALUE (AS OF):               $63,000,000 (11/15/2004)

CUT-OFF DATE LTV RATIO: (1)            79.4%

LTV RATIO AT MATURITY: (1)             70.8%

U/W DSCR: (1) (2)                      1.52x

--------------------------------------------------------------------------------

(1)  The $45,000,000 mortgage loan represents a 90.0% pari passu portion of a
     $50,000,000 first mortgage loan (the "First Mortgage") split into 2 notes which will initially be pari passu. The non-pooled loan may at any time become subordinate to the pooled mortgage loan in the sole discretion of the holder of the non-pooled loan. All aggregate LTV, DSCR and loan per unit numbers in this table are based on the total $50,000,000 First
     Mortgage.

(2)  The DSCR is based on the interest only period. The DSCR would be 1.22x, based on the principal and interest payments commencing March 1, 2008
     (after the interest only period).

THE MARQUIS APARTMENTS LOAN.

     THE LOAN. The fourth largest loan (the "Marquis Apartments Loan") is a
$45,000,000 first mortgage loan secured by the borrower's fee simple interest in the Marquis Apartments located in King of Prussia, Pennsylvania.

     THE BORROWER. The borrower, Marquis Associates Limited Partnership, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The borrower's managing general partner has an independent director, and a non-consolidation opinion was delivered at closing.
The sponsor, Jeffrey Cohen, is the founder and CEO of Metropolitan Properties of
America, a real estate firm that currently owns and manages over 6 million square feet of residential and commercial property throughout the United States.

                                      C-15

     THE PROPERTY. The Marquis Apartments is a 641-unit mid-rise apartment complex located approximately 15 miles northwest of Center City Philadelphia on
US 202, next to the Pennsylvania Turnpike and within walking distance of the 2.9 million square foot King of Prussia Mall. The improvements are comprised of one
8-story building, three 9-story buildings and one 12-story building, with 3,082 square feet of commercial space. The property offers a full range of amenities including a gated entrance, an outdoor Olympic-sized pool, an indoor heated pool, full-service fitness center, on-site restaurant and an indoor parking garage. The unit mix consists of 58 studio units, 264 one-bedroom units, 280 two-bedroom units, and 39 three-bedroom units. According to Reis, Inc., the 2004
4th quarter vacancy for the upper/lower Merion submarket, where the Marquis
Apartments is located, is 4.1% and the average asking rent is $1,035/month.

              UNIT TYPE             COUNT        AVERAGE ASKING
                                                 RENT ($/MONTH)
        ---------------------- ---------------- ------------------
                      Studio          58                767
                 One Bedroom         264                935
                 Two Bedroom         280              1,123
               Three Bedroom          39              1,419
        ---------------------- ---------------- ------------------
          TOTAL/WTD. AVERAGE         641              1,031

     PROPERTY MANAGEMENT. Metropolitan Properties, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The pledge by the limited partners of the related borrower or by the sole shareholder of the general partners of the related borrower of their interests in the borrower or the general partners of borrower, as the case may be, to Citizens Bank of Massachusetts as collateral for certain lines of credit used by Metropolitan Properties of America, Inc. and its affiliates is permitted. As of the origination date of the Marquis Apartments loan, the limited partners of the related borrower and the sole shareholder of one of the general partners of the related borrower had pledged their ownership interests in the borrower and their ownership interest in the general partner of the borrower and other entities owned by them to secure a line of credit with a maximum outstanding principal balance of approximately $4,000,000 with Citizens
Bank of Massachusetts. No intercreditor agreement was required in connection with this pledge.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      C-16

                     MORTGAGE LOAN NO. 5 -- PLAZA LA CIENEGA

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                 [PHOTO]                                [PHOTO]

                                     [PHOTO]

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                                      C-17

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                        [MAP OF PLAZA LA CIENEGA]

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                                      C-18

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 -- PLAZA LA CIENEGA
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              BSCMI

LOAN PURPOSE:                      Refinance

ORIGINAL BALANCE: (1)              $43,000,000

CUT-OFF DATE BALANCE: (1)          $43,000,000

FIRST PAYMENT DATE:                02/01/2005

INTEREST RATE:                     5.19340%

AMORTIZATION TERM:                 Months 1-36: Interest Only
                                   Months 37-120: 336 months

ARD:                               No

ANTICIPATED REPAYMENT DATE:        NAP

MATURITY DATE:                     01/01/2015

EXPECTED MATURITY BALANCE:         $37,579,689

SPONSOR:                           Rubin Pachulski Properties

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout to the earlier of four years after
                                   the first payment date or 24 months after the
                                   securitization of the B-Note, with U.S.
                                   Treasury defeasance for the following
                                   payments and open to prepayment without
                                   premium at maturity.

CUT-OFF DATE BALANCE PER SF:       $140.54

UP-FRONT RESERVES:                 RE Taxes:       $130,875
                                   Replacement:    $3,839
                                   TI / LC:        $10,417
                                   Deferred
                                   Maintenance:    $46,906
                                   Other: (2)      $15,200,000

ONGOING RESERVES:                  RE Taxes:       $32,719 / month
                                   Replacement:    $3,839 / month
                                   TI / LC:        $10,417 / month

LOCKBOX:                           Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SHADOW RATING:                     NAP

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Los Angeles, CA

YEAR BUILT/RENOVATED:              1970 / 2002

PERCENT LEASED (AS OF):            97.8% (01/28/2005)

NET RENTABLE AREA:                 305,961

THE COLLATERAL:                    A community shopping center located in Los
                                   Angeles, California.

OWNERSHIP INTEREST:                Leasehold

                                                            LEASE
MAJOR TENANTS                      % NRA     RENT PSF     EXPIRATION
-------------                      -----     --------     ----------
LA Fitness                         21.2%      $13.71      01/31/2023
Toys R Us                          20.3%       $7.46      11/29/2010
Circuit City                        8.9%      $10.36      08/31/2007

PROPERTY MANAGEMENT:               Rubin Pachulski Properties 36, LLC

U/W NET CASH FLOW:                 $3,706,547

APPRAISED VALUE (AS OF):           $59,200,000 (11/01/2004)

CUT-OFF DATE LTV RATIO: (3)        72.6%

LTV RATIO AT MATURITY: (3)         63.5%

U/W DSCR: (4)                      1.64x

--------------------------------------------------------------------------------

(1)  The $43,000,000 mortgage loan represents an A-Note portion ("A-Note") of a
     $50,000,000 first mortgage ("First Mortgage") which is split into an A-Note and a B-Note. The $7,000,000 B-Note portion ("B-Note") is not included in the trust. Upon satisfaction of certain conditions described in "Additional
     Indebtedness" below, the B-Note will become pari passu with the A-Note. All aggregate LTV, DSCR, debt service and loan PSF numbers in this table are based on the $43,000,000 A-Note financing.

(2)  There is a $7,000,000 letter of credit which is used as additional collateral solely for the $7,000,000 B-Note. See "Additional Indebtedness"
     below for the terms of the release. There is a $7,600,000 reserve to be used for the defeasance of the $6,200,000 fee mortgage on the property which may occur no sooner than June 1, 2006 as described under "Additional
     Indebtedness" below. There is a $550,000 debt service interest reserve and a $50,000 one-month ground rent reserve in the form of a $600,000 letter of credit.

(3)  The Cut-off Date LTV Ratio based on the First Mortgage is 84.5%. The LTV
     Ratio at Maturity based on the First Mortgage is 73.8%.

(4)  The DSCR is based solely on the A-Note portion and during the interest only period. The DSCR solely on the A-Note portion would be 1.27x, based on the principal and interest payments commencing February 1, 2008 (after the interest only period). The DSCR based on the First Mortgage during the interest only period is 1.41x. The DSCR based on the First Mortgage would be 1.09x, based on the principal and interest payments commencing February
     1, 2008 (after the interest only period).

     THE PLAZA LA CIENEGA LOAN.

     THE LOAN. The fifth largest loan (the "Plaza La Cienega Loan") is a
$43,000,000 first mortgage loan secured by the borrower's leasehold interest in an anchored community shopping center on a 14.93-acre site located in Los
Angeles, California.

                                      C-19

     THE BORROWER. The borrower, La Cienega-Sawyer, Ltd., owns no material assets other than the mortgaged property and related interests. The borrower is a single purpose entity whose managing member has two independent directors. A non-consolidation opinion was delivered at closing. The sponsor, Rubin Pachulski
Properties ("RPP"), was founded in 1992 by A. Stuart Rubin, Richard Pachulski,
Nathan Rubin and Isaac Pachulski. Their current portfolio is comprised of more than 15 properties including several limited service hotel, retail, office, apartment, and parking facilities valued at over $300 million. BSCMI has made prior loans to borrowers with RPP as the sponsor.

     THE PROPERTY. Plaza La Cienega is a 305,961 sq.ft. community shopping center in Los Angeles, CA. The property is located approximately nine miles west of the Los Angeles central business district in the West Los Angeles submarket.
The property was completed in 1970 and was significantly renovated in 2002.
Within a 3-mile and 5-mile radius of the property, the 2003 population was
335,046 and 980,898, respectively, and the average household income was $70,630 and $64,952, respectively.

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of January 28, 2005, the property was 97.8% leased by approximately 40 tenants. Approximately 21% of the net rentable area is leased to investment-grade rated tenants.

     LA Fitness leases 65,000 sq.ft. (21.2% of the NRA) under a lease for
$13.71psf expiring in January 2023. LA Fitness is a national chain of fitness/sports clubs that has over 115 locations in eleven states throughout the
United States.

     Toys R Us leases 61,965 sq.ft. (20.3% of the NRA) under a lease for
$7.46psf expiring in November 2010. Toys R Us, Inc. is a specialty retailer of toys, baby products and children's apparel. As of January 31, 2004, the company operated 1,501 stores worldwide. Toys R Us' 2003 annual revenue and net income were $11.6 billion and $88 million, respectively. Toys R Us reported 2003 sales of $189psf and a 2003 occupancy cost of 6.5% at the mortgaged property.

     Circuit City leases 27,232 sq.ft. (8.9% of the NRA) under a lease for
$10.36psf expiring in August 2007 with two 5-year extension options. Circuit
City is a national retailer of brand-name consumer electronics, personal computers (PCs) and entertainment software. As of November 30, 2004, the company operated 627 stores throughout the United States. Circuit City's 2003 annual revenue was $9.7 billion.

===========================================================================================================
  LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

                 MTM           5              4,785             1.6%             4,785           1.6%
                2005           3              3,200             1.0%             7,985           2.6%
                2006           9             29,912             9.8%            37,897          12.4%
                2007           7             41,560            13.6%            79,457          26.0%
                2009           6             12,718             4.2%            92,175          30.1%
                2010           5             90,023            29.4%           182,198          59.5%
                2011           4             28,011             9.2%           210,209          68.7%
                2013           1             14,510             4.7%           224,719          73.4%
                2014           1              2,315             0.8%           227,034          74.2%
                2015           1              2,378             0.8%           229,412          75.0%
          THEREAFTER           2             69,727            22.8%           299,139          97.8%
              VACANT         NAP              6,822             2.2%           305,961         100.0%
-----------------------------------------------------------------------------------------------------------
               TOTAL          44            305,961           100.0%           305,961         100.0%
===========================================================================================================

(1)  The above table represents the rollover at the property through year-end
     2015. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. Rubin Pachulski Properties 36, LLC, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. There is a $7,000,000 subordinate B-Note secured by the mortgaged property and additionally secured by a letter of credit in the amount of $7,000,000. Upon request of borrower made not later than 23 months from closing the loan, lender is required to release all or a portion of the letter of credit subject to satisfaction of the following conditions: (1) no event of default under the loan documents has occurred; (2) the loan to value ratio of the First Mortgage must not exceed 79.9% at the time of the release of the letter of credit based upon a reappraisal of the mortgaged property and the debt service coverage ratio of the First Mortgage, as determined by lender, must not be less than 1.25x; and (3) if the mortgage on the fee interests of the mortgaged property is still outstanding, the letter of credit may not be reduced by more than $3,000,000. After the letter of credit has been released in its entirety, the B-Note will become pari passu with, and no longer subordinate to, the Plaza La Cienega Loan. On the date that is 24 months from the origination of the Plaza La Cienega Loan, all amounts remaining outstanding under the letter of credit will be applied to prepay the B-Note. Any remaining indebtedness under the B-Note will at that time become pari passu with the A-Note.

                                      C-20

     Additionally, the fee interest of the Plaza La Cienega Loan secures an outstanding mortgage loan of approximately $6,200,000 as of the date of origination of the Plaza La Cienega Loan. The fee interest is owned by an affiliate of the borrower. The borrower under the ground lease has been paying a ground rent equal to the principal and interest payments due under the fee mortgage instead of the contracted ground lease rent. The contracted ground lease rent is estimated to be approximately $600,000 annually. At origination of the Plaza La Cienega Loan, the lender took a reserve in the amount of
$7,600,000, which is the estimated cost of defeasing the fee mortgage. The borrower may release the $7,600,000 letter of credit by defeasing the fee mortgage at the expiration of the lockout period under the fee mortgage which is
June 1, 2006. At that time, the borrower is required to either (1) spread the lien of the mortgage to cover the fee interest and extinguish the ground lease or (2) modify the ground lease rent payments to $1 annually and fully subordinate the ground lease and spread the lien of the mortgage to cover the fee interest.

     GROUND LEASE. The borrower owns a leasehold interest in the property pursuant to a ground lease with an affiliate of the borrower. The ground lease expires on March 31, 2041 with one 29-year extension option exercisable by the lessee.

     RELEASE OF PARCELS. Not Allowed.

                                      C-21

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      C-22

                      MORTGAGE LOAN NO. 6 -- QUINTARD MALL

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                 [PHOTO]                                [PHOTO]

                                    [PHOTO]

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                                      C-23

--------------------------------------------------------------------------------

                         [MAP OF QUINTARD MALL]

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                                      C-24

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 6 -- QUINTARD MALL
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              Nationwide Life Insurance Company

LOAN PURPOSE:                      Refinance

ORIGINAL BALANCE:                  $37,000,000

CUT-OFF DATE BALANCE:              $36,909,127

FIRST PAYMENT DATE:                02/01/2005

INTEREST RATE:                     5.220%

AMORTIZATION TERM:                 360 months

ARD:                               No

ANTICIPATED REPAYMENT DATE:        NAP

MATURITY DATE:                     01/01/2015

EXPECTED MATURITY BALANCE:         $30,695,477

SPONSORS:                          Samuel P. Grimmer, Susan L. Grimmer, Rose J.
                                   Grimmer, Estate of James B. Grimmer

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   The earlier of two years after the "startup
                                   day" of a REMIC or four years after the date
                                   of the first monthly payment due under the
                                   note, with U.S. Treasury defeasance for the
                                   payments thereafter until the payment date
                                   occurring three months from maturity date.

CUT-OFF DATE BALANCE PER SF:       $98.30

UP-FRONT RESERVES:                 RE Taxes:        $37,869
                                   Insurance:       $35,766

ONGOING RESERVES:                  RE Taxes:        $18,934 / month
                                   Insurance:       $11,922 / month
                                   Replacement: (1)  $ 6,095 / month

                                   TI/LC: (2)       Springing

LOCKBOX:                           NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                     NAP

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Oxford, AL

YEAR BUILT/RENOVATED:              1969 / 1985, 1996, 2000

PERCENT LEASED (AS OF):            92.0% (12/23/2004)

NET RENTABLE AREA:                 375,486

THE COLLATERAL:                    A 375,486-square foot regional mall located
                                   in Oxford, Alabama.

OWNERSHIP INTEREST:                Fee

                                                         LEASE
MAJOR TENANTS                     % NRA     RENT PSF   EXPIRATION
-------------                     -----     --------   ----------
JC Penney (3)                     31.8%       $1.15    08/31/2009
AmStar Theaters                   12.9%      $12.50    12/30/2020
Martin's                           4.4%       $4.08     8/31/2005

PROPERTY MANAGEMENT:              Grimmer Realty Co., Inc.

U/W NET CASH FLOW:                $3,857,358

APPRAISED VALUE (AS OF):          $50,000,000 (11/01/2004)

CUT-OFF DATE LTV RATIO:           73.8%

LTV RATIO AT MATURITY:            61.4%

U/W DSCR:                         1.58x

--------------------------------------------------------------------------------

(1)  Replacement Reserve is capped at $146,270.88.

(2)  If at any time during the term of the loan, tenant occupancy falls below
     85%, the borrower must deposit $21,000 per month into a TI/LC reserve. If at any time the amount of funds in the TI/LC reserve equal or exceeds
     $250,000, borrower shall be excused from making further deposits.

(3)  JC Penney has three five-year options at their current base rent.

QUINTARD MALL LOAN.

     THE LOAN. The sixth largest loan (the "Quintard Mall Loan") is a
$37,000,000 first mortgage loan secured by the borrower's fee simple interest in a regional mall on a 35.20-acre site located in Oxford, Alabama.

     THE BORROWER. The borrower is Quintard Mall, Ltd., an Alabama limited liability partnership, which consists of sponsors including Samuel P. Grimmer,
Susan L. Grimmer, Rose J. Grimmer and Estate of James B. Grimmer. Grimmer Realty
Co., Inc. was the original developer of Quintard Mall and has owned the property since 1983. Quintard Mall, Ltd., owns no material assets other than Quintard
Mall and related interests. The borrower is a single purpose entity and has 1 independent director. A non-consolidation opinion was delivered at closing.

                                      C-25

     THE PROPERTY. Quintard Mall is a 375,486-square foot regional mall located in Oxford, Alabama. The property was originally developed in 1969 and underwent renovations and expansions in 1985, 1996, and 2000. Quintard Mall is located on the northeast corner of U.S. Highway 78 and Quintard Drive (U.S. Highway 431),
approximately 59 miles east of Birmingham and 90 miles west of Atlanta. The subject property serves a 50 mile radius and draws from a population of over
800,000 individuals. The closest competing retail center is located 55 miles west of the subject property in Birmingham, Alabama.

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of December 23, 2004, the property was 92.0% leased by approximately 68 tenants.

     JC Penney leases 119,260 sq. ft. (31.8% of the NRA) under a lease for $1.15 psf expiring in August 2009, with three 5-year extension options at their current base rent. JC Penney is one of America's largest department stores, catalog and e-commerce retailers, offering fashion and basic apparel, accessories and home furnishings. JC Penny reported 2002, 2003, and 2004 sales of $170/SF, $178/SF, and $197/SF, respectively, and 2003 and 2004 occupancy cost of 1.3% and 1.2%, respectively, at the subject property.

     AmStar Theaters leases 48,303 sq. ft. (12.9% of the NRA) under a lease for
$12.50 psf expiring in December 2020, with four 5-year extension options. AmStar
Theaters is operated by AmStar Entertainment, LLC, which was organized in 1998.
AmStar Entertainment, LLC operates five theaters in Alabama, Florida, Georgia,
South Carolina and North Carolina. AmStar reported 2002, 2003, and 2004 sales per screen of $268,187, $281,693, and $296,613, respectively, and 2003 and 2004 occupancy cost of 17.9% and 17.0%, respectively, at the subject property.

===========================================================================================================
  LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
YEAR                   # OF LEASES       TOTAL SF        %  OF TOTAL   CUMULATIVE         CUMULATIVE %
                       EXPIRING          EXPIRING        SF EXPIRING    TOTAL SF         OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

MTM                           4             6,547             1.7%         6,547               1.7%
2005                          4            29,377             7.8%        35.924               9.6%
2006                          6             8,373             2.2%        44,297              11.8%
2007                          5             4,661             1.2%        48,958              13.0%
2008                          6            20,442             5.4%        69,400              18.5%
2009                          3           127,832            34.0%       197,232              52.5%
2010                         13            39,007            10.4%       236,239              62.9%
2011                         17            38,933            10.4%       275,172              73.3%
2012                          3            11,498             3.1%       286,670              76.3%
2013                          1             3,515             0.9%       290,185              77.3%
2014                          2             3,807             1.0%       293,992              78.3%
THEREAFTER                    2            51,543            13.7%       345,535              92.0%
VACANT                      NAP            29,951             8.0%       375,486             100.0%
-----------------------------------------------------------------------------------------------------------
TOTAL                        66           375,486          100.0%        375,486             100.0%
===========================================================================================================

(1)  The above table represents the rollover at the property through year-end
     2014. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. The property is managed by Grimmer Realty Co., Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. The borrower is permitted to obtain secured secondary financing, provided that the combined debt service coverage ratio is equal to or greater than 1.35x and the aggregate loan to value ratio does not exceed 75.0% in addition to other conditions and provisions set forth in the loan documents. The proceeds from the secondary debt will be used with respect to the Hardee's Restaurant outparcel, to allow the borrower to convert the existing use from a Hardee's Restaurant to a drugstore or a use that would be acceptable to a prudent institutional lender and still in accordance with the general use of the subject property.

     GROUND LEASE. None.

     RELEASE AND SUBSTITUTION OF PARCELS. Not allowed.

                                      C-26

                  MORTGAGE LOAN NO. 7 -- GARDEN STATE PAVILION

--------------------------------------------------------------------------------

                                    [PHOTO]

                                    [PHOTO]

--------------------------------------------------------------------------------

                                      C-27

--------------------------------------------------------------------------------

                       [MAP OF GARDEN STATE PAVILION]

--------------------------------------------------------------------------------

                                      C-28

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 7 -- GARDEN STATE PAVILION
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              BSCMI

LOAN PURPOSE:                      Acquisition

ORIGINAL BALANCE: (1)              $28,000,000

CUT-OFF DATE BALANCE: (1)          $28,000,000

FIRST PAYMENT DATE:                01/01/2005

INTEREST RATE:                     5.08600%

AMORTIZATION TERM:                 Months 1-35: Interest Only
                                   Months 36-119: 336 months

ARD:                               No

ANTICIPATED REPAYMENT DATE:        NAP

MATURITY DATE:                     11/01/2014

EXPECTED MATURITY BALANCE:         $24,412,520

SPONSORS:                          Rubin Pachulski Properties

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout to the earlier of four years after
                                   the first payment date or 24 months after the
                                   securitization of the B-Note, with U.S.
                                   Treasury defeasance for the following
                                   payments and open to prepayment without
                                   premium at maturity.

CUT-OFF DATE BALANCE PER SF:       $108.80

UP-FRONT RESERVES:                 Replacement:   $2,145
                                   TI / LC:       $8,333
                                   Other: (2)     $6,400,000

ONGOING RESERVES:                  RE Taxes:      $60,610 / month
                                   Replacement:   $2,145 / month
                                   TI / LC:       $8,333 / month

LOCKBOX:                           Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                     NAP

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Cherry Hill, NJ

YEAR BUILT/RENOVATED:              1999 / NAP

PERCENT LEASED (AS OF):            82.6% (09/01/2004)

NET RENTABLE AREA:                 257,353

THE COLLATERAL:                    A grocery anchored retail shopping center in
                                   Cherry Hill, New Jersey.

OWNERSHIP INTEREST:                Fee

                                                           LEASE
MAJOR TENANTS                      % NRA    RENT PSF     EXPIRATION
-------------                      -----    --------     ----------
Shop Rite                          27.9%     $13.00      01/31/2024
Ross Stores                        11.7%     $13.50      01/15/2015
Old Navy                            9.8%     $12.25      04/30/2007

PROPERTY MANAGEMENT:               Rubin Pachulski Properties 36, LLC

U/W NET CASH FLOW:                 $2,385,851

APPRAISED VALUE (AS OF):           $36,800,000 (09/07/2004)

CUT-OFF DATE LTV RATIO: (3)        76.1%

LTV RATIO AT MATURITY: (3)         66.3%

U/W DSCR: (4)                      1.65x

--------------------------------------------------------------------------------

(1)  The $28,000,000 mortgage loan represents an A-Note portion ("A-Note") of a
     $33,000,000 first mortgage ("First Mortgage") which is split into an A-Note and a B-Note. The $5,000,000 B-Note portion ("B-Note") is not included in the trust. Upon satisfaction of certain conditions described in "Additional
     Indebtedness" below, the B-Note will become pari passu with the A-Note. All aggregate LTV, DSCR, debt service and loan PSF numbers in this table are based on the $28,000,000 A-Note financing.

(2)  There is a $5,000,000 letter of credit which is used as additional collateral solely for the $5,000,000 B-Note. See "Additional Indebtedness"
     below for the terms of the release. There is a $1,400,000 reserve to be held until Old Navy begins paying full rent.

(3)  The Cut-off Date LTV Ratio based on the First Mortgage is 89.7%. The LTV
     Ratio at Maturity based on the First Mortgage is 78.2%.

(4)  The DSCR is based solely on the A-Note portion and during the interest only period. The DSCR solely on the A-Note portion would be 1.27x, based on the principal and interest payments commencing December 1, 2007 (after the interest only period). The DSCR based on the First Mortgage during the interest only period is 1.40x. The DSCR based on the First Mortgage would be 1.08x, based on the principal and interest payments commencing December
     1, 2007 (after the interest only period).

THE GARDEN STATE PAVILION LOAN.

     THE LOAN. The seventh largest loan (the "Garden State Pavilion Loan") is a
$28,000,000 first mortgage loan that is secured by the borrower's fee simple interest in the property known as Garden State Pavilion in Cherry Hill, New
Jersey.

     THE BORROWERS. The borrowers, Cherry Hill Properties 1, LLC, Cherry Hill
Properties 2, LLC and Cherry Hill Properties 3, LLC, are each a single purpose entity that owns no material assets other than its interest in the mortgaged property and related interests. A non-consolidation opinion was delivered at closing. The sponsor, Rubin Pachulski Properties ("RPP"), was founded in 1992 by
A. Stuart Rubin, Richard Pachulski, Nathan Rubin and Isaac Pachulski. Their
current portfolio is comprised of more than 15 properties including several limited service hotel, retail, office, apartment, and parking facilities valued at over $300 million. BSCMI has made prior loans to borrowers with RPP as the sponsor.

                                      C-29

     THE PROPERTY. Garden State Pavilion is a 257,353 sq.ft. anchored retail shopping center in Cherry Hill, NJ. The property is located adjacent to the town's commuter rail station near the Cherry Hill Mall on Route 70, west of the
I-295. According to the appraisal, within a 3-mile and 5-mile radius of the property, the 2004 population was 151,443 and 311,234, respectively, and the average household income was $66,240 and $63,922, respectively.

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of September 1, 2004, the property was 82.6% leased by 14 tenants.
Approximately 31% of the net rentable area is leased to investment-grade rated tenants including Ross Stores (BBB/NR/NR by S/M/F), Old Navy (BBB-/Ba1/BBB- by
S/M/F) and Staples (BBB-/Baa2/BBB by S/M/F). The center is shadow anchored by a
132,031 sq.ft. Home Depot (AA/Aa3/AA by S/M/F) and has several other nationally recognized tenants. Home Depot is not part of the collateral. Average sales for the tenants that reported sales for 2004 were $444psf with an occupancy cost of
4.1%.

     Shop Rite leases 71,676 sq.ft. (27.9% of the NRA) under a lease for
$13.00psf expiring in January 2024 with five 5-year extension options. Shop Rite is owned by Wakefern Food Corporation, a supermarket cooperative and wholesaler in the United States. Shop Rite is one of the largest employers in New Jersey and has over 190 stores throughout New Jersey, New York, Pennsylvania,
Connecticut and Delaware. The borrower reported Shop Rite 2004 sales of $612psf and a 2004 occupancy cost of 2.9% at the mortgaged property.

     Ross Stores (Nasdaq: ROST, rated BBB/NR/NR by S/M/F) leases 30,076 sq.ft.
(11.7% of the NRA) under a lease for $13.50psf expiring in January 2015 with four 5-year extension options. Ross Stores began in 1982 with six stores in the
San Francisco Bay Area. At the end of fiscal 2003, there were 568 Ross `Dress
For Less' Stores in 25 states. The average new store features approximately
30,000 gross square feet in a self-service format. Ross Stores reported that net sales for year 2003 were $3.9 billion, an increase of 11.0% over 2002 sales of
$3.5 billion. Ross Stores reported that net income for year 2003 was $228.1 million, an increase of 13.4% over 2002 net income of $201.2 million.

     Old Navy leases 25,287 sq.ft. (9.8% of the NRA) under a lease for $12.25psf expiring in April 2007 with one 3-year and two 5-year extension options. Old
Navy is a subsidiary of The Gap, Inc. (NYSE: GPS; BBB-/Ba1/BBB- by S/M/F). Old
Navy is a national clothing store with approximately 887 stores throughout the
United States and Canada as of October 31, 2004. As of January 31, 2004, The
Gap, Inc. reported sales of $15.9 billion and net income of $1.0 billion. Old
Navy reported 2004 sales of $248psf and a 2004 occupancy cost of 7.0% at the mortgaged property.

===========================================================================================================
  LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

                2007           4             44,698            17.4%            44,698          17.4%
                2009           2              3,500             1.4%            48,198          18.7%
                2010           1              8,750             3.4%            56,948          22.1%
                2013           3             39,266            15.3%            96,214          37.4%
                2015           1             30,076            11.7%           126,290          49.1%
          THEREAFTER           3             82,276            33.5%           212,566          82.6%
              VACANT         NAP             44,787            17.4%           257,353         100.0%
-----------------------------------------------------------------------------------------------------------
               TOTAL          14            257,353           100.0%           257,353         100.0%
===========================================================================================================

(1)  The above table represents the rollover at the property through year-end
     2015. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. Rubin Pachulski Properties 36, LLC, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. There is a $5,000,000 subordinate B-Note secured by the mortgaged property and additionally secured by a letter of credit in the amount of $5,000,000. Upon request of borrower made not later than 23 months from closing the loan, lender is required to release all or a portion of the letter of credit subject to satisfaction of the following conditions: (1) no event of default under the loan documents shall have occurred; and (2) the loan to value ratio of the First Mortgage must not exceed 80% at the time of the release of the letter of credit based upon a reappraisal of the mortgaged property and the debt service coverage ratio of the First Mortgage, as determined by lender, must not be less than 1.30x. After the letter of credit has been released in its entirety, the B-Note will become pari passu with, and no longer subordinate to, the Garden State Pavilion Loan. On the date that is 24 months from the origination of the Garden State Pavilion Loan, all amounts remaining outstanding under the letter of credit will be applied to prepay the B
Note. Any remaining indebtedness under the B Note will at that time become pari passu with the A Note.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      C-30

                    MORTGAGE LOAN NO. 8 -- PLAZA ON RICHMOND

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                [PHOTO]                                [PHOTO]

                                     [PHOTO]

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                                      C-31

--------------------------------------------------------------------------------

                         [MAP OF PLAZA ON RICHMOND]

--------------------------------------------------------------------------------

                                      C-32

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 -- PLAZA ON RICHMOND
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              BSCMI

LOAN PURPOSE:                      Refinance

ORIGINAL BALANCE:                  $28,000,000

CUT-OFF DATE BALANCE:              $28,000,000

FIRST PAYMENT DATE:                04/01/2005

INTEREST RATE:                     5.43800%

AMORTIZATION TERM:                 360 months

ARD:                               No

ANTICIPATED REPAYMENT DATE:        NAP

MATURITY DATE:                     03/01/2015

EXPECTED MATURITY BALANCE:         $23,405,117

SPONSORS:                          Anwar Barbouti and Haidar Barbouti

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24-payment lockout from date of
                                   securitization, with U.S. Treasury defeasance
                                   or subject to prepayment with a premium equal
                                   to the greater of 1% and yield maintenance
                                   for the following 95 payments, and open to
                                   prepayment without premium thereafter until
                                   the maturity date.

CUT-OFF DATE BALANCE PER SF:       $147.65

UP-FRONT RESERVES:                 RE Taxes:         $113,088
                                   Insurance:        $44,943
                                   Replacement:      $2,370
                                   TI/LC             $6,250
                                   Deferred
                                   Maintenance: (1)  $1,187,630
                                   Other: (2)        $2,528,263

ONGOING RESERVES:                  RE Taxes:         $56,544 / month
                                   Insurance:        $7,490 / month
                                   Replacement: (3)  $2,370 / month
                                   TI / LC: (4)      $6,250 / month

LOCKBOX:                           Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                     NAP

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Anchored

LOCATION:                          Houston, TX

YEAR BUILT/RENOVATED:              1960 / 1990 & 2004-2005

PERCENT LEASED (AS OF):            84.1% (01/28/2005)

NET RENTABLE AREA:                 189,635

THE COLLATERAL:                    An anchored retail center located in Houston,
                                   Texas.

OWNERSHIP INTEREST:                Fee

                                                           LEASE
MAJOR TENANTS                      % NRA     RENT PSF    EXPIRATION
-------------                      -----     --------    ----------
TJ Maxx                            15.4%       $9.00     01/31/2008
24 Hour Fitness, Inc.              14.2%      $25.00     04/30/2009
Office Depot                        9.3%      $16.23     02/28/2014

PROPERTY MANAGEMENT:               Fairfax Management, Inc.

U/W NET CASH FLOW:                 $2,691,222

APPRAISED VALUE (AS OF):           $39,500,000 (12/09/2004)

CUT-OFF DATE LTV                   70.9%

RATIO:

LTV RATIO AT MATURITY:             59.3%

U/W DSCR:                          1.42x

--------------------------------------------------------------------------------

(1)  Deferred maintenance consists of 110% of the contractual construction costs for the renovation of 20,852 sq.ft. at the property.

(2)  Other escrow consists of a $1,653,479 initial tenant holdback which is two years of rent and reimbursements for three tenants who have signed leases but have not taken occupancy and a $874,785 TI/LC / free rent holdback for four tenants (including the three tenants mentioned above) to cover contractual free rent and unpaid tenant improvements and leasing commissions.

(3)  Capped at $100,000.

(4)  Capped at $300,000.

THE PLAZA ON RICHMOND LOAN.

     THE LOAN. The eighth largest loan (the "Plaza on Richmond Loan") is a
$28,000,000 first mortgage loan secured by the borrower's fee simple interest in an anchored retail center located in Houston, Texas.

     THE BORROWER. The borrower, POR LP, is a single-purpose entity that owns no material assets other than the mortgaged property and related interests. The borrower's managing member has one independent director. A non-consolidation opinion was delivered at closing. The property was acquired by the sponsors in
1990 and they have spent approximately $7.3 million in capital improvements at the property.

                                      C-33

     THE PROPERTY. The Plaza on Richmond is a recently renovated, 189,635 square foot anchored retail community shopping center located in Houston, Texas. The property was constructed in 1960 and renovated in 1990 and 2004-2005. The property is located in a densely populated infill location less than one mile south of The Galleria and approximately 7 miles west of the Houston CBD.
According to the appraisal, within a 3-mile and 5-mile radius of the property, the 2003 population was 185,243 and 450,676, respectively, and the average household income was $95,341 and $85,973, respectively. According to Reis, Inc., the 4th quarter of 2004 vacancy rate for the Westwood/Bellaire submarket was
9.1% and average asking rents were $21.12psf.

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of January 28, 2005, the property was approximately 84.1% leased to approximately 18 tenants. Included in the property vacancy is approximately
20,852 sq.ft. of second story space that is currently being renovated.
Approximately 28% of the net rentable area and approximately 20% of the gross potential rent is from leases to investment grade rated tenants.

     TJ Maxx leases 29,273 sq.ft. of space (15.4% of the total NRA) under a lease expiring in January 2008 with one 5-year extension option. TJ Maxx, an affiliate of TJX Companies, Inc. (NYSE: TJX; rated A/A3/NR by S/M/F), was founded in 1976 and is an off-price retailer of apparel and home fashions in the
United States, operating 745 stores in 47 states at the end of 2003. TJ Maxx reported 2003 sales of $343psf and a 2003 occupancy cost of 5.3% at the mortgaged property.

     24 Hour Fitness, Inc. leases 26,929 sq.ft. of space (14.2% of the total
NRA) under a lease expiring in April 2009 with one 5-year extension option. 24
Hour Fitness, Inc. is a privately owned and operated fitness center chain offering fitness around the world with clubs in the US, Asia and Europe. While it began as a one-club operation in 1983, the company now has more than 2.7 million members and over 300 clubs.

     Office Depot (NYSE: ODP, rated BBB-/Baa3/NR by S/M/F), leases 17,566 sq.ft.
(9.3% of total NRA) under a lease expiring in February 2014 with two 5-year extension options. Office Depot sells a variety of office supplies, computer hardware, computer software, and some office services. Founded in 1986 and headquartered in Delray Beach, Florida, the company conducts business in 23 countries and employs nearly 50,000 people worldwide. Office Depot had 2003 sales of approximately $12.4 billion and net income of approximately $276 million.

===========================================================================================================
  LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

                2007          4               19,382            10.2%          19,382           10.2%
                2008          2               32,446            17.1%          51,828           27.3%
                2009          2               32,509            17.1%          84,337           44.5%
                2010          4               12,411             6.5%          96,748           51.0%
                2011          1                3,000             1.6%          99,748           52.6%
                2014          2               21,050            11.1%         120,798           63.7%
                2015          3               38,703            20.4%         159,501           84.1%
              VACANT         NAP              30,134            15.9%         189,635          100.0%
-----------------------------------------------------------------------------------------------------------
               TOTAL         18              189,635           100.0%         189,635          100.0%
===========================================================================================================

(1)  The above table represents the rollover at the subject property through year-end 2015. Years in which there are no lease expirations have been excluded.

     PROPERTY MANAGEMENT. Fairfax Management, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                      C-34

                     MORTGAGE LOAN NO. 9 -- 405 PARK AVENUE

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                                    [PHOTO]

--------------------------------------------------------------------------------

                                      C-35

--------------------------------------------------------------------------------

                            [MAP OF 405 PARK AVENUE]

--------------------------------------------------------------------------------

                                      C-36

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 9 -- 405 PARK AVENUE
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PMCF

LOAN PURPOSE:                      Refinance

ORIGINAL BALANCE:                  $25,000,000

CUT-OFF DATE BALANCE:              $25,000,000

FIRST PAYMENT DATE:                01/01/2005

INTEREST RATE:                     5.03000%

AMORTIZATION TERM:                 Interest Only

ARD:                               No

ANTICIPATED REPAYMENT DATE:        NAP

MATURITY DATE:                     12/01/2014

EXPECTED MATURITY BALANCE:         $25,000,000

SPONSORS:                          Ahmed Baker, Ben Saleh Trust,
                                   Joumana Trust II

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   25-payment lockout from date of
                                   securitization, with U.S. Treasury defeasance
                                   for the following 88 payments, and open to
                                   prepayment without premium thereafter until
                                   the maturity date.

CUT-OFF DATE BALANCE PER SF:       $159.63

UP-FRONT RESERVES:                 NAP

ONGOING RESERVES:                  NAP

LOCKBOX:                           NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (F/M): (1)           A / A2

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office

PROPERTY SUB-TYPE:                 Urban

LOCATION:                          New York, NY

YEAR BUILT/RENOVATED:              1957 / 1996

PERCENT LEASED (AS OF):            87.5% (12/01/2004)

NET RENTABLE AREA:                 156,614

THE COLLATERAL:                    A Class A office building with ground floor
                                   retail located in New York, New York.

OWNERSHIP INTEREST:                Fee

                                                         LEASE
MAJOR TENANTS                      % NRA   RENT PSF   EXPIRATION
-------------                      -----   --------   ----------
Allied Irish Banks, P.L.C.         37.1%    $43.52    12/31/2010
The Wicks Group of Companies        5.9%    $45.00    05/31/2012
Rubin, Bailin, Ortoli,              5.4%    $44.57    06/30/2007
Mayer & Baker LLP

PROPERTY MANAGEMENT:               Colliers ABR, Inc.

U/W NET CASH FLOW:                 $3,398,300

APPRAISED VALUE (AS OF):           $58,000,000 (10/18/2004)

CUT-OFF DATE LTV RATIO:            43.1%

LTV RATIO AT MATURITY:             43.1%

U/W DSCR:                          2.67x

--------------------------------------------------------------------------------

(1)  Fitch, Inc. and Moody's Investors Service, Inc. have confirmed that the 405
     Park Avenue loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" / "A2" by
     Fitch, Inc. and Moody's Investors Service, Inc., respectively.

THE 405 PARK AVENUE LOAN.

     THE LOAN. The ninth largest loan (the "405 Park Avenue Loan") is a
$25,000,000 first mortgage loan secured by the borrower's fee simple interest in a Class A multi-tenant office building located in New York, New York.

     THE BORROWER. The borrower, Donerail Corporation, N.V., is a Netherlands
Antilles corporation that currently owns no material assets other than the mortgaged property and related interests. The borrower is not a single-purpose entity and is permitted to own other assets. The borrower is owned by Ahmed
Baker, Ben Saleh Trust and Joumana Trust II. Mr. Baker and Mr. Saleh equally own, through various ownership entities, two other office buildings in the
United States totaling approximately 575,000 sq.ft. The Joumana Trust II holds the stock of Mr. Josef Baker (deceased). Abdulla Saleh and Ahmed Baker act as trust protectors under this trust and have full authority to direct the trustee.

     THE PROPERTY. 405 Park Avenue is a 16-story Class A office building with ground floor retail space containing a total of 156,614 rentable sq.ft. The property was constructed in 1957 and was renovated in 1996. The improvements are located in Midtown Manhattan at the corner of Park Avenue and East 54th Street.
This location is proximate to several New York City subway lines.

                                      C-37

     SIGNIFICANT TENANTS. Based on the rent roll provided by the borrower dated as of December 1, 2004, the property is 87.5% leased.

     Allied Irish Banks P.L.C. ("AIB") (rated A/Aa3/AA- by S/M/F) leases 58,084
sq.ft. of space (37.1% of the total NRA) under a lease for $43.52psf expiring
December 31, 2010, with two five-year extension options. AIB offers lending, investment banking, securities brokerage, asset management and treasury services. It operates principally in Ireland, Britain, Poland and the USA, and employs more than 24,000 individuals worldwide in more than 800 offices.

     The Wicks Group of Companies leases 9,163 sq.ft. of space (5.9% of the total NRA) under a lease for $45.00psf expiring May 31, 2012. The Wicks Group of
Companies, founded in 1989, is a private equity firm that seeks to acquire and develop companies in selected segments of the communications, information and media industries.

     Rubin, Bailin, Ortoli, Mayer & Baker LLP leases 8,395 sq.ft. of space (5.4%
of the total NRA) under a lease for $44.57psf expiring June 30, 2007. The tenant is a law firm that practices corporate and commercial law, including mergers and acquisitions, corporate strategic planning, media and entertainment, real estate, and tax law. The space leased in the subject property is the sole office of the firm.

===========================================================================================================
  LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

                 MTM           0                  0             0.0%                 0            0.0%
                2004           1              2,290             1.5%             2,290            1.5%
                2005           6              7,591             4.9%             9,881            6.3%
                2006           3              7,355             4.7%            17,236           11.0%
                2007           6             15,052             9.6%            32,288           20.6%
                2008           2              8,267             5.3%            40,555           25.9%
                2009           1              1,270             0.8%            41,825           26.7%
                2010           6             61,317            39.2%           103,142           65.9%
                2011           1              6,111             3.9%           109,253           69.8%
                2012           2              9,163             5.9%           118,416           75.6%
                2013           1              8,300             5.3%           126,716           80.9%
                2014           3             10,049             6.4%           136,765           87.3%
          THEREAFTER           1                336             0.2%           137,101           87.5%
              VACANT         NAP             19,513            12.5%           156,614          100.0%
-----------------------------------------------------------------------------------------------------------
               TOTAL          33            156,614           100.0%           156,614          100.0%
===========================================================================================================

(1)  The above table represents the rollover at the subject property through year-end 2014, as of the December 1, 2004 rent roll.

     PROPERTY MANAGEMENT. The property is managed by Colliers ABR, Inc.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE AND SUBSTITUTION OF PARCELS. Not Allowed.

                                      C-38

                MORTGAGE LOAN NO. 10 - REPUBLIC WINDOWS AND DOORS

--------------------------------------------------------------------------------

                                    [PHOTO]

                                    [PHOTO]

--------------------------------------------------------------------------------

                                      C-39

--------------------------------------------------------------------------------

                    [MAP OF REPUBLIC WINDOWS AND DOORS]

--------------------------------------------------------------------------------

                                      C-40

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 - REPUBLIC WINDOWS AND DOORS
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PMCF

LOAN PURPOSE:                      Refinance

ORIGINAL BALANCE:                  $23,000,000

CUT-OFF DATE BALANCE:              $22,923,042

FIRST PAYMENT DATE:                01/01/2005

INTEREST RATE:                     5.42000%

AMORTIZATION TERM:                 360 months

ARD:                               Yes

ANTICIPATED REPAYMENT DATE:        12/01/2011

MATURITY DATE:                     12/01/2034

EXPECTED BALANCE AT ARD:           $20,576,692

SPONSORS:                          Ronald Spielman and Richard Gillman

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   25-payment lockout from date of
                                   securitization, with U.S. Treasury defeasance
                                   for the following 52 payments, and open to
                                   prepayment without premium thereafter until
                                   the maturity date.

CUT-OFF DATE BALANCE PER SF:       $65.79

UP-FRONT RESERVES:                 RE Taxes:        $338,000
                                   Insurance:       $273,000
                                   Other: (1)       $2,553,272

ONGOING RESERVES:                  RE Taxes:        $84,500 / month
                                   Insurance:       $24,750 / month
                                   Replacement:     $6,170 / month

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                     NAP

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Industrial

PROPERTY SUB-TYPE:                 Warehouse

LOCATION:                          Chicago, IL

YEAR BUILT/RENOVATED:              1998

PERCENT LEASED (AS OF):            100% (09/02/2004)

NET RENTABLE AREA:                 348,411

THE COLLATERAL:                    A one- and three-story Class A, owner
                                   occupied industrial building located in
                                   Chicago, Illinois.

OWNERSHIP INTEREST:                Fee

                                                            LEASE
MAJOR TENANTS                      % NRA     RENT PSF      EXPIRATION
-------------                      -----     --------      ----------
Republic Windows & Doors, LLC      100%       $9.04         10/31/2019

PROPERTY MANAGEMENT:               Owner-Managed

U/W NET CASH FLOW:                 $2,323,615

APPRAISED VALUE (AS OF):           $31,000,000 (09/28/2004)

CUT-OFF DATE LTV RATIO:            73.9%

LTV RATIO AT ARD:                  66.4%

U/W DSCR:                          1.50x

--------------------------------------------------------------------------------

(1)  The borrower deposited $2,553,272.44 into a reserve account to be held as additional security for the debt until conditions set forth in the mortgage have been satisfied. $1,000,000 of this reserve will be released when an existing credit facility in favor of the parent is renewed for at least 12 months or is replaced with a comparable credit facility. The remaining
     $1,553,272 will be released when a specified financial test is satisfied.

THE REPUBLIC WINDOWS AND DOORS LOAN.

     THE LOAN. The tenth largest loan (the "Republic Windows and Doors Loan") is a $23,000,000 first mortgage loan secured by the borrower's fee simple interest in a Class A industrial building with office located in Chicago, Illinois.

     THE BORROWER. The borrower, RWD Properties, LLC, is a single purpose entity that owns no material assets other than the mortgaged property and related interests. A non-consolidation opinion was delivered at closing. The subject site was purchased by Republic Windows and Doors in 1996 and was developed for its own use. Ronald Spielman and Richard Gillman, as President and Vice
President, respectively, each has over 30 years' experience in developing and/or operating Republic Windows and Doors facilities.

     THE PROPERTY. Republic Windows and Doors is a single-story industrial building with an attached 3-story office component containing a total of 348,411 rentable sq.ft. The property was constructed in 1998 and serves as the headquarters of the owner-user, Republic Windows and Doors. The building contains 261,389 sq.ft. (75%) of industrial space that is used for fabrication, warehousing and distribution, and 87,022 sq.ft. (25%) of office space.

                                      C-41

     SIGNIFICANT TENANT. Based on the rent roll provided by the borrower dated as of September 2, 2004, the property was 100% leased.

     Republic Windows & Doors, LLC leases 348,411 sq.ft. of space (100% of the
NRA) under a lease for $9.04psf expiring October 31, 2019. The tenant manufactures custom-crafted vinyl windows for new construction homebuilders, home improvement dealers and direct commercial accounts throughout the United
States. The company was founded in 1965 and the property serves as its headquarters.

===========================================================================================================
  LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------
        YEAR             # OF LEASES        TOTAL SF        % OF TOTAL      CUMULATIVE      CUMULATIVE %
                          EXPIRING          EXPIRING        SF EXPIRING      TOTAL SF      OF SF EXPIRING
-----------------------------------------------------------------------------------------------------------

                2019           1            348,411           100.0%           348,311         100.0%
              VACANT         NAP                  0             0.0%                 0         100.0%
-----------------------------------------------------------------------------------------------------------
               TOTAL           1            348,411           100.0%           348,411         100.0%
===========================================================================================================

     PROPERTY MANAGEMENT. Owner managed.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE AND SUBSTITUTION OF PARCELS. Not Allowed.

                                      C-42

                                   APPENDIX D

--------------------------------------------------------------------------------
[BEAR STEARNS LOGO OMITTED]    March 2, 2005      [MORGAN STANLEY  LOGO OMITTED]
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                   ------------------------------------------

                                 $1,043,034,000
                                  (APPROXIMATE)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

                   ------------------------------------------

                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        NATIONWIDE LIFE INSURANCE COMPANY
                            AS MORTGAGE LOAN SELLERS

                   ------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                 INITIAL
               CERTIFICATE     APPROXIMATE                                           WEIGHTED
               BALANCE OR        INITIAL                                              AVERAGE     PRINCIPAL    ASSUMED FINAL
                NOTIONAL       PASS-THROUGH        RATINGS         SUBORDINATION       LIFE       WINDOW        DISTRIBUTION
   CLASS      AMOUNT(1) (3)        RATE        (MOODY'S/FITCH)        LEVELS         (YRS.)(2)    (MOS.) (2)      DATE(2)
-------------------------------------------------------------------------------------------------------------------------------

    A-1          $78,000,000                      Aaa / AAA            20.000%          2.86         1-59          2/11/10
-------------------------------------------------------------------------------------------------------------------------------
    A-2         $188,000,000                      Aaa / AAA            20.000%          6.76        81-84          3/11/12
-------------------------------------------------------------------------------------------------------------------------------
   A-AB         $106,000,000                      Aaa / AAA            20.000%          7.36        59-115        10/11/14
-------------------------------------------------------------------------------------------------------------------------------
    A-3         $527,652,000                      Aaa / AAA            20.000%          9.76       115-119         2/11/15
-------------------------------------------------------------------------------------------------------------------------------
    X-2       $1,092,297,000                      Aaa / AAA             N/A              --           --           3/11/13
-------------------------------------------------------------------------------------------------------------------------------
    A-J          $85,748,000                      Aaa / AAA            12.375%          9.88       119-119         2/11/15
-------------------------------------------------------------------------------------------------------------------------------
     B           $33,737,000                       Aa2 / AA             9.375%          9.93       119-120         3/11/15
-------------------------------------------------------------------------------------------------------------------------------
     C            $8,434,000                      Aa3 / AA-             8.625%          9.96       120-120         3/11/15
-------------------------------------------------------------------------------------------------------------------------------
     D           $15,463,000                        A2 / A              7.250%          9.96       120-120         3/11/15
-------------------------------------------------------------------------------------------------------------------------------

(1)  Subject to a permitted variance of plus or minus 5%.

(2)  Based on the structuring assumptions, assuming 0% CPR, described in the
     Prospectus Supplement.

(3)  Notional amount for the X-2 class.

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY
Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager

                               MERRILL LYNCH & CO.
                                   CO-MANAGER

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                      D-1

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

TRANSACTION FEATURES

o    Sellers:

      ----------------------------------------------- --------- ------------------- -----------
                                                      NO. OF       CUT-OFF DATE
                         SELLERS                       LOANS       BALANCE ($)       % OF POOL
      ----------------------------------------------- --------- ------------------- -----------

      Prudential Mortgage Capital Funding, LLC            38         389,456,300        34.6
      Bear Stearns Commercial Mortgage, Inc.              18         335,664,473        29.8
      Wells Fargo Bank, National Association              63         328,336,027        29.2
      Nationwide Life Insurance Company                    5          71,108,852         6.3
      ----------------------------------------------- --------- ------------------- -----------
      TOTAL:                                             124       1,124,565,652       100.0
      ----------------------------------------------- --------- ------------------- -----------

o    Loan Pool:

     o    Average Cut-off Date Balance: $9,069,078

     o    Largest Mortgage Loan by Cut-off Date Balance: $94,668,822

     o    Five largest and ten largest loans: 27.1% and 39.6% of pool, respectively

o    Credit Statistics:

     o    Weighted average underwritten debt service coverage ratio of 1.62x

     o    Weighted average cut-off date loan-to-value ratio of 70.1%; weighted average balloon loan-to-value ratio of 58.9%

o    Property Types:

                              [PIE CHART OMITTED]

                   Mixed Use                         0.8%
                   Manufactured Housing Community    2.1%
                   Self Storage                      2.7%
                   Hospitality                       2.8%
                   Industrial                        8.0%
                   Multifamily                      11.7%
                   Office                           23.4%
                   Retail                           48.5%

o    Call Protection:

     o    78.7% of the pool (96 loans) has a lockout period ranging from 24 to
          36 payments from origination, then defeasance provisions.

     o    14.4% of the pool (11 loans) has a lockout period of 9 to 47 payments from origination, then the greater of a prepayment premium or yield maintenance.

     o    6.9% of the pool (17 loans) has a lockout period of 24 to 35 payments from origination, then either yield maintenance or defeasance.

o    Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                      D-2

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

OFFERED CERTIFICATES

-----------------------------------------------------------------------------------------------------------------------------------
               INITIAL
             CERTIFICATE                                               WEIGHTED                                     APPROXIMATE
             BALANCE OR                                                 AVERAGE      PRINCIPAL    ASSUMED FINAL       INITIAL
              NOTIONAL       SUBORDINATION           RATINGS             LIFE          WINDOW      DISTRIBUTION    PASS-THROUGH
  CLASS     AMOUNT(1)(6)        LEVELS           (MOODY'S/FITCH)        (YRS.)(2)     (MOS.)(2)       DATE(2)          RATE(3)
-----------------------------------------------------------------------------------------------------------------------------------

A-1           $78,000,000       20.000%             Aaa / AAA              2.86            1-59       2/11/10
-----------------------------------------------------------------------------------------------------------------------------------
A-2          $188,000,000       20.000%             Aaa / AAA              6.76           81-84       3/11/12
-----------------------------------------------------------------------------------------------------------------------------------
A-AB         $106,000,000       20.000%             Aaa / AAA              7.36          59-115      10/11/14
-----------------------------------------------------------------------------------------------------------------------------------
A-3          $527,652,000       20.000%             Aaa / AAA              9.76         115-119       2/11/15
-----------------------------------------------------------------------------------------------------------------------------------
X-2        $1,092,297,000           N/A             Aaa / AAA              ---             ---        3/11/13
-----------------------------------------------------------------------------------------------------------------------------------
A-J           $85,748,000       12.375%             Aaa / AAA              9.88         119-119       2/11/15
-----------------------------------------------------------------------------------------------------------------------------------
B             $33,737,000        9.375%             Aa2 / AA               9.93         119-120       3/11/15
-----------------------------------------------------------------------------------------------------------------------------------
C              $8,434,000        8.625%             Aa3 / AA-              9.96         120-120       3/11/15
-----------------------------------------------------------------------------------------------------------------------------------
D             $15,463,000        7.250%              A2 / A                9.96         120-120       3/11/15
-----------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (4)

-----------------------------------------------------------------------------------------------------------------------------------
               INITIAL
             CERTIFICATE                                                  WEIGHTED                                  APPROXIMATE
             BALANCE OR                                                    AVERAGE     PRINCIPAL    ASSUMED FINAL     INITIAL
              NOTIONAL       SUBORDINATION            RATINGS               LIFE         WINDOW     DISTRIBUTION    PASS-THROUGH
  CLASS     AMOUNT(1) (5)       LEVELS            (MOODY'S/FITCH)         (YRS.)(2)    (MOS.) (2)      DATE(2)        RATE(3)
-----------------------------------------------------------------------------------------------------------------------------------

X-1        $1,124,565,652           N/A              Aaa / AAA               ---          ---          2/11/25
-----------------------------------------------------------------------------------------------------------------------------------
E             $11,246,000        6.250%               A3 / A-               9.96        120-120        3/11/15
-----------------------------------------------------------------------------------------------------------------------------------
F             $11,245,000        5.250%             Baa1 / BBB+             9.96        120-120        3/11/15
-----------------------------------------------------------------------------------------------------------------------------------
G              $9,840,000        4.375%              Baa2 / BBB             9.96        120-120        3/11/15
-----------------------------------------------------------------------------------------------------------------------------------
H             $12,652,000        3.250%             Baa3 / BBB-             9.96        120-120        3/11/15
-----------------------------------------------------------------------------------------------------------------------------------
J              $4,217,000        2.875%              Ba1 / BB+              9.96        120-120        3/11/15
-----------------------------------------------------------------------------------------------------------------------------------
K              $4,217,000        2.500%               Ba2 / BB             10.18        120-130        1/11/16
-----------------------------------------------------------------------------------------------------------------------------------
L              $5,623,000        2.000%              Ba3 / BB-             10.83        130-135        6/11/16
-----------------------------------------------------------------------------------------------------------------------------------
M              $4,217,000        1.625%               B1 / B+              12.12        135-156        3/11/18
-----------------------------------------------------------------------------------------------------------------------------------
N              $1,406,000        1.500%                B2 / B              13.27        156-163       10/11/18
-----------------------------------------------------------------------------------------------------------------------------------
P              $2,811,000        1.250%               B3 / B-              14.08        163-176       11/11/19
-----------------------------------------------------------------------------------------------------------------------------------
Q             $14,057,652        0.000%               NR / NR              15.13        176-239        2/11/25
-----------------------------------------------------------------------------------------------------------------------------------

Notes:    (1)  Subject to a permitted variance of plus or minus 5%.

          (2)  Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

          (3)  The Class A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G, H, J, K, L,
               M, N, P and Q Certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate.

          (4)  To be offered privately pursuant to Rule 144A.

          (5)  The Class X-1 Notional Amount is equal to the sum of all
               Certificate Balances outstanding from time to time.

          (6)  The Class X-2 Notional Amount is as described herein.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                      D-3

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

I.  ISSUE CHARACTERISTICS
    ---------------------

Issue Type:                       Public: Classes A-1, A-2, A-AB, A-3, X-2, A-J,
                                  B, C, and D (the "Offered Certificates").
                                  Private (Rule 144A): Classes X-1, E, F, G, H,
                                  J, K, L, M, N, P and Q.

Securities Offered:               $1,043,034,000 monthly pay, multi-class,
                                  commercial mortgage REMIC Pass-Through
                                  Certificates, including eight principal and
                                  interest classes (Classes A-1, A-2, A-AB, A-3,
                                  A-J, B, C and D) and one interest only class
                                  (Class X-2).

Mortgage Loan Sellers:            Prudential Mortgage Capital Funding, LLC
                                  ("PMCF"); Bear Stearns Commercial Mortgage,
                                  Inc. ("BSCMI"); Wells Fargo Bank, National
                                  Association ("WFB"); and Nationwide Life
                                  Insurance Company ("NLIC");

Co-lead Bookrunning Managers:     Bear, Stearns & Co. Inc. and Morgan Stanley &
                                  Co. Incorporated

Co-Manager:                       Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated

Master Servicers: (1)             Prudential Asset Resources, Inc. (with respect
                                  to the mortgage loans sold by PMCF) Wells
                                  Fargo Bank, National Association (with respect
                                  to the mortgage loans sold by BSCMI, WFB and
                                  NLIC)

Special Servicer: (1)             ARCap Servicing, Inc.

Certificate Administrator:        Wells Fargo Bank, National Association

Trustee:                          LaSalle Bank National Association

Fiscal Agent:                     ABN AMRO Bank N.V.

Cut-Off Date:                     March 1, 2005 (2)

Expected Closing Date:            On or about March 24, 2005.

Distribution Dates:               The 11th of each month, commencing in April
                                  2005 (or if the 11th is not a business day,
                                  the next succeeding business day).

Minimum Denominations:            $25,000 for the Class A-1, A-2, A-AB, A-3, and
                                  A-J, $100,000 for the Class B, C, and D and
                                  notional amounts of $250,000 for the Class
                                  X-2, with investments in excess of the minimum
                                  denominations made in multiples of $1.

Delivery:                         DTC, Euroclear and Clearstream.

ERISA/SMMEA Status:               Classes A-1, A-2, A-AB, A-3, X-2, A-J, B, C,
                                  and D are expected to be ERISA eligible. No
                                  Class of Certificates is SMMEA eligible.

Rating Agencies:                  The Offered Certificates will be rated by
                                  Moody's Investors Service, Inc. and Fitch,
                                  Inc.

Risk Factors:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                  NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS.

(1)  The 11 Penn Plaza, Miller/WRI Portfolio - Thorncreek Crossing and
     Miller/WRI Portfolio - Lowry Town Center loans are each principally serviced and administered under a separate pooling and servicing agreement relating to the BSCMSI 2004-PWR6, BSCMSI 2003-PWR2 and BSCMSI 2003-PWR2
     trusts, respectively. See "Summary of Split Loan Structures" below.

(2)  The cut-off date with respect to each Mortgage Loan is the due date for the monthly debt service payment that is due in March 2005 (or, in the case of any mortgage loan that has its first due date in April 2005, the date that would have been its due date in March 2005 under the terms of such mortgage loan if a monthly payment were scheduled to be due in such month).

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                      D-4

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

II. STRUCTURE CHARACTERISTICS
    --------------------------

The Class A-1, A-2, A-AB, A-3, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
Certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or
(iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of mortgage loans.

IO STRUCTURE:
   ----------

                               [BAR CHART OMITTED]

                      Class A-1      Aaa/AAA          $78.0MM
                      Class A-2      Aaa/AAA         $188.0MM
                      Class A-AB     Aaa/AAA         $106.0MM
                      Class A-3      Aaa/AAA         $527.7MM
                      Class A-J      Aaa/AAA          $85.7MM
                      Class B        Aa2/AA           $33.7MM
                      Class C        Aa3/AA-           $8.4MM
                      Class D        A2/A             $15.5MM
                      Class E        A3/A-            $11.2MM
                      Class F        Baa1/BBB+        $11.2MM
                      Class G        Baa2/BBB          $9.8MM
                      Class H        Baa3/BBB-        $12.7MM
                      Class J        Ba1/BB+           $4.2MM
                      Class K        Ba2/BB            $4.2MM
                      Class L        Ba3/BB-           $5.6MM
                      Classes M-Q    B1/B+ to NR      $22.5MM

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                      D-5

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

                      CLASS X-1 AND X-2 NOTIONAL BALANCES:

The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

o    during the period from the Closing Date through and including the
     Distribution Date occurring in March 2006, the sum of (a) the lesser of
     $68,223,000 and the Certificate Balance of the Class A-1 Certificates
     outstanding from time to time and (b) the aggregate of the Certificate
     Balances of the Class A-2 Class A-3, Class A-AB, Class A-J, Class B, Class
     C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, and Class
     L Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in March 2006 through and including the Distribution Date occurring in March 2007, the sum of (a) the lesser of $16,950,000 and the Certificate Balance of the
     Class A-1 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-AB, Class
     A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
     J, Class K, and Class L Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in March 2007 through and including the Distribution Date occurring in March 2008, the sum of (a) the lesser of $150,785,000 and the Certificate Balance of the
     Class A-2 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-J, Class
     B, Class C, Class D, Class E, Class F, and Class G Certificates outstanding from time to time, and (c) the lesser of $5,570,000 and the Certificate
     Balance of the Class H Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in March 2008 through and including the Distribution Date occurring in March 2009, the sum of (a) the lesser of $98,300,000 and the Certificate Balance of the
     Class A-2 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-J, Class B,
     Class C, Class D, and Class E Certificates outstanding from time to time and (c) the lesser of $6,219,000 and the Certificate Balance of the Class F
     Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in March 2009 through and including the Distribution Date occurring in March 2010, the sum of (a) the lesser of $46,130,000 and the Certificate Balance of the
     Class A-2 Certificates outstanding from time to time, (b) the lesser of
     $104,230,000 and the Certificate Balance of the Class A-AB Certificates
     outstanding from time to time (c) the aggregate of the Certificate Balances of the Class A-3, Class A-J, Class B, and Class C Certificates outstanding from time to time and (d) the lesser of $14,008,000 and the Certificate
     Balance of the Class D Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in March 2010 through and including the Distribution Date occurring in March 2011, the sum of (a) the lesser of $19,592,000 and the Certificate Balance of the
     Class A-2 Certificates outstanding from time to time, (b) the lesser of
     $84,141,000 and the Certificate Balance of the Class A-AB Certificates
     outstanding from time to time, (c) the aggregate of the Certificate
     Balances of the Class A-3, Class A-J, and Class B Certificates outstanding from time to time, and (d) the lesser of $5,054,000 and the Certificate
     Balance of the Class C Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in March 2011 through and including the Distribution Date occurring in March 2012, the sum of (a) the lesser of $457,389,000 and the Certificate Balance of the
     Class A-3 Certificates outstanding from time to time, (b) the Certificate
     Balance of the Class A-J Certificates outstanding from time to time and (c)
     the lesser of $23,102,000 and the Certificate Balance of the Class B
     Certificates outstanding from time to time;

o    during the period following the Distribution Date occurring in March 2012 through and including the Distribution Date occurring in March 2013, the sum of (a) the lesser of $423,489,000 and the Certificate Balance of the
     Class A-3 Certificates outstanding from time to time, (b) the Certificate
     Balance of the Class A-J Certificates outstanding from time to time and (c)
     the lesser of $11,058,000 and the Certificate Balance of the Class B
     Certificates outstanding from time to time; and

o    following the Distribution Date occurring in March 2013, $0.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                      D-6

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

III. COLLATERAL CHARACTERISTICS
     ---------------------------

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                   MORTGAGE        CUT-OFF DATE       % OF
                                      LOANS         BALANCE ($)       POOL
--------------------------------------------------------------------------------
544,698 - 2,000,000                     16           24,966,090        2.2
2,000,001 - 3,000,000                   20           50,094,257        4.5
3,000,001 - 5,000,000                   26          101,920,880        9.1
5,000,001 - 7,000,000                   21          121,685,937       10.8
7,000,001 - 9,000,000                    7           58,353,032        5.2
9,000,001 - 11,000,000                   9           90,883,280        8.1
11,000,001 - 13,000,000                  6           72,816,941        6.5
13,000,001 - 15,000,000                  2           27,400,000        2.4
15,000,001 - 17,000,000                  2           33,477,360        3.0
17,000,001 - 19,000,000                  3           54,456,581        4.8
21,000,001 - 31,000,000                  6          146,933,344       13.1
31,000,001 - 41,000,000                  1           36,909,127        3.3
41,000,001 - 61,000,000                  3          146,000,000       13.0
61,000,001 - 94,668,822                  2          158,668,822       14.1
--------------------------------------------------------------------------------
TOTAL:                                 124        1,124,565,652      100.0
--------------------------------------------------------------------------------
Min: 544,698                     Max: 94,668,822        Average: 9,069,078
--------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------
                                       NO. OF          AGGREGATE
                                    MORTGAGED       CUT-OFF DATE      % OF
                                   PROPERTIES        BALANCE ($)      POOL
--------------------------------------------------------------------------------
California                              28          207,831,474       18.5
     Southern California                18          175,801,073       15.6
     Northern California                10           32,030,401        2.8
New York                                 8          155,801,428       13.9
Pennsylvania                            29          103,638,220        9.2
Texas                                   11           92,439,053        8.2
Nevada                                   3           71,269,429        6.3
New Jersey                               4           68,350,000        6.1
Massachusetts                            1           64,000,000        5.7
Florida                                  5           45,557,713        4.1
Illinois                                 2           44,333,344        3.9
Alabama                                  1           36,909,127        3.3
Other                                   61          234,435,863       20.8
--------------------------------------------------------------------------------
 TOTAL:                                153        1,124,565,652      100.0
--------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------
                                       NO. OF          AGGREGATE
                                    MORTGAGED       CUT-OFF DATE      % OF
                                   PROPERTIES        BALANCE ($)      POOL
--------------------------------------------------------------------------------
Retail                                  65          545,547,194       48.5
Office                                  18          263,120,823       23.4
Multifamily                             36          131,181,151       11.7
Industrial                              16           90,030,991        8.0
Hospitality                              3           31,251,339        2.8
Self Storage                             7           29,967,882        2.7
Manufactured Housing Community           5           23,999,558        2.1
Mixed Use                                3            9,466,713        0.8
--------------------------------------------------------------------------------
TOTAL:                                 153        1,124,565,652      100.0
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                   MORTGAGE        CUT-OFF DATE       % OF
                                      LOANS         BALANCE ($)       POOL
--------------------------------------------------------------------------------
4.9200% - 5.2500%                       26          479,128,355       42.6
5.2501% - 5.5000%                       41          370,696,700       33.0
5.5001% - 5.7500%                       37          184,943,185       16.4
5.7501% - 6.0000%                       10           48,408,635        4.3
6.0001% - 6.2500%                        8           39,870,736        3.5
6.2501% - 6.5000%                        1              973,343        0.1
6.5001% - 6.8900%                        1              544,698        0.0
--------------------------------------------------------------------------------
TOTAL:                                 124        1,124,565,652      100.0
--------------------------------------------------------------------------------
 Min: 4.9200                     Max: 6.8900               Wtd Avg: 5.3890
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                   MORTGAGE        CUT-OFF DATE       % OF
                                      LOANS         BALANCE ($)       POOL
--------------------------------------------------------------------------------
60                                       1            5,891,577        0.5
61 - 84                                  7          207,609,365       18.5
85 - 120                               108          864,067,684       76.8
121 - 240                                8           46,997,027        4.2
--------------------------------------------------------------------------------
TOTAL:                                 124        1,124,565,652      100.0
--------------------------------------------------------------------------------
 Min: 60                          Max: 240                    Wtd Avg: 115
--------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                   MORTGAGE        CUT-OFF DATE       % OF
                                      LOANS         BALANCE ($)       POOL
--------------------------------------------------------------------------------
59 - 60                                  1            5,891,577        0.5
61 - 84                                  7          207,609,365       18.5
85 - 120                               108          864,067,684       76.8
121 - 239                                8           46,997,027        4.2
--------------------------------------------------------------------------------
 TOTAL:                                124        1,124,565,652      100.0
--------------------------------------------------------------------------------
 Min: 59                          Max: 239                    Wtd Avg: 113
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                   MORTGAGE        CUT-OFF DATE       % OF
                                      LOANS         BALANCE ($)       POOL
--------------------------------------------------------------------------------
33.8 - 40.0                              2            1,741,794        0.2
40.1 - 45.0                              5           36,585,751        3.3
45.1 - 50.0                              4           12,149,388        1.1
50.1 - 55.0                              4           23,897,299        2.1
55.1 - 60.0                             13           93,066,782        8.3
60.1 - 65.0                             17           84,016,368        7.5
65.1 - 70.0                             15          161,086,748       14.3
70.1 - 75.0                             33          333,976,844       29.7
75.1 - 80.5                             31          378,044,677       33.6
--------------------------------------------------------------------------------
TOTAL:                                 124        1,124,565,652      100.0
--------------------------------------------------------------------------------
 Min: 33.8                       Max: 80.5                   Wtd Avg: 70.1
--------------------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                   MORTGAGE        CUT-OFF DATE       % OF
                                      LOANS         BALANCE ($)       POOL
--------------------------------------------------------------------------------
 0.3 - 25.0                              5           17,819,761        1.6
25.1 - 30.0                              2           14,136,155        1.3
30.1 - 35.0                              3           15,522,905        1.4
35.1 - 40.0                              5           17,292,000        1.5
40.1 - 45.0                              5           42,761,860        3.8
45.1 - 50.0                             16           84,753,226        7.5
50.1 - 55.0                             15           84,181,639        7.5
55.1 - 60.0                             25          229,908,951       20.4
60.1 - 65.0                             22          248,413,273       22.1
65.1 - 70.0                             22          249,190,882       22.2
70.1 - 73.8                              4          120,585,000       10.7
--------------------------------------------------------------------------------
TOTAL:                                 124        1,124,565,652      100.0
--------------------------------------------------------------------------------
 Min: 0.3                        Max: 73.8                   Wtd Avg: 58.9
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
--------------------------------------------------------------------------------
                                     NO. OF           AGGREGATE
                                   MORTGAGE        CUT-OFF DATE       % OF
                                      LOANS         BALANCE ($)       POOL
--------------------------------------------------------------------------------
1.17 - 1.20                              4           40,265,117        3.6
1.21 - 1.30                              6           48,791,763        4.3
1.31 - 1.40                             19          127,808,956       11.4
1.41 - 1.50                             22          137,730,987       12.2
1.51 - 1.60                             20          337,451,464       30.0
1.61 - 1.70                             19          151,469,321       13.5
1.71 - 1.80                             11           52,056,500        4.6
1.81 - 1.90                              7           84,966,902        7.6
1.91 - 2.00                              6           81,136,693        7.2
2.01 - 2.10                              2            8,736,591        0.8
2.11 - 2.20                              4           21,060,040        1.9
2.21 - 2.30                              1            2,494,221        0.2
2.31 - 3.31                              3           30,597,096        2.7
--------------------------------------------------------------------------------
TOTAL:                                 124        1,124,565,652      100.0
--------------------------------------------------------------------------------
 Min: 1.17                       Max: 3.31                   Wtd Avg: 1.62
--------------------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding.
The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled pari passu companion loans are calculated in a manner that reflects the aggregate indebtedness evidenced by that mortgage loan and those related non-pooled pari passu companion loans collectively. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non pooled subordinate loans.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                      D-7

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

IV. LARGE LOAN DESCRIPTION
    ----------------------

                                TEN LARGEST LOANS
                                -----------------

-------------------------------------------------------------------------------------------------------

                                                                 PROPERTY     CUT-OFF DATE   % OF
  NO.               PROPERTY NAME            CITY      STATE       TYPE         BALANCE        POOL
-------------------------------------------------------------------------------------------------------

  1.    11 Penn Plaza (1)              New York          NY       Office       $94,668,822      8.4%
-------------------------------------------------------------------------------------------------------
  2.    Campus at Marlborough (2)      Marlborough       MA       Office       $64,000,000      5.7%
-------------------------------------------------------------------------------------------------------
  3.    Shops at Boca Park (3)         Las Vegas         NV       Retail       $58,000,000      5.2%
-------------------------------------------------------------------------------------------------------
  4.    Marquis Apartments (4)(5)      King of Prussia   PA     Multifamily    $45,000,000      4.0%
-------------------------------------------------------------------------------------------------------
  5.    Plaza La Cienega (6)           Los Angeles       CA       Retail       $43,000,000      3.8%
-------------------------------------------------------------------------------------------------------
  6.    Quintard Mall                  Oxford            AL       Retail       $36,909,127      3.3%
-------------------------------------------------------------------------------------------------------
  7.    Garden State Pavilion (7)      Cherry Hill       NJ       Retail       $28,000,000      2.5%
-------------------------------------------------------------------------------------------------------
  8.    Plaza on Richmond              Houston           TX       Retail       $28,000,000      2.5%
-------------------------------------------------------------------------------------------------------
  9.    405 Park Avenue                New York          NY       Office       $25,000,000      2.2%
-------------------------------------------------------------------------------------------------------
 10.    Republic Windows and Doors     Chicago           IL     Industrial     $22,923,042      2.0%
-------------------------------------------------------------------------------------------------------
               TOTAL/WEIGHTED AVERAGE                                         $445,500,991     39.6%
-------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                                             CUT-OFF    BALLOON/
                                         UNITS/      LOAN PER      U/W        DATE        ARD
  NO.               PROPERTY NAME          SF        UNIT/ SF      DSCR       LTV         LTV
------------------------------------------------------------------------------------------------

  1.    11 Penn Plaza (1)               1,029,554       $212.94   1.56x      66.4%       59.4%
------------------------------------------------------------------------------------------------
  2.    Campus at Marlborough (2)         530,895       $120.55   1.99x      72.2%       60.3%
------------------------------------------------------------------------------------------------
  3.    Shops at Boca Park (3)            277,472       $209.03   1.56x      79.5%       73.7%
------------------------------------------------------------------------------------------------
  4.    Marquis Apartments (4)(5)             641    $78,003.12   1.52x      79.4%       70.8%
------------------------------------------------------------------------------------------------
  5.    Plaza La Cienega (6)              305,961       $140.54   1.64x      72.6%       63.5%
------------------------------------------------------------------------------------------------
  6.    Quintard Mall                     375,486        $98.30   1.58x      73.8%       61.4%
------------------------------------------------------------------------------------------------
  7.    Garden State Pavilion (7)         257,353       $108.80   1.65x      76.1%       66.3%
------------------------------------------------------------------------------------------------
  8.    Plaza on Richmond                 189,635       $147.65   1.42x      70.9%       59.3%
------------------------------------------------------------------------------------------------
  9.    405 Park Avenue                   156,614       $159.63   2.67x      43.1%       43.1%
------------------------------------------------------------------------------------------------
 10.    Republic Windows and Doors        348,411        $65.79   1.50x      73.9%       66.4%
------------------------------------------------------------------------------------------------
               TOTAL/WEIGHTED AVERAGE                             1.68X      71.4%       63.0%
------------------------------------------------------------------------------------------------

(1)  The $94,668,822 loan represents a 43.2% pari passu portion of a
     $219,233,063 first mortgage loan. All Loan per Unit/SF, DSCR and LTV numbers presented in the table are based on the entire first mortgage loan.

(2)  The loan is interest only for the initial 3 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(3)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization.

(4)  The $45,000,000 loan represents a 90.0% pari passu portion of a $50,000,000 first mortgage loan. All Loan per Unit/SF, DSCR and LTV numbers presented in the table are based on the entire first mortgage loan.

(5)  The loan is interest only for the initial 36 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization. There is a $5,000,000 pari passu portion that may become subordinate. See Appendix C in the
     Prospectus Supplement for further details. All Loan per Unit/SF, DSCR and
     LTV numbers presented in the table are based on the entire first mortgage loan.

(6)  The loan is interest only for the initial 36 months of the loan term and thereafter is scheduled to amortize based upon a 336-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization. There is a $7,000,000 subordinate portion that may become pari passu. All Loan per Unit/SF, DSCR and LTV numbers presented in the table are based solely on the A-Note portion.

(7)  The loan is interest only for the initial 35 months of the loan term and thereafter is scheduled to amortize based upon a 336-month amortization term. The U/W DSCR presented in the table is based on scheduled debt service prior to the commencement of amortization. There is a $5,000,000 subordinate portion that may become pari passu. All Loan per Unit/SF, DSCR and LTV numbers presented in the table are based solely on the A-Note portion.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                      D-8

                          $1,043,034,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-PWR7

V. SUMMARY OF INITIAL SPLIT LOAN STRUCTURES
   -----------------------------------------

---------------------------------------------------------------------------------------------------
   PROPERTY NAME       RELATED NOTES IN LOAN     WHETHER NOTE IS HELD        HOLDER OF NOTE
                      GROUP (ORIGINAL BALANCE)   BY SERIES 2005-PWR7
                                                      TRUST FUND

---------------------------------------------------------------------------------------------------

11 Penn Plaza         Senior A Notes (pari passu with each other)
---------------------------------------------------------------------------------------------------
                            $125,000,000                  No              BSCMSI Series 2004 -
                                                                                  PWR6
---------------------------------------------------------------------------------------------------
                            $95,000,000                  Yes              BSCMSI Series 2005 -
                                                                                  PWR7
---------------------------------------------------------------------------------------------------
                      Subordinate B Note
---------------------------------------------------------------------------------------------------
                                None                     N/A                      N/A
---------------------------------------------------------------------------------------------------
Marquis Apartments    Senior A Notes (pari passu with each other)
---------------------------------------------------------------------------------------------------
                            $45,000,000                  Yes              BSCMSI Series 2005 -
                                                                                  PWR7
---------------------------------------------------------------------------------------------------
                           $5,000,000(4)               N/A (5)                  N/A (5)
---------------------------------------------------------------------------------------------------
                      Subordinate B Note
---------------------------------------------------------------------------------------------------
                                None                     N/A                      N/A
---------------------------------------------------------------------------------------------------
Plaza La Cienega      Senior A Notes (pari passu with each other)
---------------------------------------------------------------------------------------------------
                            $43,000,000                  Yes              BSCMSI Series 2005 -
                                                                                  PWR7
---------------------------------------------------------------------------------------------------
                      Subordinate B Note
---------------------------------------------------------------------------------------------------
                           $7,000,000(4)               N/A (5)                  N/A (5)
---------------------------------------------------------------------------------------------------
Garden State          Senior A Notes (pari passu with each other)
Pavilion
---------------------------------------------------------------------------------------------------
                            $28,000,000                  Yes              BSCMSI Series 2005 -
                                                                                  PWR7
---------------------------------------------------------------------------------------------------
                      Subordinate B Note
---------------------------------------------------------------------------------------------------
                           $5,000,000(4)               N/A (5)                  N/A (5)
---------------------------------------------------------------------------------------------------
Miller/WRI            Senior A Notes (pari passu with each other)
Portfolio -
Thorncreek Crossing
---------------------------------------------------------------------------------------------------
                            $19,300,000                   No              BSCMSI Series 2003 -
                                                                                  PWR2
---------------------------------------------------------------------------------------------------
                             $5,800,000                  Yes              BSCMSI Series 2005 -
                                                                                  PWR7
---------------------------------------------------------------------------------------------------
                      Subordinate B Note
---------------------------------------------------------------------------------------------------
                                None                     N/A                      N/A
---------------------------------------------------------------------------------------------------
Miller/WRI            Senior A Notes (pari passu with each other)
Portfolio - Lowry
Town Center
---------------------------------------------------------------------------------------------------
                             $8,000,000                   No              BSCMSI Series 2003 -
                                                                                  PWR2
---------------------------------------------------------------------------------------------------
                             $4,200,000                  Yes              BSCMSI Series 2005 -
                                                                                  PWR7
---------------------------------------------------------------------------------------------------
                      Subordinate B Note
---------------------------------------------------------------------------------------------------
                                None                     N/A                      N/A
---------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
   PROPERTY NAME         WHETHER NOTE IS     CURRENT MASTER SERVICER       CURRENT SPECIAL
                        LEAD SERVICER FOR    FOR SECURITIZED NOTE (2)       SERVICER FOR
                         THE ENTIRE LOAN                                SECURITIZED NOTE (3)
                            GROUP (1)
-----------------------------------------------------------------------------------------------

11 Penn Plaza
-----------------------------------------------------------------------------------------------
                               Yes               Prudential Asset       ARCap Servicing, Inc.
                                                 Resources, Inc.
-----------------------------------------------------------------------------------------------
                                No               Prudential Asset       ARCap Servicing, Inc.
                                                 Resources, Inc.
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                               N/A                     N/A                       N/A
-----------------------------------------------------------------------------------------------
Marquis Apartments
-----------------------------------------------------------------------------------------------
                               Yes               Well Fargo Bank,       ARCap Servicing, Inc.
                                               National Association
-----------------------------------------------------------------------------------------------
                             N/A (5)                 N/A (5)                   N/A (5)
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                               N/A                     N/A                       N/A
-----------------------------------------------------------------------------------------------
Plaza La Cienega
-----------------------------------------------------------------------------------------------
                               Yes               Well Fargo Bank,       ARCap Servicing, Inc.
                                               National Association
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                             N/A (5)                 N/A (5)                   N/A (5)
-----------------------------------------------------------------------------------------------
Garden State
Pavilion
-----------------------------------------------------------------------------------------------
                               Yes               Well Fargo Bank,       ARCap Servicing, Inc.
                                               National Association
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                             N/A (5)                 N/A (5)                   N/A (5)
-----------------------------------------------------------------------------------------------
Miller/WRI
Portfolio -
Thorncreek Crossing
-----------------------------------------------------------------------------------------------
                               Yes               Well Fargo Bank,          GMAC Commercial
                                               National Association     Mortgage Corporation
-----------------------------------------------------------------------------------------------
                                No               Well Fargo Bank,       ARCap Servicing, Inc.
                                               National Association
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                               N/A                     N/A                       N/A
-----------------------------------------------------------------------------------------------
Miller/WRI
Portfolio - Lowry
Town Center
-----------------------------------------------------------------------------------------------
                               Yes               Well Fargo Bank,          GMAC Commercial
                                               National Association     Mortgage Corporation
-----------------------------------------------------------------------------------------------
                                No               Well Fargo Bank,       ARCap Servicing, Inc.
                                               National Association
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                               N/A                     N/A                       N/A
-----------------------------------------------------------------------------------------------

(1)  Indicates whether the pooling and servicing agreement for the trust that holds the relevant note or tranche is also the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(2)  Indicates the identity of the master servicer for the holder of the relevant note, whether or not the same entity is the master servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(3)  Indicates the identity of the special servicer for the holder of the relevant note, whether or not the same entity is the special servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(4)  See each respective loan in Appendix C in the Prospectus Supplement for further details.

(5)  Not yet securitized.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner &
Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the
Statement from your sales representative.

                                      D-9

                                   APPENDIX E

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered series 2005-PWR7
Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-AB, A-3, X-2 ,
A-J, B, C and D will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                      E-1

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                      E-2

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i)  stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                    qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                    section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified
                    intermediary, and

                                      E-3

               (iv) providing any other information, certifications, or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information and certifications described in section
                    1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form)--

               (i)  stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                    substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                    section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                    Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as a "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      E-4

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage
Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this prospectus is March 2, 2005.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

   Shortfalls in Collections of Interest as a Result of Prepayments of

   Distributions on the Certificates in Respect of Prepayment Premiums

                                       ii

   Federal Income Tax Consequences for Certificates as to Which No REMIC

                                       iii

--------------------------------------------------------------------------------

                             SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES................   Commercial/Multifamily Mortgage Pass-Through Certificates,
                                        issuable in series.

DEPOSITOR............................   Bear Stearns Commercial Mortgage Securities Inc., a Delaware
                                        corporation. Our telephone number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES;
   RATINGS...........................   Thecertificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of a segregated pool of commercial or
                                        multifamily mortgage loans, or mortgage-backed securities
                                        that evidence interests in, or that are secured by
                                        commercial or multifamily mortgage loans. Each class or
                                        certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating
                                        agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                        (1)  the name of the servicer and special servicer, the
                                             circumstances when a special servicer will be
                                             appointed and their respective obligations (if
                                             any) to make advances to cover delinquent payments
                                             on the assets of the trust fund, taxes,
                                             assessments or insurance premiums;

                                        (2)  the assets in the trust fund, including a
                                             description of the pool of mortgage loans or
                                             mortgage-backed securities;

                                        (3)  the identity and attributes of each class within a
                                             series of certificates, including whether (and to
                                             what extent) any credit enhancement benefits any
                                             class of a series of certificates;

                                        (4)  the tax status of certificates; and

                                        (5)  whether the certificates will be eligible to be
                                             purchased by investors subject to ERISA or will be
                                             mortgage related securities for purposes of SMMEA.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than

anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the

delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates.
Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by
DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares

allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on

                                       10

the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in

                                       11

this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each
mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of

                                       12

the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED properties. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                                       13

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus

                                       14

supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                       15

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

                                       16

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after

                                       17

that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise

                                       18

affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties.
Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided

                                       19

financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

                                       20

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

                                       21

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related

                                       22

prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by

                                       23

          a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in

                                       24

some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit
support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

                                       25

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

                                       26

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We

                                       27

will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the

                                       28

underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.
A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative

                                       29

amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

                                       30

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                       31

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of

                                       32

certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates

                                       33

may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a

                                       34

series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1.   the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2.   the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3.   the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4.   the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5.   if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6.   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

                                       35

     7.   information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8.   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9.   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10.  the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11.  if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12.  the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13.  if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14.  to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific

                                       36

information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the

                                       37

American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       38

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence,
DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial
Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

                                       39

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian,

                                       40

will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related

                                       41

mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party.
Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates

                                       42

may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement.
The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

                                       43

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise
          (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     6.   any amounts paid under any cash flow agreement, as described under
          "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7.   all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
          Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under
          "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8.   any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9.   to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11.  any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;

                                       44

     2.   to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3.   to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4.   to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5.   to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6.   if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7.   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under
          "--Realization Upon Defaulted Mortgage Loans";

     8.   to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters
          Regarding the Servicer and the Depositor";

     9.   if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under
          "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11.  if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13.  to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

                                       45

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18.  to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortga ge loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other

                                       46

actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

                                       47

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

                                       48

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for

                                       49

losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest

                                       50

shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit
Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph
4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

                                       51

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

                                       52

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

                                       53

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

          Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

          o    that holder previously has given to the trustee written notice of default;

          o    except in the case of a default by the trustee,
               certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in

                                       54

               its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity;
               and

          o    the trustee for 60 days has neglected or refused to institute any such proceeding.

          No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

          Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

          o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

          o    has a combined capital and surplus of at least $50,000,000; and

          o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

          The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required

                                       55

to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       56

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of

                                       57

subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so

                                       58

specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

                                       59

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the

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mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the

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United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that,

                                       62

until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

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     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

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     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.

                                       65

Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity

                                       66

may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy
Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

                                       67

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans

                                       69

originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

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In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

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             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal
Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a
FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section
860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

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     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

                                       73

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1.   a mortgage in default or as to which default is reasonably foreseeable;

     2.   a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4.   a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three

                                       74

months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received.
Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue

                                       75

Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro

                                       76

rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a)  the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b)  the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

                                       78

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

                                       79

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

                                       81

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a

                                       82

residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of

                                       83

disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount"

                                       84

and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular
Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

                                       85

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under
Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating

                                       86

the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization
          (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

                                       87

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

                                       88

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

                                       89

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1.   the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.   the receipt of compensation for services; or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

                                       90

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable

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portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a
REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United
States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United
States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States
Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their beneficial owners are not
          United States Persons,

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will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
                                ELECTION IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject

                                       93

to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, including deductions under Internal Revenue Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal
Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped
Certificates" and "--Premium and Discount--Recharacterization of Servicing
Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1.   A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section
          7701(a)(19) will be considered to represent "loans ... secured by an interest in real property which is ... residential real property"
          within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2.   A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of
          Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3.   A standard certificate owned by a REMIC will be considered to represent an "obligation ... which is principally secured by an interest in real property" within the meaning of Internal Revenue Code
          Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of
          Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

                                       94

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by

                                       95

the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue
Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

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     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include

                                       97

the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

                                       98

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of

                                       99

FASIT certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT pool will qualify as a
FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more
FASIT elections will be made with respect to the related trust fund.

     No final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the
Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

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                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue
Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on

                                      101

ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities", called non-SMMEA certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

                                      102

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities under applicable law.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In

                                      103

the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. Section
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                                      104

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including

                                      105

          liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 450
Fifth Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Section may be obtained by calling the Securities and
Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission
also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering,
Analysis and Retrieval ("EDGAR") system. The Depositor has filed the
Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and
Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383

                                      106

Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel
(212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

                                      107

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      108

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

                                      109

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                                      110

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)  Microsoft Excel is a registered trademark of Microsoft Corporation